    As Filed with the Securities and Exchange Commission on April 4, 2014

                               File No. 333-180373

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-1
                       POST-EFFECTIVE AMENDMENT NO. 2 TO
                             REGISTRATION STATEMENT
                                    UNDER
                           THE SECURITIES ACT OF 1933

                         LINCOLN BENEFIT LIFE COMPANY
             (Exact name of Registrant as Specified in its Charter)

           Nebraska                          6300                            470221457
(State or other jurisdiction of   (Primary Standard Industrial            (I.R.S. Employer
          organization)            Classification Code Number)           Identification No.)

                  2940 South 84th St., Lincoln, Nebraska 68506
                                 1-800-525-9287
              (Address of registrant's principal executive offices)

                                  ROBYN WYATT
                          LINCOLN BENEFIT LIFE COMPANY
                               2940 South 84th St.
                                LINCOLN, NE 68506
                                 1-800-525-9287
                           (Name of agent for service)

Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ] Accelerated filer [ ]

Non-accelerated filer [X] (Do not check if a smaller reporting company)

Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

                                     Proposed maximum   Proposed maximum
Title of securities   Amount to be    offering price   aggregate offering      Amount of
to be registered     registered (1)      per unit           price (1)      registration fee (2)
-------------------  --------------  ----------------  ------------------  --------------------
Deferred annuity
interests and
participating
interests therein    $          N/A  $            (1)  $              N/A  $               N/A

(1) The Contract does not provide for a predetermined amount or number of units.

(2) By filing dated March 27, 2012, Lincoln Benefit Life Company registered
    $150,000,000 ($150 million) in market value adjusted annuity contract securities and paid a filing fee of $17,190.00 therefor. In this
    Registration Statement, Registrant continues that offering.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Allstate Distributors, LLC ("ADLLC") serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC is a wholly owned subsidiary of Allstate Life Insurance Company. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. Commissions earned by ADLLC are described in the notes to the insurer financial statements, under the heading
"Broker-Dealer Agreements." The prospectuses, dated as of the date indicated
therein, by which the securities registered in this Form S-1 are described, are included in this registration statement.

LINCOLN BENEFIT LIFE COMPANY

Supplement Dated May 1, 2014

To the following Prospectuses, as supplemented

CONSULTANT SOLUTIONS (CLASSIC, PLUS, ELITE, SELECT) PROSPECTUS DATED MAY 1, 2014

CONSULTANT I PROSPECTUS DATED MAY 1, 2014

LBL ADVANTAGE PROSPECTUS DATED MAY 1, 2004

CONSULTANT II PROSPECTUS DATED MAY 1, 2004

PREMIER PLANNER PROSPECTUS DATED MAY 1, 2004

The following information supplements the prospectus for your variable annuity contract issued by Lincoln Benefit Life Company.

SUPPLEMENTAL INFORMATION

ABOUT LINCOLN BENEFIT LIFE COMPANY

Item 3(c). Risk Factors

Lincoln Benefit Life Risk Factors

This document contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed below, which apply to us as an insurer and a provider of other products and financial services. These risks constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995 and readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the SEC or in materials incorporated therein by reference.

Changes in actual experience could materially affect the profitability of our business

Our product pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency and operating costs and expenses of our business. We establish target returns for each product based upon these factors and the average amount of capital that we must hold to support in-force contracts taking into account rating agencies and regulatory requirements. Profitability emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions. Additionally, many of our products have fixed or guaranteed terms that limit our ability to increase revenues or reduce benefits, including credited interest, once the product has been issued.

Our profitability depends on the adequacy of investment spreads, the management of market and credit risks associated with investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies to ensure recovery of acquisition expenses, and the management of operating costs and expenses within anticipated pricing allowances. Legislation and regulation of the insurance marketplace and products could also affect the profitability of our business.

Changes in reserve estimates may adversely affect our operating results

The reserve for life-contingent contract benefits is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, persistency and expenses. We periodically review the adequacy of these reserves on an aggregate basis and if future experience differs significantly from assumptions, adjustments to reserves may be required which could have a material effect on our operating results.

Changes in market interest rates may lead to a significant decrease in the profitability of our spread-based products

Our ability to manage our fixed annuities is dependent upon maintaining profitable spreads between investment yields and interest crediting rates. When market interest rates decrease or remain at relatively low levels, proceeds from investments that have matured or have been prepaid or sold may be reinvested at lower yields, reducing investment spread. Lowering interest crediting rates on some products in such an environment can partially offset decreases in investment yield. However, these changes could be limited by market conditions, regulatory minimum rates or contractual minimum rate guarantees on many contracts and may not match the timing or magnitude of changes in investment yields. Decreases in the interest crediting rates offered on products could make those products less attractive, leading to changes in the level of policy loans, surrenders and withdrawals. Non-parallel shifts in interest rates, such as increases in short-term rates without accompanying increases in medium- and long-term rates, can influence customer demand for fixed annuities, which could impact the level and profitability of new customer deposits. Increases in market interest rates can also have negative effects on our business, for example by increasing the attractiveness of other investments to our customers, which can lead to increased surrenders at a time when our fixed income investment asset values are lower as a result of the increase in interest rates. This could lead to the sale of fixed income securities at a loss. For certain products, principally fixed annuity and interest-sensitive life products, the earned rate on assets could lag behind rising market yields. We may react to market conditions by increasing crediting rates, which could narrow spreads and reduce profitability on our business.

Changes in estimates of profitability on interest-sensitive life, fixed annuities and other investment products may adversely affect our profitability and financial condition through the amortization of DAC

DAC related to interest-sensitive life, fixed annuities and other investment contracts is amortized in proportion to actual historical gross profits and estimated future gross profits (“EGP”) over the estimated lives of the contracts. The principal assumptions for determining the amount of EGP are mortality, persistency, expenses, investment returns, including capital gains and losses on assets supporting contract liabilities, interest crediting rates to contractholders, and the effects of any hedges. Updates to these assumptions (commonly referred to as “DAC unlocking”) could adversely affect our profitability and financial condition.

We may not be able to mitigate the capital impact associated with statutory reserving requirements, potentially resulting in a return on equity below priced levels

To support statutory reserves for certain term and universal life insurance products with secondary guarantees, we currently utilize reinsurance and capital markets solutions for financing a portion of our statutory reserve requirements deemed to be non-economic. If we are not able to maintain sufficient financing as a result of market conditions or otherwise, this could result in a return on equity below priced levels.

Changes in tax laws may decrease the profitability of our products

Under current federal and state income tax law, certain of our products, primarily life insurance and annuities, receive favorable tax treatment. This favorable treatment may give certain of our products a competitive advantage over noninsurance products. Congress and various state legislatures from time to time consider legislation that would reduce or eliminate the favorable policyholder tax treatment currently applicable to life insurance and annuities. Congress and various state legislatures also consider proposals to reduce the taxation of certain products or investments that may compete with life insurance or annuities. Legislation that increases the taxation on insurance products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of our products making them less competitive. Such proposals, if adopted, could have a material effect on our profitability and financial condition and could result in the surrender of some existing contracts and policies. In addition, changes in the federal estate tax laws could negatively affect the demand for the types of life insurance used in estate planning.

Our recent acquisition and further acquisitions by Resolution Life, Inc. could be disruptive to our operations

On April 1, 2014, Resolution Life, Inc. acquired all of our outstanding common stock from Allstate Life Insurance Company. The acquisition could subject our operations to risks and uncertainties that could have a material adverse effect on our financial condition and results of operations. Resolution Life, Inc. intends to acquire additional runoff books of business from unrelated insurers and may seek to combine portions of the related operations with ours to recognize efficiencies. The risks and uncertainties related to these transactions include, but are not limited to:

•	unanticipated difficulties and expenditures resulting from the transactions;

•	disruption of current plans and operations caused by the closing of the transactions and the transition to new management and service providers over time;

•	diversion of management time and focus from operating our business to addressing transaction integration challenges; and

•	the response of customers, agents and competitors to the closing of the transactions.

Our failure to address these risks could cause us to incur unanticipated liabilities, impose harmful disruptions to our customer service operations and harm our business generally.

Risks Relating to Investments

We are subject to market risk and declines in credit quality which may adversely affect investment income and cause realized and unrealized losses

We are subject to the risk that we will incur losses due to adverse changes in interest rates or credit spreads. Adverse changes to these rates and spreads may occur due to changes in fiscal policy and the economic climate, the liquidity of a market or market segment, insolvency or financial distress of key market makers or participants, or changes in market perceptions of credit worthiness and/or risk tolerance.

We are subject to risks associated with potential declines in credit quality related to specific issuers or specific industries and a general weakening in the economy, which are typically reflected through credit spreads. Credit spread is the additional yield on fixed income securities above the risk-free rate (typically referenced as the yield on U.S. Treasury securities) that market participants require to compensate them for assuming credit, liquidity and/or prepayment risks. Credit spreads vary (i.e. increase or decrease) in response to the market’s perception of risk and liquidity in a specific issuer or specific sector and are influenced by the credit ratings, and the reliability of those ratings, published by external rating agencies. A decline in the quality of our investment portfolio as a result of adverse economic conditions or otherwise could cause additional realized and unrealized losses on securities.

A decline in market interest rates or credit spreads could have an adverse effect on our investment income as we invest cash in new investments that may earn less than the portfolio’s average yield. In a declining interest rate environment, borrowers may prepay or redeem securities more quickly than expected as they seek to refinance at lower rates. An increase in market interest rates or credit spreads could have an adverse effect on the value of our investment portfolio by decreasing the fair values of the fixed income securities that comprise a substantial majority of our investment portfolio.

Concentration of our investment portfolio in any particular segment of the economy may have adverse effects on our operating results and financial condition

The concentration of our investment portfolio in any particular industry, collateral type, group of related industries, geographic sector or risk type could have an adverse effect on our investment portfolio and consequently on our results of operations and financial condition. Events or developments that have a negative impact on any particular industry, group of related industries or geographic region may have a greater adverse effect on the investment portfolio to the extent that the portfolio is concentrated rather than diversified.

The determination of the amount of realized capital losses recorded for impairments of our investments is subjective and could materially impact our operating results and financial condition

The determination of the amount of realized capital losses recorded for impairments vary by investment type and is based on our ongoing evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in our results of operations. The assessment of whether other-than-temporary impairments have occurred is based on our case-by-case evaluation of the underlying reasons for the decline in fair value. Our conclusions on such assessments are judgmental and include assumptions and projections of future cash flows which may ultimately prove to be incorrect as assumptions, facts and circumstances change. Furthermore, historical trends may not be indicative of future impairments and additional impairments may need to be recorded in the future.

Deteriorating financial performance impacting securities collateralized by residential and commercial mortgage loans, collateralized corporate loans, and commercial mortgage loans may lead to write-downs and impact our results of operations and financial condition

Changes in residential or commercial mortgage delinquencies, loss severities or recovery rates, declining residential or commercial real estate prices, corporate loan delinquencies or recovery rates, changes in credit or bond insurer strength ratings and the quality of service provided by service providers on securities in our portfolio could lead us to determine that write-downs are necessary in the future.

The impact of our investment strategies may be adversely affected by developments in the financial markets

The impact of our investment management strategies may be adversely affected by unexpected developments in the financial markets. For example, derivative contracts may result in coverage that is not as effective as intended thereby leading to the recognition of losses without the recognition of gains expected to mitigate the losses.

The determination of the fair value of our fixed income and equity securities is subjective and could materially impact our operating results and financial condition

In determining fair values we principally use the market approach which utilizes market transaction data for the same or similar instruments. The degree of management judgment involved in determining fair values is inversely related to the availability of market observable information. The fair value of assets may differ from the actual amount received upon sale of an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the assets’ fair values. The difference between amortized cost or cost and fair value, net of deferred income taxes, certain DAC, certain deferred sales inducement costs, and certain reserves for life-contingent contract benefits, is reflected as a component of accumulated other comprehensive income in shareholder’s equity. Changing market conditions could materially affect the determination of the fair value of securities and unrealized net capital gains and losses could vary significantly.

Risks Relating to the Insurance Industry

Difficult conditions in the global economy and capital markets generally could adversely affect our business and operating results and these conditions may not improve in the near future

As with most businesses, we believe difficult conditions in the global economy and capital markets, such as significant negative macroeconomic trends, including relatively high and sustained unemployment, reduced consumer spending, lower residential and commercial real estate prices, substantial increases in delinquencies on consumer debt, including defaults on home mortgages, and the relatively low availability of credit could have an adverse effect on our business and operating results.

Stressed conditions, volatility and disruptions in global capital markets, particular markets or financial asset classes could adversely affect our investment portfolio. Disruptions in one market or asset class can also spread to other markets or asset classes. Although the disruption in the global financial markets has moderated, not all global financial markets are functioning normally, and the rate of recovery from the U.S. recession has been below historic averages. Several governments around the world have announced austerity actions to address their budget deficits that may lead to a decline in economic activity. While European policy makers have developed mechanisms to address funding concerns, risks to the European economy and financial markets remain.

General economic conditions could adversely affect us in the form of consumer behavior and pressure investment results. Holders of some of our interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contractholder funds. Our investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in our investment portfolio.

There can be no assurance that actions of the U.S. federal government, Federal Reserve and other regulatory bodies for the purpose of stabilizing the financial markets and stimulating the economy will achieve the intended effect

In response to the financial crises affecting the banking system, the financial markets and the broader economy in recent years, the U.S. federal government, the Federal Reserve and other regulatory bodies have taken actions such as purchasing mortgage-backed and other securities from financial institutions; investing directly in banks, thrifts, and bank and savings and loan holding companies; and increasing federal spending to stimulate the economy. There can be no assurance as to the long term impact such actions will have on the financial markets or on economic conditions, including potential inflationary effects. Continued volatility and any further economic deterioration could materially and adversely affect our business, financial condition and results of operations.

Losses from legal and regulatory actions may be material to our operating results or cash flows

We are involved in various legal actions, including class action litigation challenging a range of company practices and coverage provided by our insurance products, some of which involve claims for substantial or indeterminate amounts. We are also involved in various regulatory actions and inquiries, including market conduct exams by state insurance regulatory agencies. In the event of an unfavorable outcome in one or more of these matters, the ultimate liability may be in excess of amounts currently accrued and may be material to our operating results or cash flows for a particular annual period.

We are subject to extensive regulation and potential further restrictive regulation may increase our operating costs

As an insurance company with separate accounts that are regulated as investment companies, we are subject to extensive laws and regulations. These laws and regulations are complex and subject to change. Changes may sometimes lead to additional expenses and increased legal exposure. Moreover, laws and regulations are administered and enforced by a number of different governmental authorities, each of which exercises a degree of interpretive latitude, including state insurance regulators; state securities administrators; state attorneys general; and federal agencies including the SEC, the FINRA and the U.S. Department of Justice. Consequently, we are subject to the risk that compliance with any particular regulator’s or enforcement authority’s interpretation of a legal issue may not result in compliance with another’s interpretation of the same issue, particularly when compliance is judged in hindsight. In addition, there is risk that any particular regulator’s or enforcement authority’s interpretation of a legal issue may change over time to our detriment, or that changes in the overall legal environment may, even absent any particular regulator’s or enforcement authority’s interpretation of a legal issue changing, cause us to change our views regarding the actions we need to take from a legal risk management perspective, thus necessitating changes to our practices that may, in some cases, limit our ability to grow or to improve the profitability of our business. Furthermore, in some cases, these laws and regulations are designed to protect or benefit the interests of a specific constituency rather than a range of constituencies. For example, state insurance laws and regulations are generally intended to protect or benefit purchasers or users of insurance products. In many respects, these laws and regulations limit our ability to maintain the profitability of our business.

Regulatory reforms, and the more stringent application of existing regulations, may make it more expensive for us to conduct our business

The federal government has enacted comprehensive regulatory reforms for financial services entities. As part of a larger effort to strengthen the regulation of the financial services market, certain reforms are applicable to the insurance industry, including the Federal Insurance Office (“FIO”) established within the Treasury Department.

In recent years, the state insurance regulatory framework has come under public scrutiny, members of Congress have discussed proposals to provide for federal chartering of insurance companies, and the FIO and Financial Stability Oversight Council were established. We can make no assurances regarding the potential impact of state or federal measures that may change the nature or scope of insurance and financial regulation.

These regulatory reforms and any additional legislative change or regulatory requirements imposed upon us in connection with the federal government’s regulatory reform of the financial services industry, and any more stringent enforcement of existing regulations by federal authorities, may make it more expensive for us to conduct our business, or limit our ability to grow.

Reinsurance may be unavailable at current levels and prices

Market conditions beyond our control impact the availability and cost of the reinsurance we may purchase. No assurances can be made that reinsurance will remain continuously available to us to the same extent and on the same terms and rates as is currently available. If we were unable to purchase reinsurance protection in amounts that we consider sufficient and at prices that we consider acceptable, we may have to accept an increase in risk exposure or seek other alternatives.

Reinsurance subjects us to the credit risk of our reinsurers and may not be adequate to protect us against losses arising from ceded insurance, which could have a material effect on our operating results

The collectability of reinsurance recoverables is subject to uncertainty arising from a number of factors, including changes in market conditions, whether insured losses meet the qualifying conditions of the reinsurance contract and whether reinsurers, or their affiliates, have the financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract. Our ceded insurance risks will include all new business generated in the thirty months following the closing of our acquisition by Resolution Life, Inc., which business will be entirely ceded to Allstate Life Insurance Company. Our inability to collect a material recovery from a reinsurer could have a material effect on our operating results.

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs or our ability to obtain credit on acceptable terms

In periods of extreme volatility and disruption in the capital and credit markets, liquidity and credit capacity may be severely restricted. In such circumstances, our ability to obtain capital to fund operating expenses, financing costs, capital expenditures or acquisitions may be limited, and the cost of any such capital may be significant. Our access to additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the overall availability of credit to our industry, our credit ratings and credit capacity, as well as lenders’ perception of our long- or short-term financial prospects. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us. If a combination of these factors were to occur, our internal sources of liquidity may prove to be insufficient and in such case, we may not be able to successfully obtain additional financing on favorable terms.

A large scale pandemic, the continued threat of terrorism or military actions may have an adverse effect on the level of claim losses we incur, the value of our investment portfolio, our competitive position, marketability of product offerings, liquidity and operating results

A large scale pandemic, the continued threat of terrorism, within the United States and abroad, or military and other actions, and heightened security measures in response to these types of threats, may cause significant volatility and losses in our investment portfolio from interest rate changes, and result in loss of life, disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by reduced economic activity caused by a large scale pandemic or the continued threat of terrorism. Additionally, a large scale pandemic or terrorist act could have a material effect on the sales, profitability, competitiveness, marketability of product offerings, liquidity, and operating results.

Changes in accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies may adversely affect our results of operations and financial condition

Our financial statements are subject to the application of generally accepted accounting principles, which are periodically revised, interpreted and/or expanded. Accordingly, we are required to adopt new guidance or interpretations, or could be subject to existing guidance as we enter into new transactions, which may have a material effect on our results of operations and financial condition that is either unexpected or has a greater impact than expected. For a description of changes in accounting standards that are currently pending and, if known, our estimates of their expected impact, see Note 2 of the financial statements.

The occurrence of events unanticipated in our disaster recovery systems and management continuity planning or a support failure from external providers during a disaster could impair our ability to conduct business effectively

The occurrence of a disaster such as a natural catastrophe, an industrial accident, a terrorist attack or war, cyber attack, events unanticipated in our disaster recovery systems, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of our managers were unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised.

We depend heavily upon computer systems to perform necessary business functions. Despite our implementation of a variety of security measures, our computer systems could be subject to cyber attacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering. Like other global companies, we have experienced threats to our data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss.

Loss of key vendor relationships or failure of a vendor to protect personal information of our customers, claimants or employees could affect our operations

We rely on services and products provided by many vendors in the United States and abroad. These include, for example, vendors of computer hardware and software. In the event that one or more of our vendors suffers a bankruptcy or otherwise becomes unable to continue to provide products or services, or fails to protect personal information of our customers, claimants or employees, we may suffer operational impairments and financial losses.

We may not be able to protect our intellectual property and may be subject to infringement claims

We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect our intellectual property and to determine its scope, validity or enforceability, which could divert significant resources and prove unsuccessful. An inability to protect our intellectual property could have a material effect on our business.

We may be subject to claims by third parties for patent, trademark or copyright infringement or breach of usage rights. Any such claims and any resulting litigation could result in significant expense and liability. If our third party providers or we are found to have infringed a third-party intellectual property right, either of us could be enjoined from providing certain products or services or from utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses. Alternatively, we could be required to enter into costly licensing arrangements with third parties or implement a costly work around. Any of these scenarios could have a material effect on our business and results of our operations.

Item 11(a). Description of Business

Lincoln Benefit Life Company (referred to in this document as “we,” “Lincoln Benefit,” “our,” “us” or the “Company”) was incorporated under the laws of the State of Nebraska in 1938. Lincoln Benefit is a wholly-owned subsidiary of Resolution Life, Inc., a Delaware corporation, which is a wholly-owned, indirect subsidiary of Resolution Life, L.P. (the “Limited Partnership”), a Bermuda limited partnership.

On April 1, 2014, after receiving all required regulatory approvals, Resolution Life, Inc. acquired all the outstanding capital stock in Lincoln Benefit from Allstate Life Insurance Company (“ALIC”) for approximately $587 million. Immediately prior to the closing of the transaction, Lincoln Benefit recaptured certain business previously reinsured to ALIC, including (a) all of the fixed deferred annuity, value adjusted deferred annuity and indexed deferred annuity business written by the Company that was previously reinsured to ALIC, (b) all of the life insurance business written by the Company through independent producers that was previously reinsured to ALIC, other than certain specified life business, and (c) all of the net liability of the Company with respect to the accident and health and long-term care insurance business written by the Company that was previously reinsured to ALIC ((a), (b) and (c) collectively, the “Recaptured Business”). In connection with the closing, Lincoln Benefit and ALIC entered into an Amended and Restated Reinsurance Agreement (the “ARRA”), pursuant to which ALIC continues to reinsure business that was ceded by Lincoln Benefit to ALIC before the closing, with the exception of the Recaptured Business (the “ALIC Reinsured Business”). The business reinsured under the ARRA is administered by ALIC pursuant to a new Administrative Services Agreement entered into between Lincoln Benefit and ALIC in connection with the closing (the “ASA”).

In our reports, we occasionally refer to statutory financial information. All domestic United States insurance companies are required to prepare statutory-basis financial statements. As a result, industry data is available that enables comparisons between insurance companies, including competitors that are not subject to the requirement to prepare financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”). We frequently use industry publications containing statutory financial information to assess our competitive position.

We provide interest-sensitive, traditional and variable life insurance products through exclusive financial specialists. Prior to July 18, 2013, we sold interest-sensitive traditional and variable life insurance and fixed annuities, including deferred and immediate, through independent master brokerage agencies. Effective January 1, 2014, we no longer offer fixed annuities such as deferred and immediate annuities.

We compete on a wide variety of factors, including product offerings, brand recognition, financial strength and ratings, prices, distribution and the level of customer service. The market for life insurance companies continues to be highly fragmented and competitive. As of December 31, 2012, there were approximately 420 groups of life insurance companies in the United States, most of which offered one or more similar products.

We have reinsurance agreements whereby certain premiums, contract charges, interest credited to contractholder funds, contract benefits and expenses are ceded to ALIC, Lincoln Benefit Reinsurance Company (“LB Re”) and other non-affiliated reinsurers.

Lincoln Benefit is subject to extensive regulation, primarily at the state level. The method, extent and substance of such regulation varies by state but generally has its source in statutes that establish standards and requirements for conducting the business of insurance and that delegate regulatory authority to a state agency. These rules have a substantial effect on our business and relate to a wide variety of matters, including insurer solvency, reserve adequacy, insurance company licensing and examination, agent licensing, policy forms, rate setting, the nature and amount of investments, claims practices, participation in guaranty funds, transactions with affiliates, the payment of dividends, underwriting standards, statutory accounting methods, trade practices, and corporate governance. For a discussion of statutory financial information, see Note 11 of the financial statements. For a discussion of regulatory contingencies, see Note 9 of the financial statements. Notes 9 and 11 are incorporated in this Item 11(a) by reference.

In recent years, the state insurance regulatory framework has come under increased federal scrutiny. As part of an effort to strengthen the regulation of the financial services market, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) was enacted in 2010. Many regulations required pursuant to this law must still be finalized, and we cannot predict what the final regulations will require but do not expect a material impact on Lincoln Benefit’s operations. Dodd-Frank also created the Federal Insurance Office (“FIO”) within the Treasury Department. The FIO monitors the insurance industry, provides advice to the Financial Stability Oversight Council, represents the U.S. on international insurance matters and studies the current regulatory system. FIO submitted a report to Congress in December 2013 addressing how to improve and modernize the system of insurance regulation. In addition, state legislators and insurance regulators continue to examine the appropriate nature and scope of state insurance regulation. We cannot predict whether any specific state or federal measures will be adopted to change the nature or scope of the regulation of insurance or what effect any such measures would have on Lincoln Benefit.

Item 11(b). Description of Property

Lincoln Benefit occupies office space in Lincoln, Nebraska and Northbrook, Illinois that is owned by Allstate Insurance Company. Expenses associated with these facilities are allocated to us on a direct basis.

Item 11(c). Legal Proceedings

Information required for Item 11(c) is incorporated by reference to the discussion under the heading “Regulation and Compliance” in Note 9 of the financial statements.

Item 11(e). Financial Statements and Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of

Lincoln Benefit Life Company

Lincoln, Nebraska

We have audited the accompanying Statements of Financial Position of Lincoln Benefit Life Company (the “Company”), an affiliate of The Allstate Corporation, as of December 31, 2013 and 2012, and the related Statements of Operations and Comprehensive Income, Shareholder’s Equity, and Cash Flows for each of the three years in the period ended December 31, 2013. Our audits also included Schedule I–Summary of Investments–Other than Investments in Related Parties and Schedule IV–Reinsurance. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Lincoln Benefit Life Company as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, Schedule I–Summary of Investments–Other than Investments in Related Parties and Schedule IV–Reinsurance, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

Chicago, Illinois

February 28, 2014

LINCOLN BENEFIT LIFE COMPANY

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Year Ended December 31,
($ in thousands)	2013	2012	2011
Revenues
Net investment income	$10,935	$11,590	$11,836
Realized capital gains and losses	—	626	2,075

Income from operations before income tax expense	10,935	12,216	13,911
Income tax expense	3,825	4,273	4,861

Net income	7,110	7,943	9,050

Other comprehensive (loss) income, after-tax
Change in unrealized net capital gains and losses	(9,933)	247	3,411

Comprehensive (loss) income	$(2,823)	$8,190	$12,461

See notes to financial statements.

LINCOLN BENEFIT LIFE COMPANY

STATEMENTS OF FINANCIAL POSITION

	December 31,
($ in thousands, except par value data)	2013	2012
Assets
Investments
Fixed income securities, at fair value (amortized cost $284,928 and $309,324)	$290,882	$330,559
Short-term, at fair value (amortized cost $55,959 and $24,202)	55,959	24,203

Total investments	346,841	354,762
Cash	5,100	13,073
Reinsurance recoverable from Allstate Life Insurance Company and affiliate	14,518,174	15,553,945
Reinsurance recoverable from non-affiliates	2,190,417	2,147,496
Receivable from affiliates, net	66	—
Other assets	83,669	87,044
Separate Accounts	1,700,566	1,625,669

Total assets	$18,844,833	$19,781,989

Liabilities
Contractholder funds	$13,124,115	$14,255,844
Reserve for life-contingent contract benefits	3,557,411	3,424,679
Unearned premiums	11,916	13,410
Deferred income taxes	2,564	7,990
Payable to affiliates, net	—	17,189
Current income taxes payable	3,906	4,158
Other liabilities and accrued expenses	100,660	86,532
Separate Accounts	1,700,566	1,625,669

Total liabilities	18,501,138	19,435,471

Commitments and Contingent Liabilities (Note 9)

Shareholder’s Equity
Common stock, $100 par value, 30 thousand shares authorized, 25 thousand shares issued and outstanding	2,500	2,500
Additional capital paid-in	180,000	180,000
Retained income	157,325	150,215
Accumulated other comprehensive income:
Unrealized net capital gains and losses	3,870	13,803

Total accumulated other comprehensive income	3,870	13,803

Total shareholder’s equity	343,695	346,518

Total liabilities and shareholder’s equity	$18,844,833	$19,781,989

See notes to financial statements.

LINCOLN BENEFIT LIFE COMPANY

STATEMENTS OF SHAREHOLDER’S EQUITY

	Year Ended December 31,
($ in thousands)	2013	2012	2011
Common stock	$2,500	$2,500	$2,500

Additional capital paid-in	180,000	180,000	180,000

Retained income
Balance, beginning of year	150,215	142,272	133,222
Net income	7,110	7,943	9,050

Balance, end of year	157,325	150,215	142,272

Accumulated other comprehensive income
Balance, beginning of year	13,803	13,556	10,145
Change in unrealized net capital gains and losses	(9,933)	247	3,411

Balance, end of year	3,870	13,803	13,556

Total shareholder’s equity	$343,695	$346,518	$338,328

See notes to financial statements.

LINCOLN BENEFIT LIFE COMPANY

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
($ in thousands)	2013	2012	2011
Cash flows from operating activities
Net income	$7,110	$7,943	$9,050
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and other non-cash items	630	781	1,175
Realized capital gains and losses	—	(626)	(2,075)
Changes in:
Policy benefits and other insurance reserves	(6,147)	14,398	(22,072)
Income taxes	(329)	(516)	476
Receivable from/payable to affiliates, net	(17,255)	25,752	(13,494)
Other operating assets and liabilities	16,007	(32,761)	37,802

Net cash provided by operating activities	16	14,971	10,862

Cash flows from investing activities
Proceeds from sales of fixed income securities	9,170	25,367	44,880
Collections on fixed income securities	53,475	29,154	25,268
Purchases of fixed income securities	(38,896)	(51,209)	(77,175)
Change in short-term investments, net	(31,738)	(11,216)	(1,379)

Net cash used in investing activities	(7,989)	(7,904)	(8,406)

Net (decrease) increase in cash	(7,973)	7,067	2,456
Cash at beginning of year	13,073	6,006	3,550

Cash at end of year	$5,100	$13,073	$6,006

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

1. General

Basis of presentation

The accompanying financial statements include the accounts of Lincoln Benefit Life Company (the “Company”), a wholly owned subsidiary of Allstate Life Insurance Company (“ALIC”), which is wholly owned by Allstate Insurance Company (“AIC”). All of the outstanding common stock of AIC is owned by Allstate Insurance Holdings, LLC, a wholly owned subsidiary of The Allstate Corporation (the “Corporation”). These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

To conform to the current year presentation, certain amounts in the prior year notes to financial statements have been reclassified.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Pending change in ownership

On July 17, 2013, ALIC entered into a definitive agreement with Resolution Life Holdings, Inc. to sell the Company, the Company’s life insurance business generated through independent master brokerage agencies, and all of the Company’s deferred fixed annuity and long-term care insurance business. The transaction is subject to regulatory approvals and other customary closing conditions. The Company expects the closing to occur in April 2014. On or before closing, the Company also expects to recapture the business being sold that was ceded to ALIC, subject to regulatory approval.

Nature of operations

The Company sells interest-sensitive, traditional and variable life insurance products through Allstate exclusive agencies and exclusive financial specialists. Prior to July 18, 2013, the Company sold interest-sensitive, traditional and variable life insurance, and fixed annuities including deferred and immediate through independent master brokerage agencies. Effective January 1, 2014, the Company no longer offers fixed annuities such as deferred and immediate annuities.

The Company is authorized to sell life insurance and retirement products in all states except New York, as well as in the District of Columbia, the U.S. Virgin Islands and Guam. For 2013, the top geographic locations for statutory premiums and annuity considerations were California, Texas and Florida. No other jurisdiction accounted for more than 5% of statutory premiums and annuity considerations. All statutory premiums and annuity considerations are ceded under reinsurance agreements.

The Company has exposure to market risk as a result of its investment portfolio. Market risk is the risk that the Company will incur realized and unrealized net capital losses due to adverse changes in interest rates and credit spreads. The Company also has certain exposures to changes in equity prices in its equity-indexed annuities and separate accounts liabilities, which are transferred to ALIC in accordance with reinsurance agreements. Interest rate risk is the risk that the Company will incur a loss due to adverse changes in interest rates relative to the interest rate characteristics of its interest bearing assets. This risk arises from the Company’s investment in interest-sensitive assets. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk-free reference yields. Credit spread risk is the risk that the Company will incur a loss due to adverse changes in credit spreads. This risk arises from the Company’s investment in spread-sensitive fixed income assets.

The Company monitors economic and regulatory developments that have the potential to impact its business. Federal and state laws and regulations affect the taxation of insurance companies and life insurance and annuity products. Congress and various state legislatures from time to time consider legislation that would reduce or eliminate the favorable policyholder tax treatment currently applicable to life insurance and annuities. Congress and various state legislatures also consider proposals to reduce the taxation of certain products or investments that may compete with life insurance or annuities. Legislation that increases the taxation on insurance products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of the Company’s products making them less competitive. Such proposals, if adopted, could have an adverse effect on the Company’s financial position or ability to sell such products and could result in the surrender of some existing contracts and policies. In addition, changes in the federal estate tax laws could negatively affect the demand for the types of life insurance used in estate planning.

2. Summary of Significant Accounting Policies

Investments

Fixed income securities include bonds, residential mortgage-backed securities (“RMBS”) and commercial mortgage-backed securities (“CMBS”). Fixed income securities, which may be sold prior to their contractual maturity, are designated as available for sale and are carried at fair value. The difference between amortized cost and fair value, net of deferred income taxes, is reflected as a component of accumulated other comprehensive income. Cash received from calls, principal payments and make-whole payments is reflected as a component of proceeds from sales and cash received from maturities and pay-downs, including prepayments, is reflected as a component of investment collections within the Statements of Cash Flows.

Short-term investments, including money market funds, commercial paper and other short-term investments, are carried at fair value.

Investment income primarily consists of interest and is recognized on an accrual basis using the effective yield method. Interest income for RMBS and CMBS is determined considering estimated pay-downs, including prepayments, obtained from third party data sources and internal estimates. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. For RMBS and CMBS of high credit quality with fixed interest rates, the effective yield is recalculated on a retrospective basis. For all others, the effective yield is recalculated on a prospective basis. Accrual of income is suspended for other-than-temporarily impaired fixed income securities when the timing and amount of cash flows expected to be received is not reasonably estimable.

Realized capital gains and losses include gains and losses on investment sales and write-downs in value due to other-than-temporary declines in fair value. Realized capital gains and losses on investment sales, including principal payments, are determined on a specific identification basis.

Recognition of premium revenues and contract charges, and related benefits and interest credited

The Company has reinsurance agreements whereby all premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are ceded to ALIC, Lincoln Benefit Reinsurance Company (“LB Re”, an affiliate of the Company) and non-affiliated reinsurers (see Notes 3 and 8). Amounts reflected in the Statements of Operations and Comprehensive Income are presented net of reinsurance.

Traditional life insurance products consist principally of products with fixed and guaranteed premiums and benefits, primarily term and whole life insurance products. Premiums from these products are recognized as revenue when due from policyholders. Benefits are reflected in contract benefits and recognized in relation to premiums, so that profits are recognized over the life of the policy.

Immediate annuities with life contingencies provide insurance protection over a period that extends beyond the period during which premiums are collected. Premiums from these products are recognized as revenue when received at the inception of the contract. Benefits and expenses are recognized in relation to premiums. Profits from these policies come from investment income, which is recognized over the life of the contract.

Interest-sensitive life contracts, such as universal life and single premium life, are insurance contracts whose terms are not fixed and guaranteed. The terms that may be changed include premiums paid by the contractholder, interest credited to the contractholder account balance and contract charges assessed against the contractholder account balance. Premiums from these contracts are reported as contractholder fund deposits. Contract charges consist of fees assessed against the contractholder account balance for the cost of insurance (mortality risk), contract administration and surrender of the contract prior to contractually specified dates. These contract charges are recognized as revenue when assessed against the contractholder account balance. Contract benefits include life-contingent benefit payments in excess of the contractholder account balance.

Contracts that do not subject the Company to significant risk arising from mortality or morbidity are referred to as investment contracts. Fixed annuities, including market value adjusted annuities, equity-indexed annuities and immediate annuities without life contingencies, are considered investment contracts. Consideration received for such contracts is reported as contractholder fund deposits. Contract charges for investment contracts consist of fees assessed against the contractholder account balance for maintenance, administration and surrender of the contract prior to contractually specified dates, and are recognized when assessed against the contractholder account balance.

Interest credited to contractholder funds represents interest accrued or paid on interest-sensitive life and investment contracts. Crediting rates for certain fixed annuities and interest-sensitive life contracts are adjusted periodically by the Company to reflect current market conditions subject to contractually guaranteed minimum rates. Crediting rates for indexed life and annuities are generally based on an equity index, such as the Standard & Poor’s (“S&P”) 500 Index.

Contract charges for variable life and variable annuity products consist of fees assessed against the contractholder account balances for contract maintenance, administration, mortality, expense and surrender of the contract prior to contractually specified dates. Contract benefits incurred for variable annuity products include guaranteed minimum death, income, withdrawal and accumulation benefits.

Reinsurance

The Company has reinsurance agreements whereby all premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are ceded to ALIC, LB Re and non-affiliated reinsurers (see Notes 3 and 8). Reinsurance recoverables and the related reserve for life-contingent contract benefits and contractholder funds are reported separately in the Statements of Financial Position. Reinsurance does not extinguish the Company’s primary liability under the policies written. Therefore, the Company regularly evaluates the financial condition of its reinsurers and establishes allowances for uncollectible reinsurance as appropriate.

Investment income earned on the assets that support contractholder funds and the reserve for life-contingent contract benefits is not included in the Company’s financial statements as those assets are owned and managed by ALIC under the terms of the reinsurance agreements.

Income taxes

The income tax provision is calculated under the liability method. Deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax bases of assets and liabilities at the enacted tax rates. The principal assets and liabilities giving rise to such differences are unrealized capital gains and losses, accrued expenses and reinsurance recoverables. A deferred tax asset valuation allowance is established when there is uncertainty that such assets will be realized.

Reserve for life-contingent contract benefits

The reserve for life-contingent contract benefits payable under insurance policies, including traditional life insurance and life-contingent immediate annuities, is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, policy terminations and expenses. These assumptions, which for traditional life insurance are applied using the net level premium method, include provisions for adverse deviation and generally vary by characteristics such as type of coverage, year of issue and policy duration.

Contractholder funds

Contractholder funds represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life insurance and fixed annuities. Contractholder funds primarily comprise cumulative deposits received and interest credited to the contractholder less cumulative contract benefits, surrenders, withdrawals and contract charges for mortality or administrative expenses. Contractholder funds also include reserves for secondary guarantees on interest-sensitive life insurance and certain fixed annuity contracts and reserves for certain guarantees on variable annuity contracts.

Separate accounts

Separate accounts assets are carried at fair value. The assets of the separate accounts are legally segregated and available only to settle separate account contract obligations. Separate accounts liabilities represent the contractholders’ claims to the related assets and are carried at an amount equal to the separate accounts assets. Investment income and realized capital gains and losses of the separate accounts accrue directly to the contractholders and therefore are not included in the Company’s Statements of Operations and Comprehensive Income. Deposits to and surrenders and withdrawals from the separate accounts are reflected in separate accounts liabilities and are not included in cash flows.

Absent any contract provision wherein the Company provides a guarantee, variable annuity and variable life insurance contractholders bear the investment risk that the separate accounts’ funds may not meet their stated investment objectives. The risk and associated cost of these contract guarantees are ceded to ALIC in accordance with the reinsurance agreements.

Adopted accounting standard

Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income

In February 2013, the Financial Accounting Standards Board issued guidance requiring expanded disclosures about the amounts reclassified out of accumulated other comprehensive income by component. The guidance requires the presentation of significant amounts reclassified out of accumulated other comprehensive income by income statement line item but only if the amount reclassified is required under accounting principles generally accepted in the United States of America (“GAAP”) to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under GAAP to be reclassified in their entirety to net income, cross-reference to other disclosures that provide additional detail about those amounts is required. The Company adopted the new guidance in 2013. The new guidance affects disclosures only and therefore had no impact on the Company’s results of operations or financial position.

3. Related Party Transactions

Business operations

The Company uses services performed by its affiliates, AIC, ALIC and Allstate Investments LLC, and business facilities owned or leased and operated by AIC in conducting its business activities. In addition, the

Company shares the services of employees with AIC. The Company reimburses its affiliates for the operating expenses incurred on behalf of the Company. The Company is charged for the cost of these operating expenses based on the level of services provided. Operating expenses allocated to the Company were $249.7 million, $241.8 million and $204.8 million in 2013, 2012 and 2011, respectively. Of these costs, the Company retains investment related expenses on the invested assets that are not transferred under the reinsurance agreements. All other costs are ceded to ALIC under the reinsurance agreements.

Broker-Dealer agreements

The Company has a service agreement with Allstate Distributors, LLC (“ADLLC”), a broker-dealer company owned by ALIC, whereby ADLLC promotes and markets products sold by the Company. In return for these services, the Company recorded expense of $71 thousand, $80 thousand and $7.2 million in 2013, 2012 and 2011, respectively, that was ceded to ALIC under the terms of the reinsurance agreements.

The Company receives distribution services from Allstate Financial Services, LLC, an affiliated broker-dealer company, for certain annuity and variable life insurance contracts sold by Allstate exclusive agencies. For these services, the Company incurred commission and other distribution expenses of $7.7 million, $6.4 million and $7.5 million in 2013, 2012 and 2011, respectively, that were ceded to ALIC.

Reinsurance

The following table summarizes amounts that were ceded to ALIC under reinsurance agreements and reported net in the Statements of Operations and Comprehensive Income.

($ in thousands)	2013	2012	2011
Premiums and contract charges	$962,576	$908,459	$833,149
Interest credited to contractholder funds, contract benefits and expenses	1,505,010	1,369,305	1,408,953

Reinsurance recoverables due from ALIC totaled $14.52 billion and $15.55 billion as of December 31, 2013 and 2012, respectively.

In September 2012, the Company entered into a coinsurance reinsurance agreement with LB Re to cede certain interest-sensitive life insurance policies to LB Re. Reinsurance recoverables due from LB Re totaled $1.9 million and $2.0 million as of December 31, 2013 and 2012, respectively.

Income taxes

The Company is a party to a federal income tax allocation agreement with the Corporation (see Note 10).

Intercompany loan agreement

The Company has an intercompany loan agreement with the Corporation. The amount of intercompany loans available to the Company is at the discretion of the Corporation. The maximum amount of loans the Corporation will have outstanding to all its eligible subsidiaries at any given point in time is limited to $1 billion. The Corporation may use commercial paper borrowings, bank lines of credit and securities lending to fund intercompany borrowings. The Company had no amounts outstanding under the intercompany loan agreement as of December 31, 2013 or 2012.

4. Investments

Fair values

The amortized cost, gross unrealized gains and losses and fair value for fixed income securities are as follows:

	Amortized cost	Gross unrealized		Fair value
($ in thousands)		Gains	Losses
December 31, 2013
U.S. government and agencies	$70,790	$3,113	$(57)	$73,846
Municipal	2,499	270	—	2,769
Corporate	190,186	5,784	(3,993)	191,977
Foreign government	4,999	165	—	5,164
RMBS	13,866	584	—	14,450
CMBS	2,588	88	—	2,676

Total fixed income securities	$284,928	$10,004	$(4,050)	$290,882

December 31, 2012
U.S. government and agencies	$86,428	$5,659	$—	$92,087
Municipal	2,499	401	—	2,900
Corporate	178,824	13,173	(29)	191,968
Foreign government	4,999	265	—	5,264
RMBS	28,239	1,498	—	29,737
CMBS	8,335	268	—	8,603

Total fixed income securities	$309,324	$21,264	$(29)	$330,559

Scheduled maturities

The scheduled maturities for fixed income securities are as follows as of December 31, 2013:

($ in thousands)	Amortized cost	Fair value
Due in one year or less	$35,518	$35,883
Due after one year through five years	110,661	116,264
Due after five years through ten years	111,316	111,036
Due after ten years	10,979	10,573

	268,474	273,756
RMBS and CMBS	16,454	17,126

Total	$284,928	$290,882

Actual maturities may differ from those scheduled as a result of calls and make-whole payments by the issuers. RMBS and CMBS are shown separately because of the potential for prepayment of principal prior to contractual maturity dates.

Net investment income

Net investment income for the years ended December 31 is as follows:

($ in thousands)	2013	2012	2011
Fixed income securities	$11,545	$12,138	$12,133
Short-term investments	23	20	11

Investment income, before expense	11,568	12,158	12,144
Investment expense	(633)	(568)	(308)

Net investment income	$10,935	$11,590	$11,836

Realized capital gains and losses

Realized capital gains and losses netted to zero in 2013 with gains from sales offsetting impairment write-downs. The Company recognized realized capital gains of $626 thousand and $2.1 million in 2012 and 2011, respectively. Realized capital gains and losses in 2013, 2012 and 2011 included $2 thousand, $19 thousand and $12 thousand, respectively, of other-than-temporary impairment losses related to RMBS, none of which were included in other comprehensive income. No other-than-temporary impairment losses were included in accumulated other comprehensive income as of December 31, 2013 or 2012.

Gross gains of $3 thousand, $645 thousand and $1.9 million and gross losses of $1 thousand, zero and $3 thousand were realized on sales of fixed income securities during 2013, 2012 and 2011, respectively.

Unrealized net capital gains and losses

Unrealized net capital gains and losses included in accumulated other comprehensive income are as follows:

	Fair Value	Gross unrealized		Unrealized net gains
($ in thousands)		Gains	Losses
December 31, 2013
Fixed income securities	$290,882	$10,004	$(4,050)	$5,954
Short-term investments	55,959	1	(1)	—

Unrealized net capital gains and losses, pre-tax				5,954
Deferred income taxes				(2,084)

Unrealized net capital gains and losses, after-tax				$3,870

	Fair value	Gross unrealized		Unrealized net gains
December 31, 2012		Gains	Losses
Fixed income securities	$330,559	$21,264	$(29)	$21,235
Short-term investments	24,203	1	—	1

Unrealized net capital gains and losses, pre-tax				21,236
Deferred income taxes				(7,433)

Unrealized net capital gains and losses, after-tax				$13,803

Change in unrealized net capital gains and losses

The change in unrealized net capital gains and losses for the years ended December 31 is as follows:

($ in thousands)	2013	2012	2011
Fixed income securities	$(15,281)	$380	$5,247
Short-term investments	(1)	1	—

Total	(15,282)	381	5,247
Deferred income taxes	5,349	(134)	(1,836)

(Decrease) increase in unrealized net capital gains and losses, after-tax	$(9,933)	$247	$3,411

Portfolio monitoring

The Company has a comprehensive portfolio monitoring process to identify and evaluate each fixed income security whose carrying value may be other-than-temporarily impaired.

For each fixed income security in an unrealized loss position, the Company assesses whether management with the appropriate authority has made the decision to sell or whether it is more likely than not the Company will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, the security’s decline in fair value is considered other than temporary and is recorded in earnings.

If the Company has not made the decision to sell the fixed income security and it is not more likely than not the Company will be required to sell the fixed income security before recovery of its amortized cost basis, the Company evaluates whether it expects to receive cash flows sufficient to recover the entire amortized cost basis of the security. The Company calculates the estimated recovery value by discounting the best estimate of future cash flows at the security’s original or current effective rate, as appropriate, and compares this to the amortized cost of the security. If the Company does not expect to receive cash flows sufficient to recover the entire amortized cost basis of the fixed income security, the credit loss component of the impairment is recorded in earnings, with the remaining amount of the unrealized loss related to other factors recognized in other comprehensive income.

The Company’s portfolio monitoring process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost is below established thresholds. The process also includes the monitoring of other impairment indicators such as ratings, ratings downgrades and payment defaults. The securities identified, in addition to other securities for which the Company may have a concern, are evaluated for potential other-than-temporary impairment using all reasonably available information relevant to the collectability or recovery of the security. Inherent in the Company’s evaluation of other-than-temporary impairment for these fixed income securities are assumptions and estimates about the financial condition and future earnings potential of the issue or issuer. Some of the factors that may be considered in evaluating whether a decline in fair value is other than temporary are: 1) the financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry specific market conditions and trends, geographic location and implications of rating agency actions and offering prices; 2) the specific reasons that a security is in an unrealized loss position, including overall market conditions which could affect liquidity; and 3) the length of time and extent to which the fair value has been less than amortized cost.

The following table summarizes the gross unrealized losses and fair value of fixed income securities by the length of time that individual securities have been in a continuous unrealized loss position.

	Less than 12 months			12 months or more			Total unrealized losses
($ in thousands)	Number of issues	Fair value	Unrealized losses	Number of issues	Fair value	Unrealized losses
December 31, 2013
U.S. government and agencies	1	$4,942	$(57)	—	$—	$—	$(57)
Corporate	23	75,754	(3,795)	1	1,770	(198)	(3,993)

Total	24	$80,696	$(3,852)	1	$1,770	$(198)	$(4,050)

December 31, 2012
Corporate	1	$1,936	$(29)	—	$—	$—	$(29)

Total	1	$1,936	$(29)	—	$—	$—	$(29)

As of December 31, 2013, $4.1 million of unrealized losses are related to investment grade securities with an unrealized loss position less than 20% of amortized cost, the degree of which suggests that these securities do not pose a high risk of being other-than-temporarily impaired. Investment grade is defined as a security having a rating of Aaa, Aa, A or Baa from Moody’s, a rating of AAA, AA, A or BBB from S&P, Fitch, Dominion, Kroll or Realpoint, a rating of aaa, aa, a or bbb from A.M. Best, or a comparable internal rating if an externally provided rating is not available. Unrealized losses on investment grade securities are principally related to increasing risk-free interest rates or widening credit spreads since the time of initial purchase.

As of December 31, 2013, the Company has not made the decision to sell and it is not more likely than not the Company will be required to sell fixed income securities with unrealized losses before recovery of the amortized cost basis.

Municipal bonds

All of the municipal bond issuers represented in the Company’s municipal bond portfolio were in Washington as of both December 31, 2013 and 2012.

Concentration of credit risk

As of December 31, 2013, the Company is not exposed to any credit concentration risk of a single issuer and its affiliates greater than 10% of the Company’s shareholder’s equity.

Other investment information

As of December 31, 2013, fixed income securities and short-term investments with a carrying value of $9.4 million were on deposit with regulatory authorities as required by law.

5. Fair Value of Assets and Liabilities

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The hierarchy for inputs used in determining fair value maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Assets and liabilities recorded on the Statements of Financial Position at fair value are categorized in the fair value hierarchy based on the observability of inputs to the valuation techniques as follows:

Level 1:	Assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company can access.

Level 2:	Assets and liabilities whose values are based on the following:

(a)	Quoted prices for similar assets or liabilities in active markets;
(b)	Quoted prices for identical or similar assets or liabilities in markets that are not active; or
(c)	Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset or liability.

Level 3:	Assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Unobservable inputs reflect the Company’s estimates of the assumptions that market participants would use in valuing the assets and liabilities.

The availability of observable inputs varies by instrument. In situations where fair value is based on internally developed pricing models or inputs that are unobservable in the market, the determination of fair value requires more judgment. The degree of judgment exercised by the Company in determining fair value is typically greatest for instruments categorized in Level 3. In many instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company uses prices and inputs that are current as of the measurement date, including during periods of market disruption. In periods of market disruption, the ability to observe prices and inputs may be reduced for many instruments.

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance that assets and liabilities are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, the Company’s processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, the Company assesses the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. The Company performs procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third party valuation sources for selected securities. The Company performs ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

The Company has two types of situations where investments are classified as Level 3 in the fair value hierarchy. The first is where quotes continue to be received from independent third-party valuation service providers and all significant inputs are market observable; however, there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity such that the degree of market observability has declined to a point where categorization as a Level 3 measurement is considered appropriate. The indicators considered in determining whether a significant decrease in the volume and level of activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, the level of credit spreads over historical levels, applicable bid-ask spreads, and price consensus among market participants and other pricing sources.

The second situation where the Company classifies securities in Level 3 is where specific inputs significant to the fair value estimation models are not market observable. This primarily occurs in the Company’s use of broker quotes to value certain securities where the inputs have not been corroborated to be market observable, and the use of valuation models that use significant non-market observable inputs.

In determining fair value, the Company principally uses the market approach which generally utilizes market transaction data for the same or similar instruments. To a lesser extent, the Company uses the income approach which involves determining fair values from discounted cash flow methodologies. For the majority of Level 2 and Level 3 valuations, a combination of the market and income approaches is used.

Summary of significant valuation techniques for assets and liabilities measured at fair value on a recurring basis

Level 1 measurements

•	Fixed income securities: Comprise certain U.S. Treasuries. Valuation is based on unadjusted quoted prices for identical assets in active markets that the Company can access.

•	Short-term: Comprise actively traded money market funds that have daily quoted net asset values for identical assets that the Company can access.

•

Separate account assets: Comprise actively traded mutual funds that have daily quoted net asset values for identical assets that the Company can access. Net asset values for the actively traded mutual funds in which the separate account assets are invested are obtained daily from the fund managers.

Level 2 measurements

•	Fixed income securities:

U.S. government and agencies: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

Municipal: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

Corporate, including privately placed: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. Also included are privately placed securities valued using a discounted cash flow model that is widely accepted in the financial services industry and uses market observable inputs and inputs derived principally from, or corroborated by, observable market data. The primary inputs to the discounted cash flow model include an interest rate yield curve, as well as published credit spreads for similar assets in markets that are not active that incorporate the credit quality and industry sector of the issuer.

Foreign government: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

RMBS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, prepayment speeds, collateral performance and credit spreads.

CMBS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, collateral performance and credit spreads.

•

Short-term: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. For certain short-term investments, amortized cost is used as the best estimate of fair value.

Level 3 measurements

•	Fixed income securities:

Corporate: Valued based on models that are widely accepted in the financial services industry with certain inputs to the valuation model that are significant to the valuation, but are not market observable.

•

Contractholder funds: Derivatives embedded in certain life and annuity contracts are valued internally using models widely accepted in the financial services industry that determine a single best estimate of fair value for the embedded derivatives within a block of contractholder liabilities. The models primarily use stochastically determined cash flows based on the contractual elements of embedded derivatives, projected option cost and applicable market data, such as interest rate yield curves and equity index volatility assumptions. These are categorized as Level 3 as a result of the significance of non-market observable inputs.

The following table summarizes the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2013. There are no assets or liabilities measured at fair value on a non-recurring basis as of December 31, 2013.

($ in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Balance as of December 31, 2013
Assets:
Fixed income securities:
U.S. government and agencies	$27,520	$46,326	$—	$73,846
Municipal	—	2,769	—	2,769
Corporate	—	191,977	—	191,977
Foreign government	—	5,164	—	5,164
RMBS	—	14,450	—	14,450
CMBS	—	2,676	—	2,676

Total fixed income securities	27,520	263,362	—	290,882
Short-term investments	20,764	35,195	—	55,959
Separate account assets	1,700,566	—	—	1,700,566

Total assets at fair value	$1,748,850	$298,557	$—	$2,047,407

% of total assets at fair value	85.4%	14.6%	—%	100.0%

Liabilities:
Contractholder funds: Derivatives embedded in life and annuity contracts	$—	$—	$(267,859)	$(267,859)

Total liabilities at fair value	$—	$—	$(267,859)	$(267,859)

% of total liabilities at fair value	—%	—%	100.0%	100.0%

The following table summarizes the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2012. There are no assets or liabilities measured at fair value on a non-recurring basis as of December 31, 2012.

($ in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Balance as of December 31, 2012
Assets:
Fixed income securities:
U.S. government and agencies	$34,303	$57,784	$—	$92,087
Municipal	—	2,900	—	2,900
Corporate	—	191,656	312	191,968
Foreign government	—	5,264	—	5,264
RMBS	—	29,737	—	29,737
CMBS	—	8,603	—	8,603

Total fixed income securities	34,303	295,944	312	330,559
Short-term investments	18,793	5,410	—	24,203
Separate account assets	1,625,669	—	—	1,625,669

Total assets at fair value	$1,678,765	$301,354	$312	$1,980,431

% of total assets at fair value	84.7%	15.2%	0.1%	100.0%

Liabilities:
Contractholder funds: Derivatives embedded in life and annuity contracts	$—	$—	$(314,926)	$(314,926)

Total liabilities at fair value	$—	$—	$(314,926)	$(314,926)

% of total liabilities at fair value	—%	—%	100.0%	100.0%

The following table summarizes quantitative information about the significant unobservable inputs used in Level 3 fair value measurements.

($ in thousands)	Fair value	Valuation technique	Unobservable input	Range	Weighted average
December 31, 2013
Derivatives embedded in life and annuity contracts—Equity-indexed and forward starting options	$(258,415)	Stochastic cash flow model	Projected option cost	1.0 – 2.0%	1.91%

December 31, 2012
Derivatives embedded in life and annuity contracts—Equity-indexed and forward starting options	$(295,305)	Stochastic cash flow model	Projected option cost	1.0 – 2.0%	1.96%

If the projected option cost increased (decreased), it would result in a higher (lower) liability fair value.

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2013.

($ in thousands)		Total gains (losses) included in:
	Balance as of December 31, 2012	Net income(1)	OCI	Transfers into Level 3	Transfers out of Level 3
Assets
Fixed income securities:
Corporate	$312	$—	$—	$—	$—

Total recurring Level 3 assets	$312	$—	$—	$—	$—

Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$(314,926)	$43,244	$—	$—	$—

Total recurring Level 3 liabilities	$(314,926)	$43,244	$—	$—	$—

	Purchases	Sales	Issues	Settlements	Balance as of December 31, 2013
Assets
Fixed income securities:
Corporate	$—	$—	$—	$(312)	$—

Total recurring Level 3 assets	$—	$—	$—	$(312)	$—

Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$—	$—	$(6,621)	$10,444	$(267,859)

Total recurring Level 3 liabilities	$—	$—	$(6,621)	$10,444	$(267,859)

(1)

The amount attributable to derivatives embedded in life and annuity contracts is reported as follows: $33.0 million in interest credited to contractholder funds and $10.2 million in contract benefits. These amounts are ceded in accordance with the Company’s reinsurance agreements.

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2012.

($ in thousands)		Total gains (losses) included in:
	Balance as of December 31, 2011	Net income(1)	OCI	Transfers into Level 3	Transfers out of Level 3
Assets
Fixed income securities:
Corporate	$598	$—	$—	$—	$—
RMBS	2,321	—	—	—	(2,321)

Total recurring Level 3 assets	$2,919	$—	$—	$—	$(2,321)

Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$(506,678)	$131,054	$—	$—	$—

Total recurring Level 3 liabilities	$(506,678)	$131,054	$—	$—	$—

	Purchases	Sales	Issues	Settlements	Balance as of December 31, 2012
Assets
Fixed income securities:
Corporate	$—	$—	$—	$(286)	$312
RMBS	—	—	—	—	—

Total recurring Level 3 assets	$—	$—	$—	$(286)	$312

Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$—	$—	$(11,024)	$71,722	$(314,926)

Total recurring Level 3 liabilities	$—	$—	$(11,024)	$71,722	$(314,926)

(2)

The amount attributable to derivatives embedded in life and annuity contracts is reported as follows: $125.9 million in interest credited to contractholder funds and $5.1 million in contract benefits. These amounts are ceded in accordance with the Company’s reinsurance agreements.

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2011.

($ in thousands)		Total gains (losses) included in:
	Balance as of December 31, 2010	Net income(1)	OCI	Transfers into Level 3	Transfers out of Level 3
Assets
Fixed income securities:
Corporate	$852	$—	$199	$—	$(10,199)
RMBS	6,880	(4)	(108)	—	(3,577)
CMBS	1,916	—	(49)	—	(1,867)

Total recurring Level 3 assets	$9,648	$(4)	$42	$—	$(15,643)

Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$(494,149)	$(110,951)	$—	$—	$—

Total recurring Level 3 liabilities	$(494,149)	$(110,951)	$—	$—	$—

	Purchases	Sales	Issues	Settlements	Balance as of December 31, 2011
Assets
Fixed income securities:
Corporate	$10,000	$—	$—	$(254)	$598
RMBS	—	—	—	(870)	2,321
CMBS	—	—	—	—	—

Total recurring Level 3 assets	$10,000	$—	$—	$(1,124)	$2,919

Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$—	$—	$(55,559)	$153,981	$(506,678)

Total recurring Level 3 liabilities	$—	$—	$(55,559)	$153,981	$(506,678)

(1)

The amount attributable to fixed income securities is reported in the Statements of Operations and Comprehensive Income as net investment income. The amount attributable to derivatives embedded in life and annuity contracts is reported as follows: $(106.6) million in interest credited to contractholder funds and $(4.3) million in contract benefits. These amounts are ceded in accordance with the Company’s reinsurance agreements.

Transfers between level categorizations may occur due to changes in the availability of market observable inputs, which generally are caused by changes in market conditions such as liquidity, trading volume or bid-ask spreads. Transfers between level categorizations may also occur due to changes in the valuation source. For example, in situations where a fair value quote is not provided by the Company’s independent third-party valuation service provider and as a result the price is stale or has been replaced with a broker quote whose inputs have not been corroborated to be market observable, the security is transferred into Level 3. Transfers in and out of level categorizations are reported as having occurred at the beginning of the quarter in which the transfer occurred. Therefore, for all transfers into Level 3, all realized and changes in unrealized gains and losses in the quarter of transfer are reflected in the Level 3 rollforward table.

There were no transfers between Level 1 and Level 2 during 2013, 2012 or 2011.

During 2011, certain RMBS and CMBS were transferred into Level 2 from Level 3 as a result of increased liquidity in the market and a sustained increase in market activity for these assets.

During 2011, a corporate fixed income security was transferred into Level 2 from Level 3 due to a change in the valuation model to use primarily market observable inputs. Transfers out of Level 3 during 2012 and 2011 included situations where a broker quote was used in the prior period and a fair value quote became available from the Company’s independent third-party valuation service provider in the current period. A quote utilizing the new pricing source was not available as of the prior period, and any gains or losses related to the change in valuation source for individual securities were not significant.

The following table provides the change in unrealized gains and losses included in net income for Level 3 assets and liabilities held as of December 31.

($ in thousands)	2013	2012	2011
Assets
Fixed income securities:
Corporate	$—	$—	$(2)
RMBS	—	—	(5)

Total recurring Level 3 assets	$—	$—	$(7)

Liabilities
Contractholder funds:
Derivatives embedded in life and annuity contracts	$43,244	$131,054	$(110,951)

Total recurring Level 3 liabilities	$43,244	$131,054	$(110,951)

The amounts in the table above represent the change in unrealized gains and losses included in net income for the period of time that the asset or liability was determined to be in Level 3. The amounts attributable to fixed income securities are reported in net investment income. The amount attributable to derivatives embedded in life and annuity contracts is reported as follows: $33.0 million in interest credited to contractholder funds and $10.2 million in contract benefits in 2013, $125.9 million in interest credited to contractholder funds and $5.1 million in contract benefits in 2012 and $(106.6) million in interest credited to contractholder funds and $(4.3) million in contract benefits in 2011. These amounts are ceded in accordance with the Company’s reinsurance agreements.

As of December 31, 2013 and 2012, financial instruments not carried at fair value included contractholder funds on investment contracts. The carrying value and fair value of contractholder funds on investment contracts were $7.76 billion and $7.66 billion, respectively, as of December 31, 2013 and were $9.16 billion and $9.14 billion, respectively, as of December 31, 2012. The fair value of contractholder funds on investment contracts is based on the terms of the underlying contracts utilizing prevailing market rates for similar contracts adjusted for the Company’s own credit risk. Deferred annuities included in contractholder funds are valued using discounted cash flow models which incorporate market value margins, which are based on the cost of holding economic capital, and the Company’s own credit risk. Immediate annuities without life contingencies are valued at the present value of future benefits using market implied interest rates which include the Company’s own credit risk. The fair value measurements for contractholder funds on investment contracts are categorized as Level 3.

6. Derivative Financial Instruments

The Company has derivatives embedded in non-derivative host contracts that are required to be separated from the host contracts and accounted for at fair value. The Company’s embedded derivatives are equity options in life and annuity product contracts, which provide equity returns to contractholders, and guaranteed minimum accumulation and withdrawal benefits in variable annuity contracts. The Company does not use derivatives for speculative purposes.

The following table provides a summary of the volume and fair value positions of embedded derivative financial instruments. None of these derivatives are designated as accounting hedging instruments and all are gross liabilities reported in contractholder funds.

($ in thousands)	December 31, 2013		December 31, 2012
	Volume - Notional amount	Fair value	Volume - Notional amount	Fair value
Equity-indexed and forward starting options in life and annuity product contracts	$2,591,090	$(258,415)	$3,098,496	$(295,305)
Guaranteed accumulation benefits	152,936	(8,970)	174,791	(18,047)
Guaranteed withdrawal benefits	22,199	(474)	25,186	(1,574)

Total derivatives	$2,766,225	$(267,859)	$3,298,473	$(314,926)

Gains and losses from valuation and settlements of embedded derivative financial instruments were reported as $36.9 million in interest credited to contractholder funds and $10.2 million in contract benefits in 2013, and $186.6 million in interest credited to contractholder funds and $5.1 million in contract benefits in 2012, which in turn were ceded to ALIC.

Off-balance-sheet financial instruments

There were no off-balance-sheet financial instruments as of December 31, 2013 or 2012.

7. Reserve for Life-Contingent Contract Benefits and Contractholder Funds

As of December 31, the reserve for life-contingent contract benefits consists of the following:

($ in thousands)	2013	2012
Traditional life insurance	$1,548,134	$1,519,650
Immediate fixed annuities	676,565	677,986
Accident and health insurance	1,324,268	1,217,648
Other	8,444	9,395

Total reserve for life-contingent contract benefits	$3,557,411	$3,424,679

The following table highlights the key assumptions generally used in calculating the reserve for life-contingent contract benefits:

Product	Mortality	Interest rate	Estimation method
Traditional life insurance	Actual company experience plus loading	Interest rate assumptions range from 2.5% to 8.0%	Net level premium reserve method using the Company’s withdrawal experience rates; includes reserves for unpaid claims

Immediate fixed annuities	1983 individual annuity mortality table with internal modifications; 1983 individual annuity mortality table; Annuity 2000 mortality table with internal modifications	Interest rate assumptions range from 0% to 8.8%	Present value of expected future benefits based on historical experience

Accident and health insurance	Actual company experience plus loading	Interest rate assumptions range from 4.0% to 5.3%	Unearned premium; additional contract reserves for mortality risk and unpaid claims

Other: Variable annuity guaranteed minimum death benefits	Annuity 2000 mortality table with internal modifications	Interest rate assumptions range from 4.0% to 5.8%	Projected benefit ratio applied to cumulative assessments

As of December 31, contractholder funds consist of the following:

($ in thousands)	2013	2012
Interest-sensitive life insurance	$5,020,265	$4,814,410
Investment contracts:
Fixed annuities	7,803,892	9,201,641
Other investment contracts	299,958	239,793

Total contractholder funds	$13,124,115	$14,255,844

The following table highlights the key contract provisions relating to contractholder funds:

Product	Interest rate	Withdrawal/surrender charges

Interest-sensitive life insurance	Interest rates credited range from 0% to 10.0% for equity-indexed life (whose returns are indexed to the S&P 500) and 2.6% to 6.0% for all other products	Either a percentage of account balance or dollar amount grading off generally over 20 years

Fixed annuities	Interest rates credited range from 0% to 8.8% for immediate annuities; 0% to 7.0% for equity-indexed annuities (whose returns are indexed to the S&P 500); and 1.0% to 6.0% for all other products	Either a declining or a level percentage charge generally over ten years or less. Additionally, approximately 18.7% of fixed annuities are subject to market value adjustment for discretionary withdrawals.

Other investment contracts:

Guaranteed minimum income, accumulation and withdrawal benefits on variable and fixed annuities and secondary guarantees on interest-sensitive life insurance and fixed annuities

	Interest rates used in establishing reserves range from 1.7% to 10.3%	Withdrawal and surrender charges are based on the terms of the related interest-sensitive life insurance or fixed annuity contract

Contractholder funds activity for the years ended December 31 is as follows:

($ in thousands)	2013	2012	2011
Balance, beginning of year	$14,255,844	$15,489,624	$17,247,071
Deposits	1,109,108	1,070,374	1,007,316
Interest credited	524,801	406,805	576,331
Benefits	(353,687)	(473,329)	(459,991)
Surrenders and partial withdrawals	(1,880,495)	(1,703,966)	(2,412,295)
Contract charges	(601,609)	(558,519)	(513,068)
Net transfers from separate accounts	18,477	16,463	18,935
Other adjustments	51,676	8,392	25,325

Balance, end of year	$13,124,115	$14,255,844	$15,489,624

The table below presents information regarding the Company’s variable annuity contracts with guarantees. The Company’s variable annuity contracts may offer more than one type of guarantee in each contract; therefore, the sum of amounts listed exceeds the total account balances of variable annuity contracts’ separate accounts with guarantees.

	December 31,
($ in millions)	2013	2012
In the event of death
Separate account value	$877.0	$926.1
Net amount at risk(1)	$63.2	$101.6
Average attained age of contractholders	59 years	59 years

At annuitization (includes income benefit guarantees)
Separate account value	$170.5	$168.1
Net amount at risk(2)	$16.6	$29.6
Weighted average waiting period until annuitization options available	None	1 year

For cumulative periodic withdrawals
Separate account value	$21.8	$24.8
Net amount at risk(3)	$0.1	$0.2

Accumulation at specified dates
Separate account value	$151.1	$172.0
Net amount at risk(4)	$7.3	$13.7
Weighted average waiting period until guarantee date	6 years	7 years

(1)	Defined as the estimated current guaranteed minimum death benefit in excess of the current account balance as of the balance sheet date.
(2)	Defined as the estimated present value of the guaranteed minimum annuity payments in excess of the current account balance.
(3)	Defined as the estimated current guaranteed minimum withdrawal balance (initial deposit) in excess of the current account balance as of the balance sheet date.
(4)	Defined as the estimated present value of the guaranteed minimum accumulation balance in excess of the current account balance.

As of December 31, 2013, liabilities for guarantees included reserves for variable annuity death benefits of $8.4 million, variable annuity income benefits of $8.7 million, variable annuity accumulation benefits of $9.0 million, variable annuity withdrawal benefits of $0.5 million and interest-sensitive life and fixed annuity guarantees of $281.8 million. As of December 31, 2012, liabilities for guarantees included reserves for variable annuity death benefits of $9.4 million, variable annuity income benefits of $19.5 million, variable annuity accumulation benefits of $18.0 million, variable annuity withdrawal benefits of $1.6 million and interest-sensitive life and fixed annuity guarantees of $200.7 million.

8. Reinsurance

The Company has reinsurance agreements under which it reinsures all of its business to ALIC, LB Re or non-affiliated reinsurers. Under the agreements, premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are reinsured. The Company purchases reinsurance to limit aggregate and single losses on large risks. The Company cedes a portion of the mortality risk on certain life policies under coinsurance agreements to a pool of twelve non-affiliated reinsurers.

As of December 31, 2013, 86.9% of the total reinsurance recoverables were related to ALIC and 13.1% were related to non-affiliated reinsurers. As of December 31, 2013 and 2012, 95% and 98%, respectively, of the Company’s non-affiliated reinsurance recoverables are due from companies rated A- or better by S&P.

The effects of reinsurance on premiums and contract charges for the years ended December 31 are as follows:

($ in thousands)	2013	2012	2011
Direct	$1,331,597	$1,298,864	$1,266,264
Assumed	6,830	6,784	7,057
Ceded:
Affiliate	(962,576)	(908,459)	(833,149)
Non-affiliate	(375,851)	(397,189)	(440,172)

Premiums and contract charges, net of reinsurance	$—	$—	$—

The effects of reinsurance on interest credited to contractholder funds, contract benefits and expenses for the years ended December 31 are as follows:

($ in thousands)	2013	2012	2011
Direct	$1,938,015	$1,882,714	$1,893,124
Assumed	8,180	9,167	7,337
Ceded:
Affiliate	(1,505,010)	(1,369,305)	(1,408,953)
Non-affiliate	(441,185)	(522,576)	(491,508)

Interest credited to contractholder funds, contract benefits and expenses, net of reinsurance	$—	$—	$—

9. Guarantees and Contingent Liabilities

Guarantees

In the normal course of business, the Company provides standard indemnifications to contractual counterparties in connection with numerous transactions, including acquisitions and divestitures. The types of indemnifications typically provided include indemnifications for breaches of representations and warranties, taxes and certain other liabilities, such as third party lawsuits. The indemnification clauses are often standard contractual terms and are entered into in the normal course of business based on an assessment that the risk of loss would be remote. The terms of the indemnifications vary in duration and nature. In many cases, the maximum obligation is not explicitly stated and the contingencies triggering the obligation to indemnify have not occurred and are not expected to occur. Consequently, the maximum amount of the obligation under such indemnifications is not determinable. Historically, the Company has not made any material payments pursuant to these obligations.

The aggregate liability balance related to all guarantees was not material as of December 31, 2013.

Regulation and Compliance

The Company is subject to changing social, economic and regulatory conditions. From time to time, regulatory authorities or legislative bodies seek to impose additional regulations regarding agent and broker compensation, regulate the nature of and amount of investments, and otherwise expand overall regulation of insurance products and the insurance industry. The Company has established procedures and policies to facilitate compliance with laws and regulations, to foster prudent business operations, and to support financial reporting. The Company routinely reviews its practices to validate compliance with laws and regulations and with internal procedures and policies. As a result of these reviews, from time to time the Company may decide to modify some of its procedures and policies. Such modifications, and the reviews that led to them, may be accompanied by payments being made and costs being incurred. The ultimate changes and eventual effects of these actions on the Company’s business, if any, are uncertain.

The Company is currently being examined by certain states for compliance with unclaimed property laws. It is possible that this examination may result in additional payments of abandoned funds to states and to changes in the Company’s practices and procedures for the identification of escheatable funds, which could impact benefit payments and reserves, among other consequences; however, it is not likely to have a material effect on the financial statements of the Company.

10. Income Taxes

The Company joins the Corporation and its other subsidiaries (the “Allstate Group”) in the filing of a consolidated federal income tax return and is party to a federal income tax allocation agreement (the “Allstate Tax Sharing Agreement”). Under the Allstate Tax Sharing Agreement, the Company pays to or receives from the Corporation the amount, if any, by which the Allstate Group’s federal income tax liability is affected by virtue of inclusion of the Company in the consolidated federal income tax return. The Company also has a supplemental tax sharing agreement with respect to reinsurance ceded to ALIC to allocate the tax benefits and costs related to such reinsurance. Effectively, these agreements result in the Company’s annual income tax provision being computed, with adjustments, as if the Company filed a separate return, adjusted for the reinsurance ceded to ALIC.

The Internal Revenue Service (“IRS”) is currently examining the Allstate Group’s 2011 and 2012 federal income tax returns. The IRS has completed its examination of the Allstate Group’s 2009 and 2010 federal income tax returns and issued a Revenue Agent’s Report on April 15, 2013. The Allstate Group protested certain of the adjustments contained in the report and the case was forwarded to Appeals on June 13, 2013. The IRS has also completed its examinations of the Allstate Group’s federal income tax returns for the years 2005-2008 and a final settlement for those years has been approved by the Joint Committee on Taxation. The Allstate Group’s tax years prior to 2005 have been examined by the IRS and the statute of limitations has expired on those years. Any adjustments that may result from IRS examinations of tax returns are not expected to have a material effect on the results of operations, cash flows or financial position of the Company.

The Company had no liability for unrecognized tax benefits as of December 31, 2013, 2012 or 2011, and believes it is reasonably possible that the liability balance will not significantly increase within the next twelve months. No amounts have been accrued for interest or penalties.

The components of the deferred income tax assets and liabilities as of December 31 are as follows:

($ in thousands)	2013	2012
Deferred assets
Reinsurance recoverables	$497	$—
Other assets	4	—

Total deferred assets	501	—

Deferred liabilities
Unrealized net capital gains	(2,084)	(7,433)
Accrued expenses	(981)	(524)
Other liabilities	—	(33)

Total deferred liabilities	(3,065)	(7,990)

Net deferred liability	$(2,564)	$(7,990)

The components of income tax expense for the years ended December 31 are as follows:

($ in thousands)	2013	2012	2011
Current	$3,902	$4,145	$4,802
Deferred	(77)	128	59

Total income tax expense	$3,825	$4,273	$4,861

The Company paid income taxes of $4.2 million, $4.8 million and $4.4 million in 2013, 2012 and 2011, respectively.

A reconciliation of the statutory federal income tax rate to the effective income tax rate on income from operations for the years ended December 31 is as follows:

	2013	2012	2011
Statutory federal income tax rate	35.0%	35.0%	35.0%
Other	—	—	(0.1)

Effective income tax rate	35.0%	35.0%	34.9%

11. Statutory Financial Information and Dividend Limitations

The Company prepares its statutory-basis financial statements in conformity with accounting practices prescribed or permitted by the State of Nebraska. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners (“NAIC”), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

The State of Nebraska requires insurance companies domiciled in its state to prepare statutory-basis financial statements in conformity with the NAIC Accounting Practices and Procedures Manual, subject to any deviations prescribed or permitted by the State of Nebraska Insurance Commissioner. Statutory accounting practices differ from GAAP primarily since they require charging policy acquisition and certain sales inducement costs to expense as incurred, establishing life insurance reserves based on different actuarial assumptions, and valuing certain investments and establishing deferred taxes on a different basis.

Statutory net income was $7.7 million, $8.5 million and $8.6 million in 2013, 2012 and 2011, respectively. Statutory capital and surplus was $332.5 million and $323.9 million as of December 31, 2013 and 2012, respectively.

Dividend Limitations

The ability of the Company to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends by the Company without the prior approval of the Nebraska Department of Insurance (“NE DOI”) is limited to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. The Company did not pay any dividends in 2013. The maximum amount of dividends the Company can pay without prior NE DOI approval during 2014 is $33.2 million. Any dividend must be paid out of unassigned surplus excluding unrealized appreciation from investments, which totaled $159.2 million as of December 31, 2013, and cannot result in capital and surplus being less than the minimum amount required by law.

Under state insurance laws, insurance companies are required to maintain paid up capital of not less than the minimum capital requirement applicable to the types of insurance they are authorized to write. Insurance companies are also subject to risk-based capital (“RBC”) requirements adopted by state insurance regulators. A company’s “authorized control level RBC” is calculated using various factors applied to certain financial balances and activity. Companies that do not maintain statutory capital and surplus at a level in excess of the company action level RBC, which is two times authorized control level RBC, are required to take specified actions. Company action level RBC is significantly in excess of the minimum capital requirements. Total statutory capital and surplus and authorized control level RBC of the Company were $332.5 million and $61.9 million, respectively, as of December 31, 2013.

12. Other Comprehensive Income

The components of other comprehensive (loss) income on a pre-tax and after-tax basis for the years ended December 31 are as follows:

	2013
($ in thousands)	Pre-tax	Tax	After-tax
Unrealized net holding losses arising during the period	$(15,281)	$5,349	$(9,932)
Less: reclassification adjustment of realized capital gains and losses	1	—	1

Unrealized net capital gains and losses	(15,282)	5,349	(9,933)

Other comprehensive loss	$(15,282)	$5,349	$(9,933)

	2012
	Pre-tax	Tax	After-tax
Unrealized net holding gains arising during the period	$977	$(343)	$634
Less: reclassification adjustment of realized capital gains and losses	596	(209)	387

Unrealized net capital gains and losses	381	(134)	247

Other comprehensive income	$381	$(134)	$247

	2011
	Pre-tax	Tax	After-tax
Unrealized net holding gains arising during the period	$7,322	$(2,562)	$4,760
Less: reclassification adjustment of realized capital gains and losses	2,075	(726)	1,349

Unrealized net capital gains and losses	5,247	(1,836)	3,411

Other comprehensive income	$5,247	$(1,836)	$3,411

LINCOLN BENEFIT LIFE COMPANY

SCHEDULE I—SUMMARY OF INVESTMENTS

OTHER THAN INVESTMENTS IN RELATED PARTIES

DECEMBER 31, 2013

($ in thousands)	Amortized cost	Fair value	Amount at which shown in the Balance Sheet
Type of investment
Fixed maturities:
Bonds:
United States government, government agencies and authorities	$70,790	$73,846	$73,846
States, municipalities and political subdivisions	2,499	2,769	2,769
Foreign governments	4,999	5,164	5,164
Public utilities	14,960	15,994	15,994
All other corporate bonds	175,226	175,983	175,983
Residential mortgage-backed securities	13,866	14,450	14,450
Commercial mortgage-backed securities	2,588	2,676	2,676

Total fixed maturities	284,928	290,882	290,882
Short-term investments	55,959	55,959	55,959

Total investments	$340,887	$346,841	$346,841

LINCOLN BENEFIT LIFE COMPANY

SCHEDULE IV—REINSURANCE

($ in thousands)	Gross amount	Ceded to other companies(1)	Assumed from other companies	Net amount	Percentage of amount assumed to net
Year ended December 31, 2013
Life insurance in force	$389,941,404	$395,421,202	$5,479,798	$—	—%

Premiums and contract charges:
Life and annuities	$1,250,623	$1,257,453	$6,830	$—	—%
Accident and health insurance	80,974	80,974	—	—	—%

	$1,331,597	$1,338,427	$6,830	$—	—%

Year ended December 31, 2012
Life insurance in force	$378,467,115	$384,205,939	$5,738,824	$—	—%

Premiums and contract charges:
Life and annuities	$1,201,592	$1,208,376	$6,784	$—	—%
Accident and health insurance	97,272	97,272	—	—	—%

	$1,298,864	$1,305,648	$6,784	$—	—%

Year ended December 31, 2011
Life insurance in force	$364,469,564	$370,439,179	$5,969,615	$—	—%

Premiums and contract charges:
Life and annuities	$1,156,434	$1,163,491	$7,057	$—	—%
Accident and health insurance	109,830	109,830	—	—	—%

	$1,266,264	$1,273,321	$7,057	$—	—%

(1)	No reinsurance or coinsurance income was netted against premiums ceded in 2013, 2012 or 2011.

Item 11(f). Selected Financial Data

5-YEAR SUMMARY OF SELECTED FINANCIAL DATA

($ in thousands)	2013	2012	2011	2010	2009
Operating results
Net investment income	$10,935	$11,590	$11,836	$12,067	$11,783
Realized capital gains and losses	—	626	2,075	694	1,480
Total revenues	10,935	12,216	13,911	12,761	13,263
Net income	7,110	7,943	9,050	8,310	8,629

Financial position
Investments	$346,841	$354,762	$346,614	$332,049	$316,900
Total assets	18,844,833	19,781,989	20,863,567	22,729,575	22,932,908
Reserve for life-contingent contract benefits and contractholder funds	16,681,526	17,680,523	18,689,114	20,258,388	20,438,414
Shareholder’s equity	343,695	346,518	338,328	325,867	312,973

Item 11(h). Management’s Discussion and Analysis of Financial Condition and Results of Operations

OVERVIEW

The following discussion highlights significant factors influencing the financial position and results of operations of Lincoln Benefit. It should be read in conjunction with the financial statements and related notes found under Item 11(e) contained herein. We operate as a single segment entity, based on the manner in which we use financial information to evaluate business performance and to determine the allocation of resources.

The most important factors we monitor to evaluate the financial condition and performance of our company include:

•	For operations: premiums and contract charges ceded to ALIC and other reinsurers, and invested assets.

•

For investments: exposure to market risk, credit quality/experience, net investment income, cash flows, realized capital gains and losses, unrealized capital gains and losses, stability of long-term returns, and asset duration.

•	For financial condition: financial strength ratings and capital position.

APPLICATION OF CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in the financial statements. The most critical estimates include those used in determining:

•	Fair value of financial assets

•	Impairment of fixed income securities

In making these determinations, management makes subjective and complex judgments that frequently require estimates about matters that are inherently uncertain. Many of these policies, estimates and related judgments are common in the insurance and financial services industries; others are specific to our business and operations. It is reasonably likely that changes in these estimates could occur from period to period and result in a material impact on our financial statements.

A brief summary of each of these critical accounting estimates follows. For a more detailed discussion of the effect of these estimates on our financial statements, and the judgments and assumptions related to these estimates, see the referenced sections of this document. For a complete summary of our significant accounting policies, see the notes to the financial statements.

Fair value of financial assets Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. We are responsible for the determination of fair value of financial assets and the supporting assumptions and methodologies. We use independent third-party valuation service providers, broker quotes and internal pricing methods to determine fair values. We obtain or calculate only one single quote or price for each financial instrument.

Valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of proprietary models, produce valuation information in the form of a single fair value for individual securities for which a fair value has been requested under the terms of our agreements. The inputs used by the valuation service providers include, but are not limited to, market prices from recently completed transactions and transactions of comparable securities, interest rate yield curves, credit spreads, liquidity spreads, currency rates, and other information, as applicable. Credit and liquidity spreads are typically implied from completed transactions and transactions of comparable securities. Valuation service providers also use proprietary discounted cash flow models that are widely accepted in the financial services industry and similar to those used by other market participants to value the same financial instruments. The valuation models take into account, among other things, market observable information as of the measurement date, as described above, as well as the specific attributes of the security being valued including its term, interest rate, credit rating, industry sector, and where applicable, collateral quality and other issue or issuer specific information. Executing valuation models effectively requires seasoned professional judgment and experience. In cases where market transactions or other market observable data is limited, the extent to which judgment is applied varies inversely with the availability of market observable information.

For certain of our financial assets measured at fair value, where our valuation service providers cannot provide fair value determinations, we obtain a single non-binding price quote from a broker familiar with the security who, similar to our valuation service providers, may consider transactions or activity in similar securities among other information. The brokers providing price quotes are generally from the brokerage divisions of leading financial institutions with market making, underwriting and distribution expertise regarding the security subject to valuation.

The fair value of certain financial assets, including privately placed corporate fixed income securities, for which our valuation service providers or brokers do not provide fair value determinations, is determined using valuation methods and models widely accepted in the financial services industry. Our internal pricing methods are primarily based on models using discounted cash flow methodologies that develop a single best estimate of fair value. Our models generally incorporate inputs that we believe are representative of inputs other market participants would use to determine fair value of the same instruments, including yield curves, quoted market prices of comparable securities, published credit spreads, and other applicable market data as well as instrument-specific characteristics that include, but are not limited to, coupon rates, expected cash flows, sector of the issuer, and call provisions. Judgment is required in developing these fair values. As a result, the fair value of these financial assets may differ from the amount actually received to sell an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the financial assets’ fair values.

For most of our financial assets measured at fair value, all significant inputs are based on or corroborated by market observable data and significant management judgment does not affect the periodic determination of fair value. The determination of fair value using discounted cash flow models involves management judgment when significant model inputs are not based on or corroborated by market observable data. However, where market observable data is available, it takes precedence, and as a result, no range of reasonably likely inputs exists from which the basis of a sensitivity analysis could be constructed.

We gain assurance that our financial assets are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, our processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, we assess the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. We perform procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, we may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third party valuation sources for selected securities. We perform ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, we validate them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

We also perform an analysis to determine whether there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity, and if so, whether transactions may not be orderly. Among the indicators we consider in determining whether a significant decrease in the volume and level of market activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, level of credit spreads over historical levels, bid-ask spread, and price consensuses among market participants and sources. If evidence indicates that prices are based on transactions that are not orderly, we place little, if any, weight on the transaction price and will estimate fair value using an internal model. As of December 31, 2013 and 2012, we did not alter fair values provided by our valuation service providers or brokers or substitute them with an internal model for such securities.

The following table identifies fixed income securities and short-term investments as of December 31, 2013 by source of fair value determination.

($ in thousands)	Fair value	Percent to total
Fair value based on internal sources	$12,570	3.6%
Fair value based on external sources(1)	334,271	96.4

Total	$346,841	100.0%

(1)	None are valued using broker quotes.

For additional detail on fair value measurements, see Note 5 of the financial statements.

Impairment of fixed income securities For fixed income securities classified as available for sale, the difference between fair value and amortized cost, net of deferred income taxes, is reported as a component of accumulated other comprehensive income on the Statements of Financial Position and is not reflected in the operating results of any period until reclassified to net income upon the consummation of a transaction with an unrelated third party or when a write-down is recorded due to an other-than-temporary decline in fair value. We have a comprehensive portfolio monitoring process to identify and evaluate each fixed income security whose carrying value may be other-than-temporarily impaired.

For each fixed income security in an unrealized loss position, we assess whether management with the appropriate authority has made the decision to sell or whether it is more likely than not we will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, the security’s decline in fair value is considered other than temporary and is recorded in earnings.

If we have not made the decision to sell the fixed income security and it is not more likely than not we will be required to sell the fixed income security before recovery of its amortized cost basis, we evaluate whether we expect to receive cash flows sufficient to recover the entire amortized cost basis of the security. We use our best estimate of future cash flows expected to be collected from the fixed income security, discounted at the security’s original or current effective rate, as appropriate, to calculate a recovery value and determine whether a credit loss exists. The determination of cash flow estimates is inherently subjective and methodologies may vary depending on facts and circumstances specific to the security. All reasonably available information relevant to the collectability of the security, including past events, current conditions, and reasonable and supportable assumptions and forecasts, are considered when developing the estimate of cash flows expected to be collected. That information generally includes, but is not limited to, the remaining payment terms of the security, prepayment speeds, foreign exchange rates, the financial condition and future earnings potential of the issue or issuer, expected defaults, expected recoveries, the value of underlying collateral, vintage, geographic concentration, available reserves or escrows, current subordination levels, third party guarantees and other credit enhancements. Other information, such as industry analyst reports and forecasts, sector credit ratings, financial condition of the bond insurer for insured fixed income securities, and other market data relevant to the realizability of contractual cash flows, may also be considered. The estimated fair value of collateral will be used to estimate recovery value if we determine that the security is dependent on the liquidation of collateral for ultimate settlement. If the estimated recovery value is less than the amortized cost of the security, a credit loss exists and an other-than-temporary impairment for the difference between the estimated recovery value and amortized cost is recorded in earnings. The portion of the unrealized loss related to factors other than credit remains classified in accumulated other comprehensive income. If we determine that the fixed income security does not have sufficient cash flow or other information to estimate a recovery value for the security, we may conclude that the entire decline in fair value is deemed to be credit related and the loss is recorded in earnings.

Once assumptions and estimates are made, any number of changes in facts and circumstances could cause us to subsequently determine that a fixed income security is other-than-temporarily impaired, including: 1) general economic conditions that are worse than previously forecasted or that have a greater adverse effect on a particular issuer or industry sector than originally estimated; 2) changes in the facts and circumstances related to a particular issue or issuer’s ability to meet all of its contractual obligations; and 3) changes in facts and circumstances that result in changes to management’s intent to sell or result in our assessment that it is more likely than not we will be required to sell before recovery of the amortized cost basis. Changes in assumptions, facts and circumstances could result in additional charges to earnings in future periods to the extent that losses are realized. The charge to earnings, while potentially significant to net income, would not have a significant effect on shareholder’s equity, since our securities are designated as available for sale and carried at fair value and as a result, any related unrealized loss, net of deferred income taxes, would already be reflected as a component of accumulated other comprehensive income in shareholder’s equity.

The determination of the amount of other-than-temporary impairment is an inherently subjective process based on periodic evaluations of the factors described above. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in results of operations as such evaluations are revised. The use of different methodologies and assumptions in the determination of the amount of other-than-temporary impairments may have a material effect on the amounts presented within the financial statements.

For additional detail on investment impairments, see Note 4 of the financial statements.

OPERATIONS

Overview and strategy We provide interest-sensitive, traditional and variable life insurance products through exclusive financial specialists. Prior to July 18, 2013, we sold interest-sensitive, traditional and variable life insurance, and fixed annuities including deferred and immediate through independent master brokerage agencies. Effective January 1, 2014, we no longer offer fixed annuities such as deferred and immediate annuities.

On April 1, 2014, all of the capital stock in Lincoln Benefit was acquired by Resolution Life, Inc., pursuant to a Stock Purchase Agreement by and among ALIC, Resolution Holdings, Inc. (“Resolution Holdings”) and the Limited Partnership. Immediately prior to that closing, Lincoln Benefit signed a Partial Commutation Agreement with ALIC (the “Partial Commutation Agreement”), whereby we recaptured certain business previously reinsured to ALIC, including (a) all of the fixed deferred annuity, value adjusted deferred annuity and indexed deferred annuity business written by the Company that was previously reinsured to ALIC, (b) all of the life insurance business written by the Company through independent producers that was previously reinsured to ALIC, other than certain specified life business, and (c) all of the net liability of the Company with respect to the accident and health and long-term care insurance business written by the Company that was previously reinsured to ALIC.

The primary impacts related to the commutation of the reinsurance agreement with ALIC were the receipt of investments, the reduction of the related reinsurance recoverable and the reestablishment of deferred acquisition costs. Based on estimates at February 28, 2014, the Company’s assets increased by $1.3 billion, liabilities increased by $0.2 billion and shareholder’s equity increased by $1.1 billion. The statutory capital of the Company subsequent to the recapture and prior to the sale closing is estimated to have increased by approximately $99 million from $332.5 million at December 31, 2013.

Immediately after the announcement of the execution of the Purchase Agreement, we ceased soliciting and selling new policies through our independent agent channel. We continued to sell new policies provided through the Allstate exclusive agency channel for a transitional period following the execution of the Purchase Agreement. ALIC continues to reinsure the ALIC Reinsured Business pursuant to the ARRA or certain existing reinsurance agreements. In addition, ALIC continues to administer the ALIC Reinsured Business pursuant to the ASA or certain existing administrative service agreements.

In connection with the acquisition, Resolution Life, Inc. and ALIC entered into a Transition Services Agreement (the “TSA”), pursuant to which ALIC will continue to provide certain administrative services for the Recaptured Business for a period of twelve to twenty-four months after the closing. Following termination of the TSA, we plan to outsource the administration of the Recaptured Business to third-party administrators. In particular, we expect to outsource the long-term administration of our deferred annuity business to se2, an unaffiliated third-party service provider. We expect this transition to third-party administrators to be completed within twelve months of the closing.

At the closing, Lincoln Benefit entered into two transactions with Hannover Re. The first transaction provided financing for a portion of our statutory reserves associated with our universal life business with no-lapse guarantees and our level premium term life business (the “AXXX/XXX Financing”). The second transaction involved a reinsurance agreement with Hannover Re, structured on a combined modified coinsurance and monthly renewable term reinsurance basis.

Following the closing, Resolution Life, Inc., as sole shareholder of Lincoln Benefit, acted by written consent to appoint W. Weldon Wilson, Clive Cowdery, Jonathan Hack, Ann Frohman, Robert Stein, Grace Vandecruze and Richard Carbone as new directors of Lincoln Benefit (the “Board”). Pursuant to a meeting of the Board held on April 1, 2014, the Board appointed W. Weldon Wilson as CEO and Secretary, Keith Gubbay as President and Chief Actuarial Officer, Robyn Wyatt as Chief Financial Officer, Executive Vice President and Treasurer, Karl Chappell as Managing Director, Investments & Mergers and Acquisitions and Simon Packer as Chief Transformation Officer.

Our parent company, Resolution Life, Inc., is focused on the management of in-force policies of life insurance companies. Pursuant to this strategy, Resolution Life, Inc. intends to acquire additional life insurance companies or runoff blocks of business from unrelated insurers. Resolution Life, Inc. may seek to combine portions of its acquired businesses in order to recognize efficiencies.

Net income Net income for the years ended December 31 is presented in the following table.

($ in thousands)	2013	2012	2011
Net investment income	$10,935	$11,590	$11,836
Realized capital gains and losses	—	626	2,075
Income tax expense	(3,825)	(4,273)	(4,861)

Net income	$7,110	$7,943	$9,050

We have reinsurance agreements whereby certain premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are ceded to ALIC, LB Re and other non-affiliated reinsurers, and are reflected net of such reinsurance in the Statements of Operations and Comprehensive Income. Our results of operations include net investment income and realized capital gains and losses recognized in connection with the assets that are not transferred under the reinsurance agreements.

Net income decreased 10.5% in 2013 compared to 2012 due to lower net investment income and the absence of net realized capital gains in 2013. Net income decreased 12.2% in 2012 compared to 2011 due to lower net realized capital gains.

Financial Position The financial position as of December 31 is presented in the following table.

($ in thousands)	2013	2012
Fixed income securities(1)	$290,882	$330,559
Short-term investments(2)	55,959	24,203

Total investments	$346,841	$354,762

Cash	$5,100	$13,073
Reinsurance recoverable from ALIC and affiliate	14,518,174	15,553,945
Reinsurance recoverable from non-affiliates	2,190,417	2,147,496
Contractholder funds	13,124,115	14,255,844
Reserve for life-contingent contract benefits	3,557,411	3,424,679
Separate accounts assets and liabilities	1,700,566	1,625,669
Shareholder’s equity	343,695	346,518

(1)	Fixed income securities are carried at fair value. Amortized cost basis for these securities was $284.9 million and $309.3 million as of December 31, 2013 and 2012, respectively.
(2)	Short-term investments are carried at fair value. Amortized cost basis for these investments was $56.0 million and $24.2 million as of December 31, 2013 and 2012, respectively.

Total investments decreased to $346.8 million as of December 31, 2013, from $354.8 million as of December 31, 2012, primarily due to lower fixed income valuations.

Fixed income securities by type are listed in the following table.

($ in thousands)	Fair value as of December 31, 2013	Percent to total investments	Fair value as of December 31, 2012	Percent to total investments
U.S. government and agencies	$73,846	21.3%	$92,087	26.0%
Municipal	2,769	0.8	2,900	0.8
Corporate	191,977	55.3	191,968	54.1
Foreign government	5,164	1.5	5,264	1.5
Residential mortgage-backed securities (“RMBS”)	14,450	4.2	29,737	8.4
Commercial mortgage-backed securities (“CMBS”)	2,676	0.8	8,603	2.4

Total fixed income securities	$290,882	83.9%	$330,559	93.2%

As of December 31, 2013, all of the fixed income securities portfolio was rated investment grade, which is defined as a security having a rating of Aaa, Aa, A or Baa from Moody’s, a rating of AAA, AA, A or BBB from Standard & Poor’s (“S&P”), Fitch, Dominion, Kroll or Realpoint, a rating of aaa, aa, a or bbb from A.M. Best, or a comparable internal rating if an externally provided rating is not available. All of our fixed income securities are rated by third party credit rating agencies, the National Association of Insurance Commissioners (“NAIC”), and/or are internally rated. Our initial investment decisions and ongoing monitoring procedures for fixed income securities are based on a thorough due diligence process which includes, but is not limited to, an assessment of the credit quality, sector, structure, and liquidity risks of each issue.

The following table summarizes the fair value and unrealized net capital gains and losses for fixed income securities by credit rating as of December 31, 2013.

	Aaa		Aa		A
($ in thousands)	Fair value	Unrealized gain/(loss)	Fair value	Unrealized gain/(loss)	Fair value	Unrealized gain/(loss)
U.S. government and agencies	$73,846	$3,056	$—	$—	$—	$—
Municipal	—	—	2,769	270	—	—
Corporate
Public	1,527	30	25,324	403	84,637	2,378
Privately placed	14,866	(132)	2,015	16	—	—
Foreign government	—	—	5,164	165	—	—
RMBS
U.S. government sponsored entities (“U.S. Agency”)	10,644	510	—	—	—	—
Prime residential mortgage-backed securities (“Prime”)	827	11	—	—	345	6
Alt-A residential mortgage-backed securities (“Alt-A”)	—	—	—	—	—	—
CMBS	590	4	—	—	—	—

Total fixed income securities	$102,300	$3,479	$35,272	$854	$84,982	$2,384

	Baa		Total
	Fair value	Unrealized gain/(loss)	Fair value	Unrealized gain/(loss)
U.S. government and agencies	$—	$—	$73,846	$3,056
Municipal	—	—	2,769	270
Corporate
Public	57,830	(653)	169,318	2,158
Privately placed	5,778	(251)	22,659	(367)
Foreign government	—	—	5,164	165
RMBS
U.S. Agency	—	—	10,644	510
Prime	1,165	18	2,337	35
Alt-A	1,469	39	1,469	39
CMBS	2,086	84	2,676	88

Total fixed income securities	$68,328	$(763)	$290,882	$5,954

RMBS and CMBS are structured securities that are primarily collateralized by residential and commercial real estate loans. The cash flows from the underlying collateral paid to the securitization trust are generally applied in a pre-determined order and are designed so that each security issued by the trust, typically referred to as a “class”, qualifies for a specific original rating. For example, the “senior” portion or “top” of the capital structure, or rating class, which would originally qualify for a rating of Aaa typically has priority in receiving principal repayments on the underlying collateral and retains this priority until the class is paid in full. In a sequential structure, underlying collateral principal repayments are directed to the most senior rated Aaa class in the structure until paid in full, after which principal repayments are directed to the next most senior Aaa class in the structure until it is paid in full. Senior Aaa classes generally share any losses from the underlying collateral on a pro-rata basis after losses are absorbed by classes with lower original ratings. The payment priority and class subordination included in these securities serves as credit enhancement for holders of the senior or top portions of the structures. These securities continue to retain the payment priority features that existed at the origination of the securitization trust. Other forms of credit enhancement may include structural features embedded in the securitization trust, such as overcollateralization, excess spread and bond insurance. The underlying collateral can have fixed interest rates, variable interest rates (such as adjustable rate mortgages) or may contain features of both fixed and variable rate mortgages.

RMBS totaled $14.5 million as of December 31, 2013, with an unrealized net capital gain of $584 thousand. The RMBS portfolio is subject to interest rate risk, but unlike other fixed income securities, is additionally subject to significant prepayment risk from the underlying residential mortgage loans. RMBS consists of a U.S. Agency portfolio having collateral issued or guaranteed by U.S. government agencies and a non-agency portfolio consisting of securities collateralized by Prime and Alt-A loans. The non-agency portfolio totaled $3.8 million as of December 31, 2013, with an unrealized net capital gain of $74 thousand.

CMBS totaled $2.7 million as of December 31, 2013, with an unrealized net capital gain of $88 thousand. The CMBS portfolio is subject to credit risk and has a sequential paydown structure. All of the CMBS investments are traditional conduit transactions collateralized by commercial mortgage loans, broadly diversified across property types and geographical area.

Short-term investments Our short-term investment portfolio was $56.0 million as of December 31, 2013.

Unrealized net capital gains totaled $6.0 million as of December 31, 2013 compared to $21.2 million as of December 31, 2012. The decline was primarily due to increasing risk-free interest rates. The following table presents unrealized net capital gains and losses as of December 31.

($ in thousands)	2013	2012
U.S. government and agencies	$3,056	$5,659
Municipal	270	401
Corporate	1,791	13,144
Foreign government	165	265
RMBS	584	1,498
CMBS	88	268

Fixed income securities	5,954	21,235
Short-term investments	—	1

Unrealized net capital gains and losses, pre-tax	$5,954	$21,236

The unrealized net capital gain for the fixed income portfolio totaled $6.0 million and comprised $10.0 million of gross unrealized gains and $4.1 million of gross unrealized losses as of December 31, 2013. This is compared to an unrealized net capital gain for the fixed income portfolio totaling $21.2 million, comprised of $21.3 million of gross unrealized gains and $29 thousand of gross unrealized losses as of December 31, 2012.

Gross unrealized gains and losses on fixed income securities by type and sector as of December 31, 2013 are provided in the following table.

($ in thousands)	Amortized cost	Gross unrealized		Fair value
		Gains	Losses
Corporate:
Consumer goods (cyclical and non-cyclical)	$51,443	$1,834	$(1,665)	$51,612
Capital goods	26,938	383	(917)	26,404
Technology	19,870	179	(503)	19,546
Communications	7,005	—	(299)	6,706
Basic industry	15,974	353	(230)	16,097
Banking	14,482	782	(47)	15,217
Financial services	10,311	647	(38)	10,920
Energy	11,073	446	—	11,519
Utilities	14,960	1,034	—	15,994
Transportation	8,130	126	—	8,256
Other	10,000	—	(294)	9,706

Total corporate fixed income portfolio	190,186	5,784	(3,993)	191,977

U.S. government and agencies	70,790	3,113	(57)	73,846
Municipal	2,499	270	—	2,769
Foreign government	4,999	165	—	5,164
RMBS	13,866	584	—	14,450
CMBS	2,588	88	—	2,676

Total fixed income securities	$284,928	$10,004	$(4,050)	$290,882

The consumer goods, capital goods and technology sectors had the highest concentration of gross unrealized losses in our corporate fixed income securities portfolio as of December 31, 2013. In general, the gross unrealized losses are principally related to increasing risk-free interest-rates or widening credit spreads remain since the time of initial purchase.

Net investment income The following table presents net investment income for the years ended December 31.

($ in thousands)	2013	2012	2011
Fixed income securities	$11,545	$12,138	$12,133
Short-term investments	23	20	11

Investment income, before expense	11,568	12,158	12,144
Investment expense	(633)	(568)	(308)

Net investment income	$10,935	$11,590	$11,836

Net investment income decreased 5.7% or $655 thousand in 2013 compared to 2012, after decreasing 2.1% or $246 thousand in 2012 compared to 2011. The decline in both years was due to lower yields.

Realized capital gains and losses Realized capital gains and losses netted to zero in 2013 with gains from sales offsetting impairment write-downs. We recognized realized capital gains of $626 thousand and $2.1 million in 2012 and 2011, respectively, primarily related to sales of investments.

Cash As of December 31, 2013, our cash balance was $5.1 million compared to $13.1 million as of December 31, 2012. Fluctuations in our cash flows generally result from differences in the timing of reinsurance payments to and from ALIC and payments to affiliates.

Reinsurance recoverable, contractholder funds and reserve for life-contingent contract benefits Under GAAP, when reinsurance contracts do not relieve the ceding company of legal liability to contractholders, the ceding company is required to report reinsurance recoverables arising from these contracts separately as assets. The liabilities for the contracts are reported as contractholder funds, reserve for life-contingent contract benefits, or separate accounts liabilities depending on the characteristics of the contracts. We reinsure certain reserve liabilities with ALIC, LB Re or non-affiliated reinsurers. Reinsurance recoverables and the related reserve for life-contingent contract benefits and contractholder funds are reported separately in the Statements of Financial Position, while the assets which support the separate accounts liabilities are reflected as separate accounts assets.

As of December 31, 2013, contractholder funds decreased to $13.12 billion from $14.26 billion as of December 31, 2012 as a result of new and additional deposits on fixed annuities and interest-sensitive life policies and interest credited to contractholder funds being more than offset by surrenders, withdrawals, benefit payments and related contract charges. The reserve for life-contingent contract benefits increased to $3.56 billion as of December 31, 2013 from $3.42 billion as of December 31, 2012 primarily due to increases in long-term care insurance reserves and sales of traditional life insurance, partially offset by benefits paid and policy lapses. Reinsurance recoverables from ALIC and affiliates decreased by $1.04 billion and reinsurance recoverables from non-affiliates increased $42.9 million.

We purchase reinsurance after evaluating the financial condition of the reinsurer, as well as the terms and price of coverage. As of December 31, 2013, 95% of reinsurance recoverables due from non-affiliated companies were reinsured under uncollateralized reinsurance agreements with companies that had a financial strength rating of A- or above, as measured by S&P. In certain cases, these ratings refer to the financial strength of the affiliated group or parent company of the reinsurer. We continuously monitor the creditworthiness of reinsurers in order to determine our risk of recoverability on an individual and aggregate basis, and a provision for uncollectible reinsurance is recorded if needed. No amounts have been deemed unrecoverable in the three years ended December 31, 2013.

MARKET RISK

Market risk is the risk that we will incur losses due to adverse changes in interest rates and credit spreads. We also have certain exposures to changes in equity prices in our equity-indexed annuities and separate accounts liabilities.

Overview In formulating and implementing guidelines for investing funds, we seek to earn returns that contribute to attractive and stable profits and long-term capital growth.

We use quantitative and qualitative market-based approaches to measure, monitor and manage market risk. We evaluate our exposure to market risk through the use of multiple measures including but not limited to duration, value-at-risk, scenario analysis and sensitivity analysis. Duration measures the price sensitivity of assets to changes in interest rates. For example, if interest rates increase 100 basis points, the fair value of an asset with a duration of 5 is expected to decrease in value by 5%. Value-at-risk is a statistical estimate of the probability that the change in fair value of a portfolio will exceed a certain amount over a given time horizon. Scenario analysis estimates the potential changes in the fair value of a portfolio that could occur under different hypothetical market conditions defined by changes to multiple market risk factors: interest rates and credit spreads. Sensitivity analysis estimates the potential changes in the fair value of a portfolio that could occur under different hypothetical shocks to a market risk factor. In general, we establish investment portfolio asset allocation and market risk limits based upon a combination of duration, value-at-risk, scenario analysis and sensitivity analysis. The asset allocation limits place restrictions on the total funds that may be invested within an asset class. Comprehensive day-to-day management of market risk within defined tolerance ranges occurs as portfolio managers buy and sell within their respective markets based upon the acceptable boundaries established by investment policies.

Interest rate risk is the risk that we will incur a loss due to adverse changes in interest rates relative to the characteristics of our interest bearing assets. This risk arises from our investment in interest-sensitive assets. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk-free reference yields.

One of the measures used to quantify interest rate exposure is duration. To calculate duration, we project asset cash flows and calculate their net present value using a risk-free market interest rate adjusted for credit quality, sector attributes, liquidity and other specific risks. Duration is calculated by revaluing these cash flows at alternative interest rates and determining the percentage change in aggregate fair value. The projections include assumptions (based upon historical market experience and our experience) that reflect the effect of changing interest rates on the prepayment, lapse, leverage and/or option features of instruments, where applicable. The preceding assumptions relate primarily to mortgage-backed securities, and municipal and corporate obligations. Our asset duration was 3.87 and 3.88 as of December 31, 2013 and 2012, respectively.

Based upon the information and assumptions used in the duration calculation, and interest rates in effect as of December 31, 2013, we estimate that a 100 basis point immediate, parallel increase in interest rates (“rate shock”) would decrease the net fair value of the assets by $11.2 million, compared to $12.4 million as of December 31, 2012. The selection of a 100 basis point immediate, parallel change in interest rates should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

To the extent that conditions differ from the assumptions we used in these calculations, duration and rate shock measures could be significantly impacted. Additionally, our calculations assume that the current relationship between short-term and long-term interest rates (the term structure of interest rates) will remain constant over time. As a result, these calculations may not fully capture the effect of non-parallel changes in the term structure of interest rates and/or large changes in interest rates.

Credit spread risk is the risk that we will incur a loss due to adverse changes in credit spreads (“spreads”). This risk arises from our investment in spread-sensitive fixed income assets.

We manage the spread risk in our assets. One of the measures used to quantify this exposure is spread duration. Spread duration measures the price sensitivity of the assets to changes in spreads. For example, if spreads increase 100 basis points, the fair value of an asset exhibiting a spread duration of 5 is expected to decrease in value by 5%.

Spread duration is calculated similarly to interest rate duration. As of December 31, 2013, the spread duration of assets was 3.98, compared to 3.86 as of December 31, 2012. Based upon the information and assumptions we use in this spread duration calculation, and spreads in effect as of December 31, 2013, we estimate that a 100 basis point immediate, parallel increase in spreads across all asset classes, industry sectors and credit ratings (“spread shock”) would decrease the net fair value of the assets by $10.6 million, compared to $10.9 million as of December 31, 2012. The selection of a 100 basis point immediate parallel change in spreads should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

Equity price risk is the risk that we will incur losses due to adverse changes in the general levels of the equity markets. As of December 31, 2013 and 2012, we had separate accounts assets related to variable annuity and variable life contracts with account values totaling $1.70 billion and $1.63 billion, respectively. Equity risk exists for contract charges based on separate account balances and guarantees for death and/or income benefits provided by our variable products. All variable life and annuity contract charges and fees, liabilities and benefits, including guarantees for death and/or income benefits, are ceded to ALIC in accordance with the reinsurance agreements, thereby limiting our equity risk exposure. In 2006, ALIC disposed of substantially all of its variable annuity business through reinsurance agreements with The Prudential Insurance Company of America, a subsidiary of Prudential Financial Inc. and therefore mitigated this aspect of ALIC’s risk. The Company was not a direct participant of this agreement and its reinsurance agreements with ALIC remain unchanged.

As of December 31, 2013 and 2012 we had $2.26 billion and $2.85 billion, respectively, in equity-indexed annuity liabilities that provide customers with interest crediting rates based on the performance of the S&P 500. All contract charges and fees, and liabilities and benefits related to the equity-indexed annuity liabilities are ceded to ALIC in accordance with the reinsurance agreements, thereby limiting our equity risk exposure.

CAPITAL RESOURCES AND LIQUIDITY

Capital resources consist of shareholder’s equity. The following table summarizes our capital resources as of December 31.

($ in thousands)	2013	2012	2011
Common stock, retained income and additional capital paid-in	$339,825	$332,715	$324,772
Accumulated other comprehensive income	3,870	13,803	13,556

Total shareholder’s equity	$343,695	$346,518	$338,328

Shareholder’s equity decreased in 2013 due to decreased unrealized net capital gains, partially offset by net income. Shareholder’s equity increased in 2012 due to net income and increased unrealized net capital gains.

Financial ratings and strength Prior to the July 17, 2013 announcement of the pending sale of Lincoln Benefit to Resolution Life Holdings, Inc, we shared the insurance financial strength ratings of our parent, ALIC, as the majority of our business is reinsured to ALIC. ALIC’s financial strength ratings as of December 31, 2013 are A+ from A.M. Best Company, Inc., A+ from Standard & Poor’s Ratings Services, and A1 from Moody’s Investors Service, Inc. ALIC’s ratings are influenced by many factors including operating and financial performance, asset quality, liquidity, asset/liability management, overall portfolio mix, financial leverage (i.e., debt), exposure to risks, the current level of operating leverage and Allstate Insurance Company’s ratings.

Subsequent to the announcement of the pending sale of Lincoln Benefit, the rating agencies initiated reviews of Lincoln Benefit’s ratings and outlook. Moody’s downgraded Lincoln Benefit from A1 to Baa1 and revised the rating outlook from stable to negative. Both the rating and outlook will be finalized after the transaction closes. S&P downgraded Lincoln Benefit from A+ to BBB+ and placed LBL on CreditWatch negative. Both the rating and CreditWatch will be finalized after the transaction closes. A.M. Best placed Lincoln Benefit’s rating under review with negative implications, pending a final determination on both the rating and outlook after the transaction closes.

The NAIC has developed a set of financial relationships or tests known as the Insurance Regulatory Information System to assist state regulators in monitoring the financial condition of insurance companies and identifying companies that require special attention or actions by insurance regulatory authorities. The NAIC analyzes financial data provided by insurance companies using prescribed ratios, each with defined “usual ranges”. Generally, regulators will begin to monitor an insurance company if its ratios fall outside the usual ranges for four or more of the ratios. If an insurance company has insufficient capital, regulators may act to reduce the amount of insurance it can issue. Our ratios are within these ranges.

Liquidity sources and uses Our potential sources of funds principally include the following.

•	Receipt of insurance premiums

•	Contractholder fund deposits

•	Reinsurance recoveries

•	Receipts of principal and interest on investments

•	Sales of investments

•	Intercompany loans

•	Capital contributions from parent

Our potential uses of funds principally include the following.

•	Payment of contract benefits, surrenders and withdrawals

•	Reinsurance cessions and payments

•	Operating costs and expenses

•	Purchase of investments

•	Repayment of intercompany loans

•	Dividends to parent

•	Tax payments/settlements

Cash flows As reflected in our Statements of Cash Flows, net cash provided by operating activities was $16 thousand, $15.0 million and $10.9 million in 2013, 2012 and 2011, respectively. Fluctuations in net cash provided by operating activities primarily occur as a result of changes in net investment income and differences in the timing of reinsurance payments to and from ALIC and payments to affiliates.

Under the terms of reinsurance agreements, all premiums and deposits, excluding variable annuity and life contract deposits allocated to separate accounts and those reinsured to non-affiliated reinsurers, are transferred to ALIC, which maintains the investment portfolios supporting our products. Payments of contractholder claims, benefits, contract surrenders and withdrawals and certain operating costs (excluding investment-related expenses), are reimbursed by ALIC, under the terms of the reinsurance agreements. We continue to have primary liability as a direct insurer for risks reinsured. Our ability to meet liquidity demands is dependent on reinsurers’ ability to meet those obligations under the reinsurance programs.

Our ability to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends without the prior approval of the state insurance regulator is limited by Nebraska law to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. The maximum amount of dividends that we can pay during 2014 without prior approval of the Nebraska Department of Insurance is $33.2 million.

Contractual obligations Due to the reinsurance agreements that we have in place, certain contractual obligations are ceded to ALIC, LB Re and other non-affiliated reinsurers.

REGULATION AND LEGAL PROCEEDINGS

We are subject to extensive regulation and we are involved in various legal and regulatory actions, all of which have an effect on specific aspects of our business. For a detailed discussion of the legal and regulatory actions in which we are involved, see Note 9 of the financial statements.

PENDING ACCOUNTING STANDARDS

There are several pending accounting standards that we have not implemented because the implementation date has not yet occurred. For a discussion of these pending standards, see Note 2 of the financial statements.

The effect of implementing certain accounting standards on our financial results and financial condition is often based in part on market conditions at the time of implementation of the standard and other factors we are unable to determine prior to implementation. For this reason, we are sometimes unable to estimate the effect of certain pending accounting standards until the relevant authoritative body finalizes these standards or until we implement them.

Item 11(i). Changes in or disagreements with accountants

(none)

Item 11(j). Quantitative and Qualitative Disclosures About Market Risk

Information required for Item 11(j) is incorporated by reference to the material under the caption “Market Risk” in Item 11(h) of this report.

Item 11(k). Directors and executive officers

The directors of Lincoln Benefit are elected at each annual meeting of shareholders, for a term of one year. The biographies of each of the directors and executive officers as of April 4, 2014 are included below.

Clive Cowdery, 50, has been a director since April 2014. Mr. Cowdery is also a director and President of Resolution Life GP Ltd and a director of both Resolution Life Holdings, Inc. and Resolution Life, Inc. He is the founder of The Resolution Group and a director of Resolution Limited. Before founding Resolution in 2003, Mr. Cowdery served as Chairman and Chief Executive of GE Insurance Holdings. Mr. Cowdery currently serves as a director of Friends Life Group PLC and Prospect Publishing Limited, and he is the founder and chairman of the Resolution Foundation, a charitable organization dedicated to improving living standards for the 15 million people in Britain on low and middle incomes.

Jon Hack, 46, has been a director since April 2014. Mr. Hack is also a director of Resolution Life Holdings, Inc. and a director of Resolution Life, Inc. He currently serves as the Managing Partner for The Resolution Group. Prior to joining Resolution in 2009, Mr. Hack was a Managing Director and Head of European Financial Institutions Group for Lazard. Mr. Hack qualified as a chartered accountant in 1992 and is a member of The Institute of Chartered Accountants in England & Wales.

Ann Frohman, 50, has been a director since April 2014. Ms. Frohman is also a director of Resolution Life Holdings, Inc. and a director of Resolution Life, Inc. Ms. Frohman is currently self-employed at Frohman Law Office LLC, a law and government relations firm. From December 2010 to March 2012, Ms. Frohman served as Senior Vice President, Government and Industry for Physicians Mutual and Physicians Life Insurance Companies. Prior to that, Ms. Frohman held a number of leadership positions with the Nebraska Department of Insurance, including Director. Ms. Frohman is a licensed attorney with the Nebraska State Bar Association. Ms. Frohman has advised Resolution on issues of Nebraska law from time to time and expects to do so in the future.

Robert Stein, 65, has been a director since April 2014. Mr. Stein is also a director of Resolution Life Holdings, Inc. and a director of Resolution Life, Inc. From November 1976 to September 2011, Mr. Stein held various positions at Ernst & Young, including Partner. He currently serves on the boards of directors of Assurant, Inc. and Aviva plc. Mr. Stein is an actuary and a Certified Public Accountant. He is a Fellow of the Society of Actuaries and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Grace Vandecruze, 50, has been a director since April 2014. Ms. Vandecruze is also a director of Resolution Holdings, Inc. and Resolution Life, Inc. Since 2006, Ms. Vandecruze has been employed with Grace Global Capital LLC, where she currently serves as Managing Director. Prior to that, she served as Managing Director at Fox-Pitt, Kelton and Vice President at Head & Company LLC. Ms. Vandecruze is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Richard Carbone, 66, has been a director since April 2014. Mr. Carbone is also a director of Resolution Life Holdings, Inc. and a director of Resolution Life, Inc. Prior to joining Lincoln Benefit, Mr. Carbone served as Executive Vice President and Chief Financial Officer at Prudential Financial, Inc. and The Prudential Insurance Company of America. He also served as Senior Vice President and Chief Financial Officer of Prudential Financial, Inc. from November 2001 to January 2008 and Senior Vice President and Chief Financial Officer of The Prudential Insurance Company of America from July 1997 to January 2008. Prior to that, Mr. Carbone held various leadership roles at Salomon, Inc., Bankers Trust New York Corporation and Bankers Trust Company. Mr. Carbone is a member of the board of directors for E*Trade Financial Corporation.

W. Weldon Wilson, 53, has been a director, Chief Executive Officer and Secretary since 2014. Mr. Wilson also serves as a director, Chief Executive Officer and Secretary for Resolution Life Holdings, Inc. and Resolution Life, Inc. He is currently self-employed with Wilson Roberts Consulting, Inc. From July 1991 to December 2009, Mr. Wilson held various positions at Swiss Reinsurance Company, including Chief Executive Officer, President and Director of Swiss Re Life & Health America, Inc. Mr. Wilson also serves as a director of the American Council of Life Insurers. He is a licensed attorney with the State Bar of Texas.

Robyn Wyatt, 49, has been Executive Vice President, Chief Financial Officer and Treasurer since 2014. Ms. Wyatt also serves as Executive Vice President, Chief Financial Officer and Treasurer of both Resolution Life Holdings, Inc. and Resolution Life, Inc. From March 2002 to September 2013, Ms. Wyatt held positions with various affiliates of Swiss Reinsurance Company, including Managing Director and Chief Financial Officer of Swiss Re Life & Health America Inc. Prior to that, she served as Vice President and Chief Accountant of Manulife Financial Corporation. Ms. Wyatt is a member of the Institute of Chartered Accountants in Australia and The Canadian Institute of Chartered Accountants.

Item 11(l). Executive Compensation

Compensation Discussion and Analysis (“CD&A”)

Prior to the transaction with Resolution, executive officers of Lincoln Benefit also served as officers of other subsidiaries of The Allstate Corporation (“Allstate”) and received no compensation directly from Lincoln Benefit. They were employees of an Allstate subsidiary. Allocations were made for each named executive based on the amount of the named executive’s compensation allocated to Lincoln Benefit under the Amended and Restated Service and Expense Agreement among Allstate Insurance Company, Allstate, and certain affiliates, as amended effective January 1, 2009 (the “Service and Expense Agreement”). Those allocations are reflected in the Summary Compensation Table set forth below and in this disclosure, except where noted. The named executives may have received additional compensation for services rendered to other Allstate subsidiaries, and those amounts are not reported.

Named Executives

This CD&A describes the executive compensation program at Allstate and specifically describes total 2013 compensation for the following named executives of Lincoln Benefit:

•	Don Civgin—Chairman of the Board and Chief Executive Officer (CEO)

•	Jesse E. Merten—Senior Vice President and Chief Financial Officer (CFO)

•	Anurag Chandra—Former Executive Vice President(1)

•	Lawrence W. Dahl—Former President and Chief Operating Officer(2)

•	Wilford J. Kavanaugh—Senior Vice President

•	Harry R. Miller—Senior Vice President and Chief Risk Officer

(1)

Mr. Chandra served as Executive Vice President through October 4, 2013, at which time Mr. Chandra assumed a non-executive position within Allstate. Mr. Chandra’s employment terminated on March 31, 2014, in accordance with the Voluntary Separation Agreement and Release dated October 17, 2013 (Mr. Chandra’s “Separation Agreement”).

(2)	Mr. Dahl’s employment with Allstate terminated on August 31, 2013, in accordance with the Voluntary Separation Agreement and Release dated August 1, 2013 (Mr. Dahl’s “Separation Agreement”).

Elements of 2013 Executive Compensation Program Design

The following table lists the elements of target direct compensation for Allstate’s 2013 executive compensation program. The program uses a mix of fixed and variable compensation elements and provides alignment with both short- and long-term business goals through annual and long-term incentives. Allstate’s incentives are designed to drive overall corporate performance, specific business unit strategies, and individual performance using performance and operational measures that Allstate correlates to stockholder value, and these incentives align with Allstate’s strategic vision and operating priorities. The Compensation and Succession Committee (the “Committee”) of the Allstate Board of Directors establishes the performance measures and ranges of performance for the variable compensation elements for overall company incentive compensation awards. An individual’s participation in Allstate incentives is based on market based compensation levels, leadership responsibilities, and experience.

	Element	Key Characteristics	Why Allstate Pays This Element	How Allstate Determines Amount

Fixed	Base salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Provide a base level of competitive cash compensation for executive talent.	Experience, job scope, market data, and individual performance.

Variable	Annual incentive awards	Variable compensation component payable in cash based on performance against annually established goals and assessment of individual performance.	Motivate and reward executives for performance on key strategic, operational, and financial measures during the year.

A corporate-wide funding pool is based on performance on three measures:

•   Adjusted Operating Income

•   Total Premiums

•   Net Investment

Income Individual awards are based on job scope, market data, and individual performance.

	Restricted stock units	RSUs vest over four years; 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates.	Align the interests of executives with long-term shareholder value and serve to retain executive talent.	Job scope, market data, and individual performance.
	Performance stock awards	PSAs vest on the third anniversary of the grant date.	Align the interests of senior executives with long-term stockholder value and serve to retain executive talent.	Target awards based on job scope, market data, and individual performance. Earned awards based on Allstate performance on Annual Adjusted Operating Income Return on Equity with a requirement of positive Net Income for any payout above target.
	Stock options	Nonqualified stock options that expire in ten years and become exercisable over four years; 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates.	Align the interests of executives with long-term stockholder value and serve to retain executive talent.	Job scope, market data, and individual performance.

Compensation Practices

Peer Benchmarking

Allstate monitors performance toward goals throughout the year and reviews executive compensation program design and executive pay levels annually. As part of that evaluation, Allstate considers available data regarding compensation paid to similarly-situated executives at companies against which it competes for executive talent. With respect to the compensation program for 2013, the Committee considered compensation data for the peer companies listed below for Mr. Civgin as well as compensation information from certain S&P 100 companies with fiscal 2012 revenue of between $15 billion and $60 billion with which Allstate competes for executive talent. The Committee reviews the composition of the peer group annually with the assistance of its compensation consultant, Compensation Advisory Partners. The following table reflects the peer group used for 2013 compensation benchmarking.

PEER INSURANCE COMPANIES(1)

Company Name	Revenue ($ in billions)	Market Cap ($ in billions)	Assets ($ in billions)	Premiums ($ in billions)	Property and Casualty Insurance Products	Life Insurance and Financial Products
ACE Ltd.	19.2	35.2	94.5	16.6	✓
AFLAC Inc.	23.9	30.7	121.3	20.1		✓
The Chubb Corporation	13.9	24.0	50.4	12.1	✓
The Hartford Financial Services Group, Inc.	26.2	16.4	277.9	15.4	✓	✓
Lincoln National Corporation	12.0	13.6	236.9	6.8		✓
Manulife Financial Corporation	16.0	34.3	454.2	16.0		✓
MetLife Inc.	68.2	60.5	885.3	47.1	✓	✓
The Progressive Corporation	18.2	16.2	24.4	17.1	✓
Prudential Financial, Inc.	41.5	42.7	731.8	31.7		✓
The Travelers Companies, Inc.	26.2	32.0	103.8	22.6	✓
Allstate	34.5	24.5	123.5	30.0	✓	✓
Allstate Ranking Relative to Peers:
—Property and Casualty Insurance	2 of 7	4 of 7	3 of 7	2 of 7
—Life Insurance and Financial Products	3 of 7	5 of 7	6 of 7	3 of 7
—All Peer Insurance Companies	3 of 11	7 of 11	6 of 11	3 of 11
(1)	Information as of year-end 2013.

With respect to the named executives other than Mr. Civgin, Allstate management considered compensation surveys that provided information on companies of broadly similar size and business mix as Allstate, as well as companies with a broader market context. The compensation surveys considered include the McLagan Insurance Sales & Marketing Survey, Towers Watson Diversified Insurance Survey, the Towers Watson General Industry Study, and the Frederic W. Cook General Industry Study. The weight given to information obtained from these sources varied depending on the position being evaluated. The Towers Watson Diversified Insurance Survey includes insurance companies with assets greater than $125 billion. The Towers Watson General Industry Study includes companies with revenues greater than $20 billion.

Salary

The salary of Mr. Civgin is set by the Allstate Board of Directors based on the Committee’s recommendations, as was Mr. Chandra’s during his tenure as Executive Vice President of Lincoln Benefit. The salaries of the other named executives are set by Allstate management. In recommending executive base salary levels, Allstate uses the 50th percentile of its peer insurance companies as a guideline for Mr. Civgin and the 50th percentile of insurance and general industry data as a guideline for the other named executives, which enables Allstate to compete effectively for executive talent. Annual merit increases for the named executives are based on evaluations of their performance using the enterprise-wide merit increase budget as a guideline.

•	The average enterprise-wide merit and promotional increases are based on a combination of U.S. general and insurance industry market data and are set at levels intended to be competitive.

•

The base salaries for each named executive were reviewed in February of 2013. Mr. Civgin’s salary was not adjusted. Allstate established a new base salary for each other named executive based on individual performance and in line with the enterprise-wide merit increase.

Annual Cash Incentive Awards

In 2013 named executives could earn an annual cash incentive award based on Allstate’s achievement of performance measures during the year and assessments of individual performance.

For Mr. Civgin, the maximum award that could be earned was an amount equal to 15% of the 162(m) pool (but in no event greater than the $8.5 million maximum set forth in the Annual Executive Incentive Plan). The Committee retained complete discretion to pay less than this maximum amount. None of the named executive other than Mr. Civgin participate in the 162(m) pool. For a description of how the 162(m) pool is calculated, see page 63.

Long-term Equity Incentive Awards

Allstate grants equity awards to executives based on scope of responsibility, consistent with Allstate’s philosophy that a significant amount of executive compensation should be in the form of equity and that a greater percentage of compensation should be tied to performance for executives who bear higher levels of responsibility for Allstate’s performance. Additionally, from time to time, equity awards are also granted to attract new executives. Allstate annually reviews the mix of equity incentives provided to the named executives. For Messrs. Civgin, and Chandra, beginning with awards made in 2012, the mix of equity incentives changed to 50% performance stock awards and 50% stock options. Allstate believes stock options are a form of performance-based incentive compensation because they require stock price appreciation to deliver any value to an executive, while performance stock awards provide direct alignment with stockholder interests. Other employees eligible for equity incentive awards, including the named executives other than Messrs. Civgin and Chandra, had the choice of receiving the value of their February equity incentive awards in the following proportions between stock options and restricted stock units:

•	25% stock options and 75% restricted stock units;

•	50% stock options and 50% restricted stock units; or

•	75% stock options and 25% restricted stock units.

The elections are reflected in the Grants of Plan-Based Awards at Fiscal Year-End 2013 table.

Timing of Equity Awards and Grant Practices

Typically, the Committee approves grants of equity awards during a meeting in the first fiscal quarter. The timing allows the Committee to align awards with Allstate’s annual performance and business goals. Throughout the year, the Committee may grant equity incentive awards to newly hired or promoted Allstate executive officers.

The Committee approves grants of equity awards to Allstate executive officers. Under authority delegated by Allstate’s Board of Directors and the Committee, an equity award committee may grant to employees other than Allstate executive officers restricted stock units and stock options to newly hired and promoted executives and in recognition of outstanding achievements. At each regularly scheduled meeting the Committee reviews equity awards granted by the equity award committee. The grant date for awards to newly hired or promoted executives is fixed as the first business day of a month following the later of committee action or the date of hire or promotion.

Performance Measures for 2013

Annual Cash Incentive Awards

Since Allstate created a corporate funding pool for annual executive incentive awards in 2011, the Committee has not exercised discretion to increase the amount of the pool beyond the calculated amount. During the first quarter of the year, the Committee establishes the measures that determine the aggregate amount of funds in the pool available to be paid as awards for that year. The Committee used discretion to determine the amount of Mr. Civgin’s award paid from the pool. The amount of the award, if any, paid from the pool to each other named executive was determined by Allstate senior management. Awards are paid in the following year.

The total funding for 2013 annual incentive awards was calculated based on three measures: Adjusted Operating Income, Total Premiums, and Net Investment Income. All of these measures are defined on pages 85-86.

(1)

Percentages are based on compensation of eligible employees in each area of responsibility and 2013 results for each performance measure. For treatment of catastrophe losses in the funding calculation, see discussion of performance measures on pages 85-86.

The Committee set performance measure targets based on Allstate’s 2013 operating plan, after extensive review. Its decisions on threshold and maximum ranges were then informed by probability testing and operational performance scenarios.

In the event of a net loss, the corporate funding pool would have been reduced by 50% of actual performance for Mr. Civgin. For example, if performance measures ordinarily would fund the corporate pool at 60% and there was a net loss then the corporate pool would be funded at 30%. This mechanism would have prevented a misalignment between pay and performance in the event of a natural catastrophe or extreme financial market conditions.

Actual performance on the three performance measures determines the overall funding level of the corporate pool and the aggregate total award budget for eligible employees. Individual awards are based on individual performance in comparison to position-specific compensation targets and overall company performance. The sum of individual awards did not exceed the total corporate pool. (See statement regarding awards in chart on page 63.)

The ranges of performance and 2013 actual results for the three performance measure are shown in the following table.

2013 Annual Cash Incentive Award Performance Measures
Measure	Threshold		Target	Maximum	Actual Results
Adjusted Operating Income (in millions)	$1,500		$1,900	$2,300	$2,315
Total Premiums (in millions)	$29,600		$30,000	$30,400	$30,510
Net Investment Income (in millions)	$3,400		$3,600	$3,750	$3,941
Payout Percentages
CEO	50%	*	100%	200%	200% payout
Other Named Executives	50%	*	100%	250%	250% payout
*	Actual performance below threshold results in a 0% payout.

Performance Stock Awards

In 2013 Allstate granted Messrs. Civgin and Chandra performance stock awards (PSAs), tied to achievement of performance measures, that align compensation with stockholder interests.

In March 2012 and February 2013, Messrs. Civgin and Chandra were awarded a target number of PSAs. The PSAs have a three-year performance cycle. For the 2012-2014 and 2013-2015 performance cycles, the number of PSAs which become earned and vested at the end of each three-year performance cycle depends on Allstate’s annual adjusted operating income return on equity attained during each year of the performance cycle. Annual adjusted operating income return on equity measure (“Adjusted Operating Income ROE”) is defined on page 87. Adjusted Operating Income for PSAs includes a minimum or maximum amount of after-tax catastrophe losses if actual catastrophe losses are less than or exceed those amounts, respectively, which serves to decrease volatility and stabilize the measure by limiting the impact of catastrophe losses. The Committee selected Adjusted Operating Income ROE as the performance measure because it -

•	Measures performance in a way that is tracked and understood by investors.

•	Captures both income and balance sheet impacts, including capital management actions.

•	Provides a useful gauge of overall performance while limiting the effects of factors management cannot influence, such as extreme weather conditions.

•	Correlates to changes in long-term stockholder value.

For the 2012-2014 and 2013-2015 performance cycles, performance is measured in three separate one-year periods. The actual number of PSAs earned for each measurement period varies from 0% to 200% of that period’s target PSAs based on Adjusted Operating Income ROE for the performance cycle and measurement period.

The Committee required positive net income in order for the executives to earn PSAs based on Adjusted Operating Income ROE above target. If Allstate has a net loss in a measurement period, the number of PSAs earned would not exceed target, regardless of the Adjusted Operating Income ROE. This hurdle was included to prevent misalignment between Allstate reported net income and the PSAs earned based on the Adjusted Operating Income ROE result. This situation could occur if, for example, catastrophe losses or capital losses that are not included in Adjusted Operating Income ROE caused Allstate to report a net loss for the period.

At the end of each measurement period, the Committee certifies the level of Allstate’s Adjusted Operating Income ROE achievement, as well as the resulting number of PSAs earned by each named executive for that measurement period. The Committee does not have the discretion to adjust the performance achievement upward for any measurement period. PSAs earned will vest following the end of the three year performance cycle, subject to continued employment (other than in the event of death, disability, retirement, or a qualifying termination following a change in control).

Adjusted Operating Income ROE is the measure used for PSAs. For a description of how this measure is calculated for each performance cycle, see page 87. The measurement periods and levels of Adjusted Operating Income ROE needed to earn the threshold, target, and maximum number of PSAs for the measurement period as well as actual results are set forth in the table below. The annually increasing performance goals are consistent with Allstate’s return objectives and recognize the inherent earnings volatility of Allstate’s business.

Performance Stock Awards Ranges of Performance
Annual Adjusted Operating Income Return on Equity	Threshold	Target	Maximum	Actual Results
2012-2014 PSA Performance Cycle
Measurement Period 2012	4.0%	10.0%	11.5%	12.3%
Measurement Period 2013	4.5%	10.5%	12.25%	13.1%
Measurement Period 2014	5.0%	11.0%	13.0%	To be determined in 2015
2013-2015 PSA Performance Cycle
Measurement Period 2013	6.0%	11.0%	12.5%	13.4%
Measurement Period 2014	6.0%	12.0%	13.5%	To be determined in 2015
Measurement Period 2015	6.0%	13.0%	14.5%	To be determined in 2016
Payout	0%	100%	200%

		Subject to positive net income hurdle

The following table shows the target number of PSAs granted to Messrs. Civgin, Merten, Chandra, Dahl, Kavanaugh, and Miller for the 2013-2015 and 2012-2014 performance cycles, the target number of PSAs for the 2013 and 2012 measurement periods, and the number of PSAs earned based on achievement of the performance measure.

2012-2014 Performance Cycle
		2012 Measurement Period			2013 Measurement Period			2014 Measurement Period
Named Executive	Target Number of PSAs for 2012-2014 Performance Cycle	Target Number of PSAs	Actual Result	Number of PSAs Earned	Target Number of PSAs	Actual Result	Number of PSAs Earned	Target Number of PSAs	Actual Result	Number of PSAs Earned
Mr. Civgin	8,151	2,717	Maximum	5,434	2,717	Maximum	5,434	To be determined in 2015.
Mr. Merten	N/A
Mr. Chandra	5,342	1,780	Maximum	3,560	1,781	Maximum	3,562	To be determined in 2015.
Mr. Dahl	N/A							0
Mr. Kavanaugh	N/A
Mr. Miller	N/A

2013-2015 Performance Cycle
		2013 Measurement Period			2014 Measurement Period			2015 Measurement Period
Named Executive	Target Number of PSAs for 2013-2015 Performance Cycle	Target Number of PSAs	Actual Result	Number of PSAs Earned	Target Number of PSAs	Actual Result	Number of PSAs Earned	Target Number of PSAs	Actual Result	Number of PSAs Earned
Mr. Civgin	6,124	2,041	Maximum	4,082	To be determined in 2015.			To be determined in 2016.
Mr. Merten	N/A
Mr. Chandra	3,927	1,309	Maximum	2,618	To be determined in 2015.			To be determined in 2016.
Mr. Dahl	N/A						0			0
Mr. Kavanaugh	N/A
Mr. Miller	N/A

Other Elements of Compensation

To remain competitive with other employers and to attract, retain, and motivate highly talented executives and other employees, Allstate offers the benefits listed in the following table.

Benefit or Perquisite	Named Executives	Other Officers and Certain Managers		All Full-time and Regular Part-time Employees
401(k)(1) and defined benefit pension	•	•		•
Supplemental retirement benefit	•	•
Health and welfare benefits(2)	•	•		•
Supplemental long term disability	•	•
Deferred compensation	•	•	(3)
Tax preparation and financial planning services	•	•
Mobile devices, ground transportation, and personal use of aircraft(4)	•	•
(1)	Allstate contributed $.56 for every dollar of basic pre-tax deposits made in 2013 (up to 5% of eligible pay).
(2)	Including medical, dental, vision, life, accidental death and dismemberment, long term disability, and group legal insurance.

(3)	All officers are eligible for tax preparation services. Financial planning services were provided only to Messrs. Civgin and Chandra.
(4)

Ground transportation is available to Mr. Civgin and, during his tenure as Executive Vice President, Mr. Chandra. In limited circumstances approved by Allstate’s CEO, Messrs. Civgin, and Chandra were permitted to use Allstate’s corporate aircraft for personal purposes. Messrs. Civgin and Chandra did not use the corporate aircraft for personal purposes in 2013. Mobile devices are available to Allstate’s senior executives, other officers, and certain managers, and employees depending on their job responsibilities.

Retirement Benefits

Each named executive participates in two different defined benefit pension plans. The Allstate Retirement Plan (ARP) is a tax qualified defined benefit pension plan available to all of Allstate’s regular full-time and regular part-time employees who meet certain age and service requirements. The ARP provides an assured retirement income based on an employee’s level of compensation and length of service at no cost to the employee. As the ARP is a tax qualified plan, federal tax law limits (1) the amount of an individual’s compensation that can be used to calculate plan benefits and (2) the total amount of benefits payable to a plan participant on an annual basis. For certain employees, these limits may result in a lower benefit under the ARP than would have been payable otherwise. Therefore, the Supplemental Retirement Income Plan (SRIP) is used to provide ARP-eligible employees whose compensation or benefit amount exceeds the federal limits with an additional defined benefit in an amount equal to what would have been payable under the ARP if the federal limits did not exist.

Change-in-Control and Post-Termination Benefits

Consistent with Allstate’s compensation objectives, Allstate offers these benefits to attract, motivate, and retain executives. A change-in-control of Allstate could have a disruptive impact on both Allstate and its executives. Change-in-control benefits and post-termination benefits are designed to mitigate that impact and to maintain alignment between the interests of Allstate’s executives and Allstate stockholders.

Mr. Civgin is a participant in Allstate’s change-in-control severance plan (CIC Plan). The other named executives are not participants in the CIC Plan and are not party to change-in-control agreements.

The change-in-control and post-termination arrangements which are described in the Potential Payments as a Result of Termination or Change-in-Control section are not provided exclusively to the named executives. A larger group of management employees is eligible to receive many of the post-termination benefits described in that section.

Equity Ownership Guidelines

Stock ownership guidelines were instituted in 1996 that require each of the named executives to own Allstate common stock worth a multiple of base salary to link management and stockholders’ interests. The guidelines provide that an executive must hold 75% of net after-tax shares received as a result of equity compensation awards until his or her salary multiple guideline is met. The chart below shows the salary multiple guidelines and the equity holdings that count towards the requirement.

Name	Guideline	Status
Mr. Civgin	3x salary	✓ Meets guideline
Mr. Merten	2x salary	Must hold 75% of net after-tax shares until guideline is met
Mr. Chandra	2x salary	Must hold 75% of net after-tax shares until guideline is met(1)
Mr. Dahl	—	—
Mr. Kavanaugh	2x salary	Must hold 75% of net after-tax shares until guideline is met
Mr. Miller	2x salary	✓Meets guideline
(1)	Mr. Chandra was subject to stock ownership guidelines through October 4, 2013.

What Counts Toward the Guideline	What Does Not Count Toward the Guideline
• Allstate shares owned personally	• Unexercised stock options

• Shares held in the Allstate 401(k) Savings Plan	• Performance stock awards

• Restricted stock units

Allstate also has a policy on insider trading that prohibits all officers, directors, and employees from engaging in transactions in securities issued by Allstate or any of its subsidiaries that might be considered speculative or hedging, such as selling short or buying or selling options.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the named executives for all services rendered to Lincoln Benefit for the last three fiscal years, allocated to Lincoln Benefit in a manner consistent with the allocation of compensation under the Service and Expense Agreement.

NAME AND PRINCIPAL POSITION(1)	YEAR	SALARY ($)	BONUS ($)		STOCK AWARDS ($)(2)	OPTION AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(4)		ALL OTHER COMPENSATION ($)(5)	TOTAL ($)
Don Civgin
(Chairman of the
Board and Chief	2013	186,200	—		279,316	279,296	532,000	18,466	(7)	7,422	1,302,700
Executive Officer)	2012	143,520	—		197,594	197,598	416,000	10,105		5,887	970,704
Jesse E. Merten
(Senior Vice President
and Chief Financial	2013	138,303	—		62,577	62,555	338,800	7,926	(8)	9,358	619,519
Officer)	2012	77,526	—		35,032	35,018	96,695	0		14,188	258,459
Anurag Chandra	2013	174,798	149,408		179,110	179,095	0	11,317	(10)	17,602	711,330
(Former Executive Vice	2012	206,140	55,875	(6)	201,159	201,153	402,300	11,798		11,965	1,034,515
President)	2011	178,615	53,750	(6)	135,435	251,552	161,250	0		13,740	794,342
Lawrence W. Dahl	2013	188,462			48,985	49,005	0	0	(11)	720,050	1,006,502
(Former President and	2012	280,000			45,005	44,997	195,888	362,610		19,450	947,950
Chief Operating Officer)	2011	280,000			47,991	47,996	100,000	258,501		15,100	749,588
Wilford J. Kavanaugh	2013	117,128	—		82,911	30,228	146,410	2,352	(12)	9,970	388,999
(Senior Vice President)	2012	47,535	—		16,436	0	43,918	0		14,916	122,805
Harry Miller
(Senior Vice President and Chief Risk Officer)	2013	174,152	—		118,586	39,525	266,200	10,586	(9)	12,643	621,692

(1)	Messrs. Civgin, Merten, and Kavanaugh were not named executives for 2011. Mr. Miller was not a named executive for 2011 or 2012.
(2)

The aggregate grant date fair value of PSAs granted in 2013 and 2012 and restricted stock units awards granted in 2012 and 2011 are computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 (ASC 718). The fair value of PSAs and RSUs is based on the final closing price of Allstate’s stock as of the grant date, which in part reflects the payment of expected future dividends. (See note 19 to Allstate’s audited financial statements for 2013.) This amount reflects an accounting expense and does not correspond to actual value that will be realized by the named executives. The value of PSAs is based on the probable satisfaction of the performance conditions. The number of PSAs granted in 2013 to each named executive is provided in the Grants of Plan-Based Awards table. The value of the PSAs granted in 2013 at grant date share price if maximum corporate performance were to be achieved is as follows: Mr. Civgin $558,594 and Mr. Chandra $358,181.

(3)

The aggregate grant date fair value of option awards computed in accordance with FASB ASC 718. The fair value of each option award is estimated on the grant date using a binomial lattice model and the assumptions (see note 19 to Allstate’s audited financial statements for 2013) as set forth in the following table:

	2013	2012	2011
Weighted average expected term	8.2 years	9.0 years	7.9 years
Expected volatility	19.1 – 48.1%	20.2 – 53.9%	22.1 – 53.9%
Weighted average volatility	31.0%	34.6%	35.1%
Expected dividends	1.9 – 2.2%	2.2 – 3.0%	2.5 – 3.7%
Weighted average expected dividends	2.2%	2.8%	2.7%
Risk-free rate	0.0 – 2.9%	0.0 – 2.2%	0.0 – 3.5%

This amount reflects an accounting expense and does not correspond to actual value that will be realized by the named executives. The number of options granted in 2013 to each named executive is provided in the Grants of Plan-Based Awards table.

(4)

Amounts reflect the aggregate increase in actuarial value of the pension benefits as set forth in the Pension Benefits table, accrued during 2013, 2012, and 2011. These are benefits under the Allstate Retirement Plan (ARP) and the Supplemental Retirement Income Plan (SRIP). Non-qualified deferred compensation earnings are not reflected since

Allstate’s Deferred Compensation Plan does not provide above-market earnings. The pension plan measurement date is December 31. (See note 18 to Allstate’s audited financial statements for 2013.)
(5)	The All Other Compensation for 2013—Supplemental Table provides details regarding the amounts for 2013 for this column.
(6)

Pursuant to the terms of his Separation Agreement, Mr. Chandra received a cash payment in 2014 in lieu of any cash incentive award for which Mr. Chandra otherwise might have been eligible under the Allstate annual incentive plan. Mr. Chandra received a sign-on bonus, of which $53,750 was paid in 2011 and $55,875 was paid in 2012. Mr. Chandra’s start date was January 31, 2011.

(7)	Reflects the increase in the actuarial value of the benefits provided to Mr. Civgin under the ARP and SRIP of $1,448 and $17,018 respectively.
(8)

Reflects the increase in the actuarial value of the benefits provided to Mr. Merten under the ARP and SRIP of $3,237 and $4,689 respectively. As of December 31, 2013, Mr. Merten was not vested in the ARP or SRIP.

(9)

Reflects the increase in the actuarial value of the benefits provided to Mr. Miller under the ARP and SRIP of $3,353 and $7,232 respectively. As of December 31, 2013, Mr. Miller was not vested in the ARP or SRIP.

(10)

Reflects the increase in the actuarial value of the benefits provided to Mr. Chandra under the ARP and SRIP of $1,855 and $9,463 respectively. As of December 31, 2013, Mr. Chandra was not vested in the ARP or SRIP.

(11)	Reflects the increase in the actuarial value of the benefits provided to Mr. Dahl under the ARP and SRIP of ($36,181) and ($10,316) respectively. Mr. Dahl’s employment terminated on August 31, 2013.
(12)

Reflects the increase in the actuarial value of the benefits provided to Mr. Kavanaugh under the ARP and SRIP of $665 and $1,687 respectively. As of December 31, 2013, Mr. Kavanaugh was not vested in the ARP or SRIP.

ALL OTHER COMPENSATION FOR 2013—SUPPLEMENTAL TABLE

(In dollars)

The following table describes the incremental cost of other benefits provided in 2013 that are included in the “All Other Compensation” column.

Name	401(k) Match(1)	Other(2)	Total All Other Compensation
Mr. Civgin	1,899	5,523	7,422
Mr. Merten	3,456	5,902	9,358
Mr. Chandra	2,628	14,975	17,603
Mr. Dahl	0	720,050	720,050
Mr. Kavanaugh	3,456	6,515	9,971
Mr. Miller	3,456	9,187	12,643
(1)

Each of the named executives participated in Allstate’s 401(k) plan during 2013. The amount shown is the amount allocated to their accounts as employer matching contributions. Messrs. Merten, Chandra, Kavanaugh, and Miller will not be vested in the employer matching contribution until they have completed three years of vesting service.

(2)

“Other” consists of premiums for group life insurance and personal benefits and perquisites consisting of tax preparation services, financial planning, ground transportation, and supplemental long-term disability coverage. We provide supplemental long-term disability coverage to all regular full- and part-time employees who participate in the long-term disability plan and whose annual earnings exceed the level which produces the maximum monthly benefit provided by the long-term disability plan. This coverage is self-insured (funded and paid for by Allstate when obligations are incurred). No obligations for the named executives were incurred in 2013, and therefore, no incremental cost is reflected in the table. In addition, Mr. Dahl received a $700,000 severance payment in 2013 in relation to his separation from Allstate. In limited circumstances approved by Allstate’s CEO, Messrs. Civgin and Chandra were permitted to use Allstate’s corporate aircraft for personal purposes. Messrs. Civgin and Chandra did not use the corporate aircraft for personal purposes in 2013.

GRANTS OF PLAN-BASED AWARDS AT FISCAL YEAR-END 2013(1)

The following table provides information about non-equity incentive plan awards and equity awards granted to the named executives during fiscal year 2013 to the extent the expense was allocated to Lincoln Benefit under the Service and Expense Agreement.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock Options (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Shr)(4)	Grant Date Fair Value ($)(5)
Name	Grant Date	Plan Name	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)				Stock Awards	Option Awards
Mr. Civgin	—	Annual cash incentive	116,375	232,750	1,451,961
	2/12/2013	Performance stock awards				0	6,124	12,248				279,316
	2/12/2013	Stock options								23,333	45.61		279,296
Mr. Merten	—	Annual cash incentive	34,576	69,151	172,879
	2/12/2013	Restricted Stock Units							1,372			62,577
	2/12/2013	Stock options								5,226	45.61		62,555
Mr. Chandra	—	Annual cash incentive	57,059	114,117	285,293
	2/12/2013	Performance stock awards(6)				0	3,927	7,854				179,110
	2/12/2013	Stock options(7)								14,962	45.61		179,095
Mr. Dahl		Annual cash incentive	0	0	0
	2/12/2013	Restricted Stock Units							1,074			48,985
	2/12/2013	Stock options								4,094	45.61		49,005
Mr. Kavanaugh	—	Annual cash incentive	29,282	58,564	146,410
	1/2/2013	Restricted Stock Units							94			3,869
	2/12/2013	Restricted Stock Units							1,733			79,042
	1/2/2013	Stock options								326	41.16		3,870
	2/12/2013	Stock options								2,202	45.61		26,358
Mr. Miller	—	Annual cash incentive	43,538	87,076	217,691
	2/12/2013	Restricted Stock Units							2,600			118,586
	2/12/2013	Stock options								3,302	45.61		39,525
(1)	Awards under the Annual executive incentive plans and the 2013 Equity Incentive Plan.
(2)

The amounts in these columns consist of the threshold, target, and maximum annual cash incentive awards for the named executives. The threshold amount for each named executive is 50% of target, as the minimum amount payable if threshold performance is achieved. If threshold is not achieved, the payment to named executives would be zero. The target amount is based upon achievement of the performance measures listed under the Annual Cash Incentive Awards caption on page 60. The maximum amount payable to Mr. Civgin is an amount equal to 15% of an award pool under the Annual Executive Incentive Plan (but in no event greater than the stockholder approved maximum of $8.5 million under such plan). The award pool is equal to 1.0% of Adjusted Operating Income. None of the other named executives participate in the adjusted underlying operating income pool. Adjusted Operating Income is defined on page 86.

(3)

The amounts shown in these columns reflect the threshold, target, and maximum performance stock awards for the named executives who were awarded PSAs. The threshold amount is 0% payout. The target and maximum amounts are based upon achievement of the performance measures listed under the Performance Stock Awards caption on page 60.

(4)

The exercise price of each option is equal to the fair market value of Allstate’s common stock on the grant date. Fair market value is equal to the closing sale price on the grant date or, if there was no such sale on the grant date, then on the last previous day on which there was a sale.

(5)

The aggregate grant date fair value of the February 12, 2013, performance share awards and restricted stock units was $45.61 and the stock option awards was $11.97, computed in accordance with FASB ASC 718. The aggregate grant date fair value of the January 2, 2013, restricted stock units was $41.16 and the stock option awards was $11.87, computed in accordance with FASB ASC 718. The assumptions used in the valuation are discussed in footnotes 2 and 3 to the Summary Compensation Table on page 69.

(6)	Any PSAs awarded to Mr. Chandra were forfeited on March 31, 2014, upon the termination of his employment.
(7)	Mr. Chandra’s unvested options were forfeited on March 31, 2014, upon the termination of his employment.

Stock options

Stock options represent an opportunity to buy shares of Allstate’s stock at a fixed exercise price at a future date. Allstate uses them to align the interests of Allstate’s executives with long-term stockholder value, as the stock price must appreciate from the grant date for the executives to profit. Under Allstate’s stockholder-approved equity incentive plan, the exercise price cannot be less than the fair market value of a share on the grant date. Stock option repricing is not permitted. In other words, without an event such as a stock split, if the Committee cancels an award and substitutes a new award, the exercise price of the new award cannot be less than the exercise price of the cancelled award. All stock option awards have been made in the form of nonqualified stock options. The options granted to the named executives in 2013 become exercisable over four years: 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates, and expire in ten years, except in certain change-in-control situations or under other special circumstances approved by the Committee.

Performance stock awards

Performance stock awards (PSAs) represent Allstate’s promise to transfer shares of common stock in the future if certain performance measures are met. Each PSA represents Allstate’s promise to transfer one fully vested share in the future for each PSA that vests. PSAs earned will vest following the end of the three year performance cycle, subject to continued employment (other than in the event of death, disability, retirement, or a qualifying termination following a change in control). Vested PSAs will be converted into shares of Allstate common stock and dividend equivalents accrued on these shares will be paid in cash. No dividend equivalents will be paid prior to vesting. Performance stock awards were granted to Messrs. Civgin and Chandra.

Restricted stock units

Messrs. Merten, Dahl, Kavanaugh, and Miller received awards of restricted stock units in 2013. Each restricted stock unit represents Allstate’s promise to transfer one fully vested share of stock in the future if and when the restrictions expire (when the unit “vests”). Because restricted stock units are based on and payable in stock, they reinforce the alignment of interests of Allstate’s executives and Allstate’s stockholders. In addition, restricted stock units provide a retention incentive because they have a real, current value that is forfeited in most circumstances if an executive terminates employment before the restricted stock units vest. Under the terms of the restricted stock unit awards, the executives have only the rights of general unsecured creditors of Allstate and no rights as stockholders until delivery of the underlying shares. The restricted stock units granted to Messrs. Merten, Dahl, Kavanaugh, and Miller in 2013 vest over four years: 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates, except in certain change-in-control situations or under other special circumstances approved by the Committee. The restricted stock units granted to Messrs. Merten, Dahl, Kavanaugh, and Miller in 2013 include the right to receive previously accrued dividend equivalents when the underlying restricted stock unit vests.

Outstanding Equity Awards at Fiscal Year-End 2013

The following table summarizes the outstanding equity awards of the named executives as of December 31, 2013, allocated in a manner consistent with the allocation of compensation expenses to Lincoln Benefit under the Service and Expense Agreement for 2013. The percentage of each equity award actually allocated to Lincoln Benefit has varied over the years during which these awards were granted depending on the extent of services rendered by such executive to Lincoln Benefit and the arrangements in place at the time of such equity awards between Lincoln Benefit and the executive’s Allstate-affiliated employer. Because the aggregate amount of such equity awards attributable to services rendered to Lincoln Benefit by each named executive cannot be calculated without unreasonable effort, the allocated amount of each equity award provided for each named executive in the following table is the amount determined by multiplying each named executive’s equity award for services rendered to Allstate and all of its affiliates by the percentage used for allocating such named executive’s compensation to Lincoln Benefit in 2013 under the Service and Expense Agreement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2013

Option Awards(1)						Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(5)
Mr. Civgin	Sep. 08, 2008	17,290	0	46.48	Sep. 08. 2018
	Feb. 22, 2010	22,333	7,444	31.41	Feb. 22, 2020	Feb. 22, 2010	1,264	68,939
	Feb. 22, 2011	15,341	15,341	31.74	Feb. 22, 2021	Feb. 22, 2011	2,493	135,968
	Feb. 21, 2012		29,146	31.56	Feb. 21, 2022	Mar. 06, 2012	10,869	592,795	2,717	148,185
	Feb. 12, 2013		23,333	45.61	Feb. 12, 2023	Feb. 12, 2013	4,082	222,632	4,083	222,687
										Aggregate Market Value
										1,391,206
Mr. Merten	Feb. 21, 2012	0	6,908	31.56	Feb. 21, 2022	Feb. 21, 2012	1,898	103,517
	Feb. 12, 2013	0	5,226	45.61	Feb. 12, 2023	Feb. 12, 2013	1,372	74,829
										Aggregate Market Value
										178,346
Mr. Chandra	Feb. 22, 2011	7,556	11,236	31.74	Feb. 22, 2021	Feb. 22, 2011	1,826	99,590
	Feb. 21, 2012	0	19,100	31.56	Feb. 21, 2022	Mar. 06, 2012	7,122	388,434	1,781	97,136
	Feb. 12, 2013	0	14,962	45.61	Feb. 12, 2023	Feb. 12, 2013	2,617	142,731	2,618	142,786
										Aggregate Market Value
										870,677
Mr. Dahl	—	—	—	—	—	—	—	—	—	—
Mr. Kavanaugh						Jun. 01, 2012	805	43,905
	Jan. 02, 2013	0	326	41.16	Jan. 02, 2023	Jan. 02, 2013	94	5,127
	Feb. 12, 2013	0	2,202	45.61	Feb. 12, 2023	Feb. 12, 2013	1,733	94,518
										Aggregate Market Value
										143,550
Mr. Miller	May 02, 2011	1,195	1,196	33.88	May 02, 2021	May 02, 2011	1,072	58,467
	Feb. 21, 2012	0	4,271	31.56	Feb. 21, 2022	Feb. 21, 2012	3,520	191,981
	Feb. 12, 2013	0	3,302	45.61	Feb. 12, 2023	Feb. 12, 2013	2,600	141,804
										Aggregate Market Value
										392,252
(1)

The options granted in 2013, 2012, 2011, and 2010 vest over four years: 50% on the second anniversary date and 25% on each of the third and fourth anniversary dates. The other options vest in four installments of 25% on each of the first four anniversaries of the grant date. The exercise price of each option is equal to the fair market value of Allstate’s common stock on the grant date. For options granted in 2008 and thereafter, fair market value is equal to the closing sale price on the grant date. In each case, if there was no sale on the grant date, fair market value is calculated as of the last previous day on which there was a sale.

(2)

The aggregate value and aggregate number of exercisable in-the-money options as of December 31, 2013, for each of the named executives is as follows: Mr. Civgin $1,005,694 (54,964 aggregate number exercisable), Mr. Merten $0 (0 aggregate number exercisable), Mr. Chandra $172,277 (7,556 aggregate number exercisable), Mr. Kavanaugh $0 (0 aggregate number exercisable), and Mr. Miller $24,689 (1,195 aggregate number exercisable).

(3)

The aggregate value and aggregate number of unexercisable in-the-money options as of December 31, 2013, for each of the named executives is as follows: Mr. Civgin $1,400,093 (75,264 aggregate number unexercisable), Mr. Merten $205,414 (12,134 aggregate number unexercisable), Mr. Chandra $828,709 (45,298 aggregate number unexercisable),

Mr. Kavanaugh $24,026 (2,528 aggregate number unexercisable), and Mr. Miller $152,344 (8,769 aggregate number unexercisable). Those of Mr. Chandra’s options that remained unvested as of March 31, 2014, were forfeited upon the termination of his employment.
(4)

The restricted stock unit awards granted in 2013, 2012, 2011, and 2010 vest over four years: 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates. The other restricted stock unit awards vest in one installment on the fourth anniversary of the grant date.

(5)	Amount is based on the closing price of Allstate’s common stock of $54.54 on December 31, 2013.
(6)	The performance stock awards granted in 2013 and 2012 vest in one installment on the third anniversary of the grant date.

Option Exercises and Stock Vested at Fiscal Year-End 2013

The following table summarizes the options exercised by the named executives during 2013 and the restricted stock unit awards that vested during 2013, allocated in a manner consistent with the allocation of compensation expenses to Lincoln Benefit under the Service and Expense Agreement for 2013.

OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR-END 2013

	Option Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Civgin	53,599	1,740,033	13,188	604,276
Mr. Merten	0	0	0	0
Mr. Chandra	3,680	84,677	1,826	84,855
Mr. Dahl	20,718	190,231	2,678	123,084
Mr. Kavanaugh	0	0	0	0
Mr. Miller	0	0	1,071	51,841

Retirement Benefits

The following table provides information about the pension plans in which the named executives participate. Each of the named executive participates in the Allstate Retirement Plan (ARP) and the Supplemental Retirement Income Plan (SRIP). Pension expense for each named executive under these plans has been accrued annually over the course of the executive’s career with Allstate. The aggregate amount of the annual accrual specifically allocated to Lincoln Benefit over that period of time has varied depending on the extent of services rendered by such executive to Lincoln Benefit and the arrangements in place at the time of accrual between Lincoln Benefit and the executive’s Allstate affiliated employer. Because the aggregate amount of such annual accruals earned prior to 2013 attributable to services rendered to Lincoln Benefit by each named executive cannot be calculated without unreasonable effort, the present value of accumulated benefit provided for each named executive in the following table is the amount determined by multiplying the present value of such named executive’s accumulated pension benefit for services rendered to Allstate and all of its affiliates over the course of such named executive’s career with Allstate by the percentage used for allocating such named executive’s compensation to Lincoln Benefit under the Service and Expense Agreement in 2013.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1)(2) ($)	Payments During Last Fiscal Year ($)
Mr. Civgin	ARP	5.3	7,234	0
	SRIP	5.3	39,197	0
Mr. Merten	ARP	2.0	3,237	0
	SRIP	2.0	4,689	0
Mr. Chandra	ARP	3.0	4,781	0
	SRIP	3.0	16,249	0
Mr. Dahl	ARP	26.6	858,831	0
	SRIP	26.6	675,296	0
Mr. Kavanaugh	ARP	1.8	665	0
	SRIP	1.8	1,687	0
Mr. Miller	ARP	2.8	3,767	0
	SRIP	2.8	10,303	0
(1)	The amounts listed in this column are based on the following assumptions:

These amounts are estimates and do not necessarily reflect the actual amounts that will be paid to the named executives, which will be known only at the time they become eligible for payment. The present value of the accumulated benefit was determined using the same measurement date (December 31, 2013) and material assumptions that we use for year-end financial reporting purposes, except that we made no assumptions for early termination, disability, or pre-retirement mortality. Other assumptions include the following:

•	Retirement at the normal retirement age as defined in the plans (age 65).

•	Discount rate of 5.00%.

•	For final average pay formula, 80% paid as a lump sum and 20% paid as an annuity; for cash balance formula, 100% paid as a lump sum.

•	Lump-sum/annuity conversion segmented interest rates of 4.00% for the first five years, 5.75% for the next 15 years, and 6.50% for all years after 20.

•	2014 combined the static Pension Protection Act funding mortality table with a blend of 50% males and 50% females.

•	Post-retirement mortality for annuitants using the 2014 Internal Revenue Service mandated annuitant table.

See note 18 to Allstate’s audited financial statements for 2013 for additional information.

(2)

The following table shows the lump sum present value of the non-qualified pension benefits for each named executive other than Mr. Dahl earned through December 31, 2013, if the named executives’ employment terminated on that date. Mr. Dahl’s non-qualified pension benefit was calculated as of August 31, 2013.

LUMP SUM PRESENT VALUE OF NON-QUALIFIED PENSION BENEFITS

Name	Plan Name	Lump Sum Amount ($)
Mr. Civgin	SRIP	40,371
Mr. Merten	SRIP	4,983
Mr. Chandra	SRIP	17,402
Mr. Dahl	SRIP	918,021
Mr. Kavanaugh	SRIP	1,776
Mr. Miller	SRIP	10,498

The amount shown for all executives other than Mr. Dahl is based on the lump sum methodology used by the Allstate pension plans in 2014, as required under the Pension Protection Act. Specifically, the interest rate for 2014 is based on 100% of the average corporate bond segmented yield curve from August of the prior year. The mortality table for 2014 is the 2014 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females, as required under the Internal Revenue Code. The amount shown for Mr. Dahl is based on the lump sum methodology used by the Allstate pension plans in 2013, as required under the Pension Protection Act.

(3)	As of December 31, 2013, Messrs. Chandra, Merten, Kavanaugh, and Miller were not vested in the Allstate Retirement Plan or the Supplemental Retirement Plan.

The benefits and value of benefits shown in the Pension Benefits table are based on the following material factors:

Allstate Retirement Plan (ARP)

Contributions to the ARP are made entirely by Allstate and are paid into a trust fund from which benefits are paid. Before January 1, 2014, ARP participants earned benefits under one of two formulas (final average pay or cash balance) based on their date of hire or their choice at the time Allstate introduced the cash balance formula. In order to better align our pension benefits with market practices, provide future pension benefits more equitably to Allstate employees, and reduce costs, final average pay benefits were frozen as of December 31, 2013. Beginning on January 1, 2014, all eligible participants earn benefits under a new cash balance formula only.

Cash Balance Formula

Messrs. Civgin, Merten, Chandra, Kavanaugh and Miller earned benefits under the cash balance formula. Under this formula, participants receive pay credits while employed at Allstate, based on a percentage of eligible annual compensation and years of service, plus interest credits. Pay credits are allocated to a hypothetical account in an amount equal to 0% to 7% of eligible annual compensation, depending on years of vesting service. Interest credits are allocated to the hypothetical account based on the interest crediting rate in effect for that plan year as published by the Internal Revenue Service. The interest crediting rate is set annually and is currently based on the average yield for 30-year U.S. Treasury securities for August of the prior year.

Final Average Pay Formula

Mr. Dahl earned benefits under the final average pay formula. Benefits under the final average pay formula were earned and are stated in the form of a straight life annuity payable at the normal retirement age of 65. Mr. Dahl earned final average pay benefits equal to the sum of a Base Benefit and an Additional Benefit. The Base Benefit equals 1.55% of the participant’s average annual compensation, multiplied by credited service after 1988 through 2013. The Additional Benefit equals 0.65% of the amount of the participant’s average annual compensation that exceeds the participant’s covered compensation, multiplied by credited service after 1988 through 2013. Covered compensation is the average of the maximum annual salary taxable for Social Security over the 35-year period ending the year the participant would reach Social Security retirement age. Mr. Dahl is eligible for a reduced early retirement benefit which would reduce his Base Benefit by 4.8% for each year of early payment before age 65 and his Additional Benefit by 8% for each year of early payment from age 62 to age 65 and 4% for each year of early payment from age 55 to age 62, prorated on a monthly basis based on age at the date payments begin.

Since Mr. Dahl earned benefits between January 1, 1978, and December 31, 1988, one component of his ARP benefit will be based on the following benefit formula:

1.	Multiply years of credited service from 1978 through 1988 by 2 1/8%.

2.	Then, multiply the percentage from step (1) by

a.	Average annual compensation (five-year average) at December 31, 1988, and by

b.	Estimated Social Security at December 31, 1988.

3.	Then, subtract 2(b) from 2(a). The result is the normal retirement allowance for service from January 1, 1978, through December 31, 1988.

4.	The normal retirement allowance is indexed for final average pay. In addition, there is an adjustment of 18% of the normal retirement allowance as of December 31, 1988, to reflect a conversion to a single life annuity.

Mr. Dahl is eligible for a reduced early retirement benefit, which would reduce his pre-1989 ARP benefit by 4.8% for each year of early payment prior to age 60, prorated on a monthly basis based on his age on the date payment begins.

Supplemental Retirement Income Plan (SRIP)

SRIP benefits are generally determined using a two-step process: (1) determine the amount that would be payable under the ARP formula specified above if Internal Revenue Code limits did not apply, then (2) reduce the amount described in (1) by the amount actually payable under the applicable ARP formula. The normal retirement date under the SRIP is age 65. If eligible for early retirement under the ARP, the employee also is eligible for early retirement under the SRIP. SRIP benefits are not funded and are paid out of Allstate’s general assets.

Credited Service; Other Aspects of the Pension Plans

No additional service credit beyond service with Allstate or its predecessors is granted under the ARP or the SRIP to any named executive.

Under both the ARP and SRIP, eligible compensation consists of salary, annual cash incentive awards, and certain other forms of compensation, but does not include long-term cash incentive awards or income related to equity awards. Compensation used to determine benefits under the ARP is limited in accordance with the Internal Revenue Code. For final average pay benefits, average annual compensation is the average compensation of the five highest consecutive calendar years within the last ten consecutive calendar years through 2013.

Payment options under the ARP include a lump sum, straight life annuity, and various survivor annuity options. The lump sum under the final average pay benefit is calculated in accordance with the applicable interest rate and mortality as required under the Internal Revenue Code. The lump sum payment under the cash balance benefit is generally equal to a participant’s cash balance account balance. Payments from the SRIP are paid in the form of a lump sum using the same interest rate and mortality assumptions used under the ARP.

Timing of Payments

Eligible employees are vested in the normal ARP and SRIP retirement benefits on the earlier of the completion of five years of service or upon reaching age 65 (for participants whose benefits are calculated under the final average pay formula) or the completion of three years of service or upon reaching age 65 (for participants whose benefits are calculated under the cash balance formula).

Final average pay benefits are payable at age 65. A participant with final average pay benefits may be entitled to a reduced early retirement benefit on or after age 55 if he or she terminates employment after completing 20 or more years of vesting service. A participant earning cash balance benefits who terminates employment with at least three years of vesting service is entitled to a lump sum benefit equal to his or her cash balance account balance.

The following SRIP payment dates assume a retirement or termination date of December 31, 2013:

•	Mr. Civgin’s SRIP Benefit would be paid on January 1, 2017, or following death.

•	Mr. Merten’s SRIP benefit is not currently vested, but would become payable following death.

•	Mr. Chandra’s SRIP benefit is not currently vested, but would become payable following death.

•	Mr. Dahl’s SRIP Benefit would be payable on or after January 1, 2015, or following death.

•	Mr. Kavanaugh’s SRIP Benefit is not currently vested, but would become payable following death.

•	Mr. Miller’s SRIP benefit is not currently vested, but would become payable following death.

Non-Qualified Deferred Compensation

The following table summarizes the non-qualified deferred compensation contributions, earnings, and account balances of the named executives in 2013. All amounts relate to The Allstate Corporation Deferred Compensation Plan.

The aggregate amount of the annual accrual specifically allocated to Lincoln Benefit over each named executive’s career with Allstate has varied depending on the extent of services rendered by such executive to Lincoln Benefit and the arrangements in place at the time of accrual between Lincoln Benefit and the executive’s Allstate affiliated employer. Because the aggregate earnings and balance attributable to services rendered to Lincoln Benefit by each named executive cannot be calculated without unreasonable effort, the aggregate earnings and aggregate balance provided for each named executive in the following table is the amount determined by multiplying the value of such named executive’s non-qualified deferred compensation benefit for services rendered to Allstate and all of its affiliates over the course of such named executive’s career with Allstate by the percentage used for allocating such named executive’s compensation to Lincoln Benefit under the Service and Expense Agreement in 2013.

NON-QUALIFIED DEFERRED COMPENSATION AT FISCAL YEAR-END 2013

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Mr. Civgin	0	0	0	0	0
Mr. Merten	0	0	0	0	0
Mr. Chandra	0	0	0	0	0
Mr. Dahl	0	0	0	0	0
Mr. Kavanaugh	0	0	0	0	0
Mr. Miller	0	0	0	0	0
(1)	Aggregate earnings were not included in the named executive’s compensation in the last completed fiscal year in the Summary Compensation Table .
(2)	There are no amounts reported in the Aggregate Balance at Last FYE column that previously were reported as compensation in the Summary Compensation Table .

In order to remain competitive with other employers, Allstate allows employees, including the named executives and other employees whose annual compensation exceeds the amount specified in the Internal Revenue Code ($255,000 in 2013), to defer up to 80% of their salary and/or up to 100% of their annual cash incentive award that exceeds that amount under the Deferred Compensation Plan. Allstate does not match participant deferrals and does not guarantee a stated rate of return.

Deferrals under the Deferred Compensation Plan are credited with earnings or debited for losses based on the results of the investment option or options selected by the participants. The investment options available in 2013 under the Deferred Compensation Plan are: Stable Value, S&P 500, International Equity, Russell 2000, Mid-Cap, and Bond Funds. Under the Deferred Compensation Plan, deferrals are not actually invested in these funds, but instead are credited with earnings or debited for losses based on the funds’ investment returns. Because the rate of return is based on actual investment measures in Allstate’s 401(k) plan, no above market earnings are paid. Allstate’s Deferred Compensation Plan and 401(k) plan allow participants to change their investment elections daily. Investment changes are effective the next business day. The Deferred Compensation Plan is unfunded. This means that Allstate does not set aside funds for the plan in a trust or otherwise. Participants have only the rights of general unsecured creditors and may lose their balances in the event of the company’s bankruptcy. Account balances are 100% vested at all times.

An irrevocable distribution election is required before making any deferrals into the plan. Generally, a named executive may elect to begin receiving a distribution of his or her account balance immediately upon separation from service or in one of the first through fifth years after separation from service. The earliest distribution date for Post 409A balances is six months following separation from service. The named executive may elect to receive payment in a lump sum or in annual cash installment payments over a period of two to ten years. In addition, a named executive may elect an in-service withdrawal of his or her entire Pre 409A balance, subject to forfeiture of 10% of such balance. Upon proof of an unforeseen emergency, a plan participant may be allowed to access certain funds in a deferred compensation account earlier than the dates specified above.

Potential Payments as a Result of Termination or Change-in-Control (CIC)

The following table lists the compensation and benefits that Allstate would provide to the named executives in various scenarios involving a termination of employment, other than compensation and benefits generally available to salaried employees. The table describes equity granting practices for the 2013 equity incentive awards. Relevant prior practices are described in the footnotes.

Compensation Elements
Termination Scenarios	Base Salary	Severance Pay	Annual Incentive(1)	Stock Options(1)(2)	Restricted Stock Units(1)(2)	Performance Stock Awards(1)(2)	Non-Qualified Pension Benefits(3)	Deferred Compensation(4)	Health, Welfare and Other Benefits
Termination(5)	Ceases immediately	None	Forfeited unless terminated on last day of fiscal year	Unvested are forfeited, vested expire at the earlier of three months or normal expiration	Forfeited	Forfeited	Distributions commence per plan	Distributions commence per participant election	None
Retirement	Ceases immediately	None	Prorated for the year and subject to discretionary adjustments(6)	Awards granted more than 12 months before, and pro rata portion of award granted within 12 months of, retirement continue to vest. All expire at earlier of five years or normal expiration.(7)	Awards granted more than 12 months before, and pro rata portion of award granted within 12 months of retirement continue to vest.(7)	Awards granted more than 12 months before, and pro rata portion of awards granted within 12 months of retirement continue to vest and are paid out based on actual performance.(7)	Distributions commence per plan	Distributions commence per participant election	None
Termination due to Change- in-Control(8)	Ceases immediately	Lump sum equal to two times salary and annual incentive at target(9)	Prorated at target (reduced by any actually paid)	Awards vest upon qualifying termination after a CIC.(10)	Awards vest upon qualifying termination after a CIC.(10)	Awards vest based on performance upon a qualifying termination after CIC.(11)	Immediately payable upon a CIC	Immediately payable upon a CIC	Outplacement services provided; lump sum payment equal to additional cost of welfare benefits continuation coverage for 18 months(12)
Death	Ceases immediately	None	Prorated for year and subject to discretionary adjustments	Awards vest immediately and expire at earlier of two years or normal expiration	Awards vest immediately	Awards vest and are payable immediately.(13)	Distributions commence per plan	Payable within 90 days	None
Disability	Ceases immediately	None	Prorated for year and subject to discretionary adjustments	Vest immediately and expire at earlier of two years or normal expiration	Vest immediately(14)	Vests and is payable immediately.(13)	Participant may request payment if age 50 or older	Distributions commence per participant election	Supplemental Long Term Disability benefits if enrolled in basic long term disability plan
(1)

Named executives who receive an equity award or an annual cash incentive award under the Annual Executive Incentive Plan after May 19, 2009, are subject to a non-solicitation covenant while they are employed and for the one-year period following termination of employment. If a named executive violates the non-solicitation covenant, Allstate’s Board of Directors or a committee of Allstate’s Board, to the extent permitted by applicable law, may recover compensation provided to the named executive including cancellation of outstanding awards or recovery of all or a portion of any gain realized upon vesting, settlement, or exercise of an award or recovery of all or a portion of any proceeds resulting from any disposition of shares received pursuant to an award if the vesting, settlement, or exercise of the award or the receipt of the sale proceeds occurred during the 12-month period prior to the violation.
(2)

Named executives who receive an equity award on or after May 21, 2013, that remains subject to a period of restriction or other performance or vesting condition, are subject to a non-compete provision while they are employed and for the one-year period following termination of employment. Named executives who received equity awards granted between February 21, 2012, and May 20, 2013, are subject to a non-compete provision while they are employed and for the two-year period following termination of employment. If a named executive violates the non-competition covenant, Allstate’s Board of Directors or a committee of Allstate’s Board may, to the extent permitted by applicable law, cancel any or all of the named executive’s outstanding awards that remain subject to a period of restriction or other performance or vesting condition as of the date on which the named executive first violated the non-competition provision.

(3)	See the Retirement Benefits section for further detail on non-qualified pension benefits and timing of payments.
(4)	See the Non-Qualified Deferred Compensation section for additional information on the Deferred Compensation Plan and distribution options available.
(5)

Includes both voluntary and involuntary termination. Examples of involuntary termination independent of a change-in-control include performance-related terminations; terminations for employee dishonesty and violation of Allstate rules, regulations, or policies; and terminations resulting from lack of work, rearrangement of work, or reduction in force.

(6)	Retirement for purposes of the Annual Executive Incentive Plan is defined as voluntary termination on or after the date the named executive attains age 55 with at least 20 years of service.
(7)

This description is the treatment of equity awards granted after February 20, 2012. Retirement for purposes of all equity awards granted after February 20, 2012, is age 60 with five years of service or age 55 with 10 years of service.

Historical retirement definitions and treatment for purposes of stock options and restricted stock units is as follows:

		Date of award prior to February 22, 2011	Date of award on or after February 22, 2011 and before February 21, 2012

Early Retirement	Definition	Age 55 with 20 years of service	Age 55 with 10 years of service
	Treatment	Unvested awards are forfeited. Stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.	Prorated portion of unvested awards continue to vest. Stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

Normal Retirement	Definition	Age 60 with at least one year of service	Age 60 with at least one year of service
	Treatment	Unvested awards continue to vest and stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

• Unvested awards not granted within 12 months of retirement continue to vest.

• Prorated portion of unvested awards granted within 12 months of the retirement date continue to vest.

• Stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

(8)

Mr. Civgin is a participant in Allstate’s change-in-control severance plan (CIC Plan). No other named executive is a party to the CIC Plan. In general, a change-in-control is one or more of the following events: (1) any person acquires 30% or more of the combined voting power of Allstate common stock within a 12-month period; (2) any person acquires more than 50% of the combined voting power of Allstate common stock; (3) certain changes are made to the composition of Allstate’s Board of Directors; or (4) the consummation of a merger, reorganization, or similar transaction. These triggers were selected because any of these could cause a substantial change in management in a widely held company the size of Allstate. Effective upon a change-in-control, Mr. Civgin becomes subject to covenants prohibiting solicitation of employees, customers, and suppliers at any time until one year after termination of employment. If Mr. Civgin incurs legal fees or other expenses in an effort to enforce the CIC Plan, Allstate will reimburse him for these expenses unless it is established by a court that he had no reasonable basis for the claim or acted in bad faith.
(9)

For those named executives subject to the CIC Plan, severance benefits would be payable if a named executive’s employment is terminated either by Allstate without cause or by the executive for good reason as defined in the plan during the two years following the change-in-control. Cause means the named executive has been convicted of a felony or other crime involving fraud or dishonesty, has willfully or intentionally breached the restrictive covenants in the CIC Plan, has habitually neglected his or her duties, or has engaged in willful or reckless material misconduct in the performance of his or her duties. Good reason includes a material diminution in a named executive’s base compensation, authority, duties, or responsibilities, a material change in the geographic location where the named executive performs services, or a material breach of the agreement by Allstate.

(10)	This description is the treatment of equity awards granted on or after December 30, 2011. Awards granted prior to December 30, 2011, vest on the date of a change-in-control.
(11)

For completed measurement periods with results certified by the Committee, the earned amount continues to vest. For open cycles, the Committee will determine the number of performance stock awards that continue to vest based on actual performance up to the change-in-control.

(12)

If a named executive’s employment is terminated by reason of death during the two years after the date of a change-in-control, the named executive’s estate or beneficiary will be entitled to survivor and other benefits, including retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to the estates or surviving families of peer executives of Allstate. In the event of termination by reason of disability, Allstate will pay disability and other benefits, including supplemental long-term disability benefits and retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to disabled peer executives.

(13)	For completed measurement periods with results certified by the Committee, the earned amount is paid. For open cycles, the payout is based on target number of performance stock awards.
(14)	If a named executive’s employment is terminated due to disability, restricted stock units granted prior to February 22, 2011, are forfeited.

ESTIMATE OF POTENTIAL PAYMENTS UPON TERMINATION(1)

The table below describes the value of compensation and benefits payable to each named executive upon termination, calculated in a manner consistent with the allocation of compensation expenses to Lincoln Benefit under the Service and Expense Agreement for 2013, that would exceed the compensation or benefits generally available to salaried employees in each termination scenario. The total column in the following table does not reflect compensation or benefits previously accrued or earned by the named executives such as deferred compensation and non-qualified pension benefits. The payment of the 2013 annual cash incentive award and any 2013 salary earned but not paid in 2013 due to Allstate’s payroll cycle are not included in these tables because these are payable regardless of termination, death, or disability. Benefits and payments are calculated assuming a December 31, 2013, employment termination date.

Name	Severance ($)		Stock Options— Unvested and Accelerated ($)		Restricted Stock Units— Unvested and Accelerated ($)		Performance Stock Awards— Unvested and Accelerated ($)		Welfare Benefits and Outplacement Services ($)		Total ($)
Mr. Civgin
Termination/Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	837,900		1,400,093		204,907		1,186,300		9,956	(4)	3,639,156
Death	0		1,400,093		204,907		1,186,300		0		2,791,300
Disability	0		1,400,093		135,968		1,186,300		3,695,289	(5)	6,417,650
Mr. Merten
Termination/Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	0		205,414	(6)	178,346	(6)	0	(6)	0		393,760
Death	0		205,414		178,346		0		0		383,760
Disability	0		205,414		178,346		0		1,982,785	(5)	2,366,545
Mr. Chandra
Termination/Retirement(2)(7)	0		0		0		0		2,824		2,824
Termination due to Change-in-Control(3)	0		828,709	(6)	99,590	(6)	771,087	(6)	0		1,699,386
Death	0		828,709		99,590		771,087		0		1,699,386
Disability	0		828,709		99,590		771,087		0		1,699,386
Mr. Dahl
Termination(7)	700,000	(7)	0		0		0		7,675		707,675
Mr. Kavanaugh
Termination/Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	0		24,026	(6)	143,549	(6)	0	(6)	0		167,575
Death	0		24,026		143,549		0		0		167,575
Disability	0		24,026		143,549		0		901,896	(5)	1,069,471
Mr. Miller
Termination/Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	0		152,344		392,252	(6)	0		0		544,596
Death	0		152,344		392,252		0		0		544,596
Disability	0		152,344		392,252		0		1,230,828	(5)	1,775,424
(1)	A “0” indicates either that there is no amount payable to the named executive, or the amount payable is the same for both the named executives and all salaried employees.
(2)	As of December 31, 2013, none of the named executives are eligible to retire in accordance with Allstate’s policy and the terms of its equity incentive compensation and benefit plans.
(3)

The values in this change-in-control row represent amounts paid if both the change-in-control and qualifying termination occur on December 31, 2013. Performance stock awards are paid out based on actual performance; for the purposes of this table, the 2012-2014 cycle includes two years at maximum and one year at target and the 2013-2015 cycle includes one year at maximum and two years at target. Equity awards granted prior to December 30, 2011, immediately vest upon a change-in-control. The amounts payable to each named executive in the event of a change-in-control would be as follows:

Name	Stock Options— Unvested and Accelerated ($)	Restricted Stock Units— Unvested and Accelerated ($)	Total— Unvested and Accelerated ($)
Mr. Civgin	521,955	204,907	726,862
Mr. Merten	0	0	0
Mr. Chandra	256,181	99,590	355,771
Mr. Kavanaugh	0	0	0
Mr. Miller	24,709	58,467	83,176

Beginning with awards granted in 2012 to all named executives, equity awards do not accelerate in the event of a change-in-control unless also accompanied by a qualifying termination of employment. A change-in-control also would accelerate the distribution of each named executive’s non-qualified deferred compensation and SRIP benefits. Please see the Non-Qualified Deferred Compensation at Fiscal Year End 2013 table and footnote 2 to the Pension Benefits table in the Retirement Benefits section for details regarding the applicable amounts for each named executive.
(4)

The Welfare Benefits and Outplacement Services amount includes the cost to provide certain welfare benefits to the named executive and family during the period the named executive is eligible for continuation coverage under applicable law. The amount shown reflects Allstate’s costs for these benefits or programs assuming an 18-month continuation period. The allocated value of outplacement services is $5,320 for Mr. Civgin. No other named executive is eligible for welfare benefit continuation or outplacement services following a change in control. Messrs. Chandra and Dahl were eligible for outplacement services pursuant to the terms of their respective Separation Agreements.

(5)

The named executives who participate in the long-term disability plan are eligible to participate in Allstate’s supplemental long-term disability plan for employees whose annual earnings exceed the level which produces the maximum monthly benefit provided by the long-term disability plan (basic plan). The benefit is equal to 60% of the named executive’s qualified annual earnings divided by twelve and rounded to the nearest $100, reduced by $7,500, which is the maximum monthly benefit payment that can be received under the basic plan. The amount reflected assumes the named executive remains totally disabled until age 65 and represents the present value of the monthly benefit payable until age 65.

(6)

Messrs. Merten, Chandra, Dahl, Kavanaugh, and Miller were not participants in the CIC Plan. However, pursuant to the terms of their equity awards, unvested stock options and restricted stock units would vest immediately upon a qualifying termination following a change-in-control.

(7)

Under the terms of Mr. Dahl’s Separation Agreement, for an eighteenth-month period following his termination of employment, Mr. Dahl is restricted from soliciting Allstate employees or exclusive agents. Under the terms of Mr. Chandra’s Separation Agreement, for a twelve-month period following his termination of employment, Mr. Chandra is restricted from soliciting Allstate employees or exclusive agents and, for a six-month period following termination of his employment, from engaging in certain activities competitive with Allstate activities.

Risk Management and Compensation

A review and assessment of potential compensation-related risks was conducted by Allstate’s chief risk executive and reviewed by the compensation and succession committee of Allstate. Allstate believes that its compensation policies and practices are appropriately structured, and that they avoid providing incentives for employees to engage in unnecessary and excessive risk taking. Allstate believes that executive compensation has to be examined in the larger context of an effective risk management framework and strong internal controls. The Allstate Board and its risk and return committee both play an important role in risk management oversight, including reviewing how management measures, evaluates, and manages the corporation’s exposure to risks posed by a wide variety of events and conditions. In addition, the compensation and succession committee of Allstate employs an independent compensation consultant each year to review and assess Allstate’s executive pay levels, practices, and overall program design.

Performance Measures for 2013

The following are descriptions of the performance measures used for executive incentive compensation. These measures are not GAAP measures. They were developed uniquely for incentive compensation purposes and are not reported items in our financial statements. The Committee has approved the use of non-GAAP measures when appropriate to drive executive focus on particular strategic, operational, or financial factors or to exclude factors over which our executives have little influence or control.

Adjusted Operating Income: This measure is calculated differently for annual cash incentive awards, the 162(m) pool, and each PSA performance cycle.

For each plan, Adjusted Operating Income is equal to net income available to common shareholders adjusted to exclude the after-tax effect of the items indicated below for the respective plan:

Performance Stock Awards
✓ Indicates excluded from Adjusted Operating Income	Annual Cash Incentive Awards	162(m) Pool	2012-2014 Performance Cycle	2013-2015 Performance Cycle
Net income available to common shareholders, excluding:

Realized capital gains and losses (which includes the related effect on amortization of deferred acquisition and deferred sales inducement costs) except for periodic settlements and accruals on certain non-hedge derivative instruments

	✓	✓	✓	✓
Valuation changes on embedded derivatives that are not hedged (which includes the related effect on amortization of deferred acquisition and deferred sales inducement costs)	✓	✓	✓	✓
Business combination expenses and amortization of purchased intangible assets	✓	✓	✓	✓
(Loss) gain on disposition of operations	✓	✓	✓	✓
Restructuring or related charges	✓	✓		✓
Underwriting results of Discontinued Lines and Coverages segment	✓	✓	✓	✓
After-tax prepayment fees			✓
Preferred stock dividends		✓
Loss on extinguishment of debt	✓	✓	✓	✓
Post-retirement benefits curtailment gain	✓	✓	✓	✓
Settlement charge related to employee pension benefit plans	✓
Reduction in pension benefit cost from employee pension plan changes	✓

Adjusted Operating Income before catastrophe adjustment

Adjustment for after tax catastrophe losses	Include planned amount	Exclude actual amount	Adjusted to include a minimum or maximum amount	Adjusted to include a minimum or maximum amount

Adjusted Operating Income

Annual Cash Incentive Award Performance Measures for 2013

Adjusted Operating Income: This measure is used to assess financial performance. For a description of how this measure is calculated, see page 63.

The impact of catastrophe losses on annual cash incentive awards is recognized through a modifier to the Adjusted Operating Income performance measure payout percentage.

Actual After-Tax Catastrophe Losses	Impact to Adjusted Operating Income Payout Percentage
+/- 10% variance to planned catastrophe losses	None
> 10% and < 20% above planned catastrophe losses	Decrease payout by 0% to 20% (interpolated)
≥ 20% above planned catastrophe losses	Decrease payout by 20%
> 10% and < 20% below planned catastrophe losses	Increase payout by 0% to 20% (interpolated)
≥ 20% below planned catastrophe losses	Increase payout by 20%

In 2013, actual after-tax catastrophe losses of $813 million were less than planned after-tax catastrophe losses by more than 20%, which would have triggered a 20% increase in the Adjusted Operating Income performance measure payout percentage. However, the maximum Adjusted Operating Income performance measure payout percentage had been achieved without application of the modifier.

Net Investment Income: This measure is used to assess the financial operating performance provided from investments. It is equal to net investment income as reported in the consolidated statement of operations, adjusted to eliminate the effects of differences between actual monthly average assets under management (actual AUM) and the monthly average assets under management assumed in determining the company’s performance measure target for net investment income (target AUM). In 2013, the AUM adjustment resulted in a decrease to the net investment income measure.

Actual net investment income is adjusted based on the difference between the target and actual amounts of AUM, excluding the difference between target and actual amounts of securities lending assets. Net investment income will be increased using the target portfolio rate if the actual AUM is below the target amounts and decreased using market rates at which new investments were originated during the month if the actual AUM is above the target amount.

Actual AUM equals the average of the 13 month-end total investments, including the beginning and end of the annual period, adjusted to exclude the unrealized gain (loss) for fixed income, equity, and short term securities for each month. Total investments is reported quarterly in the consolidated statement of financial position.

Total Premiums: This measure is used to assess growth within the Allstate Protection and Allstate Financial businesses. It is equal to the sum of Allstate Protection premiums written and Allstate Financial premiums and contract charges as adjusted and described below.

Allstate Protection premiums written is equal to the Allstate Protection segment net premiums written. Allstate Protection premiums written is reported in management’s discussion and analysis in the annual report on Form 10-K.

Allstate Financial premiums and contract charges is equal to life and annuity premiums and contract charges reported in the consolidated statement of operations adjusted to exclude premiums and contract charges related to structured settlement annuities.

Performance Stock Award Performance Measures for the 2012-2014 Performance Cycle and the 2013-2015 Performance Cycle

Annual Adjusted Operating Income Return on Equity: This measure is used to assess financial performance. It is calculated as the ratio of annual Adjusted Operating Income for the applicable PSA performance cycle divided by the average of stockholders’ equity excluding the effects of unrealized net capital gains and losses at the beginning and at the end of the year. For a description of how Adjusted Operating Income is calculated, see page 85.

Adjusted Operating Income is adjusted to include a minimum or maximum amount of catastrophe losses if actual catastrophe losses are less than or exceed those amounts, respectively. In 2013, Adjusted Operating Income was adjusted to include a minimum amount of catastrophe losses.

Net Income: This measure is used to assess Allstate’s financial performance. It is equal to net income available to common shareholders as reported in The Allstate Corporation annual report on Form 10-K.

Item 11(m). Security Ownership of Certain Beneficial Owners and Management.

Security Ownership of Certain Beneficial Owners

The following table shows the number of Lincoln Benefit shares owned by any beneficial owner who owns more than five percent of any class of Lincoln Benefit’s voting securities.

Title of Class (a)	Name and Address of Beneficial Owner (b)	Amount and Nature of Beneficial Ownership (c)	Percent of Class (d)
Capital Stock	Resolution Life, Inc. 733 Third Avenue 16th Floor New York, NY 10017	25,000	100%

N/A	Resolution Life Holdings, Inc. 733 Third Avenue 16th Floor New York, NY 10017	Indirect voting and investment power of shares owned by Resolution Life, Inc.	N/A

N/A	Resolution Life L.P. Canon’s Court 22 Victoria Street Hamilton, HM 12 Bermuda	Indirect voting and investment power of shares owned by Resolution Life, Inc.	N/A

N/A	Resolution Life GP, Ltd. Canon’s Court 22 Victoria Street Hamilton, HM 12 Bermuda	Indirect voting and investment power of shares owned by Resolution Life, Inc.	N/A

N/A	Resolution Capital Limited 23 Saville Row London W1S 2ET United Kingdom	Indirect voting and investment power of shares owned by Resolution Life, Inc.	N/A

N/A	Clive Cowdery 23 Saville Row London W1S 2ET United Kingdom	Indirect voting and investment power of shares owned by Resolution Life, Inc.	N/A

Security Ownership of Directors and Executive Officers

The following table shows the number of shares of stock in Lincoln Benefit or its parents beneficially owned by each director and named executive officer of Lincoln Benefit individually, and by all executive officers and directors of Lincoln Benefit as a group. Shares reported as beneficially owned include certain shares held indirectly, as well as shares subject to stock options exercisable on or prior to April 4, 2014 and restricted stock units for which restrictions expire on or prior to April 4, 2014. The following share amounts are as of April 4, 2014.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Stock in Lincoln Benefit or its Parents (a)	Stock Subject to Options Exercisable and Restrict Stock units for which restrictions expire on or prior to April 4, 2014 – Included in Column (a) (b)	Percent of Class (d)
Clive Cowdery	Lincoln Benefit is an indirect wholly-owned subsidiary of Resolution Life L.P., which is controlled by its general partner Resolution Life GP Ltd. Resolution Life GP Ltd. Is a wholly-owned subsidiary of Resolution Capital limited, which is wholly owned by Mr. Cowdery.	N/A	N/A

Clive Cowdery	Mr. Cowdery has made a $20 million commitment to Resolution Life L.P., which currently accounts for 1.8% of the current total $1.1 billion of commitments.	N/A	N/A

Changes in Control

On December 31, 2013, Resolution Life Holdings, Inc. and Resolution Life, Inc. entered into a Credit Agreement with Royal Bank of Canada (“RBC”), The Royal Bank of Scotland, PLC, RBC Capital Markets, RBS Securities Inc. and Lloyds Securities Inc. (the “Credit Agreement”). On April 1, 2014, Resolution Life Holdings, Inc. and Resolution Life, Inc. entered into a Guarantee and Collateral Agreement with Royal Bank of Canada (the “Guarantee and Collateral Agreement”). Pursuant to the Guarantee and Collateral Agreement, Resolution Life Holdings, Inc. pledged the securities of Resolution Life, Inc. to the Secured Parties (as defined in the Guarantee and Collateral Agreement) in order to secure a term loan to Resolution Life, Inc. for the acquisition of Lincoln Benefit. Pursuant to the Credit Agreement and the Guarantee and Collateral Agreement, Resolution Life, Inc. also pledged the securities of Lincoln Benefit to the Secured Parties (as defined in the Guarantee and Collateral Agreement).

If Resolution Life, Inc. defaults on its obligations under the Credit Agreement, RBC (as collateral agent), will have the option to receive all of the Resolution Life, Inc. and Lincoln Benefit stock pledged the Credit Agreement and Guarantee and Collateral Agreement, including all voting and corporate rights to such stock.

Item 11(n) Transactions with Related Persons, Promoters and Certain Control Persons.

On April 1, 2014, after receiving all required regulatory approvals, all of the capital stock in Lincoln Benefit was acquired by Resolution Life, Inc., pursuant to a Stock Purchase Agreement by and among ALIC, Resolution Holdings, Inc. and the Limited Partnership signed July 17, 2013. Prior to this transaction, Lincoln Benefit was a wholly-owned subsidiary of ALIC.

Transactions with Related Persons

The table below describes certain intercompany agreements involving amounts greater than $120,000, in place before the transaction with Resolution, between Lincoln Benefit and certain of its then affiliates as described below:

•	Allstate Life Insurance Company (“ALIC”), the direct parent of Lincoln Benefit;

•	Allstate Insurance Company (“AIC”), an indirect parent of Lincoln Benefit;

•	The Allstate Corporation (“AllCorp”), the ultimate indirect parent of Lincoln Benefit;

•	Allstate Financial Services, LLC (“AFS”), an affiliate of Lincoln Benefit and a direct subsidiary of AIC;

•	Allstate Life Insurance Company of New York (“ALNY”), an affiliate of Lincoln Benefit and a direct subsidiary of ALIC;

•	Allstate Distributors, LLC (“ADLLC”), an affiliate of Lincoln Benefit and a direct subsidiary of ALIC; and

•	Allstate Investments, LLC (“AILLC”), an affiliate of Lincoln Benefit and a second tier subsidiary of AllCorp.

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Related Person(s) involved in the transaction[1] and the approximate dollar value of the amount of the Related Person’s interest in the transaction ($)
		($)		ALIC		AIC		AllCorp		AFS		ALNY		ADLLC	AILLC
Investment Management Agreement among Allstate Investments, LLC, Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2007.	2011 2012 2013	133,073,456 172,138,967 174,642,625	[2] [2] [2]	71,775,550 85,874,525 82,062,732	[2] [2] [2]	52,773,567 73,118,384 79,465,291	[2] [2] [2]	1,475,458 67,330 0	[2] [2]	N/A		N/A		N/A	0 0 631,751	[2]

Tax Sharing Agreement among The Allstate Corporation and certain affiliates dated as of November 12, 1996, as supplemented by Supplemental Intercompany Tax Sharing Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company effective December 21, 2000.	2011 2012 2013	2,845,812 261,856,736 403,752,626	[3] [3] [3]	71,718,284 (51,081,452 (28,599,632	) )	42,900,789 402,335,848 805,259,656		(142,533,135 (133,557,504 (361,417,973	) ) )	N/A		0 0 0		N/A	N/A

Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2004, as amended by Amendment No. 1 effective January 1, 2009, and as supplemented by New York Insurer Supplement to Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation, Allstate Life Insurance Company of New York and Intramerica Life Insurance Company, effective March 5, 2005.	2011 2012 2013	3,618,090,094 4,010,414,793 4,594,114,658	[2] [2] [2]	171,247,884 206,609,277 219,150,824	[2] [2] [2]	171,247,884 206,609,277 1,783,214,605	[2] [2]	1,706,778,729 1,675,534,870 12,439,714	[2] [2] [2]	7,255,192 10,233,063 43,654	[2] [2] [2]	0 0 1,562,050	[2]	0 0 (28,737)[2]	N/A

Reinsurance Agreements between Lincoln Benefit Life Company and Allstate Life Insurance Company: Coinsurance Agreement effective December 31, 2001; Modified Coinsurance Agreement effective December 31, 2001; Modified Coinsurance Agreement effective December 31, 2001.	2011 2012 2013	562,439,149 447,340,588 528,831,836	[4] [4] [4]	562,439,149 447,340,588 (528,831,836	[4] [4] )[4]	N/A		N/A		N/A		N/A		N/A	N/A

[1]	Each identified Related Person is a Party to the transaction.
[2]	Gross amount of expense received under the transaction.
[3]	Total amounts paid to the Internal Revenue Service.
[4]	Net reinsurance income

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Related Person(s) involved in the transaction[1] and the approximate dollar value of the amount of the Related Person’s interest in the transaction ($)
		($)		ALIC		AIC		AllCorp		AFS		ALNY	ADLLC	AILLC
Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Allstate Distributors, LLC, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Financial Services, LLC, and Lincoln Benefit Life Company	2011 2012 2013	14,875,149 10,741,767 12,927,091	[2] [2] [2]	7,085,880 4,042,532 4,928,625	[2] [2] [2]	0 0 0		0 0 0		0 0 7,701,706	[2]	0 0 0	0 0 0	0 0 0

Intercompany Loan Agreement among The Allstate Corporation, Allstate Life Insurance Company, Lincoln Benefit Life Company and other certain subsidiaries of The Allstate Corporation dated February 1, 1996.	2011 2012 2013	399,830,632 0 0	[5] [6] [6]	0 0 0	[6] [6] [6]	399,830,632 0 0	[5] [6] [6]	399,830,632 0 0	[5] [6] [6]	N/A		N/A	N/A	N/A

Agreement for the Settlement of State and Local Tax Credits among Allstate Insurance Company and certain affiliates effective January 1, 2007.	2011 2012 2013	1,391,107 0 0	[7]	205,904 0 0	[7]	1,095,601 0 0	[7]	N/A		N/A		N/A	N/A	N/A

Reinsurance Agreement between Lincoln Benefit Life Company and Lincoln Benefit Reinsurance Company effective September 30, 2012	2012 2013	0 201,639	[4]	N/A		N/A		0 201,639	[4]	N/A		N/A	N/A	N/A

[5]	Amounts loaned and repaid.
[6]	No loans outstanding at year end.
[7]	Value of transfer transactions.

Following the transaction, Lincoln Benefit entered into a Services Agreement with Resolution Life, Inc., dated April 1, 2014, whereby Resolution Life, Inc. agreed to provide certain administrative services to the Company and the Company agreed to provide certain administrative services to Resolution Life, Inc. Amounts payable under the agreement will be determined based on monthly services rendered.

Review and Approval of Related Person Transactions

All intercompany agreements to which Lincoln Benefit was a party before the transaction with Resolution were approved by Lincoln Benefit’s Board of Directors as well as by the board of any other affiliate of The Allstate Corporation which was a party to the agreement. When required, intercompany agreements are submitted for approval to the Nebraska Department of Insurance, Lincoln Benefit’s domestic regulator, and any additional states in which Lincoln Benefit might be commercially domiciled pursuant to the applicable state’s insurance holding company systems act. This process is documented in an internal procedure that captures the review and approval process of all intercompany agreements. All approvals are maintained in Lincoln Benefit’s corporate records.

Independence Standards For Directors

Although not subject to the independence standards of the New York Stock Exchange, for purposes of this S-1 registration statement, Lincoln Benefit has applied the independence standards required for listed companies of the New York Stock Exchange to the Board of Directors. Applying these standards, Lincoln Benefit has determined that four of its directors are independent: Richard Carbone, Ann Frohman, Robert Stein and Grace Vandecruze.

Compensation Committee Interlocks and Insider Participation

The Board of Directors of Lincoln Benefit does not have a compensation committee. Prior to the transaction with Resolution, all compensation decisions were made by The Allstate Corporation, as the ultimate parent company of Lincoln Benefit. No executive officer of Lincoln Benefit served as a member of the compensation committee of another entity for which any executive officer served as a director for Lincoln Benefit.

Other Information

A section entitled “Experts” is added to your prospectus as follows:

Experts

The financial statements and financial statement schedules included in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements and financial statement schedules are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The following change is made to the prospectuses for the LBL Advantage, Consultant II and Premier Planner:

Under the “More Information” section, the subsection entitled “Legal Matters” is deleted and replaced with the following:

LEGAL MATTERS

Prior to the transaction with Resolution, matters of Nebraska law pertaining to the Contracts, including the validity of the Contracts and Lincoln Benefit’s right to issue such Contracts under Nebraska insurance law, were passed upon by Angela K. Fontana, former General Counsel of Lincoln Benefit.

Principal Underwriter

Allstate Distributors, LLC (“ADLLC”) serves as the principal underwriter and distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC is a wholly owned subsidiary of Allstate Life Insurance Company. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.

Administration

We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”) whereby, PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with se 2, inc., of 5801 SW 6th Avenue,

Topeka, Kansas 66636, whereby se 2, inc. provides certain business process outsourcing services with respect to the Contracts. se 2, inc. may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2013, consisted of the following: Keane BPO, LLC (administrative services) located at 100 City Square, Boston, MA 02129; RR Donnelly Global Investment Markets (compliance printing and mailing) located at 111 South Wacker Drive, Chicago, IL 60606; Jayhawk File Express, LLC (file storage and document destruction) located at 601 E. 5th Street, Topeka, KS 66601-2596; Co-Sentry.net, LLC (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; Convey Compliance Systems, Inc. (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Spangler Graphics, LLC (compliance mailings) located at 29305 44th Street, Kansas City, KS 66106; Veritas Document Solutions, LLC (compliance mailings) located at 913 Commerce Ct, Buffalo Grove, IL 60089; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; EquiSearch Services, Inc. (lost shareholder search) located at 11 Martime Avenue, Suite 665, White Plains, NY 10606; ZixCorp Systems, Inc. (email encryption) located at 2711 N. Haskell Ave., Suite 2300, Dallas, TX 75204; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105.

In connection with the Resolution Life’s acquisition of Lincoln Benefit, Resolution Life, Inc. and ALIC entered into a Transition Services Agreement (the “TSA”), pursuant to which ALIC will continue to provide certain administrative services for the Recaptured Business for a period of twelve to twenty-four months after the closing. Following termination of the TSA, we plan to outsource the administration of the Recaptured Business to third-party administrators. In particular, we expect to outsource the long-term administration of our deferred annuity business to se2, inc., an unaffiliated third-party service provider. We expect this transition to third-party administrators to be completed within twelve to twenty-four months of the closing.

In administering the Contracts, the following services are provided, among others:

•	maintenance of Contract Owner records;

•	Contract Owner services;

•	calculation of unit values;

•	maintenance of the Variable Account; and

•	preparation of Contract Owner reports.

                   Supplement dated January 3, 2014, to the
                     Prospectus for your Variable Annuity
                                   Issued by

                         LINCOLN BENEFIT LIFE COMPANY

This supplement amends certain disclosure contained in the prospectus for your
Variable Annuity contract issued by Lincoln Benefit Life Company.

Effective as of January 31, 2014 (the Closure Date), the following variable sub-accounts available in your Variable Annuity will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

   Alger Mid Cap Growth - Class S
   Alger Mid Cap Growth - Class I-2

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure
Date. Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

If you have any questions, please contact your financial representative or our
Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m.
Central time.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner prior to the Closure Date, will not be affected by the closure.

   Please keep this supplement for future reference together with your prospectus. No other action is required of you.

                         LINCOLN BENEFIT LIFE COMPANY

                      Supplement Dated September 30, 2013
                To the following Prospectuses, as supplemented

CONSULTANT SOLUTIONS (CLASSIC, PLUS, ELITE, SELECT) PROSPECTUS DATED MAY 1, 2013
                   CONSULTANT I PROSPECTUS DATED MAY 1, 2013
                  LBL ADVANTAGE PROSPECTUS DATED MAY 1, 2004
                  CONSULTANT II PROSPECTUS DATED MAY 1, 2004
                 PREMIER PLANNER PROSPECTUS DATED MAY 1, 2004
                INVESTOR'S SELECT PROSPECTUS DATED MAY 1, 2007

The following information supplements the prospectus for your variable annuity contract issued by Lincoln Benefit Life Company.

The following paragraphs are added to the "Lincoln Benefit Life Company"
provision under the "More Information" section or the "Description of Lincoln
Benefit Life Company and the Separate Account" section of your prospectus:

On July 17, 2013, Allstate Life entered into an agreement with Resolution Life
Holdings, Inc. ("Resolution"), a Delaware corporation established by Resolution
Life L.P., pursuant to which Allstate Life agreed to sell Lincoln Benefit to
Resolution or a wholly-owned subsidiary of Resolution (the "Transaction"). The
Prudential Insurance Company of America or an affiliate will continue to reinsure and administer the Variable Account and the Contracts. The benefits and provisions of the Contracts will not be changed by the Transaction. Also, the Transaction will not change the fact that Lincoln Benefit is the named insurer under your Contract. Following the Transaction, Lincoln Benefit will no longer be an affiliate of Allstate Life.

The Transaction and certain related agreements are subject to required regulatory approvals. Subject to the receipt of such regulatory approvals, the
Transaction is targeted to close in the 4 th quarter of 2013.

Upon receipt of regulatory approvals, Lincoln Benefit will amend and restate its existing reinsurance arrangements with Allstate Life. Lincoln Benefit will recapture, and Allstate Life no longer will reinsure: (i) all fixed deferred annuity, value adjusted deferred annuity and indexed deferred annuity business written by Lincoln Benefit, (ii) all of the life insurance business written by
Lincoln Benefit through independent life insurance producers other than certain specified life insurance policies and (iii) all of the net liability of Lincoln
Benefit with respect to the accident and health and long-term care insurance business written by Lincoln Benefit (the "Recapture"). The benefits and provisions of the Contracts will not be changed by the Recapture, and the
Recapture will not change the fact that Lincoln Benefit is the named insurer under your Contract.

Pursuant to the Recapture, Allstate Life will transfer to Lincoln Benefit, for inclusion in its general account reserves, cash and specified assets with an aggregate statutory book value equal to net statutory general account reserves attributable to the recaptured business, adjusted for the final settlement amount under the applicable existing reinsurance agreements between Lincoln
Benefit and Allstate Life that are being amended and restated in connection with the Transaction.

If you have any questions, please contact your financial representative or our
Variable Annuity Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                      SUPPLEMENT, DATED DECEMBER 27, 2011,
                  TO THE PROSPECTUS FOR YOUR VARIABLE ANNUITY
                                   ISSUED BY

                        ALLSTATE LIFE INSURANCE COMPANY
                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LINCOLN BENEFIT LIFE COMPANY
                    AMERICAN MATURITY LIFE INSURANCE COMPANY

This supplement amends the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company, Allstate Life Insurance Company of New York,
Lincoln Benefit Life Company or American Maturity Life Insurance Company, as
applicable.

Effective as of January 27, 2012 (the Closure Date), the following variable sub-account available in your Variable Annuity will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the Closure Date:

                             DWS Bond VIP - Class A

Contract owners who have contract value invested in this variable sub-account as of the Closure Date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date.
Contract owners who do not have contract value invested in the variable sub-account as of the Closure Date will not be permitted to invest in this variable sub-account thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our
Variable Annuity Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                        SUPPLEMENT, DATED JULY 6, 2011,
                  TO THE PROSPECTUS FOR YOUR VARIABLE ANNUITY
                                   ISSUED BY

                        ALLSTATE LIFE INSURANCE COMPANY
                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LINCOLN BENEFIT LIFE COMPANY

This supplement amends the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company or Allstate Life Insurance Company of New
York or Lincoln Benefit Life Company, as applicable.

Effective as of August 19, 2011 (the Closure Date), the following variable sub-accounts available in your Variable Annuity will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

Invesco V.I. Basic Value Fund-Series I
Invesco V.I. Basic Value Fund-Series II

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date.
Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our
Variable Annuity Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                       Supplement Dated December 31, 2009
                   To the Prospectus for Your Variable Annuity
                                    Issued By
                         Allstate Life Insurance Company
                   Allstate Life Insurance Company of New York
                          Lincoln Benefit Life Company

This supplement amends the prospectus for your variable annuity contract issued by Allstate Life Insurance Company, Allstate Life Insurance Company of New York,
or Lincoln Benefit Life Company.

The following provision is added to your prospectus:

WRITTEN REQUESTS AND FORMS IN GOOD ORDER. Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in "good order."
Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.

If you have any questions, please contact your financial representative or call our Customer Service Center at 1-800-457-7617. If you own a Putnam contract, please call 1-800-390-1277.

For future reference, please keep this supplement together with your prospectus.

                          Lincoln Benefit Life Company
                        Supplement dated August 14, 2009
                 To the following Prospectuses, as supplemented:

               Consultant Solutions, Prospectus Dated May 1, 2009
                   Consultant I, Prospectus Dated May 1, 2009
                   LBL Advantage, Prospectus Dated May 1, 2004
                   Consultant II, Prospectus Dated May 1, 2004
                  Premier Planner, Prospectus Dated May 1, 2004

This prospectus supplement amends certain disclosure contained in the prospectuses referenced above for your variable annuity contract issued by
Lincoln Benefit Life Company ("Lincoln Benefit").

The "Annual Reports and Other Documents" section is deleted and replaced with the following:

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission ("SEC") recently adopted rule 12h-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Rule 12h-7 exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. Each of the variable annuities described in the prospectuses referenced above fall within the exemption provided under rule 12h-7. Lincoln Benefit is hereby providing notice that it is electing to rely on the exemption provided under rule 12h-7 effective as of the date of this prospectus supplement or as soon as possible thereafter, and will be suspending filing reports under the
Exchange Act.

The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus supplement which means that incorporated documents are considered part of this prospectus supplement. We can disclose important information to you by referring you to those documents. This prospectus supplement incorporates by reference our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 18, 2009, and our Quarterly
Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on
May 12, 2009.

Lincoln Benefit will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Lincoln Benefit, P.O. Box 758565, Topeka, KS
66675-8565 or by calling 1-800- 457- 7617. The public may read and copy any materials that Lincoln Benefit files with the SEC at the SEC's Public Reference
Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at
1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

                          Lincoln Benefit Life Company

                                 LBL Advantage
                                 Consultant II
                                Premier Planner

                         Supplement, dated May 1, 2009

This supplement amends certain disclosure contained in the prospectus for certain annuity contracts issued by Lincoln Benefit Life Company.

Under the "More Information" section, the subsection entitled "Legal Matters" is deleted and replaced with the following:

LEGAL MATTERS

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Lincoln Benefit Life Company's right to issue such
Contracts under applicable state insurance law, have been passed upon by Susan
L. Lees, General Counsel of Lincoln Benefit Life Company.

The "Annual Reports and Other Documents" section is deleted and replaced with the following:

ANNUAL REPORTS AND OTHER DOCUMENTS

Lincoln Benefit Life Company ("Lincoln Benefit") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section
13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report, including filings made on Form 10-Q and
Form 8-K. In addition, all documents subsequently filed by Lincoln Benefit pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Lincoln Benefit will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Lincoln Benefit, P.O. Box 758565, Topeka, KS 66675-8565 or by calling 1-800-
457- 7617. Lincoln Benefit files periodic reports as required under the
Securities Exchange Act of 1934. The public may read and copy any materials that
Lincoln Benefit files with the SEC at the SEC's Public Reference Room at 100 F
Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                     Supplement, dated February 26, 2007, to
         The Consultant II Variable Annuity Prospectus dated May 1, 2004

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts ("Contracts") issued by
Lincoln Benefit Life Company.

We have received notice that the Board of Trustees ("Board") of the STI Classic
Variable Trust has approved the liquidation, on or about May 1, 2007, of the
International Equity Fund (the "Portfolio").

Due to the liquidation of the Portfolio, we will no longer accept new premiums for investment in, nor will we permit transfers to, the STI Classic
International Equity Fund Sub-Account (the "STI Sub-Account") on or after April
27, 2007.

As the STI Sub-Account will no longer be offered as an investment alternative, you may wish to transfer, prior to April 27, 2007, some or all of your Contract
Value in the STI Sub-Account to other investment alternatives currently offered by your Contracts. Such transfer is not subject to a transfer fee. Any value remaining in the STI Sub-Account will be transferred automatically, as of April
27, 2007, to the Fidelity VIP Money Market Sub-Account, an investment alternative already available under your Contract.

If you currently allocate Contract Value to the STI Sub-Account through automatic additions, automatic portfolio rebalancing, dollar cost averaging or systematic withdrawal programs, your allocations in these programs will also need to be changed. If you do not change these allocations to other investment alternatives currently available under your Contract, any allocations to the STI
Sub-Account will be automatically allocated, as of April 27, 2007, to the
Fidelity VIP Money Market Sub-Account.

We will send you a confirmation that shows the amount that we transferred to the
Fidelity VIP Money Market Sub-Account or to the investment alternative that you chose and the date of the transaction. For additional information on how to transfer to another investment alternative, or how to make a change to your current allocation(s), please contact your financial representative or call our
Customer Service Center at 1-800-865-5237

If your Contract Value in the STI Sub-Account is transferred automatically to the Fidelity VIP Money Market Sub-Account, for 60 days following the automatic transfer, you may transfer your Contract Value in the Fidelity VIP Money Market
Sub-Account to any other investment alternative(s) available under your
Contract. Such transfer is not subject to a transfer fee.

Attached as Appendix A is a list of the Portfolios and Fixed Account Investment
Alternatives currently available under your Contract.

Please keep this supplement for future reference together with your prospectus.

E

                                   Appendix A

The Consultant II Variable Annuity contract offers a variety of Investment
Alternatives that encompass investment choices ranging from aggressive to conservative. Below is a listing of the Portfolios and Fixed Account Investment
Alternatives currently available. Also included is the investment objective for each Portfolio. For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the relevant prospectus for the Portfolio.

                                   PORTFOLIOS

Fund                                                    Objective
-----------------------------------------------------   ------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series I                    Seeks long-term growth of capital.

Alger American Growth Portfolio - Class O               Seeks long-term capital appreciation.

Alger American Income & Growth Portfolio - Class O      Seeks to provide a high level of dividend income. Its secondary goal is to provide capital appreciation.

Alger American Leveraged AllCap Portfolio - Class O     Seeks long-term capital appreciation.

Alger American MidCap Growth Portfolio - Class O        Seeks long-term capital appreciation.

Alger American Small Capitalization Portfolio -         Seeks long-term capital appreciation.
Class O

DWS Bond VIP - Class A                                  Seeks to provide a high level of income consistent with a high quality portfolio of debt securities.

DWS Global Opportunities VIP - Class A                  Seeks above-average capital appreciation over the long term.

DWS Growth & Income VIP - Class A                       Seeks long-term growth of capital, current income and growth of income.

DWS International VIP - Class A                         Seeks long-term growth of capital primarily through diversified holdings of marketable foreign equity investments.

DWS Balanced VIP - Class A                              Seeks high total return, a combination of income and capital appreciation.

Federated Capital Income Fund II                        Seeks high current income and moderate capital appreciation.

Federated Fund for U.S. Government Securities II        Seeks current income.

Federated High Income Bond Fund II                      Seeks high current income.

Fidelity VIP Asset Manager (SM) Portfolio - Initial     Seeks to obtain high total return with reduced risk over the
Class                                                   long term by allocating its assets among stocks, bonds, and short-term instruments.

Fidelity VIP Contrafund (R) Portfolio - Initial Class   Seeks long-term capital appreciation.

Fidelity VIP Equity-Income Portfolio - Initial Class    Seeks reasonable income by investing primarily in income-producing equity securities. In choosing these securities, the fund will also consider the potential for capital appreciation. The fund's goal is to achieve a yield which exceeds the composite yield on the securities comprising the S&P 500.

Fidelity VIP Growth Portfolio - Initial Class           Seeks to achieve capital appreciation.

Fidelity VIP Index 500 Portfolio - Initial Class        Seeks investment results that correspond to the total return of common stocks publicly traded in the United States, as represented by the Standard & Poor's 500 (SM) Index (S&P 500 (R) ).

Fidelity VIP Money Market Portfolio - Initial Class     Seeks as high a level of current income as is consistent with preservation of capital and liquidity by investing in money market instruments.

Fidelity VIP Overseas Portfolio - Initial Class         Seeks long-term growth of capital.

Janus Aspen Series Balanced Portfolio -                 Seeks long-term capital growth, consistent with preservation of
Institutional Shares                                    capital and balanced by current income.

Janus Aspen Series Flexible Bond Portfolio -            Seeks to obtain maximum total return, consistent with
Institutional Shares                                    preservation of capital.

Janus Aspen Series Large Cap Growth Portfolio -         Seeks long-term growth of capital in a manner consistent with
Institutional Shares                                    the preservation of capital.

Janus Aspen Series Mid Cap Growth Portfolio -           Seeks long-term growth of capital.
Institutional Shares

Janus Aspen Series Worldwide Growth Portfolio -         Seeks long-term growth of capital in a manner consistent with
Institutional Shares                                    the preservation of capital.

Janus Aspen Series Foreign Stock Portfolio -            Seeks long-term growth of capital.
Service Shares

Legg Mason Partners Variable Investors Portfolio -      Seeks long-term growth of capital with current income as a
Class I                                                 secondary objective.

MFS Emerging Growth Series - Initial Class              Seeks long-term growth of capital.

MFS Investors Trust Series - Initial Class              Seeks to provide long-term growth of capital and secondarily to provide reasonable current income.

MFS New Discovery Series - Initial Class                Seeks capital appreciation.

MFS Research Series - Initial Class                     Seeks long-term growth of capital and future income.

MFS Total Return Series - Initial Class                 Seeks to provide above-average income (compared to a portfolio invested entirely in equity securities) consistent with the prudent employment of capital and secondarily to provide a reasonable opportunity for growth of capital and income.

Oppenheimer Main Street Small Cap Fund (R) /VA -        Seeks capital appreciation.
Service Shares

Premier VIT OpCap Balanced Portfolio                    Seeks growth of capital and investment income.

Premier VIT OpCap Small Cap Portfolio                   Seeks capital appreciation through a diversified portfolio consisting primarily of securities of companies with market capitalizations of under $2 billion at time of purchase.

PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged)   Seeks maximum total return, consistent with preservation of
- Administrative Shares                                 capital and prudent investment management.

PIMCO VIT Total Return Portfolio - Administrative       Seeks maximum total return, consistent with preservation of
Shares                                                  capital and prudent investment management.

Putnam VT International Growth and Income Fund -        Seeks capital growth. Current income is a secondary objective.
Class IB

STI Classic Capital Appreciation Fund                   Seeks capital appreciation.

STI Classic Large Cap Value Equity Fund                 Seeks capital appreciation with the secondary goal of current income.

T. Rowe Price Equity Income Portfolio - I               Seeks substantial dividend income as well as long-term growth of capital.

T. Rowe Price International Stock Portfolio - I         Seeks long-term growth of capital.

T. Rowe Price New America Growth Portfolio - I          Seeks long-term growth of capital.

Van Kampen LIT Aggressive Growth Portfolio, Class II    Seeks capital growth.

Van Kampen LIT Growth and Income Portfolio, Class II    Seeks long-term growth of capital and income.

Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I    Seeks above-average total return over a market cycle of three to five years by investing in common stocks and other equity
                                                        securities.

Wells Fargo Advantage VT Discovery Fund                 Seeks long-term capital appreciation.

Wells Fargo Advantage VT Opportunity Fund (SM)          Seeks long-term capital appreciation.

Fixed Account Options: Standard Fixed Account
                       Guaranteed Maturity Fixed Account Option

Supplement, dated April 4, 2005, to The Consultant II Variable Annuity
Prospectus dated May 1, 2004

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life
Company.

We have received notice that the shareholders of the Strong Opportunity Fund II
- Investor Class and the Strong Mid Cap Growth Fund II - Investor Class ("Strong
Portfolios") approved the reorganization of the Strong Portfolios into the Wells
Fargo Advantage Opportunity Fund and the Wells Fargo Advantage Discovery Fund
("Wells Fargo Portfolios"), respectively.

On April 8, 2005 ("Conversion Date"), the Strong Opportunity Fund II - Investor
Class will be merged into the Wells Fargo Advantage Opportunity Fund, and the
Strong Mid Cap Growth Fund II - Investor Class will be merged into the Wells
Fargo Advantage Discovery Fund. On the Conversion Date, we will change the name of the Strong Portfolio sub-accounts to reflect the change in the underlying portfolio. Contract owners will receive a confirmation of the transaction reflecting this change.

If you currently have allocations made to the Strong Portfolio sub-accounts through automatic additions, automatic portfolio rebalancing or dollar cost averaging programs, any future allocations will continue to be made to those sub-accounts under their new name as of the Conversion Date.

All reference to the Strong Opportunity Fund II, Inc., Strong Variable Insurance
Funds, Inc, and the Strong Portfolios are deleted on page 1 of the prospectus.
The following information is added to page 1:

Wells Fargo Variable Trust Funds: Wells Fargo Advantage Discovery Fund , Wells
Fargo Advantage Opportunity Fund

The table on page 6 of the prospectus that shows the minimum and maximum total annual operating expenses charged by the Portfolios is deleted in its entirety and replaced by the following:

                                                                        Minimum   Maximum
                                                                        -------   -------
Total Annual Portfolio Operating Expenses(1) (expenses that are deducted from Portfolio assets, which may include management fees, distribution and/or service (12b-1) fees, and other expenses)(without
waivers or reimbursements)                                               0.10%     3.89%

(1)  Expenses are shown as a percentage of Portfolio average daily net assets before any waiver or reimbursement as of December 31, 2004.

The "Examples" on page 6-7 of the prospectus are deleted in their entirety and replaced by the following: Example

This Example is intended to help you compare the cost of investing in the
Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Separate
Account annual expenses, and Portfolio fees and expenses and assume no transfers or exchanges were made. The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    Invested $10,000 in the Contract for the time periods indicated, o earned a
     5% annual return on your investment,

..    surrendered your Contract, or you began receiving income payments, or continued to hold Your Contract, at the end of each time period, and,

..    with total Separate Account expenses of 1.40%.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

The example does not include any taxes or tax penalties you may be required to pay if you surrender your Contract.

                                                   1 Year   3 Years   5 Years   10 Years
----------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses    $577     $1,719    $2,844    $5,585
Costs Based on Minimum Annual Portfolio Expenses    $189     $  581    $  993    $2,123

Explanation of Expense Example

Please remember that you are looking at examples and not a representation of past or future expenses. Your rate of return may be higher or lower than 5%, which is not guaranteed. The examples do not assume that any Portfolio expense waivers or reimbursement arrangements are in effect for the periods presented.
The Examples reflect an annual Contract maintenance charge of $35.

All reference to the Strong Opportunity Fund II, Inc., Strong Variable Insurance
Funds, Inc, and the Strong Portfolios are deleted on page 9 of the prospectus.
The following information is added to page 9:

Wells Fargo Variable   Wells Fargo Advantage Discovery
        Trust            Fund , Wells Fargo Advantage
                              Opportunity Fund

The section entitled "Condensed Financial Information" on page 12 is deleted in its entirety and replaced with the following:

CONDENSED FINANCIAL INFORMATION

Attached as Appendix A is a table showing selected information concerning
Accumulation Unit Values for each sub-account for 1994 through 2004.
Accumulation Unit Value is the unit of measure that we use to calculate the value of your interest in a Subaccount. Accumulation Unit Value does not reflect the deduction of certain charges that are subtracted from your Contract Value, such as the Contract Administration Charge. The financial statements of the sub-accounts comprising the Separate Account as of December 31, 2004, are included in the Statement of Additional Information. Lincoln Benefit's financial statements as of December 31, 2004, are included in the Statement of Additional
Information.

The chart on page 17 of the prospectus is deleted in its entirety and replaced by the following:

Portfolio                                   Each Portfolio Seeks                                 Investment Adviser
-------------------------------------------------------------------------------------------------------------------------------
AIM Variable Insurance Funds

AIM V.I. Basic Value Fund - Series I (1)    Long-term growth of capital                          A I M Advisors, Inc.

The Alger American Fund

Alger American Growth Portfolio - Class O   Long-term capital appreciation                       Fred Alger Management, Inc.

Alger American Income & Growth Portfolio -  To provide a high level of dividend income. Its
  Class O                                   secondary goal is to provide capital
                                            appreciation.

Alger American Leveraged AllCap Portfolio   Long-term capital appreciation
  - Class O

Alger American MidCap Growth Portfolio -    Long-term capital appreciation
  Class O

Alger American Small Capitalization         Long-term capital appreciation
  Portfolio - Class O

Federated Insurance Series

Federated Capital Income Fund II            High current income and moderate capital             Federated Equity Management
                                            appreciation                                         Company of Pennsylvania

Federated High Income Bond Fund II          High current income                                  Federated Investment
                                                                                                 Management Company

Federated Fund for U.S. Government          Current income
  Securities II

Fidelity(R)  Variable Insurance Products

Fidelity VIP Asset Manager(SM) Portfolio -  To obtain high total return with reduced risk over   Fidelity Management &
  Initial Class                               the long term by allocating its assets among         Research Company
                                              stocks, bonds, and short-term instruments.

Fidelity VIP Contrafund(R)  Portfolio -       Long-term capital appreciation.
  Initial Class

Fidelity VIP Equity-Income Portfolio -      Reasonable income by investing primarily in
  Initial Class                               income-producing equity securities.  In choosing
                                              these securities, the fund will also consider the
                                              potential for capital appreciation.  The fund's
                                              goal is to achieve a yield which exceeds the
                                              composite yield on the securities comprising the
                                              S&P 500.

Fidelity VIP Growth Portfolio - Initial     To achieve capital appreciation.
  Class

Fidelity VIP Index 500 Portfolio -          Investment results that correspond to the total
 Initial Class                                return of common stocks publicly traded in the
                                              United States, as represented by the Standard &
                                              Poors 500(SM) Index (S&P 500(R) ).

Fidelity VIP Money Market Portfolio -       As high a level of current income as is consistent
  Initial Class                               with preservation of capital and liquidity by
                                              investing in money market instruments.

Fidelity VIP Overseas Portfolio - Initial   Long-term growth of capital.
  Class

Janus Aspen Series

Janus Aspen Series Balanced Portfolio -     Long-term capital growth, consistent with            Janus Capital Management
  Institutional Shares                        preservation of capital and balanced by current      LLC
                                              income.

Janus Aspen Series Flexible Bond Portfolio  To obtain maximum total return, consistent with
  - Institutional Shares  (2)                 preservation of capital.

Janus Aspen Series Foreign Stock Portfolio  Long-term growth of capital.
  - Service Shares

Janus Aspen Series Large Cap Growth         Long-term growth of capital in a manner consistent
  Portfolio - Institutional Shares  (2)       with the preservation of capital.

Janus Aspen Series Mid Cap Growth           Long-term growth of capital
  Portfolio - Institutional Shares

Janus Aspen Series Worldwide Growth         Long-term growth of capital in a manner consistent
  Portfolio - Institutional Shares            with the preservation of capital.

MFS(R)  Variable Insurance Trust(SM)

MFS Emerging Growth Series - Initial Class  Long-term growth of capital                          MFS(TM)  Investment Management

MFS Investors Trust Series - Initial Class  Long-term growth of capital with a secondary objective to seek reasonable current income

MFS New Discovery Series - Initial Class    Capital appreciation.

MFS Research Series - Initial Class         Long-term growth of capital and future income

MFS Total Return Series - Initial Class     To provide above-average income (compared to a
                                              portfolio invested entirely in equity securities)
                                              consistent with the prudent employment of capital
                                              and secondarily to provide a reasonable
                                              opportunity for growth of capital and income.

Oppenheimer Variable Account Funds

Oppenheimer Main Street Small Cap Fund/VA   Capital appreciation.                                OppenheimerFunds, Inc.
  - Service Shares

Premier VIT

Premier VIT OpCap Balanced Portfolio (3)    Growth of capital and investment income              OpCap Advisors LLC

Premier VIT OpCap Small Cap Portfolio (3)   Capital appreciation

PIMCO Variable Insurance Trust

PIMCO VIT Foreign Bond Portfolio (U.S.      Maximum total return, consistent with preservation   Pacific Investment
  Dollar-Hedged) - Administrative Shares      of capital and prudent investment management.      Management Company LLC

PIMCO VIT Total Return Portfolio -          Maximum total return, consistent with preservation
  Administrative Shares                       of capital and prudent investment management.

Putnam Variable Trust

Putnam VT International Growth and Income   Capital growth. Current income is a secondary        Putnam Investment
  Fund - Class IB                             objective.                                         Management, LLC

Salomon Brothers Variable Series Funds Inc

Salomon Brothers Variable Investors Fund -  Long-term growth of capital with current income as   Salomon Brothers Asset
  Class I                                     a secondary objective                              Management Inc

Scudder Variable Series I

Scudder SVS I Bond Portfolio - Class A      To provide a high level of income consistent with a  Deutsche Investment
                                              high quality portfolio of debt securities            Management Americas Inc.

Scudder SVS I Global Discovery Portfolio -  Above-average capital appreciation over the long
  Class A                                     term

Scudder SVS I Growth and Income Portfolio   Long-term growth of capital, current income and
  - Class A                                   growth of income

Scudder SVS I International Portfolio -     Long-term growth of capital primarily through
  Class A                                     diversified holdings of marketable foreign equity
                                              investments

Scudder Variable Series II

Scudder SVS II Total Return Portfolio -     High total return, a combination of income and       Deutsche Investment
  Class A (4)                                 capital appreciation                               Management Americas Inc.

STI Classic Variable Trust

STI Classic Capital Appreciation Fund       Capital appreciation                                 Trusco Capital Management,
                                                                                                   Inc.

STI Classic International Equity Fund (5)   Long-term capital appreciation

STI Classic Value Income Stock Fund         Current income with the secondary goal of capital
                                              appreciation

T. Rowe Price Equity Series, Inc.

T. Rowe Price Equity Income Portfolio - I   Substantial dividend income as well as long-term     T. Rowe Price Associates,
                                              growth of capital.                                   Inc.

T. Rowe Price Mid-Cap Growth Portfolio - I  Long-term capital appreciation
  (6)

T. Rowe Price New America Growth            Long-term growth of capital
  Portfolio - I

T. Rowe Price International Series, Inc.

T. Rowe Price International Stock           Long-term growth of capital                          T. Rowe Price
  Portfolio - I                                                                                  International, Inc.

The Universal Institutional Funds, Inc.

Van Kampen UIF U.S. Mid Cap Value           Above-average total return over a market cycle of       Van Kampen (7)
  Portfolio, Class I                          three to five years by investing in common stocks
                                              and other equity securities

Van Kampen Life Investment Trust

Van Kampen LIT Aggressive Growth            Capital Growth                                       Van Kampen Asset Management
  Portfolio, Class II

Van Kampen LIT Growth and Income            Long-term growth of capital and income.
  Portfolio, Class II

Wells Fargo Variable Trust Funds

Wells Fargo Advantage Discovery Fund (8)    Long-term capital appreciation                       Wells Fargo Funds
                                                                                                   Management, LLC

Wells Fargo Advantage Opportunity Fund (8)  Long-term capital appreciation

(1)  A Fund's investment objective(s) may be changed by the Fund's Board of
     Trustees without shareholder approval.

(2)  Effective May 1, 2005, the Janus Aspen Series Flexible Income Portfolio -
     Institutional Shares and Janus Aspen Series Growth Portfolio -
     Institutional Shares changed their names to the Janus Aspen Series Flexible
     Bond Portfolio - Institutional Shares and Janus Aspen Series Large Cap
     Growth Portfolio - Institutional Shares , respectively.

(3)  Effective May 1, 2005, the PAVIT OpCap Balanced Portfolio and PAVIT OpCap
     Small Cap Portfolio changed their names to the Premier VIT OpCap Balanced
     Portfolio and Premier VIT OpCap Small Cap Portfolio, respectively.

(4)  Effective April 29, 2005, the Scudder SVS I Balanced Portfolio - Class A
     was reorganized onto the Scudder SVS II Total Return Portfolio - Class A .

(5)  Effective September 27, 2002, the STI Classic International Equity Fund is
     no longer available for new investments. If you are currently invested in the Variable Sub-account that invests in this Portfolio you may continue your investment. If, prior to September 27, 2002, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program.
     Outside of these automatic transaction programs, additional allocations will not be allowed.

(6)  Effective 5/1/04, the T. Rowe Price Mid-Cap Growth Portfolio - I is no
     longer available for new investments. If you are currently invested in the
     T. Rowe Price Mid-Cap Growth Portfolio - I you may continue your investment. If you are currently enrolled in one of our automatic transaction programs, such as Portfolio Rebalancing or Dollar Cost
     Averaging, we will continue to effect automatic transactions to the portfolio in accordance with that program.

(7)  Morgan Stanley Investment Management Inc., the adviser to the UIF
     Portfolios, does business in certain instances using the name Van Kampen.

(8)  Effective 4/8/05, the Strong Mid Cap Growth Fund II - Investor Class and
     Strong Opportunity Fund II - Investor Class were reorganized into the Wells
     Fargo Advantage Discovery Fund and Wells Fargo Advantage Opportunity Fund,
     respectively.

The first sentence of the first paragraph of the section entitled "Annual
Reports and Other Documents" on page 39 of the prospectus is deleted and replaced by the following:

"Lincoln Benefit's annual report on Form 10-K for the year ended December 31,
2004, is incorporated herein by reference, which means that it is legally a part of this prospectus."

The following column is added to the Accumulation Unit Value chart in Appendix
A:

                          Accumulation Unit Values (1)

                                  Basic Policy

                                                                                                Year ending
                                                                                                December 31,
Fund                                                                                                2004
------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value - Series I Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.000
   Accumulation Unit Value Ending                                                                   10.810
   Number of Units Outstanding at End of Year                                                       58,864
Alger American Growth - Class O Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.116
   Accumulation Unit Value Ending                                                                   10.524
   Number of Units Outstanding at End of Year                                                      106,786
Alger American Income & Growth - Class O Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.547
   Accumulation Unit Value Ending                                                                   12.280
   Number of Units Outstanding at End of Year                                                       94,296
Alger American Leveraged AllCap - Class O Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.959
   Accumulation Unit Value Ending                                                                   12.758
   Number of Units Outstanding at End of Year                                                      125,490
Alger American MidCap Growth - Class O Sub-Account
   Accumulation Unit Value(1) Beginning                                                             15.141
   Accumulation Unit Value Ending                                                                   16.878
   Number of Units Outstanding at End of Year                                                      189,941
Alger American Small Capitalization - Class O Sub-Account
   Accumulation Unit Value(1) Beginning                                                              8.146
   Accumulation Unit Value Ending                                                                    9.364
   Number of Units Outstanding at End of Year                                                      152,854

Federated Capital Income II Sub-Account
   Accumulation Unit Value(1) Beginning                                                              7.607
   Accumulation Unit Value Ending                                                                    8.245
   Number of Units Outstanding at End of Year                                                      118,737
Federated High Income Bond II Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.727
   Accumulation Unit Value Ending                                                                   11.864
   Number of Units Outstanding at End of Year                                                      274,221
Federated for U.S. Government Securities II Sub-Account
   Accumulation Unit Value(1) Beginning                                                             12.608
   Accumulation Unit Value Ending                                                                   12.881
   Number of Units Outstanding at End of Year                                                      254,843
Fidelity VIP Asset Manager(SM) - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.097
   Accumulation Unit Value Ending                                                                   11.541
   Number of Units Outstanding at End of Year                                                      119,887
Fidelity VIP Contrafund(R)  - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             12.660
   Accumulation Unit Value Ending                                                                   14.416
   Number of Units Outstanding at End of Year                                                      442,140
Fidelity VIP Equity-Income - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.970
   Accumulation Unit Value Ending                                                                   13.165
   Number of Units Outstanding at End of Year                                                      324,151
Fidelity VIP Growth - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.133
   Accumulation Unit Value Ending                                                                   10.330
   Number of Units Outstanding at End of Year                                                      310,704
Fidelity VIP Index 500 - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.155
   Accumulation Unit Value Ending                                                                   11.077
   Number of Units Outstanding at End of Year                                                      569,379
Fidelity VIP Money Market - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.315
   Accumulation Unit Value Ending                                                                   11.292
   Number of Units Outstanding at End of Year                                                      421,371
Fidelity VIP Overseas - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.169
   Accumulation Unit Value Ending                                                                   11.395
   Number of Units Outstanding at End of Year                                                      138,707
Janus Aspen Series Mid Cap Growth - Institutional Shares Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.359
   Accumulation Unit Value Ending                                                                   12.334
   Number of Units Outstanding at End of Year                                                      142,342
Janus Aspen Series Balanced - Institutional Shares Sub-Account
   Accumulation Unit Value(1) Beginning                                                             13.721
   Accumulation Unit Value Ending                                                                   14.684
   Number of Units Outstanding at End of Year                                                      348,122
Janus Aspen Series Flexible Bond - Institutional Shares Sub-Account  (3)
   Accumulation Unit Value(1) Beginning                                                             13.061
   Accumulation Unit Value Ending                                                                   13.390
   Number of Units Outstanding at End of Year                                                      235,284
Janus Aspen Series Large Cap Growth - Institutional Shares Sub-Account  (3)
   Accumulation Unit Value(1) Beginning                                                              9.904
   Accumulation Unit Value Ending                                                                   10.208
   Number of Units Outstanding at End of Year                                                      266,429
Janus Aspen Series Foreign Stock - Service Shares Sub-Account  (2)(5)
   Accumulation Unit Value(1) Beginning                                                             10.200
   Accumulation Unit Value Ending                                                                   11.891
   Number of Units Outstanding at End of Year                                                       63,308
Janus Aspen Series Worldwide Growth - Institutional Shares Sub-Account
   Accumulation Unit Value(1) Beginning                                                              9.891
   Accumulation Unit Value Ending                                                                   10.220
   Number of Units Outstanding at End of Year                                                      155,504
LSA Balanced (2)(4)
   Accumulation Unit Value(1) Beginning
   Accumulation Unit Value Ending
   Number of Units Outstanding at End of Year
MFS Emerging Growth - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                              8.923
   Accumulation Unit Value Ending                                                                    9.939
   Number of Units Outstanding at End of Year                                                       51,201
MFS Investors Trust - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                              9.018
   Accumulation Unit Value Ending                                                                    9.902
   Number of Units Outstanding at End of Year                                                       43,733
MFS New Discovery - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             15.612
   Accumulation Unit Value Ending                                                                   16.398
   Number of Units Outstanding at End of Year                                                       71,788
MFS Research - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                              9.027
   Accumulation Unit Value Ending                                                                   10.313
   Number of Units Outstanding at End of Year                                                       41,251
MFS Total Return - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             13.074
   Accumulation Unit Value Ending                                                                   14.352
   Number of Units Outstanding at End of Year                                                      176,247
Premier VIT OpCap Balanced Sub-Account (2)(5)
   Accumulation Unit Value(1) Beginning                                                             10.000
   Accumulation Unit Value Ending                                                                   10.801
   Number of Units Outstanding at End of Year                                                       75,904
Premier VIT OpCap Small Cap Sub-Account (2)(5)
   Accumulation Unit Value(1) Beginning                                                             10.118
   Accumulation Unit Value Ending                                                                   11.762
   Number of Units Outstanding at End of Year                                                       79,179
Oppenheimer Main Street Small Cap/VA - Service Shares Sub-Account  (2)
   Accumulation Unit Value(1) Beginning                                                             11.151
   Accumulation Unit Value Ending                                                                   13.104
   Number of Units Outstanding at End of Year                                                      137,464

PIMCO VIT Foreign Bond (U.S. Dollar-Hedged) - Administrative Shares
Sub-Account  (2)
   Accumulation Unit Value(1) Beginning                                                             10.642
   Accumulation Unit Value Ending                                                                   11.078
   Number of Units Outstanding at End of Year                                                       70,009
PIMCO VIT Total Return - Administrative Shares Sub-Account  (2)
   Accumulation Unit Value(1) Beginning                                                             10.924
   Accumulation Unit Value Ending                                                                   11.298
   Number of Units Outstanding at End of Year                                                      410,197
Putnam VT International Growth and Income - Class IB Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.133
   Accumulation Unit Value Ending                                                                   13.282
   Number of Units Outstanding at End of Year                                                       25,804
Salomon Brothers Variable Investors - Class I Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.000
   Accumulation Unit Value Ending                                                                   10.943
   Number of Units Outstanding at End of Year                                                       15,927
Scudder SVS II Total Return - Class A Sub-Account (6)
   Accumulation Unit Value(1) Beginning
   Accumulation Unit Value Ending
   Number of Units Outstanding at End of Year
Scudder SVS I Bond - Class A Sub-Account
   Accumulation Unit Value(1) Beginning                                                             12.435
   Accumulation Unit Value Ending                                                                   12.921
   Number of Units Outstanding at End of Year                                                      172,335
Scudder SVS I Global Discovery - Class A Sub-Account
   Accumulation Unit Value(1) Beginning                                                             14.202
   Accumulation Unit Value Ending                                                                   17.275
   Number of Units Outstanding at End of Year                                                      107,272
Scudder SVS I Growth and Income - Class A Sub-Account
   Accumulation Unit Value(1) Beginning                                                              8.800
   Accumulation Unit Value Ending                                                                    9.559
   Number of Units Outstanding at End of Year                                                       38,185
Scudder SVS I International - Class A Sub-Account
   Accumulation Unit Value(1) Beginning                                                              8.439
   Accumulation Unit Value Ending                                                                    9.967
   Number of Units Outstanding at End of Year                                                       51,111
STI Classic Capital Appreciation Sub-Account
   Accumulation Unit Value(1) Beginning                                                              8.593
   Accumulation Unit Value Ending                                                                    9.045
   Number of Units Outstanding at End of Year                                                       30,367
STI Classic International Equity Sub-Account (7)
   Accumulation Unit Value(1) Beginning                                                              8.851
   Accumulation Unit Value Ending                                                                   10.417
   Number of Units Outstanding at End of Year                                                          223
STI Classic Value Income Stock Sub-Account
   Accumulation Unit Value(1) Beginning                                                              9.104
   Accumulation Unit Value Ending                                                                   10.351
   Number of Units Outstanding at End of Year                                                       41,425
Strong Opportunity II - Investor Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             14.148
   Accumulation Unit Value Ending                                                                   16.494
   Number of Units Outstanding at End of Year                                                      107,791
T. Rowe Price Equity Income - I Sub-Account
   Accumulation Unit Value(1) Beginning                                                             13.035
   Accumulation Unit Value Ending                                                                   14.771
   Number of Units Outstanding at End of Year                                                      201,619
T. Rowe Price International Stock - I Sub-Account
   Accumulation Unit Value(1) Beginning                                                              9.127
   Accumulation Unit Value Ending                                                                   10.239
   Number of Units Outstanding at End of Year                                                       95,532
T. Rowe Price Mid-Cap Growth - I Sub-Account (8)
   Accumulation Unit Value(1) Beginning                                                             15.381
   Accumulation Unit Value Ending                                                                   17.949
   Number of Units Outstanding at End of Year                                                      130,090
T. Rowe Price New America Growth - I Sub-Account
   Accumulation Unit Value(1) Beginning                                                              9.017
   Accumulation Unit Value Ending                                                                    9.860
   Number of Units Outstanding at End of Year                                                       55,066
Van Kampen LIT Aggressive Growth, Class II Sub-Account (2)
   Accumulation Unit Value(1) Beginning                                                             10.000
   Accumulation Unit Value Ending                                                                   11.144
   Number of Units Outstanding at End of Year                                                       10,217
Van Kampen LIT Growth and Income, Class II Sub-Account (2)
   Accumulation Unit Value(1) Beginning                                                             10.267
   Accumulation Unit Value Ending                                                                   11.554
   Number of Units Outstanding at End of Year                                                      138,483
Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account (2)(9)
   Accumulation Unit Value(1) Beginning                                                             10.000
   Accumulation Unit Value Ending                                                                   11.321
   Number of Units Outstanding at End of Year                                                       98,278
Wells Fargo Advantage Discovery Sub-Account (10)
   Accumulation Unit Value(1) Beginning                                                                 --
   Accumulation Unit Value Ending                                                                       --
   Number of Units Outstanding at End of Year                                                           --
Wells Fargo Advantage Opportunity Sub-Account (10)
   Accumulation Unit Value(1) Beginning                                                                 --
   Accumulation Unit Value Ending                                                                       --
   Number of Units Outstanding at End of Year                                                           --

The "Experts" section in the Statement of Additional Information is deleted in its entirety and replaced with the following:

EXPERTS

The financial statements of Lincoln Benefit Life Company as of December 31, 2004
and 2003 and for each of the three years in the period ended December 31, 2004, and the related financial statement schedules included in this Statement of
Additional Information and incorporated in this prospectus by reference from the
Lincoln Benefit Life Company Annual Report on Form 10-K for the year ended
December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is included and incorporated by reference herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004), and have been so included and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the sub-accounts comprising Lincoln Benefit Life
Variable Annuity Account as of December 31, 2004 and for each of the periods in the two year period then ended included in this Statement of Additional
Information have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The "Financial Statements " section in the Statement of Additional Information is deleted in its entirety and replaced with the following:

FINANCIAL STATEMENTS

The financial statements of the Subaccounts comprising the Separate Account as of December 31, 2004, and for the periods in the two year period then ended, the financial statements of Lincoln Benefit as of December 31, 2004 and 2003, and
for each of the three years in the period ended December 31, 2004, and related financial statement schedules and the accompanying Reports of Independent
Registered Public Accounting Firm appear in the pages that follow. The financial statements and financial statement schedules of Lincoln Benefit included herein should be considered only as bearing upon the ability of Lincoln Benefit to meet its obligations under the Contacts.

For future reference, please keep this supplement together with your prospectus.

                          Lincoln Benefit Life Company
                   Lincoln Benefit Life Variable Life Account

                        Supplement, dated March 7, 2005,
                                       to
                  The Consultant II Variable Annuity Prospectus
                                dated May 1, 2004

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life
Company.

We have received notice that the shareholders of the Strong Opportunity Fund II
- Investor Class and the Strong Mid Cap Growth Fund II - Investor Class ("Strong
Portfolios") approved the reorganization of the Strong Portfolios into the Wells
Fargo Advantage Opportunity Fund and the Wells Fargo Advantage Discovery Fund
("Wells Fargo Portfolios"), respectively.

On or around April 8, 2005 ("Conversion Date"), the Strong Opportunity Fund II -
Investor Class will be merged into the Wells Fargo Advantage Opportunity Fund, and the Strong Mid Cap Growth Fund II - Investor Class will be merged into the
Wells Fargo Advantage Discovery Fund. On the Conversion Date, we will change the name of the Strong Portfolio sub-accounts to reflect the change in the underlying portfolio. Contract owners will receive a confirmation of the transaction reflecting this change.

Wells Fargo Funds Management, LLC is the investment adviser for the Wells Fargo
Portfolios. The investment objective for both Wells Fargo Portfolios is long-term capital appreciation.

If you currently have allocations made to the Strong Portfolio sub-accounts through automatic additions, automatic portfolio rebalancing or dollar cost averaging programs, any future allocations will continue to be made to those sub-accounts under their new name as of the Conversion Date.

If you would like information on how to transfer to another investment alternative, or how to make a change to your current allocations, please contact your financial representative or call our Customer Service Center at
1-800-865-5237.

For future reference, please keep this supplement together with your prospectus.

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                       Supplement, dated January 14, 2005,
                                       to
                  The Consultant II Variable Annuity Prospectus
                                dated May 1, 2004

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life
Company.

We have received notice that the Board of Trustees ("Board") of PIMCO Advisors
VIT has approved the liquidation, on or about April 29, 2005 (the "Closing
Date"), of the PEA Science and Technology Portfolio (the "PEA Portfolio").

The Board based its decision, in part, upon the fact that the PEA Portfolio is relatively small in asset size and has failed to garner significant exposure in the variable contract market. In addition, the Board believes the outlook for future growth of the PEA Portfolio is not encouraging.

Due to the liquidation of the PEA Portfolio, we will no longer accept new premiums for investment in, nor will we permit transfers to, the PEA Science and
Technology Portfolio Sub-Account ("PEA Sub-Account") on or after April 29, 2005.

Because the PEA Sub-Account will no longer be offered as an investment alternative as of the Closing Date, you may wish to transfer, prior to April 29,
2005, some or all of your interest in the PEA Sub-Account to the other investment alternatives currently offered by your Contract. Any value remaining in the PEA Sub-Account will be transferred automatically, as of the Closing
Date, to the Fidelity VIP Money Market Portfolio, an investment alternative already available under your Contract. These transfers are not subject to a transfer fee.

If you currently have allocations made to the PEA Sub-Account through automatic additions, automatic portfolio rebalancing, dollar cost averaging or systematic withdrawal programs, your allocation in the PEA Sub-Account will also need to be changed in these programs. If you do not change this allocation to other investment alternatives currently available under your Policy, any allocation to the PEA Sub-Account will be automatically allocated, as of the Closing Date, to the Fidelity VIP Money Market Sub-Account.

If your interest in the PEA Sub-Account is transferred automatically on the
Closing Date to the Fidelity VIP Money Market Sub-Account, for 60 days following the Closing Date, you may transfer your interest in the Fidelity VIP Money
Market Sub-Account to any other investment alternative(s) available under your
Contract. This transfer is not subject to a transfer fee.

We will send you a confirmation that shows the amount that we credited to the
Fidelity VIP Money Market Sub-Account or to the investment alternative that you chose and the date of the transaction. For additional information on how to transfer to another investment alternative, or how to make a change to your current allocation(s), please contact your financial representative or call our
Customer Service Center at the number listed below.

Attached, as Appendix A, is a list of the Portfolios and Fixed Account
Investment Alternatives currently available under your Contract.

Please keep this supplement for future reference together with your prospectuses.

Number for Customer Service Center: 1-800-865-5237

                                   Appendix A

The Consultant II Variable Annuity contract offers a variety of Investment
Alternatives that encompass investment choices ranging from aggressive to conservative. Below is a listing of the Portfolios and Fixed Account Investment
Alternatives currently available. Also included is the investment objective for each Portfolio.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the relevant prospectus for the
Portfolio.

                                   PORTFOLIOS

AIM V.I. Basic Value Fund - Series I
Seeks long-term growth of capital.

Alger American Growth Portfolio - Class O Seeks long-term capital appreciation.

Alger American Income & Growth Portfolio - Class O Seeks to provide a high level of dividend income. Its secondary goal is to provide capital appreciation.

Alger American Leveraged AllCap Portfolio - Class O Seeks long-term capital appreciation.

Alger American MidCap Growth Portfolio - Class O Seeks long-term capital appreciation.

Alger American Small Capitalization Portfolio - Class O Seeks long-term capital appreciation.

Federated Fund for U.S. Government Securities II Seeks current income.

Federated High Income Bond Fund II Seeks high current income.

Federated Capital Income Fund II
Seeks high current income and moderate capital appreciation.

Fidelity VIP Asset Manager(SM) Portfolio - Initial Class Seeks high total return with reduced risk over the long term by allocating its assets among stocks, bonds, and short-term instruments.

Fidelity VIP Contrafund(R) Portfolio - Initial Class Seeks long-term capital appreciation.

Fidelity VIP Equity-Income Portfolio - Initial Class Seeks reasonable income.

Fidelity VIP Growth Portfolio - Initial Class Seeks capital appreciation.

Fidelity VIP Index 500 Portfolio - Initial Class Seeks investment results that correspond to the total return of common stocks publicly traded in the United
States, as represented by the Standard & Poor's 500(SM) Index (S&P 500(R)).

Fidelity VIP Money Market Portfolio - Initial Class Seeks as high a level of current income as is consistent with preservation of capital and providing liquidity.

Fidelity VIP Overseas Portfolio - Initial Class Seeks long-term growth of capital.

Janus Aspen Series Mid Cap Growth Portfolio: Institutional Shares Seeks
long-term growth of capital.

Janus Aspen Series Balanced Portfolio: Institutional Shares Seeks long-term growth of capital consistent with preservation of capital and balanced by current income.

Janus Aspen Series Flexible Income Portfolio: Institutional Shares Seeks to
maximize total return from a combination of current income and capital appreciation, with an emphasis on current income.

Janus Aspen Series Foreign Stock Portfolio: Service Shares Seeks long-term growth of capital.

Janus Aspen Series Growth Portfolio: Institutional Shares Seeks long-term growth of capital in a manner consistent with the preservation of capital.

Janus Aspen Series Worldwide Growth Portfolio: Institutional Shares Seeks
long-term growth of capital in a manner consistent with the preservation of capital.

MFS Emerging Growth Series - Initial Class Seeks long-term growth of capital.

MFS Investors Trust Series - Initial Class Seeks long-term growth of capital with a secondary objective to seek reasonable current income.

MFS New Discovery Series - Initial Class Seeks capital appreciation.

MFS Research Series - Initial Class Seeks long-term growth of capital and future income.

MFS Total Return Series - Initial Class Seeks to provide above-average income
(compared to a portfolio invested entirely in equity securities) consistent with the prudent employment of capital and secondarily to provide a reasonable opportunity for growth of capital and income.

PAVIT OpCap Balanced Portfolio Seeks growth of capital and investment income.

PAVIT OpCap Small Cap Portfolio Seeks capital appreciation.

Oppenheimer Main Street Small Cap Fund/VA - Service Shares Seeks capital appreciation.

PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
Seeks to maximize total return, consistent with preservation of capital and prudent investment management.

PIMCO VIT Total Return Portfolio - Administrative Shares Seeks to maximize total return, consistent with preservation of capital and prudent investment management.

Putnam VT International Growth and Income Fund - Class IB Seeks capital growth.
Current income is a secondary objective.

Salomon Brothers Variable Investors Fund - Class I Seeks long-term growth of capital with current income as a secondary objective.

Scudder SVS I Balanced Portfolio - Class A Seeks balance of growth and income from a diversified portfolio of equity and fixed income securities.

Scudder SVS I Bond Portfolio - Class A
Seeks to invest for a high level of income consistent with a high quality portfolio of debt securities.

Scudder SVS I Global Discovery Portfolio - Class A Seeks above average capital appreciation over the long-term.

Scudder SVS I Growth and Income Portfolio - Class A Seeks long-term growth of capital primarily though diversified holdings of marketable foreign equity investments.

Scudder SVS I International Portfolio - Class A Seeks long-term growth of capital.

STI Classic Capital Appreciation Fund
Seeks capital appreciation.

STI Classic International Equity Fund Seeks long-term capital appreciation.

STI Classic Value Income Stock Fund
Seeks current income with the secondary goal of capital appreciation.

Strong Opportunity Fund II - Investor Class Seeks capital growth.

Strong Mid Cap Growth Fund II - Investor Class Seeks capital growth.

T. Rowe Price Equity Income Portfolio - I Seeks to provide substantial dividend income as well as long-term growth of capital.

T. Rowe Price Mid-Cap Growth Portfolio - I Seeks long-term capital appreciation.

T. Rowe Price New America Growth Portfolio - I Seeks long-term growth of capital.

T. Rowe Price International Stock Portfolio - I Seeks long-term growth of capital.

Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I Seeks above-average total return over a market cycle of three to five years by investing in common stocks and other equity securities.

Van Kampen LIT Aggressive Growth Portfolio, Class II Seeks capital growth.

Van Kampen LIT Growth and Income Portfolio, Class II Seeks long-term growth of capital and income.

                              Fixed Account Options

Standard Fixed Account
Guaranteed Maturity Fixed Account Option

                    CONSULTANT II VARIABLE ANNUITY PROSPECTUS

                                FLEXIBLE PREMIUM

                 INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACTS

                                    ISSUED BY

                          LINCOLN BENEFIT LIFE COMPANY

                               IN CONNECTION WITH

                  LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT

            STREET ADDRESS: 2940 SOUTH 84TH STREET, LINCOLN, NE 68506

            MAILING ADDRESS: P. O. BOX 80469, LINCOLN, NE 68501-0469

                        TELEPHONE NUMBER: 1-800-865-5237

The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may purchase it on either a tax qualified or non-tax qualified basis. LINCOLN BENEFIT LIFE NO LONGER OFFERS THIS CONTRACT IN MOST
STATES. IF YOU HAVE ALREADY PURCHASED THE CONTRACT YOU MAY CONTINUE TO MAKE
PURCHASE PAYMENTS ACCORDING TO THE CONTRACT.

Because this is a flexible premium annuity contract, you may pay multiple premiums. We allocate your premium to the investment options under the Contract and our Fixed Account in the proportions that you choose. The Contract currently offers fifty-two investment options, each of which is a Subaccount of the
Lincoln Benefit Life Variable Annuity Account ("Separate Account"). Each
Subaccount invests exclusively in shares of one of the following Portfolios:

AIM VARIABLE INSURANCE FUNDS: AIM V.I. Basic Value Fund - Series I

THE ALGER AMERICAN FUND: Alger American Growth Portfolio - Class O, Alger
American Income and Growth Portfolio - Class O, Alger American Leveraged AllCap
Portfolio - Class O, Alger American MidCap Growth Portfolio - Class O, Alger
American Small Capitalization Portfolio - Class O

FEDERATED INSURANCE SERIES: Federated Fund for U.S. Government Securities II,
Federated High Income Bond Fund II, Federated Capital Income Fund II

FIDELITY(R) VARIABLE INSURANCE PRODUCTS: Fidelity VIP Asset Manager(SM)
Portfolio - Initial Class, Fidelity VIP Contrafund(R) Portfolio - Initial Class,
Fidelity VIP Equity-Income Portfolio - Initial Class, Fidelity VIP Growth
Portfolio - Initial Class, Fidelity VIP Index 500 Portfolio - Initial Class,
Fidelity VIP Money Market Portfolio - Initial Class, Fidelity VIP Overseas
Portfolio - Initial Class

JANUS ASPEN SERIES: Janus Aspen Series Balanced Portfolio: Institutional Shares,
Janus Aspen Series Flexible Income Portfolio: Institutional Shares, Janus Aspen
Series Foreign Stock Portfolio: Service Shares (formerly International Value
Portfolio), Janus Aspen Series Growth Portfolio:

Institutional Shares, Janus Aspen Series Mid Cap Growth Portfolio:
Institutional Shares, Janus Aspen Series Worldwide Growth Portfolio:
Institutional Shares

MFS(R) VARIABLE INSURANCE TRUST(SM): MFS Emerging Growth Series - Initial Class,
MFS Investors Trust Series - Initial Class, MFS New Discovery Series - Initial
Class, MFS Research Series - Initial Class, MFS Total Return Series - Initial
Class

OPPENHEIMER VARIABLE ACCOUNT FUNDS: Oppenheimer Main Street Small Cap Fund/VA -
Service Shares

PIMCO ADVISORS VIT: PAVIT PEA Science and Technology Portfolio, PAVIT OpCap
Balanced Portfolio, PAVIT OpCap Small Cap Portfolio

PIMCO VARIABLE INSURANCE TRUST: PIMCO VIT Foreign Bond Portfolio (U.S.
Dollar-Hedged) - Administrative Shares, PIMCO VIT Total Return Portfolio -
Administrative Shares

PUTNAM VARIABLE TRUST: Putnam VT International Growth and Income Fund - Class 1B

SALOMON BROTHERS VARIABLE SERIES FUNDS INC.: Salomon Brothers Variable Investors
Fund - Class I

SCUDDER VARIABLE SERIES I: Scudder SVS I Balanced Portfolio - Class A, Scudder
SVS I Bond Portfolio - Class A, Scudder SVS I Global Discovery Portfolio - Class
A, Scudder SVS I Growth and Income Portfolio - Class A, International Portfolio
- Class A

STI CLASSIC VARIABLE TRUST: STI Classic Capital Appreciation Fund, STI Classic
International Equity Fund, STI Classic Value Income Stock Fund

STRONG OPPORTUNITY FUND II, INC.: Strong Opportunity Fund II - Investor Class

STRONG VARIABLE INSURANCE FUNDS, INC.: Strong Mid Cap Growth Fund II

T. ROWE PRICE EQUITY SERIES, INC.: T. Rowe Price Equity Income Portfolio, T.
Rowe Price Mid-Cap Growth Portfolio, T. Rowe Price New America Growth Portfolio

T. ROWE PRICE INTERNATIONAL SERIES, INC.: T. Rowe Price International Stock
Portfolio

THE UNIVERSAL INSTITUTIONAL FUNDS, INC: Van Kampen UIF U.S. Mid Cap Value
Portfolio, Class I

                                  1 PROSPECTUS

VAN KAMPEN LIFE INVESTMENT TRUST: Van Kampen LIT Aggressive Growth Portfolio,
Class II, Van Kampen LIT Growth and Income Portfolio, Class II

  THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE

SECURITIES NOR HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS MAY 1, 2004.

Some of the portfolios described in this prospectus may not be available in your
Contract. We may make available other investment options in the future.

You may not purchase a Contract if either you or the Annuitant are 90 years old or older before we receive your application.

Your Contract Value will vary daily as a function of the investment performance of the Subaccounts to which you have allocated Purchase Payments and any interest credited to the Fixed Account. We do not guarantee any minimum Contract
Value for amounts allocated to the Subaccounts. Benefits provided by this
Contract, when based on the Fixed Account, are subject to a Market Value
Adjustment, which may result in an upwards or downwards adjustment in withdrawal benefits, death benefits, settlement values, and transfers to the Subaccounts.

In certain states the contract may be offered as a group contract with individual ownership represented by Certificates. The discussion of Contracts in this prospectus applies equally to Certificates under group contracts, unless the context specifies otherwise.

This prospectus sets forth the information you ought to know about the Contract.
You should read it before investing and keep it for future reference.

The Securities and Exchange Commission has not Approved or Disapproved these
Securities nor has it Passed on the Accuracy or the Adequacy of this Prospectus.
Any Representation to the Contrary is a Criminal Offense.

The Date of this Prospectus is May 1, 2004.

We have filed a Statement of Additional Information with the Securities and
Exchange Commission ("SEC"). The current Statement of Additional Information is dated May 1, 2004. The information in the Statement of Additional Information, dated May 1, 2004, is incorporated by reference in this prospectus. You can obtain a free copy by writing us or calling us at the telephone number given above. The Table of Contents of the Statement of Additional Information appears on page 40 of this prospectus.

At least once each year we will send you an annual statement. The annual statement details values and specific information for your Contract. It does not contain our financial statements. Our financial statements are set forth in the
Statement of Additional Information. Lincoln Benefit will file annual and quarterly reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can obtain copies of these documents by writing to the SEC and paying a duplicating fee. Please call the SEC at 1-800-SEC-0330 for further information as to the operation of the public reference room. Our SEC filings are also available to the public on the SEC Internet site
(http://www.sec.gov).

THIS PROSPECTUS IS VALID ONLY IF ACCOMPANIED OR PRECEDED BY CURRENT PROSPECTUSES
FOR THE PORTFOLIOS LISTED ABOVE. IF ANY OF THESE PROSPECTUSES IS MISSING OR
OUTDATED, PLEASE CONTACT US AND WE WILL SEND YOU THE PROSPECTUS YOU NEED.

PLEASE READ THIS PROSPECTUS CAREFULLY AND RETAIN IT FOR YOUR FUTURE REFERENCE.

                                  2 PROSPECTUS

DEFINITIONS                                                                    4
FEE TABLES                                                                     6
Examples and Explanation of Expense Examples                                   6
QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT                                      8
CONDENSED FINANCIAL INFORMATION                                               12
DESCRIPTION OF THE CONTRACTS                                                  12
   Summary                                                                    12
   Contract Owner                                                             12
   Annuitant                                                                  12
   Modification of the Contract                                               12
   Assignment                                                                 12
   Free Look Period                                                           13
PURCHASES AND CONTRACT VALUE                                                  13
   Minimum Purchase Payment                                                   13
   Automatic Payment Plan                                                     13
   Allocation of Purchase Payments                                            13
   Contract Value                                                             14
   Separate Account Accumulation Unit Value                                   14
   Transfer During Accumulation Period                                        14
   Transfers Authorized by Telephone                                          14
   Market Timing & Excessive Trading                                          15
   Trading Limitations                                                        15
   Automatic Dollar Cost Averaging Program                                    15
   Portfolio Rebalancing                                                      15
THE INVESTMENT AND FIXED ACCOUNT OPTIONS                                      17
   Separate Account Investments                                               17
   The Portfolios                                                             17
   Voting Rights                                                              20
   Additions, Deletions, and Substitutions of Securities                      21
   The Fixed Account                                                          21
      General                                                                 21
      Guaranteed Maturity Fixed Account Option                                21
      Market Value Adjustment                                                 22
      Dollar Cost Averaging Fixed Account Option                              23
ANNUITY BENEFITS                                                              23
   Annuity Date                                                               23
   Annuity Options                                                            23
   Other Options                                                              24
   Annuity Payments: General                                                  24
   Variable Annuity Payments                                                  24
   Fixed Annuity Payments                                                     25
   Transfers During the Annuity Period                                        25
   Death Benefit During Annuity Period                                        25
   Certain Employee Benefit Plans                                             25
OTHER CONTRACT BENEFITS                                                       25
   Death Benefit                                                              25
   Beneficiary                                                                27
   Contract Loans for 403(b) Contracts                                        28
   Withdrawals (Redemptions)                                                  29
   Systematic Withdrawal Program                                              29
   ERISA Plans                                                                30
   Minimum Contract Value                                                     30
CONTRACT CHARGES                                                              30
   Mortality and Expense Risk Charge                                          30
   Administrative Charges                                                     30
      Contract Maintenance Charge                                             30
      Administrative Expense Charge                                           30
      Transfer Fee                                                            30
   Premium Taxes                                                              31
   Deduction for Separate Account Income Taxes                                31
   Other Expenses                                                             31
TAXES                                                                         32
   Taxation of Lincoln Benefit Life Company                                   32
    Taxation of Variable Annuities in General                                 32
   Tax Qualified Contracts                                                    35
DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT          38
   Lincoln Benefit Life Company                                               38
   Separate Account                                                           38
   State Regulation of Lincoln Benefit                                        38
   Financial Statements                                                       38
ADMINISTRATION                                                                38
DISTRIBUTION OF CONTRACTS                                                     39
LEGAL PROCEEDINGS                                                             39
LEGAL MATTERS                                                                 39
ANNUAL REPORTS AND OTHER DOCUMENTS                                            39
REGISTRATION STATEMENT                                                        39
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION                      40
APPENDIX A ACCUMULATION UNIT VALUES                                           41
APPENDIX B ILLUSTRATION OF A MARKET VALUE ADJUSTMENT                          46

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH
SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE
ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS
PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                  3 PROSPECTUS

DEFINITIONS

Please refer to this list for the meaning of the following terms:

ACCUMULATION PERIOD - The period, beginning on the Issue Date, during which
Contract Value builds up under your Contract.

ACCUMULATION UNIT - A unit of measurement which we use to calculate Contract
Value.

ANNUITANT - The living person on whose life the annuity benefits under a
Contract are based.

ANNUITIZATION - The process to begin annuity payments under the Contract.

ANNUITIZED VALUE - The Contract Value adjusted by any applicable Market Value
Adjustment and less any applicable taxes.

ANNUITY DATE - The date on which annuity payments are scheduled to begin.

ANNUITY PERIOD - The period during which annuity payments are paid. The Annuity
Period begins on the Annuity Date.

ANNUITY UNIT - A unit of measurement which we use to calculate the amount of
Variable Annuity payments.

BENEFICIARY(IES) - The person(s) designated to receive any death benefits under the Contract.

COMPANY ("WE," "US," "OUR," "LINCOLN BENEFIT") - Lincoln Benefit Life Company.

CONTRACT ANNIVERSARY - Each anniversary of the Issue Date.

CONTRACT OWNER ("YOU," "YOUR") - The person(s) having the privileges of ownership defined in the Contract. If Your Contract is issued as part of a retirement plan, Your ownership privileges may be modified by the plan.

CONTRACT VALUE - The sum of the values of your investment in the Subaccounts of the Separate Account and the Fixed Account.

CONTRACT YEAR - Each twelve-month period beginning on the Issue Date and each
Contract Anniversary.

CONTRIBUTION YEAR - Each twelve-month period beginning on the date a Purchase
Payment is allocated to a Subaccount, or each anniversary of that date.

FIXED ACCOUNT - The portion of the Contract Value allocated to Our general account.

FIXED ANNUITY - A series of annuity payments that are fixed in amount.

GUARANTEE PERIODS - A period of years for which we have guaranteed a specific effective annual interest rate on an amount allocated to the Fixed Account.

ISSUE DATE - The date when the Contract becomes effective.

LATEST ANNUITY DATE - The latest date by which you must begin annuity payments under the Contract.

LOAN ACCOUNT - An account established for amounts transferred from the
Subaccounts or the Fixed Account as security for outstanding Contract loans.

MARKET VALUE ADJUSTMENT - An amount added to or subtracted from certain transactions involving Your interest in the Fixed Account, to reflect the impact of changing interest rates.

NET INVESTMENT FACTOR - The factor used to determine the value of an
Accumulation Unit and Annuity Unit in any Valuation Period. We determine the Net
Investment Factor separately for each Subaccount.

NON-QUALIFIED PLAN - A retirement plan which does not receive special tax treatment under Sections 401, 403(b), 408, 408A or 457 of the Tax Code.

PORTFOLIO(S) - The underlying funds in which the Subaccounts invest. Each
Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.

PURCHASE PAYMENTS - Amounts paid to Us as premium for the Contract by You or on
Your behalf.

QUALIFIED PLAN - A retirement plan which receives special tax treatment under
Sections 401, 403(b), 408 or 408A of the Tax Code or a deferred compensation plan for a state and local government or another tax exempt organization under
Section 457 of the Tax Code.

SEPARATE ACCOUNT - The Lincoln Benefit Life Variable Annuity Account, which is a segregated investment account of the Company.

SUBACCOUNT - A subdivision of the Separate Account, which invests wholly in shares of one of the Portfolios.

SURRENDER VALUE - The amount paid upon complete surrender of the Contract, equal to the Contract Value, less any applicable premium taxes and the contract maintenance charge and increased or decreased by any Market Value Adjustment.

TAX CODE - The Internal Revenue Code of 1986, as amended.

TREASURY RATE - The U.S. Treasury Note Constant Maturity Yield for the preceding week as reported in Federal Reserve Bulletin Release H.15.

VALUATION DATE - Each day the New York Stock Exchange is open for business.

VALUATION PERIOD - The period of time over which we determine the change in the value of the Subaccounts in order to price Accumulation Units and Annuity Units.

                                  4 PROSPECTUS

Each Valuation Period begins at the close of normal trading on the New York
Stock Exchange ("NYSE") currently 4:00 p.m. Eastern time on each Valuation Date and ends at the close of the NYSE on the next Valuation Date.

VARIABLE ANNUITY - A series of annuity payments that vary in amount based on changes in the value of the Subaccounts to which your Contract Value has been allocated.

                                  5 PROSPECTUS

FEE TABLES

THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN
BUYING, OWNING, AND SURRENDERING THE CONTRACT. THE FIRST TABLE DESCRIBES THE
FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT,
SURRENDER THE CONTRACT, OR TRAANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS.
STATE PREMIUM TAXES MAY ALSO BE DEDUCTED.

Sales Charge - None

Transfer Fee (Applies solely to the second and subsequent transfers within a calendar month. We are currently waiving the transfer fee) - $10.00

THE NEXT TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY
DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING PORTFOLIO FEES AND
EXPENSES.

ANNUAL CONTRACT MAINTENANCE CHARGE                                       $35.00
SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF DAILY NET ASSET
VALUE DEDUCTED FROM EACH OF THE SUBACCOUNTS OF THE SEPARATE ACCOUNT)
 Mortality and Expense Risk Charge                                         1.30%
 Administrative Expense Charge                                             0.10%
                                                                         ------
 Total Separate Account Annual Expenses                                    1.40%

THE NEXT TABLE SHOWS THE MINIMUM AND MAXIMUM TOTAL OPERATING EXPENSES CHARGED BY
THE PORTFOLIOS THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE
CONTRACT. ADVISERS AND/OR OTHER SERVICE PROVIDERS OF CERTAIN PORTFOLIOS MAY HAVE
AGREED TO WAIVE THEIR FEES AND/OR REIMBURSE PORTFOLIO EXPENSES IN ORDER TO KEEP
THE PORTFOLIOS' EXPENSES BELOW SPECIFIED LIMITS. THE RANGE OF EXPENSES SHOWN IN
THIS TABLE DOES NOT SHOW THE EFFECT OF ANY SUCH FEE WAIVER OR EXPENSE
REIMBURSEMENT. MORE DETAIL CONCERNING EACH PORTFOLIO'S FEES AND EXPENSES APPEARS
IN THE PROSPECTUS FOR EACH PORTFOLIO.

                                                  Minimum   Maximum
                                                  -------   -------
Total Annual Portfolio Operating Expenses /(1)/
(expenses that are deducted from Portfolio
assets, which may include management fees,
distribution and/or service (12b-1)
fees, and other expenses)                          0.29%     4.31%

(1)  Expenses are shown as a percentage of Portfolio average daily net assets before any waiver or reimbursement as of December 31, 2003.

EXAMPLE

This Example is intended to help you compare the cost of investing in the
Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Separate
Account annual expenses, and Portfolio fees and expenses and assume no transfers or exchanges were made. The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    Invested $10,000 in the Contract for the time periods indicated,

..    earned a 5% annual return on your investment,

..    surrendered your Contract, or you began receiving income payments, or continued to hold Your Contract, at the end of each time period, and,

..    with total Separate Account expenses of 1.40%.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

                                  6 PROSPECTUS

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO
PAY IF YOU SURRENDER YOUR CONTRACT.

                                                   1 Year   3 Years   5 Years   10 Years
----------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses    $620     $1,839    $3,031    $5,892
----------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses    $208     $  640    $1,093    $2,330
----------------------------------------------------------------------------------------

EXPLANATION OF EXPENSE EXAMPLE

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF
PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%,
WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE
WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED.
THE EXAMPLES REFLECT AN ANNUAL CONTRACT MAINTENANCE CHARGE OF $35.

                                  7 PROSPECTUS

QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT

The following are answers to some of the questions you may have about some of the more important features of the Contract. The Contract is more fully described in the rest of the Prospectus. Please read the Prospectus carefully.

1.   WHAT IS THE CONTRACT?

The Contract is a flexible premium deferred variable annuity contract. It is designed for tax-deferred retirement investing. The Contract is available for non-qualified or qualified retirement plans. The Contract, like all deferred annuity contracts, has two phases: the Accumulation Period and the Annuity
Period. During the Accumulation Period, earnings accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal. The Annuity Period begins when you begin receiving payments under one of the annuity payment options described in the answer to Question 2. The amount of money accumulated under your Contract during the Accumulation Period will be used to determine the amount of your annuity payments during the Annuity Period.

Your premiums are invested in one or more of the Subaccounts of the Separate
Account or allocated to the Fixed Account, as you instruct us. You may allocate your Contract Value to up to twenty-one options under the Contract, counting each Subaccount and the Fixed Account as one option. We will treat all of your
Contract Value allocated to the Fixed Account as one option for purposes of this limit, even if you have chosen more than one Guarantee Period. The value of your
Contract will depend on the investment performance of the Subaccounts and the amount of interest we credit to the Fixed Account.

Each Subaccount will invest in a single investment portfolio (a "Portfolio") of an underlying fund. The Portfolios offer a range of investment objectives, from conservative to aggressive. You bear the entire investment risk on amounts allocated to the Subaccounts. The investment policies and risks of each
Portfolio are described in the accompanying prospectuses for the Portfolios.

In some states, you may also allocate all or part of your Contract Value to the
"Fixed Account", as described in the answer to Question 5.

2.   WHAT ANNUITY OPTIONS DOES THE CONTRACT OFFER?

You may receive annuity payments on a fixed or a variable basis or a combination of the two. We offer a variety of annuity options including:

..    a life annuity with payments guaranteed for five to twenty years;

..    a joint and full survivorship annuity, with payments guaranteed for five to twenty years; and

..    fixed payments for a specified period of five to thirty years.

Call us to inquire about other options.

You may change your annuity option at any time before annuitization. You may select the date to annuitize the Contract. The date you select, however, may be no later than the later of the tenth Contract Anniversary or the Annuitant's
90th birthday. If your Contract was issued in connection with a qualified plan, different deadlines may apply.

If you select annuity payments on a variable basis, the amount of our payments to you will be affected by the investment performance of the Subaccounts you have selected. The fixed portion of your annuity payments, on the other hand, generally will be equal in amount to the initial payment we determine. As explained in more detail below, however, during the Annuity Period you will have a limited ability to change the relative weighting of the Subaccounts on which your variable annuity payments are based or to increase the portion of your annuity payments consisting of Fixed Annuity payments.

3.   HOW DO I BUY A CONTRACT?

You can obtain a Contract application from your Lincoln Benefit agent. You must pay at least $25,000 in a lump sum as an initial Purchase Payment. Subsequent
Purchase Payments must be at least $500. We may lower these minimums at our sole discretion. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 90 as of the date we receive the completed application.

4.   WHAT ARE MY INVESTMENT CHOICES UNDER THE CONTRACT?

You can allocate and reallocate your investment among the Subaccounts, each of which in turn invests in a single Portfolio. Under the Contract, the Separate
Account currently invests in the following Portfolios:

                    FUND                                      PORTFOLIO(S)
-----------------------------------------------------------------------------------------
AIM Variable Insurance Funds                  AIM V.I. Basic Value Fund - Series I
-----------------------------------------------------------------------------------------
The Alger American Fund                       Alger American Growth Portfolio - Class O
                                              Alger American Income & Growth Portfolio -
                                               Class O
                                              Alger American Leveraged AllCap Portfolio -
                                               Class O
                                              Alger American MidCap Growth Portfolio -
                                               Class O
                                              Alger American Small Capitalization
                                               Portfolio - Class O
-----------------------------------------------------------------------------------------
Federated Insurance Series                    Federated Fund for U.S. Government
                                               Securities II
                                              Federated High Income Bond Fund II
                                              Federated Capital Income Fund II
-----------------------------------------------------------------------------------------
Fidelity(R) Variable Insurance Products       Fidelity VIP Asset Manager(SM) Portfolio -
                                               Initial Class
                                              Fidelity VIP Contrafund(R) Portfolio -
                                               Initial Class
                                              Fidelity VIP Equity-Income Portfolio -
                                               Initial Class
                                              Fidelity VIP Growth Portfolio - Initial
                                               Class
                                              Fidelity VIP Index 500 Portfolio - Initial
                                               Class
                                              Fidelity VIP Money Market Portfolio -
                                               Initial Class
                                              Fidelity VIP Overseas Portfolio - Initial
                                               Class
-----------------------------------------------------------------------------------------
Janus Aspen Series                            Janus Aspen Series Balanced Portfolio -
                                               Institutional Shares
                                              Janus Aspen Series Flexible Income
                                               Portfolio - Institutional Shares
                                              Janus Aspen Series Foreign Stock Portfolio
                                               (formerly International Value) - Service
                                               Shares
                                              Janus Aspen Series Growth Portfolio -
                                               Institutional Shares
                                              Janus Aspen Series Mid Cap Growth Portfolio
                                               - Institutional Shares
                                              Janus Aspen Series Worldwide Growth
                                               Portfolio - Institutional Shares
-----------------------------------------------------------------------------------------
MFS(R)                                        Variable Insurance
                                              Trust(SM) MFS Emerging
                                              Growth Series - Initial
                                              Class MFS Investors Trust
                                              Series - Initial Class MFS
                                              New Discovery Series -
                                              Initial Class MFS Research
                                              Series - Initial Class MFS
                                              Total Return Series -
                                              Initial Class
-----------------------------------------------------------------------------------------
Oppenheimer Variable Account Funds            Oppenheimer Main Street Small Cap Fund/VA -
                                               Service Shares
-----------------------------------------------------------------------------------------
PIMCO                                         Advisors VIT PAVIT PEA
                                              Science and Technology
                                              Portfolio PAVIT OpCap
                                              Balanced Portfolio PAVIT
                                              OpCap Small Cap Portfolio
-----------------------------------------------------------------------------------------
PIMCO Variable Insurance Trust                PIMCO VIT Foreign Bond Portfolio (U.S.
                                               Dollar-Hedged) - Administrative Shares
                                              PIMCO VIT Total Return Portfolio -
                                               Administrative Shares
-----------------------------------------------------------------------------------------
Putnam Variable Trust                         Putnam VT International Growth and Income
                                               Fund - Class IB
-----------------------------------------------------------------------------------------
Salomon Brothers Variable Series Funds Inc.   Salomon Brothers Variable Investors Fund -
                                               Class I
-----------------------------------------------------------------------------------------
Scudder Variable Series I                     Scudder SVS I Balanced Portfolio - Class A
                                              Scudder SVS I Bond Portfolio - Class A
                                              Scudder SVS I Global Discovery Portfolio -
                                               Class A
                                              Scudder SVS I Growth and Income Portfolio -
                                               Class A
                                              Scudder SVS I International Portfolio -
                                               Class A
-----------------------------------------------------------------------------------------
STI Classic Variable Trust                    STI Classic Capital Appreciation Fund
                                              STI Classic International Equity Fund
                                              STI Classic Value Income Stock Fund
-----------------------------------------------------------------------------------------
Strong Opportunity Fund II, Inc.              Strong Opportunity Fund II - Investor Class
-----------------------------------------------------------------------------------------
Strong Variable Insurance Funds, Inc.         Strong Mid Cap Growth Fund II - Investor
                                               Class
-----------------------------------------------------------------------------------------
T. Rowe Price Equity Series, Inc.             T. Rowe Price Equity Income Portfolio - I
                                              T. Rowe Price Mid-Cap Growth Portfolio - I
                                              T. Rowe Price New America Growth Portfolio
                                                - I
-----------------------------------------------------------------------------------------
T. Rowe Price International Series, Inc.      T. Rowe Price International Stock Portfolio
-----------------------------------------------------------------------------------------
The Universal Institutional Funds, Inc.       Van Kampen UIF U.S. Mid Cap Value
                                               Portfolio, Class I
-----------------------------------------------------------------------------------------
Van Kampen Life Investment Trust              Van Kampen LIT Aggressive Growth Portfolio,
                                               Class II
                                              Van Kampen LIT Growth and Income Portfolio,
                                               Class II
-----------------------------------------------------------------------------------------

In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

                                  9 PROSPECTUS

In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. From time to time, however, we may change the interest rate that we offer to credit to new allocations to the
Guaranteed Maturity Fixed Account Option and to amounts rolled over in the Fixed
Account for new Guarantee Periods.

In addition, if you participate in our Dollar Cost Averaging program, you may designate amounts to be held in the Dollar Cost Averaging Fixed Account Option until they are transferred monthly to the Subaccounts or Guarantee Periods of your choosing. When you make an allocation to the Fixed Account for this purpose, we will set an interest rate applicable to that amount. We will then credit interest at that rate to that amount until it has been entirely transferred monthly to your chosen Subaccounts or Guarantee Periods. We will complete the transfers within one year of the allocation. In our discretion we may change the rate that we set for new allocations to the Fixed Account for the dollar cost averaging program. We will never, however, set a rate less than an effective annual rate of 3%.

A Market Value Adjustment may increase or decrease the amount of certain transactions involving the Fixed Account, to reflect changes in interest rates.
As a general rule, we will apply a Market Value Adjustment to the following transactions:

1)   when you withdraw funds from the Guaranteed Maturity Fixed Account Option;

2)   when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Subaccounts;

3)   when you allocate part of your balance in the Guaranteed Maturity Fixed
     Account Option to a new Guarantee Period before the end of the existing
     Guarantee Period;

4)   when you annuitize your Contract; and

5)   when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction to the extent that:

1)   it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

2)   it is necessary to meet IRS minimum withdrawal requirements; or

3)   it is a transfer that is part of a dollar cost averaging program.

We determine the amount of a Market Value Adjustment using a formula that takes into consideration:

1)   whether current interest rates differ from interest rates at the beginning of the applicable Guarantee Period; and

2)   how many years are left until the end of the Guarantee Period.

As a general rule, if interest rates have dropped, the Market Value Adjustment will be an addition; if interest rates have risen, the Market Value Adjustment will be a deduction. It is therefore possible that if you withdraw an amount from the Fixed Account during a Guarantee Period, a Market Value Adjustment may cause you to receive less than you initially allocated to the Fixed Account.

6.   WHAT ARE MY EXPENSES UNDER THE CONTRACT?

CONTRACT MAINTENANCE CHARGE. During the Accumulation Period, each year we subtract an annual contract maintenance charge of $35 from your Contract Value allocated to the Subaccounts. We will waive this charge if you pay $50,000 or more in Purchase Payments or if you allocate all of your Contract Value to the
Fixed Account.

During the Annuity Period, we will subtract the annual contract maintenance charge in equal parts from your annuity payments. We waive this charge if on the
Annuity Date your Contract Value is $50,000 or more or if all payments are Fixed
Annuity payments.

ADMINISTRATIVE EXPENSE CHARGE AND MORTALITY AND EXPENSE RISK CHARGE. We impose a mortality and expense risk charge at an annual rate of 1.30% of average daily net assets and an administrative expense charge at an annual rate of .10% of average daily net assets. These charges are assessed each day during the
Accumulation Period and the Annuity Period. We guarantee that we will not raise these charges.

TRANSFER FEE. Although we currently are not charging a transfer fee, the
Contract permits us to charge you up to $10 per transfer for each transfer after the first transfer in each month.

PREMIUM TAXES. Certain states impose a premium tax on annuity purchase payments received by insurance companies. Any premium taxes relating to the Contract may be deducted from Purchase Payments or the Contract Value when the tax is incurred or at a later time. State premium taxes generally range from 0% to
3.5%.

OTHER EXPENSES. In addition to our charges under the Contract, each Portfolio deducts amounts from its assets to pay its investment advisory fees and other expenses.

7.   HOW WILL MY INVESTMENT IN THE CONTRACT BE TAXED?

You should consult a qualified tax adviser for personalized answers. Generally, earnings under variable annuities are not taxed until amounts are withdrawn or distributions are made. This deferral of taxes is designed to encourage long-term personal savings and supplemental retirement plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

                                  10 PROSPECTUS

Special rules apply if the Contract is owned by a company or other legal entity.
Generally, such an owner must include in income any increase in the excess of the Contract Value over the "investment in the contract" during the taxable year.

8.   DO I HAVE ACCESS TO MY MONEY?

At any time during the Accumulation Period, we will pay you all or part of the value of your Contract, minus any applicable charge, if you surrender your
Contract or request a partial withdrawal. Under some qualified plans, you may also take a loan against the value of your Contract. Generally, a partial withdrawal must equal at least $50, and after the withdrawal your remaining
Contract Value must at least equal $500.

Although you have access to your money during the Accumulation Period, certain charges, such as the contract maintenance charge and premium tax charges, may be deducted on a surrender or withdrawal. You may also incur federal income tax liability or tax penalties. In addition, if you have allocated some of the value of your Contract to the Fixed Account, the amount of your surrender proceeds or withdrawal may be increased or decreased by a Market Value Adjustment.

After annuitization, under certain settlement options you may be entitled to withdraw the commuted value of the remaining payments.

9.   WHAT IS THE DEATH BENEFIT?

We will pay a death benefit while the Contract is in force and before the
Annuity Date, if the Contract Owner dies, or if the Annuitant dies and the
Contract Owner is not a living person. To obtain payment of the Death Benefit, the Beneficiary must submit to us a complete request for payment of the death benefit, which includes due proof of death as specified in the Contract.

The death benefit is the greatest of the following:

1)   your total Purchase Payments reduced by a withdrawal adjustment;

2)   your Contract Value;

3)   the amount you would have received by surrendering your Contract; or

4)   your highest Contract Value on any Contract Anniversary increased by the total Purchase Payments since that Contract Anniversary and reduced by a withdrawal adjustment.

In relation to (1) and (4) above, the Death Benefit will be recalculated for
Purchase Payments, withdrawals, and on Contract Anniversaries until the oldest
Owner, or the Annuitant if the Owner is not a living individual, attains age 85.
After age 85, we will calculate (1) and (4) above only to reflect additional purchase payments and withdrawals.

We will determine the value of the death benefit on the day that we receive all of the information that we need to process the claim.

10.  WHAT ELSE SHOULD I KNOW?

ALLOCATION OF PURCHASE PAYMENTS. You allocate your initial Purchase Payment among the Subaccounts and the Fixed Account in your Contract application. You may make your allocations in specific dollar amounts or percentages, which must be whole numbers that add up to 100%. When you make subsequent Purchase
Payments, you may again specify how you want your payments allocated. If you do not, we will automatically allocate the payment based on your most recent instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

TRANSFERS. During the Accumulation Period, you may transfer Contract Value among the Subaccounts and from the Subaccounts to the Fixed Account. You may not make a transfer, however, that would result in your allocating your Contract Value to more than twenty-one options under the Contract. While you may also transfer amounts from the Fixed Account, a Market Value Adjustment may apply. You may instruct us to transfer Contract Value by writing or calling us.

You may also use our Automatic Dollar Cost Averaging or Portfolio Rebalancing
programs. You may not use both programs at the same time.

Under the Dollar Cost Averaging program, amounts are automatically transferred at regular intervals from the Fixed Account or a Subaccount of your choosing, including other Subaccounts or the Fixed Account. Transfers from the Dollar Cost
Averaging Fixed Account may be made monthly only. Transfers from Subaccounts may be made monthly, quarterly, or annually.

Under the Portfolio Rebalancing Program, you can maintain the percentage of your
Contract Value allocated to each Subaccount at a pre-set level. Investment results will shift the balance of your Contract Value allocations. If you elect rebalancing, we will automatically transfer your Contract Value back to the specified percentages at the frequency (monthly, quarterly, semiannually, annually) that you specify. We will automatically terminate this program if you request a transfer outside of the program. You may not include the Fixed Account in a portfolio rebalancing program. You also may not elect rebalancing after annuitization.

During the Annuity Period, you may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the
Subaccounts or from the Subaccounts to increase your Fixed Annuity payments.
Your transfers, however, must be at least six months apart. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

                                  11 PROSPECTUS

FREE LOOK PERIOD. You may cancel the Contract by returning it to us within 10 days after you receive it, or after whatever longer period may be permitted by state law. You may return it by delivering it or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you.
The Contract Value may be more or less than your Purchase Payments. In some states, we are required to send you the amount of your Purchase Payments. Since state laws differ as to the consequences of returning a Contract, you should refer to your Contract for specific information about your circumstances. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

11.  WHO CAN I CONTACT FOR MORE INFORMATION?

You can write to us at Lincoln Benefit Life Company, P.O. Box 80469, Lincoln,
Nebraska 68501-0469, or call us at (800) 865-5237.

CONDENSED FINANCIAL INFORMATION

Attached as Appendix A is a table showing selected information concerning
Accumulation Unit Values for each Subaccount for each year since we started offering the Contracts. Accumulation Unit Value is the unit of measure that we use to calculate the value of your interest in a Subaccount. Accumulation Unit
Value does not reflect the deduction of certain charges that are subtracted from your Contract Value, such as the Annual Contract Maintenance Charge. The information in the table is included in the Separate Account's financial statements. To obtain a fuller picture of each Subaccount's finances and performance, you should review the Separate Account's financial statements, which are in the Separate Account's Annual Report dated as of December 31, 2003, contained in the Statement of Additional Information.

DESCRIPTION OF THE CONTRACTS

SUMMARY. The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may add to the Contract Value by making additional Purchase Payments. In addition, the Contract Value will change to reflect the performance of the Subaccounts to which you allocate your Purchase
Payments and your Contract Value, as well as to reflect interest credited to amounts allocated to the Fixed Account. You may withdraw your Contract Value by making a partial withdrawal or by surrendering your Contract. Upon
Annuitization, we will pay you benefits under the Contract in the form of an annuity, either for the life of the Annuitant or for a fixed number of years.
All of these features are described in more detail below.

CONTRACT OWNER. As the Contract Owner, you are the person usually entitled to exercise all rights of ownership under the Contract. You usually are also the person entitled to receive benefits under the Contract or to choose someone else to receive benefits. The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. The maximum age of the oldest Contract Owner cannot exceed age 90 as of the date we receive the completed application. The Contract cannot be jointly owned by both a non-living person and a living person. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans.
Please consult with a competent tax advisor prior to making a request for a change of Contract Owner. If the Contract Owner is a grantor trust, the Contract
Owner will be considered a non-living person for purposes of this section and the Death Benefit section.

ANNUITANT. The Annuitant is the living person whose life span is used to determine annuity payments. You initially designate an Annuitant in your application. You may change the Annuitant at any time before annuity payments begin. If your Contract was issued under a plan qualified under Section 403(b),
408 or 408A of the Tax Code, you must be the Annuitant. If the Contract is a non-qualified Contract, you may also designate a Joint Annuitant, who is a second person on whose life annuity payments depend. Additional restrictions may apply in the case of Qualified Plans. If you are not the Annuitant and the
Annuitant dies before annuity payments begin, then either you become the new
Annuitant or you must name another person as the new Annuitant. You must attest that the Annuitant is alive in order to annuitize your Contract.

MODIFICATION OF THE CONTRACT. Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract.

We are permitted to change the terms of the Contract if it is necessary to comply with changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT. Before the Annuity Date, if the Annuitant is still alive, you may assign an interest in the Contract if it is a non-qualified Contract. If a
Contract is issued pursuant to a Qualified Plan, the law prohibits some types of assignments, pledges and transfers and imposes special conditions on others. An assignment may also result in taxes or tax penalties.

We will not be bound by any assignment until we receive written notice of it.
Accordingly, until we receive written notice of an assignment, we will continue to act as though the assignment had not occurred. We are not responsible for the validity of any assignment.

BECAUSE OF THE POTENTIAL TAX CONSEQUENCES AND ERISA ISSUES ARISING FROM AN
ASSIGNMENT, YOU SHOULD

                                  12 PROSPECTUS

CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

FREE LOOK PERIOD. You may cancel the Contract by returning it to us within 10 days after you receive it, or within whatever longer period may be permitted by state law. You may return it by delivering it to your agent or mailing it to us.
If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the
Contract from you. The Contract Value at that time may be more or less than your
Purchase Payments.

In some states, if you exercise your "free look" rights, we are required to return the amount of your Purchase Payments. Currently, if you live in one of those states, on the Issue Date we will allocate your Purchase Payment to the
Subaccounts and the Fixed Account Options as you specified in your application.
However, we reserve the right in the future to delay allocating your Purchase
Payments to the Subaccounts you have selected or to the Fixed Account until 20 days after the Issue Date or, if your state's free look period is longer than ten days, for ten days plus the period required by state law. During that time, we will allocate your Purchase Payment to the Fidelity Money Market Subaccount.
Your Contract will contain specific information about your free-look rights in your state.

PURCHASES AND CONTRACT VALUE

MINIMUM PURCHASE PAYMENT. The minimum initial Purchase Payment for a Contract is
$25,000. You must pay it in a lump sum. You may not pay more than $1 million in
Purchase Payments without our prior approval. As a general rule, subsequent
Purchase Payments may be made in amounts of $500 or more. However, each purchase payment made to the Dollar Cost Averaging Fixed Account must be at least $1,200.
If we receive purchase payments designated for the Dollar Cost Averaging Fixed
Account that are lower than the required minimum of $1,200, or purchase payments designated for the Guaranteed Maturity Fixed Account Option that are lower than
$500, such amounts will be allocated to the Fidelity Money Market Portfolio.We may lower these minimums if we choose. We may refuse any Purchase Payment at any time.

AUTOMATIC PAYMENT PLAN. You may make scheduled Purchase Payments of $100 or more per month by automatic payment through your bank account. Call or write us for an enrollment form.

ALLOCATION OF PURCHASE PAYMENTS. Your Purchase Payments are allocated to the
Subaccount(s) and the Fixed Account in the proportions that you have selected.
You must specify your allocation in your Contract application, either as percentages or specific dollar amounts. If you make your allocation in percentages, the total must equal 100%. We will allocate your subsequent
Purchase Payments in those percentages, until you give us new allocation instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

You initially may allocate your Purchase Payments to up to twenty-one options, counting each Subaccount and the Fixed Account as one option. For this purpose, we will treat all of your allocations to the Fixed Account as one option, even if you choose more than one Guarantee Period. You may add or delete Subaccounts and/or the Fixed Account from your allocation instructions, but we will not execute instructions that would cause you to have Contract Value in more than twenty-one options. In the future, we may waive this limit. Please note that effective as of Septemebr 27, 2002, we will not permit you to allocate new premiums to the Subaccount that invests in the STI Classic Variable Trust
International Equity Fund. However, if, as of September 27, 2002, you are
enrolled in one of our automatic transaction programs, such as Dollar Cost
Averaging or Portfolio Rebalancing, we will continue to effect automatic transactions involving the STI Classic Variable Trust International Equity Fund.
In addition, if you currently have funds allocated to the Subaccount which invests in the STI Classic Variable Trust International Equity Fund, you may
keep such investment, but may not invest additional premium payments to it.

If your application is complete, we will issue your Contract within two business days of its receipt at our P.O. Box shown on the first page of this prospectus.
If your application for a Contract is incomplete, we will notify you and seek to complete the application within five business days. For example, if you do not fill in allocation percentages, we will contact you to obtain the missing percentages. If we cannot complete your application within five business days after we receive it, we will return your application and your Purchase Payment, unless you expressly permit us to take a longer time.

Usually, we will allocate your initial Purchase Payment to the Subaccounts and the Fixed Account, as you have instructed us, on the Issue Date. We will allocate your subsequent Purchase Payments on the date that we receive them at the next computed Accumulation Unit Value.

In some states, however, we are required to return at least your Purchase
Payment if you cancel your Contract during the "free-look" period. In those states, we currently will allocate your Purchase Payments on the Issue Date as you have instructed us, as described above. In the future, however, we reserve the right, if you live in one of those states, to allocate all Purchase Payments received during the "free-look period" to the Fidelity Money Market Subaccount.
If we exercise that right and your state's free look period is ten days, we will transfer your Purchase Payments to your specified Subaccounts or the Fixed
Account 20 days after the Issue Date; if your state's free look period is longer, we will transfer your

                                  13 PROSPECTUS

Purchase Payment after ten days plus the period required by state law have passed.

We determine the number of Accumulation Units in each Subaccount to allocate to your Contract by dividing that portion of your Purchase Payment allocated to a
Subaccount by that Subaccount's Accumulation Unit Value on the Valuation Date
when the allocation occurs.

CONTRACT VALUE. We will establish an account for you and will maintain your account during the Accumulation Period. The total value of your Contract at any time is equal to the sum of the value of your Accumulation Units in the
Subaccounts you have selected, plus the value of your investment in the Fixed
Account.

SEPARATE ACCOUNT ACCUMULATION UNIT VALUE. As a general matter, the Accumulation
Unit Value for each Subaccount will rise or fall to reflect changes in the share price of the Portfolio in which the Subaccount invests. In addition, we subtract from Accumulation Unit Value amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value. We determine transfer fees and contract maintenance charges separately for each Contract.
They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units.

We determine a separate Accumulation Unit Value for each Subaccount. If we elect or are required to assess a charge for taxes, we may calculate a separate
Accumulation Unit Value for Contracts issued in connection with Non-Qualified and Qualified Plans, respectively, within each Subaccount. We determine the
Accumulation Unit Value for each Subaccount Monday through Friday on each day that the New York Stock Exchange is open for business.

You should refer to the prospectuses for the Portfolios which accompany this prospectus for a description of how the assets of each Portfolio are valued, since that determination has a direct bearing on the Accumulation Unit Value of the corresponding Subaccount and, therefore, your Contract Value.

TRANSFER DURING ACCUMULATION PERIOD. During the Accumulation Period, you may
transfer Contract Value among the Fixed Account and the Subaccounts in writing or by telephone. Currently, there is no minimum transfer amount. The Contract permits us to set a minimum transfer amount in the future. You may not make a transfer that would result in your allocating your Contract Value to more than twenty-one options under the Contract at one time. Please note that effective as of Septemebr 27, 2002, we will not permit you to allocate new premiums to the
Subaccount that invests in the STI Classic Variable Trust International Equity
Fund. However, if, as of September 27, 2002, you are enrolled in one of our automatic transaction programs, such as Dollar Cost Averaging or Portfolio
Rebalancing, we will continue to effect automatic transactions involving the STI
Classic Variable Trust International Equity Fund. In addition, if you currently have funds allocated to the Subaccount which invests in the STI Classic Variable
Trust International Equity Fund, you may keep such investment, but may not invest additional premium payments to it.

As a general rule, we only make transfers on days when the NYSE is open for business. If we receive your request on one of those days, we will make the transfer that day.

If you transfer an amount from the Fixed Account to a Subaccount before the end of the applicable Guarantee Period or you allocate an amount in the Fixed
Account to a new Guarantee Period before the end of the existing Guarantee
Period, we usually will increase or decrease the amount by a Market Value
Adjustment. The calculation of the Market Value Adjustment is described in
"Market Value Adjustment" on page 22.

Transfers within 30 days after the end of the applicable Guarantee Period are not subject to a Market Value Adjustment.

The Contract permits us to defer transfers from the Fixed Account for up to six months from the date you ask us.

You may not transfer Contract Value into the Dollar Cost Averaging Fixed Account
Option. You may not transfer Contract Value out of the Dollar Cost Averaging
Fixed Account Option except as part of a Dollar Cost Averaging program.

TRANSFERS AUTHORIZED BY TELEPHONE. You may make transfers by telephone. The cut off time for telephone transfer requests is 4:00 p.m. Eastern time. Calls completed before 4:00 p.m. will be effected on that day at that day's price.
Calls completed after 4:00 p.m. will be effected on the next day on which the
NYSE is open for business, at that day's price.

We may charge you the transfer fee described on page 6, although we currently are waiving it. At any time, without notice, we may suspend, modify or terminate your privilege to make transfers via the phone, or via other electronic or automated means previously approved by the Company, including, but not limited to, automated telephone services, facsimile machine, e-mail and electronic services via online access. Among other things, we reserve the right to limit the number of such transfers among the Variable Subaccounts in any Contract year, or to refuse any Variable Subaccount transfer request. We also reserve the right to restrict such transfers in any manner reasonably designed to prevent transfers that we consider disadvantageous to the Contract Owners.

We use procedures that we believe provide reasonable assurance that telephone authorized transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly

                                  14 PROSPECTUS

unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING. The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Subaccounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading.
Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If we identify a pattern of market-timing or excessive trading activity, we will make further inquiry and may, depending on the circumstances, impose trading limitations as described below under "Trading
Limitations" consistent with applicable law and the Contract. Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Subaccounts, not all market timing or excessive trading is identifiable or preventable.
Therefore, we cannot guarantee that we can prevent such trading activity in all cases or before it occurs.

TRADING LIMITATIONS. We reserve the right to limit transfers among the investment alternatives in any Contract Year, or to refuse any transfer request, if:

..    we believe. in our sole discretion, that certain trading practices, such as excessive trading or market timing ("Prohibited Trading Practices"), by, or on behalf of one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the
     Accumulation Unit Values of any Variable Subaccount or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

..    we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of Prohibited Trading Practices or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares. We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract Owners.

AUTOMATIC DOLLAR COST AVERAGING PROGRAM. Under our Automatic Dollar Cost
Averaging program, you may authorize us to transfer a fixed dollar amount at fixed intervals from the Dollar Cost Averaging Fixed Account Option or a
Subaccount of your choosing. The interval between transfers from the Dollar Cost
Averaging Fixed Account may be monthly only. The interval between transfers from
Subaccounts may be monthly, quarterly, or annually, at your option. The transfers will be made at the Accumulation Unit Value on the date of the transfer. The transfers will continue until you instruct us otherwise, or until your chosen source of transfer payments is exhausted. Currently, the minimum transfer amount is $100 per transfer. However, if you wish to Dollar Cost
Average to a Guaranteed Maturity Fixed Account Option, the minimum amount that must be transferred into any one Option is $500. We may change this minimum or grant exceptions. For each purchase payment allocated to this Option, your first monthly transfer will occur 25 days after such purchase payment. If we do not receive an allocation from you within 25 days of the purchase payment, we will transfer the payment plus associated interest to the Fidelity Money Market
Variable Subaccount in equal monthly payments. You may not use the Dollar Cost
Averaging program to transfer amounts from the Guaranteed Maturity Fixed Account
Option.

Your request to participate in this program will be effective when we receive your completed application at the P.O. Box given on the first page of this prospectus. Call or write us for a copy of the application. You may elect to increase, decrease or change the frequency or amount of transfers under a Dollar
Cost Averaging program. We will not charge a transfer fee for Dollar Cost
Averaging.

The theory of Dollar Cost Averaging is that by spreading your investment over time, you may be able to reduce the effect of transitory market conditions on your investment. In addition, because a given dollar amount purchases more units when the unit prices are relatively low rather than when the prices are higher, in a fluctuating market, the average cost per unit may be less than the average of the unit prices on the purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the program, nor will it prevent or necessarily reduce losses in a declining market.
Moreover, while we refer to this program of periodic transfers generally as dollar cost averaging, periodic transfers from a Subaccount with more volatile performance experience is unlikely to produce the desired effects of dollar cost averaging as would transfers from a less volatile Subaccount. You may not use
Dollar Cost Averaging and Portfolio Rebalancing at the same time.

PORTFOLIO REBALANCING. Portfolio Rebalancing allows you to maintain the percentage of your Contract Value

                                  15 PROSPECTUS

allocated to each Subaccount at a pre-set level. Over time, the variations in each Subaccount's investment results will shift the balance of your Contract
Value allocations. Under the Portfolio Rebalancing feature, each period, if the allocations change from your desired percentages, we will automatically transfer your Contract Value, including new Purchase Payments (unless you specify otherwise), back to the percentages you specify. Portfolio Rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

You may choose to have rebalances made monthly, quarterly, semi-annually, or annually until your Annuity Date. Portfolio Rebalancing is not available after you annuitize. We will not charge a transfer fee for Portfolio Rebalancing. A one-time request to rebalance the amounts allocated to the Subaccounts is not part of a Portfolio Rebalancing program and is subject to all of the requirements that are applicable to transfers made during the Accumulation
Period. We will automatically terminate this program if you request any transfers outside the Portfolio Rebalancing program. If you wish to resume
Portfolio Rebalancing after it has been canceled, then you must complete a new
Portfolio Rebalancing form and send it to our home office. You may not include the Fixed Account in a Portfolio Rebalancing program.

You may request Portfolio Rebalancing at any time before your Annuity Date by submitting a completed written request to us at the P.O. Box given on the first page of this prospectus. Please call or write us for a copy of the request form.
If you stop Portfolio Rebalancing, you must wait 30 days to begin again. In your request, you may specify a date for your first rebalancing. If you specify a date fewer than 30 days after your Issue Date, your first rebalance will be delayed one month. If you request Portfolio Rebalancing in your Contract application and do not specify a date for your first rebalancing, your first rebalance will occur one period after the Issue Date. For example, if you specify quarterly rebalancing, your first rebalance will occur three months after your Issue Date. Otherwise, your first rebalancing will occur twenty-five days after we receive your completed request form. All subsequent rebalancing will occur at the intervals you have specified on the day of the month that coincides with the same day of the month as your Contract Anniversary Date.

Generally, you may change the allocation percentages, frequency, or choice of
Subaccounts at any time. If your total Contract Value subject to rebalancing falls below any minimum value that we may establish, we may prohibit or limit your use of Portfolio Rebalancing. You may not use Dollar Cost Averaging and
Portfolio Rebalancing at the same time. We may change, terminate, limit, or suspend Portfolio Rebalancing at any time.

                                  16 PROSPECTUS

THE INVESTMENT AND FIXED ACCOUNT OPTIONS

SEPARATE ACCOUNT INVESTMENTS

THE PORTFOLIOS. Each of the Subaccounts of the Separate Account invests in the shares of one of the Portfolios. Each Portfolio is either an open-end management investment company registered under the Investment Company Act of 1940 or a separate investment series of an open-end management investment company. We have briefly described the Portfolios below. You should consult the current prospectuses for the Portfolios for more detailed and complete information concerning the Portfolios. If you do not have a prospectus for a Portfolio, contact us and we will send you a copy.

Some of the Portfolios have been established by investment advisers which manage publicly traded mutual funds having similar names and investment objectives.
While some of the Portfolios may be similar to, and may in fact be modeled after publicly traded mutual funds, you should understand that the Portfolios are not otherwise directly related to any publicly traded mutual fund. Consequently, the investment performance of publicly traded mutual funds and any similarly named
Portfolio may differ substantially.

We do not promise that the Portfolios will meet their investment objectives.
Amounts you have allocated to Subaccounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the
Portfolios in which those Subaccounts invest. You bear the investment risk that those Portfolios possibly will not meet their investment objectives. You should carefully review their prospectuses before allocating amounts to the Subaccounts of the Separate Account.

PORTFOLIO               PORTFOLIO OBJECTIVE            INVESTMENT ADVISER
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS
-------------------------------------------------------------------------------
AIM V.I. Basic Value    Long-term growth of capital    A I M ADVISORS, INC.
 Fund - Series I (1)
 (6)
-------------------------------------------------------------------------------
THE ALGER AMERICAN FUND
-------------------------------------------------------------------------------
Alger American Growth   Long-term capital              FRED ALGER MANAGEMENT,
 Portfolio - Class O     appreciation                   INC.
-------------------------------------------------------
Alger American Income   Seeks to provide a high level
 & Growth Portfolio -    of dividend income.  Its
 Class O                 secondary goal is to provide
                         capital appreciation.
-------------------------------------------------------
Alger American          Long-term capital
 Leveraged AllCap        appreciation
 Portfolio - Class O
-------------------------------------------------------
Alger American MidCap   Long-term capital
 Growth Portfolio -      appreciation
 Class O
-------------------------------------------------------------------------------
Alger American Small    Long-term capital
 Capitalization          appreciation
 Portfolio - Class O
-------------------------------------------------------------------------------
FEDERATED INSURANCE SERIES
-------------------------------------------------------------------------------
Federated Fund for      Current income                 FEDERATED INVESTMENT
 U.S. Government                                        MANAGEMENT COMPANY
 Securities II
-------------------------------------------------------
Federated High Income   High current income
 Bond Fund II
-------------------------------------------------------------------------------
Federated Capital       High current income and        FEDERATED EQUITY
 Income Fund II          moderate capital              MANAGEMENT COMPANY OF
                         appreciation                  PENNSYLVANIA

-------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE PRODUCTS
-------------------------------------------------------------------------------
Fidelity VIP Asset      High total return with         FIDELITY MANAGEMENT &
 Manager(SM) Portfolio   reduced risk over the long     RESEARCH COMPANY
 - Initial Class         term by allocating its
                         assets among stocks, bonds,
                         and short-term instruments.
-------------------------------------------------------
Fidelity VIP            Long-term capital
 Contrafund(R)           appreciation
 Portfolio - Initial
 Class
-------------------------------------------------------
Fidelity VIP            Reasonable income
 Equity-Income
 Portfolio - Initial
 Class
-------------------------------------------------------
Fidelity VIP Growth     Capital appreciation
 Portfolio - Initial
 Class
-------------------------------------------------------
Fidelity VIP Index 500  Investment results that
 Portfolio - Initial     correspond to the total
 Class                   return of common stocks
                         publicly traded in the
                         United States, as
                         represented by the Standard
                         & Poor's 500(SM) Index (S&P
                         500(R))
-------------------------------------------------------
Fidelity VIP Money      As high a level of current
 Market Portfolio -      income as is consistent with
 Initial Class           preservation of capital and
                         providing liquidity
-------------------------------------------------------
Fidelity VIP Overseas   Long-term growth of capital
 Portfolio - Initial
 Class
-------------------------------------------------------------------------------
JANUS ASPEN SERIES
-------------------------------------------------------------------------------
Janus Aspen Series Mid  Long-term growth of capital    JANUS CAPITAL MANAGEMENT
 Cap Growth Portfolio:                                  LLC
 Institutional Shares
-------------------------------------------------------
Janus Aspen Series      Long-term growth of capital
 Balanced Portfolio:     consistent with preservation
 Institutional Shares    of capital and balanced by
                         current income
-------------------------------------------------------
Janus Aspen Series      Seeks to maximize total
 Flexible Income         return from a combination of
 Portfolio:              current income and capital
 Institutional Shares    appreciation, with an
                         emphasis on current income
-------------------------------------------------------
Janus Aspen Series      Long-term growth of capital
 Foreign Stock
 Portfolio: Service
 Shares (2)
-------------------------------------------------------
Janus Aspen Series      Long-term growth of capital
 Growth Portfolio:       in a manner consistent with
 Institutional Shares    the preservation of capital
-------------------------------------------------------
Janus Aspen Series      Long-term growth of capital
 Worldwide Growth        in a manner consistent with
 Portfolio:              the preservation of capital
 Institutional Shares
-------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST(SM)
-------------------------------------------------------------------------------
MFS Emerging Growth     Long-term growth of capital    MFS(TM) INVESTMENT
 Series - Initial                                       MANAGEMENT
 Class
-------------------------------------------------------
MFS Investors Trust     Long-term growth of capital
 Series - Initial        with a secondary objective
 Class                   to seek reasonable current
                         income
-------------------------------------------------------
MFS New Discovery       Capital appreciation
 Series - Initial
 Class
-------------------------------------------------------
MFS Research Series -   Long-term growth of capital
 Initial Class           and future income
-------------------------------------------------------
MFS Total Return        Seeks to provide
 Series - Initial        above-average income
 Class                   (compared to a portfolio
                         invested entirely in equity
                         securities) consistent with
                         the prudent employment of
                         capital and secondarily to
                         provide a reasonable
                         opportunity for growth of
                         capital and income
-------------------------------------------------------------------------------
PIMCO ADVISORS VIT
-------------------------------------------------------------------------------
PAVIT PEA Science and   Capital appreciation           OPCAP ADVISORS LLC
 Technology Portfolio
-------------------------------------------------------
PAVIT OpCap Balanced    Growth of capital and
 Portfolio (1)           investment income
-------------------------------------------------------
PAVIT OpCap Small Cap   Capital appreciation
 Portfolio
-------------------------------------------------------------------------------
OPPENHEIMER VARIABLE ACCOUNT FUNDS
-------------------------------------------------------------------------------
Oppenheimer Main        Capital appreciation           OPPENHEIMERFUNDS, INC.
 Street Small Cap
 Fund/VA - Service
 Shares
-------------------------------------------------------------------------------
PIMCO VARIABLE INSURANCE TRUST
-------------------------------------------------------------------------------
PIMCO VIT Foreign Bond  To maximize total return,      PACIFIC INVESTMENT
 Portfolio (U.S.         consistent with preservation   MANAGEMENT COMPANY LLC
 Dollar-Hedged) -        of capital and prudent
 Administrative Shares   investment management
-------------------------------------------------------
PIMCO VIT Total Return  To maximize total return,
 Portfolio -             consistent with preservation
 Administrative Shares   of capital and prudent
                         investment management
-------------------------------------------------------------------------------
PUTNAM VARIABLE TRUST
-------------------------------------------------------------------------------
Putnam VT               Capital growth. Current        PUTNAM INVESTMENT
 International Growth    income is a secondary          MANAGEMENT, LLC
 and Income Fund -       objective.
 Class IB
-------------------------------------------------------------------------------
SALOMON BROTHERS VARIABLE SERIES FUNDS INC.
-------------------------------------------------------------------------------
Salomon Brothers        Long-term growth of capital    SALOMON BROTHERS ASSET
 Variable Investors      with current income as a       MANAGEMENT INC.
 Fund - Class I (1)      secondary objective
-------------------------------------------------------------------------------
SCUDDER VARIABLE SERIES I
-------------------------------------------------------------------------------
Scudder SVS I Balanced  Balance of growth and income   DEUTSCHE INVESTMENT
 Portfolio - Class A     from a diversified porfolio    MANAGEMENT AMERICAS INC.
                         of equity and fixed income
                         securities
-------------------------------------------------------
Scudder SVS I Bond      Invest for a high level of
 Portfolio - Class A     income consistent with a
                         high quality portfolio of
                         debt securities
-------------------------------------------------------
Scudder SVS I Global    Above average capital
 Discovery Portfolio -   appreciation over the
 Class A                 long-term
-------------------------------------------------------
Scudder SVS I Growth    Long-term growth of capital
and Income Portfolio     primarily though diversified
- Class A                holdings of marketable
                         foreign equity investments.
-------------------------------------------------------
Scudder SVS I           Seeks long-term growth of
 International           capital
 Portfolio - Class A
-------------------------------------------------------------------------------
STI CLASSIC VARIABLE TRUST
-------------------------------------------------------------------------------
STI Classic Capital     Capital appreciation           TRUSCO CAPITAL
 Appreciation Fund                                      MANAGEMENT, INC.
-------------------------------------------------------
STI Classic             Long-term capital
 International Equity    appreciation
 Fund (3)
-------------------------------------------------------
STI Classic Value       Current income with the
 Income Stock Fund       secondary goal of capital
                         appreciation
-------------------------------------------------------------------------------
STRONG OPPORTUNITY FUND II, INC.
-------------------------------------------------------------------------------
Strong Opportunity      Capital growth                 STRONG CAPITAL
 Fund II - Investor                                     MANAGEMENT, INC.
 Class
-------------------------------------------------------------------------------
STRONG VARIABLE INSURANCE FUNDS, INC.
-------------------------------------------------------------------------------
Strong Mid Cap Growth   Capital growth                 STRONG CAPITAL
 Fund II - Investor                                     MANAGEMENT, INC.
 Class
-------------------------------------------------------------------------------
T. ROWE PRICE EQUITY SERIES, INC.
-------------------------------------------------------------------------------
T. Rowe Price Equity    Seeks to provide substantial   T. ROWE PRICE
Income Portfolio - I     dividend income as well as     ASSOCIATES, INC.
                         long-term growth of capital

-------------------------------------------------------
T. Rowe Price Mid-Cap   Long-term capital
 Growth Portfolio - I     appreciation
 (4)
-------------------------------------------------------
T. Rowe Price New       Long-term growth of capital
 America Growth
 Portfolio - I
-------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL SERIES, INC.
-------------------------------------------------------------------------------
T. Rowe Price           Long-term growth of capital    T. ROWE PRICE
 International Stock                                    INTERNATIONAL, INC.
 Portfolio - I
-------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
-------------------------------------------------------------------------------
Van Kampen UIF U.S.     Seeks above-average total      VAN KAMPEN
 Mid Cap Value           return over a market cycle
 Portfolio, Class I      of three to five years by
 (5)                     investing in common stocks
                         and other equity securities.
-------------------------------------------------------------------------------
VAN KAMPEN LIFE INVESTMENT TRUST
-------------------------------------------------------------------------------
Van Kampen LIT          Capital Growth                 VAN KAMPEN ASSET
 Aggressive Growth                                      MANAGEMENT
 Portfolio, Class II
 (1)
-------------------------------------------------------
Van Kampen LIT Growth   Long-term growth of capital
 and Income Portfolio,   and income
 Class II
-------------------------------------------------------------------------------

(1)  Effective 4/30/04, the LSA Balanced Fund, LSA Basic Value Fund, LSA
     Emerging Growth Equity Fund and LSA Value Equity Fund were merged into the
     PAVIT OpCap Balanced Portfolio, AIM V.I. Basic Value Fund - Series I, Van
     Kampen LIT Aggressive Growth Portfolio, Class II and Salomon Brothers
     Variable Investors Fund - Class I, respectively.

(2)  Effective 5/1/04 the Janus Aspen Series International Portfolio - Service
     Shares changed its name to the Janus Aspen Foreign Stock Portfolio -
     Service Shares.

(3)  Effective as of September 27, 2002, we will not accept new premiums or transfers into the Subaccount that invests in the STI Classic Variable
     Trust International Equity Fund.

(4)  Effective 5/1/04, the T. Rowe Price Mid-Cap Growth Portfolio is no longer available for new investments. If you are currently invested in the T. Rowe
     Price Mid-Cap Growth Portfolio you may continue your investment. If you are currently enrolled in one of our automatic transaction programs, such as
     Portfolio Rebalancing or Dollar Cost Averaging, we will continue to effect automatic transactions to the portfolio in accordance with that program.

(5)  Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap
     Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value
     Portfolio, Class I.

(6)  A Fund's investment objective(s) may be changed by the Fund's Board of
     Trustees withou shareholder approval.

Each Portfolio is subject to certain investment restrictions and policies which may not be changed without the approval of a majority of the shareholders of the
Portfolio. See the accompanying Prospectuses of the Portfolios for further information.

We automatically reinvest all dividends and capital gains distributions from the
Portfolios in shares of the distributing Portfolio at their net asset value. The income and realized and unrealized gains or losses on the assets of each
Subaccount are separate and are credited to or charged against the particular
Subaccount without regard to income, gains or losses from any other Subaccount or from any other part of our business. We will use the net Purchase Payments you allocate to a Subaccount to purchase shares in the corresponding Portfolio and will redeem shares in the Portfolios to meet Contract obligations or make adjustments in reserves. The Portfolios are required to redeem their shares at net asset value and to make payment within seven days.

Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio.
Although neither we nor any of the Portfolios currently foresees any such disadvantages either to variable life insurance or variable annuity contract owners, each Portfolio's Board of Directors intends to monitor events in order to identify any material conflicts between variable life and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. If a Board of Directors were to conclude that separate investment funds should be established for variable life and variable annuity separate accounts, Lincoln Benefit will bear the attendant expenses.

VOTING RIGHTS. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Subaccounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. We will notify you when your instructions are needed. We will also provide proxy materials or other information to assist you in understanding the matter at issue. We will determine the number of shares for which you may give voting instructions as of the record date set by the relevant Portfolio for the shareholder meeting at which the vote will occur.

As a general rule, before the Annuity Date, you are the person entitled to give voting instructions. After the Annuity Date, the payee is that person.
Retirement plans, however, may have different rules for voting by plan participants.

If you send us written voting instructions, we will follow your instructions in voting the Portfolio shares attributable to your Contract. If you do not send us written instructions, we will vote the shares attributable to your Contract in the same proportions as we vote the shares for which we have received instructions from other Contract Owners. We will vote shares that we hold in the

                                  20 PROSPECTUS

same proportions as we vote the shares for which we have received instructions from other Contract Owners.

We may, when required by state insurance regulatory authorities, disregard
Contract Owner voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objective of one or more of the Portfolios or to approve or disapprove an investment advisory contract for one or more of the Portfolios.

In addition, we may disregard voting instructions in favor of changes initiated by Contract Owners in the investment objectives or the investment adviser of the
Portfolios if we reasonably disapprove of the proposed change. We would disapprove a proposed change only if the proposed change is contrary to state law or prohibited by state regulatory authorities or we reasonably conclude that the proposed change would not be consistent with the investment objectives of the Portfolio or would result in the purchase of securities for the Portfolio which vary from the general quality and nature of investments and investment techniques utilized by the Portfolio. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report to you.

This description reflects our view of currently applicable law. If the law changes or our interpretation of the law changes, we may decide that we are permitted to vote the Portfolio shares without obtaining instructions from our
Contract Owners, and we may choose to do so.

ADDITIONS, DELETIONS, AND SUBSTITUTIONS OF SECURITIES. If the shares of any of the Portfolios are no longer available for investment by the Separate Account or if, in the judgment of our Board of Directors, further investment in the shares of a Portfolio is no longer appropriate in view of the purposes of the Contract, we may add or substitute shares of another Portfolio or underlying fund for
Portfolio shares already purchased or to be purchased in the future by Purchase
Payments under the Contract. Any substitution will comply with the requirements of the 1940 Act.

We also reserve the right to make the following changes in the operation of the
Separate Account and the Subaccounts:

(a)  to operate the Separate Account in any form permitted by law;

(b)  to take any action necessary to comply with applicable law or obtain and continue any exemption from applicable laws;

(c)  to transfer assets from one Subaccount to another, or from any subaccount to our general account;

(d)  to add, combine, or remove Subaccounts in the Separate Account; and

(e)  to change the way in which we assess charges, as long as the total charges do not exceed the amount currently charged the Separate Account and the
     Portfolios in connection with the Contracts.

If we take any of these actions, we will comply with the then applicable legal requirements.

THE FIXED ACCOUNT

GENERAL. You may allocate part or all of your Purchase Payments to the Fixed
Account in states where it is available. Amounts allocated to the Fixed Account become part of the general assets of Lincoln Benefit. Loan payments may not be allocated to the Fixed Account(s). Allstate Life invests the assets of the general account in accordance with applicable laws governing the investments of insurance company general accounts. The Fixed Account may not be available in all states. Please contact us at 1-800-865-5237 for current information.

GUARANTEED MATURITY FIXED ACCOUNT OPTION. We will credit interest to each amount allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to this option. We will declare the interest rate that we will guarantee to credit to that amount for that Guarantee Period. Each amount allocated to a Guarantee Period under this option must be at least $500.
We reserve the right to limit the number of additional Purchase Payments that may be allocated to this option.

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may offer Guarantee Periods ranging from one to ten years in length. We will decide in our discretion which Guarantee Periods to offer.
Currently, we offer Guarantee Periods of one, three, five, seven and ten years.
In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will credit interest daily to each amount allocated to a Guarantee Period under this option at a rate which compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

The following example illustrates how a Purchase Payment allocated to this option would grow, given an assumed Guarantee Period and effective annual interest rate:

EXAMPLE

Purchase Payment        $50,000
Guarantee Period        5 years
Effective Annual Rate      4.50%

                                  21 PROSPECTUS

                                            END OF CONTACT YEAR
                        ----------------------------------------------------------
                          YEAR 1      YEAR 2      YEAR 3      YEAR 4      YEAR 5
                        ----------  ----------  ----------  ----------  ----------
Beginning Contract
 Value                  $50,000.00
 x (1 + Effective
 Annual Rate)              x 1.045
                        ----------
                        $52,250.00
Contract Value at end
 of Contract Year                   $52,250.00
 x (1 + Effective
 Annual Rate)                          x 1.045
                                    ----------
                                    $54,601.25
Contract Value at end
 of Contract Year                               $54,601.25
 x (1 + Effective
 Annual Rate)                                      x 1.045
                                                ----------
                                                $57,058.31
Contract Value at end
 of Contract Year                                           $57,058.31
 x (1 + Effective
 Annual Rate)                                                  x 1.045
                                                            ----------
                                                            $59,625.93
Contract Value at end
 of Contract Year                                                       $59,625.93
 x (1 + Effective
 Annual Rate)                                                              x 1.045
                                                                        ----------
                                                                        $62,309.10

Total Interest Credited During Guarantee Period = $12,309.10 ($62,309.10 -
$50,000)

NOTE: This example assumes no withdrawals during the entire five year Guarantee
Period. If you were to make a partial withdrawal, the amount withdrawn might be increased or decreased by a Market Value Adjustment. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on relevant factors such as then current interest rates, regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. For current interest rate information, please contact us at 1-800-865-5237.

WE WILL DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE
CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE.

At the end of each Guarantee Period, we will mail you a notice asking you what to do with the relevant amount, including the accrued interest. During the
30-day period after the end of the Guarantee Period, you may:

1)   take no action. If so, we will automatically keep the relevant amount in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period will be the same length as the expiring Guarantee Period and will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for Guarantee Periods of that length; or

2)   allocate the relevant Contract Value to one or more new Guarantee Periods of your choice in the Guaranteed Maturity Fixed Account Option. The new
     Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3)   instruct us to transfer all or a portion of the relevant amount to one or more Subaccounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market
     Value Adjustment; or

4)   withdraw all or a portion of the relevant amount through a partial withdrawal. We will not adjust the amount withdrawn to include a Market
     Value Adjustment. The amount withdrawn will be deemed to have been withdrawn on the day the Guarantee Period ends.

Under our Automatic Laddering Program, you may choose, in advance, to use
Guarantee Periods of the same length for all renewals in the Guaranteed Maturity
Fixed Account Option. You can select this program at any time during the
Accumulation Period, including on the Issue Date. We will apply renewals to
Guarantee Periods of the selected length until you direct us in writing to stop.
We may stop offering this program at any time.

MARKET VALUE ADJUSTMENT. We may increase or decrease the amount of some transactions involving your investment in the Fixed Account to include a Market
Value Adjustment. The formula for determining Market Value Adjustments reflects changes in interest rates since the beginning of the relevant Guarantee Period.
As a result, you will bear some of the investment risk on amounts allocated to the Guaranteed Maturity Fixed Account Option.

As a general rule, we will apply a Market Value Adjustment to the following transactions involving your Fixed Account balance:

1)   when you withdraw funds from the Guaranteed Maturity Fixed Account;

                                  22 PROSPECTUS

2)   when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Subaccounts;

3)   when you allocate part of your balance in the Guaranteed Maturity Fixed
     Account Option to a new Guarantee Period before the end of the existing
     Guarantee Period;

4)   when you annuitize your Contract; and

5)   when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction, to the extent that:

1)   it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

2)   you make a withdrawal to satisfy the IRS' required minimum distribution rules for this Contract; or

3)   it is a transfer that is part of a Dollar Cost Averaging program.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment. This formula primarily compares:

1)   the Treasury Rate at the time of the relevant transaction for a maturity equal in length to the relevant Guarantee Period; and

2)   the Treasury Rate at the beginning of the Guarantee Period for a maturity equal in length to the Guarantee Period.

Generally, if the Treasury Rate at the beginning of the Guarantee Period is higher than the corresponding current Treasury Rate, then the Market Value
Adjustment will increase the amount payable to you or transferred. Similarly, if the Treasury Rate at the beginning of the Guarantee Period is lower than the corresponding current Treasury Rate, then the Market Value Adjustment will reduce the amount payable to you or transferred.

For example, assume that you purchased a Contract and selected an initial
Guarantee Period of five years and the five-year Treasury Rate for that duration is 4.50%. Assume that at the end of three years, you make a partial withdrawal.
If, at that later time, the current five-year Treasury Rate is 4.20%, then the
Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Similarly, if the current five-year Treasury Rate is
4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. You may also allocate Purchase
Payments to the Dollar Cost Averaging Fixed Account Option. We will credit interest to Purchase Payments allocated to this option for up to one year at the current rate that we declare when you make the allocation. The effective annual rate will never be less than 3%. You may not transfer funds to this option from the Subaccounts or the Guaranteed Maturity Fixed Account Option. We will follow your instructions in transferring amounts from this option to the Subaccounts or the Guaranteed Maturity Fixed Account Option on a monthly basis only, as described in "Automatic Dollar Cost Averaging Program" on page 15 of this prospectus.

ANNUITY BENEFITS

ANNUITY DATE. You may select the Annuity Date, which is the date on which annuity payments are to begin, in your application. The Annuity Date must always be the business day immediately following the tenth day of a calendar month.

The Annuity Date may be no later than the Latest Annuity Date. As a general rule, the Latest Annuity Date is the later of the 10th Contract Anniversary or the youngest Annuitant's 90th birthday. If your Contract was issued pursuant to a Qualified Plan, however, the Tax Code generally requires you to begin to take at least a minimum distribution by the later of:

..    the year of your separation from service; or

..    April 1 of the calendar year following the calendar year in which you attain age 70 1/2.

If your Contract is issued pursuant to Section 408 of the Tax Code (traditional
IRAs), you must begin taking minimum distributions by April 1 of the calendar year following the calendar year in which you reach age 70 1/2. No minimum distributions are required by the Tax Code for Contracts issued pursuant to
Section 408A (Roth IRAs).

If your Contract was purchased by a Qualified Plan, we may require you to annuitize by the date required by the Tax Code, unless you show us that you are meeting the minimum distribution requirements in some other way.

If you do not select an Annuity Date, the Latest Annuity Date will automatically become the Annuity Date. You may change the Annuity Date by writing to us at the address given on the first page of the prospectus.

ANNUITY OPTIONS. You may elect an Annuity Option at any time before the Annuity
Date. As part of your election, you may choose the length of the applicable guaranteed payment period within the limits available for your chosen Option. If you do not select an Annuity Option, we will pay monthly annuity payments in accordance with the applicable default Option. The default Options are:

..    Option A with 10 years (120 months) guaranteed, if you have designated only one Annuitant; and

..    Option B with 10 years (120 months) guaranteed, if you have designated joint Annuitants.

You may freely change your choice of Annuity Option, as long as you request the change at least thirty days before the Annuity Date.

                                  23 PROSPECTUS

Three Annuity Options are generally available under the Contract. Each is available in the form of:

..    a Fixed Annuity;

..    a Variable Annuity; or

..    a combination of both Fixed and Variable Annuity.

The three Annuity Options are:

OPTION A, LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 5 TO 20 YEARS. We make periodic payments at least as long as the Annuitant lives. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary.

OPTION B, JOINT AND SURVIVOR ANNUITY, WITH PAYMENTS GUARANTEED FOR 5 TO 20
YEARS. We make periodic payments at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the Joint Annuitant die before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary.

OPTION C, PAYMENTS FOR A SPECIFIED PERIOD CERTAIN OF 5 YEARS TO 30 YEARS. We
make periodic payments for the period you have chosen. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary. If you elect this option, and request
Variable Annuity payments, you may at any time before the period expires request a lump sum payment. If you elected Variable Annuity payments, the lump sum payment will depend on:

..    the investment results of the Subaccounts you have selected,

..    the Contract Value at the time you elected annuitization,

..    the length of the remaining period for which the payee would be entitled to payments.

If you purchased your Contract under a retirement plan, you may have a more limited selection of Annuity Options to choose from. You should consult your
Plan documents to see what is available.

You may not "annuitize" your Contract for a lump sum payment. Instead, before the Annuity Date you may surrender your Contract for a lump sum. As described on page 12, however, we will increase or decrease your surrender proceeds by any applicable Market Value Adjustment.

OTHER OPTIONS. We may have other Annuity Options available. You may obtain information about them by writing or calling us.

If your Contract is issued under Sections 401, 403(b), 408 or 408A of the Tax
Code, we will only make payments to you and/or your spouse.

ANNUITY PAYMENTS: GENERAL. On the Annuity Date, we will apply the Annuitized
Value of your Contract to the Annuity Option you have chosen. Your annuity payments may consist of Variable Annuity payments or Fixed Annuity payments or a combination of the two. We will determine the amount of your annuity payments as described in "Variable Annuity Payments" below and "Fixed Annuity Payments" on page 25.

You must notify us in writing at least 30 days before the Annuity Date how you wish to allocate your Annuitized Value between Variable Annuity and Fixed
Annuity payments. You must apply at least the Contract Value in the Fixed
Account on the Annuity Date to Fixed Annuity payments. If you wish to apply any portion of your Fixed Account balance to your Variable Annuity payments, you should plan ahead and transfer that amount to the Subaccounts prior to the
Annuity Date. If you do not tell us how to allocate your Contract Value among
Fixed and Variable Annuity payments, we will apply your Contract Value in the
Separate Account to Variable Annuity payments and your Contract Value in the
Fixed Account to Fixed Annuity payments.

Annuity payments begin on the Annuity Date. We make subsequent annuity payments on the tenth of the month or, if the NYSE is closed on that day, the next day on which the NYSE is open for business.

Annuity payments will be made in monthly, quarterly, semi-annual or annual installments as you select. If the amount available to apply under an Annuity
Option is less than $5,000, however, and state law permits, we may pay you a lump sum instead of the periodic payments you have chosen. In addition, if the first annuity payment would be less than $50, and state law permits us, we may reduce the frequency of payments so that the initial payment will be at least
$50.

We may defer for up to 15 days the payment of any amount attributable to a
Purchase Payment made by check to allow the check reasonable time to clear.

YOU MAY NOT WITHDRAW CONTRACT VALUE DURING THE ANNUITY PERIOD, IF WE ARE MAKING
PAYMENTS TO YOU UNDER ANY ANNUITY OPTION, SUCH AS OPTION A OR B ABOVE, INVOLVING
PAYMENT TO YOU FOR LIFE OR ANY COMBINATION OF PAYMENTS FOR LIFE AND MINIMUM
GUARANTEED PERIOD FOR A PREDETERMINED NUMBER OF YEARS.

VARIABLE ANNUITY PAYMENTS. One basic objective of the Contract is to provide
Variable Annuity Payments which will to some degree respond to changes in the economic environment. The amount of your Variable Annuity Payments will depend upon the investment results of the Subaccounts you have selected, any premium taxes, the age and sex of the Annuitant, and the Annuity Option chosen. We guarantee that the Payments will not be affected by (1) actual mortality experience and (2) the amount of our administration expenses.

We cannot predict the total amount of your Variable Annuity payments. The
Variable Annuity payments may be more or less than your total Purchase Payments

                                  24 PROSPECTUS

because (a) Variable Annuity payments vary with the investment results of the underlying Portfolios; and (b) Annuitants may die before their actuarial life expectancy is achieved.

The length of any guaranteed payment period under your selected Annuity Option will affect the dollar amounts of each Variable Annuity payment. As a general rule, longer guarantee periods result in lower periodic payments, all other things being equal. For example, if a life Annuity Option with no minimum guaranteed payment period is chosen, the Variable Annuity payments will be greater than Variable Annuity payments under an Annuity Option for a minimum specified period and guaranteed thereafter for life.

The investment results of the Subaccounts to which you have allocated your
Contract Value will also affect the amount of your periodic payment. In calculating the amount of the periodic payments in the annuity tables in the
Contract, we assumed an annual investment rate of 31/2%. If the actual net investment return is less than the assumed investment rate, then the dollar amount of the Variable Annuity payments will decrease. The dollar amount of the
Variable Annuity payments will stay level if the net investment return equals the assumed investment rate and the dollar amount of the Variable Annuity payments will increase if the net investment return exceeds the assumed investment rate. You should consult the Statement of Additional Information for more detailed information as to how we determine Variable Annuity Payments.

FIXED ANNUITY PAYMENTS. You may choose to apply a portion of your Annuitized
Value to provide Fixed Annuity payments. We determine the Fixed Annuity payment amount by applying the applicable Annuitized Value to the Annuity Option you have selected.

As a general rule, subsequent Fixed Annuity payments will be equal in amount to the initial payment. However, as described in "Transfers During the Annuity
Period" below, after the Annuity Date, you will have a limited ability to increase the amount of your Fixed Annuity payments by making transfers from the
Subaccounts.

We may defer making Fixed Annuity payments for a period of up to six months or whatever shorter time state law may require. During the deferral period, we credit any applicable interest at a rate at least as high as state law requires.

TRANSFERS DURING THE ANNUITY PERIOD. During the Annuity Period, you will have a limited ability to make transfers among the Subaccounts so as to change the relative weighting of the Subaccounts on which your Variable Annuity payments will be based. In addition, you will have a limited ability to make transfers from the Subaccounts to increase the proportion of your annuity payments consisting of Fixed Annuity payments. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

You may not make any transfers for the first six months after the Annuity Date.
Thereafter, you may make transfers among the Subaccounts or make transfers from the Subaccounts to increase your Fixed Annuity payments. Your transfers must be at least six months apart.

DEATH BENEFIT DURING ANNUITY PERIOD. If any Contract Owner dies after the
Annuity Date, the successor Contract Owner will receive any guaranteed annuity payments scheduled to continue. If the successor Owner dies before all of the guaranteed payments have been made, we will continue the guaranteed payments to the Beneficiary(ies). After annuity payments begin, upon the death of the
Annuitant and any Joint Annuitant, we will make any remaining guaranteed payments to the Beneficiary. The amount and number of these guaranteed payments will depend on the Annuity Option in effect at the time of the Annuitant's death. After the Annuitant's death, any remaining guaranteed payments will be distributed at least as rapidly as under the method of distribution in effect at the Annuitant's death.

CERTAIN EMPLOYEE BENEFIT PLANS. The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

OTHER CONTRACT BENEFITS

DEATH BENEFIT: GENERAL. We will pay a distribution on death, if:

1)   the Contract is in force;

2)   annuity payments have not begun; and

3)   either:

(a)  any Owner dies; or

(b)  any Annuitant dies and the Owner is a non-living person.

DUE PROOF OF DEATH. A complete request for settlement of the Death Proceeds must be submitted before the Annuity Date. Where there are multiple Beneficiaries, we will value the Death Benefit at the time the first Beneficiary submits a complete request for settlement of the Death Proceeds. A complete request must include "Due Proof of Death". We will accept the following documentation as Due
Proof of Death:

..    a certified original copy of the Death Certificate;

                                  25 PROSPECTUS

..    a certified copy of a court decree as to the finding of death; or

..    a written statement of a medical doctor who attended the deceased at the time of death.

In addition, in our discretion we may accept other types of proof.

DEATH PROCEEDS. If we receive a complete request for settlement of the Death
Proceeds within 180 days of the date of your death, the Death Proceeds are equal to the Death Benefit as described. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Surrender Value. We reserve the right to waive or extend, on a nondiscriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit as described. This right applies only to the amount payable as Death Proceeds and in no way restricts when the claim may be filed.

DEATH BENEFIT AMOUNT. The Death Benefit under the Contract is the greatest of the following:

1)   the total Purchase Payments, less a withdrawal adjustment for any prior partial withdrawals;

2)   the Contract Value on the date as of which we calculate the Death Benefit.

3)   the Surrender Value; or

4)   the highest Contract Value on any Contract Anniversary, increased by the total Purchase Payments since that Contract Anniversary and reduced by a withdrawal adjustment for any partial withdrawals since that Contract
     Anniversary.

The withdrawal adjustment for the Death Benefit will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the value of the applicable Death Benefit immediately before the withdrawal.

DEATH BENEFIT PAYMENTS

1.   If your spouse is the sole beneficiary:

(a)  Your spouse may elect to receive the Death Proceeds in a lump sum; or

(b)  Your spouse may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death.

                        Annuity payments must be payable:

(i)  over the life of your spouse; or

(ii) for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

(iii)over the life of your spouse with a guaranteed number of payments from 5 to
     30 years but not to exceed the life expectancy of your spouse.

(c)  If your spouse chooses to continue the Contract, or does not elect one of these options, then the Contract will continue in the Accumulation Period as if the death had not occurred. If the Contract is continued in the
     Accumulation Period, the following conditions apply.

Unless otherwise instructed by the continuing spouse, the excess, if any, of the
Death Proceeds over the Contract Value will be allocated to the Subaccounts.
This excess will be allocated in proportion to your Contract Value in those
Subaccounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the fixed account options will be allocated to the Money Market Subaccount. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

(i)  transfer all or a portion of the excess among the Subaccounts;

(ii) transfer all or a portion of the excess into the Guaranteed Maturity Fixed
     Account and begin a new Guarantee Period; or

(iii)transfer all or a portion of the excess into a combination of Subaccounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as the free transfer allowed each calendar month and is subject to any minimum allocation amount specified in your
Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Market Value Adjustment.

Prior to the Annuity Date, the death benefit of the continued Contract will be as defined in the Death Benefit provision.

Only one spousal continuation is allowed under this Contract.

If there is no Annuitant at that time, the new Annuitant will be the surviving spouse.

2.   If the Beneficiary is not your spouse but is a living person:

(a)  The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

(b)  The Beneficiary may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death.

                        Annuity payments must be payable:

(i)  over the life of the Beneficiary; or

                                  26 PROSPECTUS

(ii) for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary; or

(iii) over the life of the Beneficiary with a guaranteed number of payments from
      5 to 30 years but not to exceed the life expectancy of the Beneficiary.

(c)  If the Beneficiary does not elect one of the options above, then the
     Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death
     Proceeds over the Contract Value will be allocated to the Money Market
     Subaccount and the Contract Value will be adjusted accordingly. The
     Beneficiary may exercise all rights as set forth in Transfer During the
     Accumulation Period on page 14 and Transfer Fees on page 30 during this 5 year period.

The Beneficiary may not pay additional purchase payments into the Contract under this election.

We reserve the right to offer additional options upon the death of the Contract
Owner.

If the Beneficiary dies before the complete liquidation of the Contract Value, then the Beneficiary's named Beneficiary(ies) will receive the greater of the
Surrender Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Contract Owner's death.

3.   If the Beneficiary is a corporation or other type of non-living person:

(a)  The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

(b)  If the Beneficiary does not elect to receive the option above, then the
     Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death
     Proceeds over the Contract Value will be allocated to the Money Market
     Subaccount and the Contract Value will be adjusted accordingly. The
     Beneficiary may exercise all rights as set forth in Transfer During the
     Accumulation Period on page 14 and Transfer Fees on page 30 during this
     5-year period.

The Beneficiary may not pay additional purchase payments into the contract under this election.

We reserve the right to offer additional options upon the death of the Contract
Owner.

If any Beneficiary is a non-living person, all Beneficiaries will be considered to be non-living persons for the above purposes.

Under any of these options, all contract rights, subject to any restrictions previously placed upon the Beneficiary, are available to the Beneficiary from the date of your death to the date on which the Death Proceeds are paid.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

BENEFICIARY. You name the Beneficiary. You may name a Beneficiary in the application. You may also name one or more contingent Beneficiaries who are entitled to receive benefits under the contract if all primary Beneficiaries are deceased at the time a Contract Owner, or any Annuitant if the Contract Owner is
not a living person, dies. You may change the Beneficiary or add additional
Beneficiaries at any time before the Annuity Date. We will provide a form to be signed and filed with us.

Your changes in Beneficiary take effect when we accept them, effective as of the date you signed the form. Until we accept your change instructions, we are entitled to rely on your most recent instructions in our files. We are not liable for making a payment to a Beneficiary shown in our files or treating that person in any other respect as the Beneficiary prior to accepting a change.
Accordingly, if you wish to change your beneficiary, you should deliver your instructions to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

..    your spouse if he or she is still alive; or, if he or she is no longer alive,

..    your surviving children equally; or if you have no surviving children,

..    your estate.

Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the
Beneficiaries predeceases the Contract Owner or Annuitant, the remaining
Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original shares of the remaining beneficiaries.

If more than one Beneficiary shares in the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share.
Each Beneficiary will exercise all rights related to his or her share of the
Death Proceeds, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the payout option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation or other type of non-living person, all beneficiaries will be considered to be non-living persons.

                                  27 PROSPECTUS

You may specify that the Death Benefit be paid under a specific income Plan by submitting a written request to our Service Center. If you so request, your
Beneficiary may not change to a different Income Plan or lump sum. Once we accept the written request, the change or restriction will take effect as of the date you signed the request.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

CONTRACT LOANS FOR 403(B) CONTRACTS. Subject to the restrictions described below, we will make loans to the Owner of a Contract used in connection with a
Tax Sheltered Annuity Plan ("TSA Plan") under Section 403(b) of the Tax Code.
Loans are not available under Non-Qualified Contracts. We will only make loans after the free look period and before annuitization. All loans are subject to the terms of the Contract, the relevant Plan, and the Tax Code, which impose restrictions on loans.

We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the Surrender Value of your
Contract on the date of the loan. In addition, we will not make a loan to you if the total of the requested loan and all of the plan participant's Contract loans under TSA plans is more than the lesser of (a) or (b) where:

(a)  equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

(b)  equals the greater of $10,000 or 1/2 of the Surrender Value.

The minimum loan amount is $1,000.

To request a Contract loan, write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Loans made before the Annuity Date are generally treated as distributions under the Contract, and may be subject to withholding and tax penalties for early distributions. Some of these requirements are stated in Section 72 of the Tax Code. Please seek advice from your plan administrator or tax advisor.

When we make a loan, we will transfer an amount equal to the loan amount from the Separate Account and/or the Fixed Account to the Loan Account as collateral for the loan. We will transfer to the Loan Account amounts from the Separate
Account in proportion to the assets in each Subaccount. If your loan amount is greater than your Contract Value in the Subaccounts, we will transfer the remaining required collateral from the Guaranteed Maturity Fixed Account
Options. If your loan amount is greater than your contract value in the
Subaccounts and the Guaranteed Maturity Fixed Account Options, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed Account
Option.

We may apply a Market Value Adjustment to a transfer from the Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the Loan Account will equal the desired loan amount.

We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Subaccounts.

When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

1)   the Death Proceeds;

2)   surrender proceeds;

3)   the amount available for partial withdrawal; and

4)   the amount applied on the Annuity Date to provide annuity payments.

Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise.
Generally, loan payments are allocated to the Subaccount(s) in the proportion that you have selected for Purchase Payments. Allocations of loan payments are not permitted to the Fixed Accounts (Guaranteed Maturity Fixed Account and
Dollar Cost Averaging Fixed Account Option). If your Purchase Payment allocation includes any of the Fixed Accounts, the percentages allocated to the Fixed
Accounts will be allocated instead to the Fidelity Money Market Subaccount.

If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount and incur the early withdrawal tax penalty. We will capitalize interest on a loan in default.

                                  28 PROSPECTUS

If the total loan balance exceeds the Surrender Value, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.

We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.

WITHDRAWALS (REDEMPTIONS). Except as explained below, you may redeem a Contract for all or a portion of its Contract Value before the Annuity Date. Withdrawals from the Fixed Account may be increased or decreased by a Market Value
Adjustment, as described in "Market Value Adjustment" on page 22.

In general, you must withdraw at least $50 at a time. You may also withdraw a lesser amount if you are withdrawing your entire interest in a Subaccount. If your request for a partial withdrawal would reduce the Contract Value to less than $500, we may treat it as a request for a withdrawal of your entire Contract
Value, as described in "Minimum Contract Value" on page 30. Your Contract will terminate if you withdraw all of your Contract Value

Withdrawals taken prior to annuitization are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distribution of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

We may be required to withhold 20% of withdrawals and distributions from
Contracts issued in connection with certain Qualified Plans, as described on page 35.

To make a withdrawal, you must send us a written withdrawal request or systematic withdrawal program enrollment form. You may obtain the required forms from us at the address and phone number given on the first page of this prospectus.

For partial withdrawals, you may allocate the amount among the Subaccounts and the Fixed Accounts. If we do not receive allocation instructions from you, we usually will allocate the partial withdrawal proportionately among the
Subaccounts and the Guaranteed Maturity Fixed Account Options based upon the balance of the Subaccounts and the Guaranteed Maturity Fixed Account Options,
with any remainder being distributed from the Dollar Cost Averaging Fixed
Account Option. You may not make a partial withdrawal from the Fixed Account in an amount greater than the total amount of the partial withdrawal multiplied by the ratio of the value of the Fixed Account to the Contract Value immediately before the partial withdrawal.

If you request a total withdrawal, you must send us your Contract. The Surrender
Value will equal the Contract Value adjusted by any applicable Market Value
Adjustment. We also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract as described on page 30. We determine the Surrender Value based on the Contract Value next computed after we receive a properly completed surrender request. We will usually pay the Surrender Value within seven days after the day we receive a completed request form. However, we may suspend the right of withdrawal from the
Separate Account or delay payment for withdrawals for more than seven days in the following circumstances:

1)   whenever the New York Stock Exchange ("NYSE") is closed (other than customary weekend and holiday closings);

2)   when trading on the NYSE is restricted or an emergency exists, as determined by the SEC, so that disposal of the Separate Account's investments or determination of Accumulation Unit Values is not reasonably practicable; or

3)   at any other time permitted by the SEC for your protection.

In addition, we may delay payment of the Surrender Value in the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment from the Fixed Account for more than 30 days, we will pay interest as required by applicable law.

You may withdraw amounts attributable to contributions made pursuant to a salary reduction agreement (in accordance with Section 403(b)(11) of the Tax Code) only in the following circumstances:

1)   when you attain age 59 1/2;

2)   when you terminate your employment with the plan sponsor;

3)   upon your death;

4)   upon your disability as defined in Section 72(m)(7) of the Tax Code; or

5)   in the case of hardship.

If you seek a hardship withdrawal, you may only withdraw amounts attributable to your Purchase Payments; you may not withdraw any earnings. These limitations on withdrawals apply to:

1)   salary reduction contributions made after December 31, 1988;

2)   income attributable to such contributions; and

3)   income attributable to amounts held as of December 31, 1988.

The limitations on withdrawals do not affect transfers between certain Qualified
Plans. Additional restrictions and limitations may apply to distributions from any Qualified Plan. Tax penalties may also apply. You should seek tax advice regarding any withdrawals or distributions from Qualified Plans.

SYSTEMATIC WITHDRAWAL PROGRAM. If your Contract is a non-Qualified Contract or
IRA, you may participate in

                                  29 PROSPECTUS

our Systematic Withdrawal Program. You must complete an enrollment form and send it to us. You must complete the withholding election section of the enrollment form before the systematic withdrawals will begin. You may choose withdrawal payments of a flat dollar amount, earnings, or a percentage of Purchase
Payments. You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis. Systematic withdrawals will be deducted from your Subaccount and Fixed Account balances, excluding the Dollar Cost
Averaging Fixed Account, on a pro rata basis.

Depending on fluctuations in the net asset value of the Subaccounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. The minimum amount of each systematic withdrawal is $50.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

ERISA PLANS. A married participant may need spousal consent to receive a distribution from a Contract issued in connection with a Qualified Plan or a
Non-Qualified Plan covered by to Title 1 of ERISA. You should consult an adviser.

MINIMUM CONTRACT VALUE. If as a result of withdrawals your Contract Value would be less than $500 and you have not made any Purchase Payments during the previous three full calendar years, we may terminate your Contract and distribute its Surrender Value to you. Before we do this, we will give you 60 days notice. We will not terminate your Contract on this ground if the Contract
Value has fallen below $500 due to either a decline in Accumulation Unit Value or the imposition of fees and charges. In addition, in some states we are not permitted to terminate Contracts on this ground. Different rules may apply to
Contracts issued in connection with Qualified Plans.

CONTRACT CHARGES

We assess charges under the Contract in two ways:

1)   as deductions from Contract Value for contract maintenance charges and, if applicable, for premium taxes; and

2)   as charges against the assets of the Separate Account for administrative expenses and for the assumption of mortality and expense risks;

In addition, certain deductions are made from the assets of the Portfolios for investment management fees and expenses. Those fees and expenses are summarized in the Fee Tables on page 6, and described more fully in the Prospectuses and
Statements of Additional Information for the Portfolios.

MORTALITY AND EXPENSE RISK CHARGE. We deduct a mortality and expense risk charge from each Subaccount during each Valuation Period. The mortality and expense risk charge is equal, on an annual basis, to 1.30% of the average net asset value of each Subaccount. The mortality risks arise from our contractual obligations:

1)   to make annuity payments after the Annuity Date for the life of the
     Annuitant(s); and

2)   to provide the Death Benefit prior to the Annuity Date. A detailed explanation of the Death Benefit may be found beginning on page 25.

The expense risk is that it may cost us more to administer the Contracts and the
Separate Account than we receive from the contract maintenance charge and the administrative expense charge. We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Period and the Annuity Period.

ADMINISTRATIVE CHARGES.

CONTRACT MAINTENANCE CHARGE. We charge an annual contract maintenance charge of
$35 on your Contract. The amount of this charge is guaranteed not to increase.
This charge reimburses us for our expenses incurred in maintaining your
Contract.

Before the Annuity Date, we assess the contract maintenance charge on each
Contract Anniversary. To obtain payment of this charge, on a pro rata basis we will allocate this charge among the Subaccounts to which you have allocated your
Contract Value, and redeem Accumulation Units accordingly. We will waive this charge if you pay more than $50,000 in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account. If you surrender your Contract, we will deduct the full $35 charge as of the date of surrender, unless your
Contract qualifies for a waiver.

After the Annuity Date, we will subtract this charge in equal parts from each of your annuity payments. We will waive this charge if on the Annuity Date your
Contract Value is $50,000 or more or if all of your annuity payments are Fixed
Annuity payments.

ADMINISTRATIVE EXPENSE CHARGE. We deduct an administrative expense charge from each Subaccount during each Valuation Period. This charge is equal, on an annual basis, to 0.10% of the average net asset value of the Subaccounts. This charge is designed to compensate us for the cost of administering the Contracts and the
Separate Account. The administrative expense charge is assessed during both the
Accumulation Period and the Annuity Period.

TRANSFER FEE. We currently are waiving the transfer fee. The Contract, however, permits us to charge a transfer fee of $10 on the second and each subsequent transaction in each calendar month in which transfer(s) are effected between
Subaccount(s) and/or the Fixed Account. We will notify you if we begin to charge this fee.

                                  30 PROSPECTUS

We will not charge a transfer fee on transfers that are part of a Dollar Cost
Averaging or Portfolio Rebalancing program.

The transfer fee will be deducted from Contract Value that remains in the
Subaccount(s) or Fixed Account from which the transfer was made. If that amount is insufficient to pay the transfer fee, we will deduct the fee from the transferred amount.

PREMIUM TAXES. We will charge premium taxes or other state or local taxes against the Contract Value, including Contract Value that results from amounts transferred from existing policies (Section 1035 exchange) issued by us or other insurance companies. Some states assess premium taxes when Purchase Payments are made; others assess premium taxes when annuity payments begin. We will deduct any applicable premium taxes upon full surrender, death, or annuitization.
Premium taxes generally range from 0% to 3.5%.

DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES. We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account. We will deduct for any taxes we incur as a result of the operation of the Separate Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Tax Code is briefly described in "Taxes" on page 32.

OTHER EXPENSES. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Subaccounts to which you allocate your Contract
Value. For a summary of current estimates of those charges and expenses, see page 6. For more detailed information about those charges and expenses, please refer to the prospectuses for the appropriate Portfolios. We may receive compensation from the investment advisers or administrators of the Portfolios in connection with administrative service and cost savings experienced by the investment advisers or administrators.

                                  31 PROSPECTUS

TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. LINCOLN
BENEFIT MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR
TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances.
If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF LINCOLN BENEFIT LIFE COMPANY

Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter
L of the Code. Since the Separate

Account is not an entity separate from Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately. Investment income and realized capital gains of the Separate Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law,
Lincoln Benefit believes that the Separate Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Separate Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. If Lincoln Benefit is taxed on investment income or capital gains of the Separate Account, then Lincoln Benefit may impose a charge against the Separate

Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Separate Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Lincoln Benefit is considered the owner of the Separate Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Separate Account must be
"adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Separate Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Lincoln Benefit does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury
Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract

                                  32 PROSPECTUS

owner to be treated as the owner of the separate account. The Treasury
Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Separate Account. If this occurs, income and gain from the Separate Account assets would be includible in your gross income. Lincoln

Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Separate Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the
Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period.
The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

TAXATION OF LEVEL MONTHLY VARIABLE ANNUITY PAYMENTS. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date.
It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such
     Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract
     Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

                                  33 PROSPECTUS

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

..    if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age
59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance, as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the
Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if

                                  34 PROSPECTUS

the payee provides a U.S. taxpayer identification number on a completed Form
W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity as a TSA or IRA.
Tax Qualified Contracts are contracts purchased as investments as:

..    Individual Retirement Annuities (IRAs) under Section 408(b) of the Code;

..    Roth IRAs under Section 408A of the Code;

..    Simplified Employee Pension (SEP IRA) under Section 408(k) of the Code;

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Section
     408(p) of the Code; and

..    Tax Sheltered Annuities under Section 403(b) of the Code.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Lincoln

Benefit can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Lincoln Benefit does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored retirement plan.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If
you make a partial withdrawal under a Tax Qualified Contract other than a Roth
IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions)
bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Tax
Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income.
"Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth
IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, IRAs (excluding Roth IRAs) and TSAs require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS
regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA)
may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value.
The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the
Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract
Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

                                  35 PROSPECTUS

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10%
penalty tax applies to the taxable amount of any premature distribution from a
Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (applies only for IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs), and

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Lincoln Benefit is
required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from employer sponsored retirement plans, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default.
If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form
W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an
Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that

                                  36 PROSPECTUS

can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual
Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or
Annuity may be converted or "rolled over" to a Roth Individual Retirement
Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL
IRAS)

Internal Revenue Code Section 408 permits a custodian or trustee of an
Individual Retirement Account to purchase an annuity as an investment of the
Individual Retirement Account. If an annuity is purchased inside of an
Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement
Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement
Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1)   The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the annuity contract;

2)   The deceased Annuitant was the beneficial owner of the Individual
     Retirement Account;

3)   We receive a complete request for settlement for the death of the
     Annuitant; and

4)   The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a)  The Annuitant's surviving spouse is the sole beneficiary of the Individual
     Retirement Account;

(b)  The Annuitant's surviving spouse has elected to continue the Individual
     Retirement Account as his or her own Individual Retirement Account; and

(c)  The custodian or trustee of the Individual Retirement Account has continued
     the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Section 408(p) of the
Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS
(TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND
YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another 403(b) plan.

Generally, we do not accept Employee Retirement Income Security Act of 1974
(ERISA) funds in 403(b) contracts.

                                  37 PROSPECTUS

DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT

LINCOLN BENEFIT LIFE COMPANY

Lincoln Benefit is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 2940 South 84th Street, Lincoln, Nebraska 68506-4142. Lincoln Benefit is a
wholly-owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a
stock life insurance company incorporated under the laws of the State of
Illinois. Allstate Life is a wholly-owned subsidiary of Allstate Insurance
Company ("Allstate"), a stock property-liability insurance company incorporated under the laws of Illinois. All outstanding capital stock of Allstate is owned by The Allstate Corporation.

We are authorized to conduct life insurance and annuity business in the District of Columbia, Guam, U.S. Virgin Islands and all states except New York. We will market the Contract everywhere we conduct variable annuity business. The
Contracts offered by this prospectus are issued by us and will be funded in the
Separate Account and/or the Fixed Account.

Under our reinsurance agreement with Allstate Life, substantially all contract related transactions are transferred to Allstate Life, and substantially all of the assets backing our reinsured liabilities are owned by Allstate Life.
Accordingly, the results of operations with respect to applications received and contracts issued by Lincoln Benefit are not reflected in our financial statements. The amounts reflected in our financial statements relate only to the investment of those assets of Lincoln Benefit that are not transferred to
Allstate Life under the reinsurance agreement. These assets represent our general account and are invested and managed by Allstate Life. While the reinsurance agreement provides us with financial backing from Allstate Life, it does not create a direct contractual relationship between Allstate Life and you.

Under the Company's reinsurance agreements with Allstate Life, the Company reinsures all reserve liabilities with Allstate Life except for variable contracts. The Company's variable Contract assets and liabilities are held in legally-segregated, unitized Separate Accounts and are retained by the Company.
However, Lincoln Benefit's economic risks and returns related to such variable contracts are transferred to Allstate Life.

SEPARATE ACCOUNT. Lincoln Benefit Life Variable Annuity Account was originally established in 1992, as a segregated asset account of Lincoln Benefit. The
Separate Account meets the definition of a "separate account" under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Separate Account or Lincoln Benefit.

We own the assets of the Separate Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Contract
Value of the Contracts offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct.
Income, gains, and losses, whether or not realized, from assets allocated to the
Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses. Our obligations arising under the
Contracts are general corporate obligations of Lincoln Benefit.

The Separate Account is divided into Subaccounts. The assets of each Subaccount are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Separate Account, its Subaccounts or the
Portfolios. Values allocated to the Separate Account and the amount of Variable
Annuity payments will rise and fall with the values of shares of the Portfolios and are also reduced by Contract charges. We may also use the Separate Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Separate Account.

We have included additional information about the Separate Account in the
Statement of Additional Information. You may obtain a copy of the Statement of
Additional Information by writing to us or calling us at 1-800-865-5237. We have reproduced the Table of Contents of the Statement of Additional Information on
page 40.

STATE REGULATION OF LINCOLN BENEFIT. We are subject to the laws of Nebraska and regulated by the Nebraska Department of Insurance. Every year we file an annual statement with the Department of Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected periodically by the Department of Insurance to verify our contract liabilities and reserves. Our books and records are subject to review by the
Department of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.

FINANCIAL STATEMENTS. The financial statements of Lincoln Benefit Life Company and the Separate Account are set forth in the Statement of Additional
Information.

ADMINISTRATION

We have primary responsibility for all administration of the Contracts and the
Separate Account. Our mailing address is P.O. Box 80469, Lincoln, Nebraska
68501-0469.

We provide the following administrative services, among others: issuance of the
Contracts; maintenance of Contract Owner records; Contract Owner services;

                                  38 PROSPECTUS

calculation of unit values; maintenance of the Separate Account; and preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least quarterly. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

DISTRIBUTION OF CONTRACTS

The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all
Contract sales will not exceed one percent of initial Purchase Payments and one percent of account value annually beginning in the second Contract year. From time to time, we may offer additional sales incentives of up to 1% of Purchase
Payments to broker-dealers who maintain certain sales volume levels. We may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or from any other charge or fee under the
Contracts, to cover sales commissions and other promotional or distribution expenses relating to the sale of the Contracts.

ALFS, Inc. ("ALFS") located at 3100 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Contracts. ALFS, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc.

Lincoln Benefit does not pay ALFS a commission for distribution of the
Contracts. The underwriting agreement with ALFS provides that we will reimburse
ALFS for expenses incurred in distributing the Contracts, including liability arising out of services we provide on the Contracts.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. Lincoln
Benefit is engaged in routine lawsuits which, in our management's judgment, are not of material importance to their respective total assets or material with respect to the Separate Account.

LEGAL MATTERS

All matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by William F. Emmons, Vice President, Assistant General Counsel
and Assistant Secretary of Lincoln Benefit.

ANNUAL REPORTS AND OTHER DOCUMENTS

Lincoln Benefit's annual report on Form 10-K for the year ended December 31,
2003, is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act of 1934 are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR"
system using the identifying number CIK No. 0000910739. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C.
20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Lincoln Benefit Life Company, 2940 South 84th Street,
Lincoln, Nebraska 68506 or 800-865-5237.

REGISTRATION STATEMENT

We have filed a registration statement with the SEC, under the Securities Act of
1933 as amended, with respect to the Contracts offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits filed as part of the registration statement. You should refer to the registration statement and the exhibits for further information concerning the Separate Account, Lincoln Benefit, and the Contracts.

The descriptions in this prospectus of the Contracts and other legal instruments are summaries. You should refer to those instruments as

                                  39 PROSPECTUS

filed for the precise terms of those instruments. You may inspect and obtain copies of the registration statement as described on the cover page of this prospectus.

                              TABLE OF CONTENTS OF
                       STATEMENT OF ADDITIONAL INFORMATION

                                                                            PAGE
THE CONTRACT
  Annuity Payments
  Initial Monthly Annuity Payment
  Subsequent Monthly Payments
  Transfers After Annuity Date
  Annuity Unit Value
  Illustrative Example of Annuity Unit Value Calculation
  Illustrative Example of Variable Annuity Payments
EXPERTS
FINANCIAL STATEMENTS

                                  40 PROSPECTUS

APPENDIX A

                            ACCUMULATION UNIT VALUES

                                  BASIC POLICY

                                         Year ending December 31,
FUND                     1998    1999      2000       2001       2002        2003
-----------------------------------------------------------------------------------
AIM V.I. Basic Value
(2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --         --         --
 Accumulation Unit
 Value Ending               --       --         --         --         --         --
 Number of Units
 Outstanding at End of      --       --         --         --         --         --
 Year
Alger American Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.92      15.72      13.21      11.49      7.590
 Accumulation Unit
 Value Ending            11.92    15.72      13.21      11.49      7.590     10.116
 Number of Units
 Outstanding at End of  14,614  110,327    154,964    135,837    126,785    122,137
 Year
Alger American Income
and Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.49      16.14      15.71      13.27      9.019
 Accumulation Unit
 Value Ending            11.49    16.14      15.71      13.27      9.019   $ 11.547
 Number of Units
 Outstanding at End of  61,815   61,815    134,479    145,823    115,625    112,360
 Year
Alger American
Leveraged AllCap
 Accumulation Unit
 Value(1) Beginning      10.00    12.80      22.48      16.66      13.81      9.001
 Accumulation Unit
 Value Ending            12.80    22.48      16.66      13.81      9.001     11.959
 Number of Units
 Outstanding at End of   7,257   80,962    151,988    121,008    133,802    127,480
 Year
Alger American MidCap
Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.59      15.07      16.22      14.95     10.389
 Accumulation Unit
 Value Ending            11.59    15.07      16.22      14.95     10.389     15.141
 Number of Units
 Outstanding at End of   3,707   40,066    148,029    143,773    137,775    220,428
 Year
Alger American Small
Capitalization
 Accumulation Unit
 Value(1) Beginning      10.00    11.31      15.99      11.48       7.98      5.804
 Accumulation Unit
 Value Ending            11.31    15.99      11.48       7.98      5.804         --
 Number of Units
 Outstanding at End of   5,492   19,202     55,329     69,327    143,130         --
 Year
Federated High Income
Bond II
 Accumulation Unit
 Value(1) Beginning      10.00     9.84       9.93       8.91       8.90      8.901
 Accumulation Unit
 Value Ending             9.84     9.93       8.91       8.90      8.901         --
 Number of Units
 Outstanding at End of   6,794   39,637     69,061     97,931    137,497         --
 Year
Federated U.S. Gov't
Securities II
 Accumulation Unit
 Value(1) Beginning      10.00    10.26      10.06      11.01      11.62     12.490
 Accumulation Unit
 Value Ending            10.26    10.06      11.01      11.62     12.490         --
 Number of Units
 Outstanding at End of  13,480   92,305    166,600    249,062    404,746         --
 Year
Federated Capital
Income II
 Accumulation Unit
 Value(1) Beginning      10.00    11.13      11.16      10.02       8.52      6.393
 Accumulation Unit
 Value Ending            11.13    11.16      10.02       8.52      6.393         --
 Number of Units
 Outstanding at End of  18,262   69,241    123,235    141,337    100,899         --
 Year
Fidelity Asset
Manager(SM)
 Accumulation Unit
 Value(1) Beginning      10.00    10.80      11.83      11.21      10.60      9.538
 Accumulation Unit
 Value Ending            10.80    11.83      11.21      10.60      9.538         --
 Number of Units
 Outstanding at End of   2,962   16,640     70,315     78,645     69,512         --
 Year
Fidelity Contrafund
 Accumulation Unit
 Value(1) Beginning      10.00    11.45      14.03      12.92      11.18      9.994
 Accumulation Unit
 Value Ending            11.45    14.03      12.92      11.18      9.994         --
 Number of Units
 Outstanding at End of   9,371  114,581    260,250    297,028    320,055         --
 Year
Fidelity Equity-Income
 Accumulation Unit
 Value(1) Beginning      10.00    10.83      11.35      12.14      11.37      9.314
 Accumulation Unit
 Value Ending            10.83    11.35      12.14      11.37      9.314         --
 Number of Units
 Outstanding at End of  36,057  136,950    208,086    254,071    273,790         --
 Year
Fidelity Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.62      15.75      13.82      11.22      7.735
 Accumulation Unit
 Value Ending            11.62    15.75      13.82      11.22      7.735         --
 Number of Units
 Outstanding at End of   8,616  105,637    212,291    244,606    247,149         --
 Year
Fidelity Index 500
 Accumulation Unit
 Value(1) Beginning      10.00    11.36      13.49      12.07      10.46      8.020
 Accumulation Unit
 Value Ending            11.36    13.49      12.07      10.46      8.020         --
 Number of Units
 Outstanding at End of  33,281  264,642    478,029    532,172    585,195         --
 Year
Fidelity Money Market
 Accumulation Unit
 Value(1) Beginning      10.00    10.14      10.52      11.03      11.33     11.361
 Accumulation Unit
 Value Ending            10.14    10.52      11.03      11.33     11.361         --
 Number of Units
 Outstanding at End of  50,763  309,000  1,573,179   471,1302  1,642,033         --
 Year
Fidelity Overseas
 Accumulation Unit
 Value(1) Beginning      10.00    10.49      14.76      11.77       9.15      7.193
 Accumulation Unit
 Value Ending            10.49    14.76      11.77       9.15      7.193         --
 Number of Units
 Outstanding at End of   1,800   68,426     27,747    236,023     83,194         --
 Year
Janus Aspen Mid Cap
Growth
 Accumulation Unit
 Value(1) Beginning      10.00    12.26      27.26      18.33      10.94      7.775
 Accumulation Unit
 Value Ending            12.26    27.26      18.33      10.94      7.775         --
 Number of Units
 Outstanding at End of   1,708  121,552    293,510    272,416    176,432         --
 Year
Janus Aspen Balanced
 Accumulation Unit
 Value(1) Beginning      10.00    11.68      14.60      14.07      13.22      12.22
 Accumulation Unit
 Value Ending            11.68    14.60      14.07      13.22      12.22         --
 Number of Units
 Outstanding at End of  20,840  210,584    382,038    422,582     43,841         --
 Year
Janus Aspen Flexible
Income
 Accumulation Unit
 Value(1) Beginning      10.00    10.25      10.27      10.76      11.43     12.449
 Accumulation Unit
 Value Ending            10.25    10.27      10.76      11.43     12.449         --
 Number of Units
 Outstanding at End of  20,382   51,252     75,770     90,759    220,012         --
 Year
Janus Aspen Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.85      16.83      14.18      10.52      7.624
 Accumulation Unit
 Value Ending            11.85    16.83      14.18      10.52      7.624         --
 Number of Units
 Outstanding at End of  14,330  230,318    501,738    500,279    372,560         --
 Year
Janus Aspen Foreign
Stock Service Shares
(3)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.755
 Accumulation Unit
 Value Ending               --       --         --         --      7.755     10.200
 Number of Units
 Outstanding at End of      --       --         --         --     43,841     34,669
 Year
Janus Aspen Worldwide
Growth
 Accumulation Unit
 Value(1) Beginning      10.00    10.68      17.32      14.40      11.01      8.090
 Accumulation Unit
 Value Ending            10.68    17.32      14.40      11.01      8.090
 Number of Units
 Outstanding at End of  37,205  236,941    453,567    394,921    282,326         --
 Year
LSA Basic Value (2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.638
 Accumulation Unit
 Value Ending               --       --         --         --      7.638     10.049
 Number of Units
 Outstanding at End of      --       --         --         --     14,834     53,491
 Year
LSA Balanced (2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      8.669
 Accumulation Unit
 Value Ending               --       --         --         --      8.669     11.047
 Number of Units
 Outstanding at End of      --       --         --         --      2,722     56,744
 Year
LSA MidCap Value (6)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      8.437
 Accumulation Unit
 Value Ending               --       --         --         --      8.437     11.629
 Number of Units
 Outstanding at End of      --       --         --         --     33,469     49,023
 Year
LSA Diversified MidCap
(6)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.783
 Accumulation Unit
 Value Ending               --       --         --         --      7.783     10.192
 Number of Units
 Outstanding at End of      --       --         --         --        946     26,388
 Year
LSA Emerging Growth
Equity (2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      6.861
 Accumulation Unit
 Value Ending               --       --         --         --      6.861      9.941
 Number of Units
 Outstanding at End of      --       --         --         --      3,521     21,986
 Year
LSA Value Equity (2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.912
 Accumulation Unit
 Value Ending               --       --         --         --      7.912     10.177
 Number of Units
 Outstanding at End of      --       --         --         --      2,892     19,080
 Year
MFS Emerging Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.74      20.46      16.22      10.64      6.948
 Accumulation Unit
 Value Ending            11.74    20.46      16.22      10.64      6.948   $  8.923
 Number of Units
 Outstanding at End of   2,345   12,996     45,520     70,405     60,717     53,478
 Year
MFS Investors Trust
 Accumulation Unit
 Value(1) Beginning      10.00    11.19      11.77      11.59       9.61      7.487
 Accumulation Unit
 Value Ending            11.19    11.77      11.59       9.61      7.487   $  9.018
 Number of Units
 Outstanding at End of   6,884   33,404     45,507     44,424     32,452     45,413
 Year
MFS New Discovery
 Accumulation Unit
 Value(1) Beginning      10.00    11.35      19.40      18.75      17.56     11.840
 Accumulation Unit
 Value Ending            11.35    19.40      18.75      17.56     11.840     15.612
 Number of Units
 Outstanding at End of   3,242   27,273     83,327     66,464     80,272     79,295
 Year
MFS Research
 Accumulation Unit
 Value(1) Beginning      10.00    11.07      13.54      12.71       9.87      7.341
 Accumulation Unit
 Value Ending            11.07    13.54      12.71       9.87      7.341      9.027
 Number of Units
 Outstanding at End of       0   17,884     42,165     40,314     31,952     27,428
 Year
MFS Total Return
 Accumulation Unit
 Value(1) Beginning      10.00    10.60      10.78      12.33      12.19     11.398
 Accumulation Unit
 Value Ending            10.60    10.78      12.33      12.19     11.398     13.074
 Number of Units
 Outstanding at End of   4,529   25,481     28,707     69,793    115,760    171,599
 Year
PAVIT PEA Science and
Technology
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.118
 Accumulation Unit
 Value Ending               --       --         --         --      7.118     11.465
 Number of Units
 Outstanding at End of      --       --         --         --      1,883     45,755
 Year
PAVIT OpCap Balanced
(2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --         --         --
 Accumulation Unit
 Value Ending               --       --         --         --         --         --
 Number of Units
 Outstanding at End of      --       --         --         --         --         --
 Year
PAVIT OpCap Small Cap
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.193
 Accumulation Unit
 Value Ending               --       --         --         --      7.193     10.118
 Number of Units
 Outstanding at End of      --       --         --         --     20,624     68,005
 Year
Oppenheimer Main
Street Small Cap
Fund/VA-Service Class
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.839
 Accumulation Unit
 Value Ending               --       --         --         --      7.839     11.151
 Number of Units
 Outstanding at End of      --       --         --         --     42,101    102,849
 Year
PIMCO Foreign Bond
(U.S. Dollar-Hedged)
(7)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00     10.554
 Accumulation Unit
 Value Ending               --       --         --         --     10.554     10.642
 Number of Units
 Outstanding at End of      --       --         --         --     26,788     80,352
 Year
PIMCO Total Return
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00     10.546
 Accumulation Unit
 Value Ending               --       --         --         --     10.546     10.924
 Number of Units
 Outstanding at End of      --       --         --         --    166,159    400,017
 Year
Putnam International
Growth and Income Fund
- Class 1B
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      8.190
 Accumulation Unit
 Value Ending               --       --         --         --      8.190     11.133
 Number of Units
 Outstanding at End of      --       --         --         --      5,356     12,316
 Year
Salomon Brothers
Variable Investors
Fund - Class I (2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --         --         --
 Accumulation Unit
 Value Ending               --       --         --         --         --         --
 Number of Units
 Outstanding at End of      --       --         --         --         --         --
 Year
Scudder Balanced
 Accumulation Unit
 Value(1) Beginning      10.00    11.03      12.55      12.12      11.23      9.403
 Accumulation Unit
 Value Ending            11.03    12.55      12.12      11.23      9.403     10.936
 Number of Units
 Outstanding at End of   3,482   38,133     41,881     80,281     77,586     91,211
 Year
Scudder Bond
 Accumulation Unit
 Value(1) Beginning      10.00    10.18       9.95      10.84      11.31     12.002
 Accumulation Unit
 Value Ending            10.18     9.95      10.84      11.31     12.002     12.435
 Number of Units
 Outstanding at End of   1,861   18,799     91,604    167,519    193,959    228,580
 Year
Scudder Global
Discovery
 Accumulation Unit
 Value(1) Beginning      10.00    10.76      17.61      16.45      12.23      9.660
 Accumulation Unit
 Value Ending            10.76    17.61      16.45      12.23      9.660     14.202
 Number of Units
 Outstanding at End of     313   16,688    104,821     62,136     75,470    110,830
 Year
Scudder Growth and
Income
 Accumulation Unit
 Value(1) Beginning      10.00    10.52      11.00      10.62       9.29      7.041
 Accumulation Unit
 Value Ending            10.52    11.00      10.62       9.29      7.041      8.800
 Number of Units
 Outstanding at End of   7,306   11,386     22,884     23,349     32,426     49,931
 Year
Scudder International
 Accumulation Unit
 Value(1) Beginning      10.00    10.38      15.81      12.21       8.32      6.699
 Accumulation Unit
 Value Ending            10.38    15.81      12.21       8.32      6.699      8.439
 Number of Units
 Outstanding at End of   1,422   11,257    146,023    232,375     43,834     71,345
 Year
STI Capital
Appreciation
 Accumulation Unit
 Value(1) Beginning         --    10.00      10.07      10.23       9.55      7.357
 Accumulation Unit
 Value Ending               --    10.07      10.23       9.55      7.357      8.593
 Number of Units
 Outstanding at End of      --    7,015      4,646      6,412     23,636     15,881
 Year
STI International
Equity (4)
 Accumulation Unit
 Value(1) Beginning         --    10.00      10.50      10.00       8.14      6.537
 Accumulation Unit
 Value Ending               --    10.50      10.00       8.14      6.537      8.851
 Number of Units
 Outstanding at End of      --        0        498     27,581      7,898        311
 Year
STI Value Income Stock
 Accumulation Unit
 Value(1) Beginning         --    10.00       8.63       9.40       9.16      7.499
 Accumulation Unit
 Value Ending               --     8.63       9.40       9.16      7.499      9.104
 Number of Units
 Outstanding at End of      --    1,202      1,202     51,116     37,169     19,281
 Year
Strong Mid Cap Growth
II
 Accumulation Unit
 Value(1) Beginning      10.00    11.41      21.36      17.94      12.24      7.540
 Accumulation Unit
 Value Ending            11.41    21.36      17.94      12.24      7.540      9.980
 Number of Units
 Outstanding at End of       0   41,884     85,612     55,024     46,447     57,966
 Year
Strong Opportunity II
 Accumulation Unit
 Value(1) Beginning      10.00    10.93      14.54      15.28      14.51     10.472
 Accumulation Unit
 Value Ending            10.93    14.54      15.28      14.51     10.472     14.148
 Number of Units
 Outstanding at End of     551    8,063     39,791     73,617    109,377    107,578
 Year
T. Rowe Price Equity
Income
 Accumulation Unit
 Value(1) Beginning      10.00    10.78      11.02      12.29      12.29     10.533
 Accumulation Unit
 Value Ending            10.78    11.02      12.29      12.29     10.533     13.035
 Number of Units
 Outstanding at End of   6,696   33,427     48,566    116,370    165,238    165,668
 Year
T. Rowe Price
International Stock
 Accumulation Unit
 Value(1) Beginning      10.00    10.77      14.16      11.47       8.80      7.091
 Accumulation Unit
 Value Ending            10.77    14.16      11.47       8.80      7.091      9.127
 Number of Units
 Outstanding at End of   2,055   14,390     86,395    336,806     97,272     82,750
 Year
T. Rowe Price Mid-Cap
Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.50      14.03      14.86      14.51     11.271
 Accumulation Unit
 Value Ending            11.50    14.03      14.86      14.51     11.271     15.381
 Number of Units
 Outstanding at End of   5,872   16,853     68,062     53,877    108,750    142,769
 Year
T. Rowe Price New
America Growth (5)
 Accumulation Unit
 Value(1) Beginning      10.00    11.24      12.50      11.02       9.57      6.768
 Accumulation Unit
 Value Ending            11.24    12.50      11.02       9.57      6.768      9.017
 Number of Units
 Outstanding at End of   1,518   13,132     10,615      9,800     16,062     46,767
 Year
Van Kampen LIT
Aggressive Growth (2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --         --         --
 Accumulation Unit
 Value Ending               --       --         --         --         --         --
 Number of Units
 Outstanding at End of      --       --         --         --         --         --
 Year
Van Kampen LIT Growth
& Income
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      8.155
 Accumulation Unit
 Value Ending               --       --         --         --      8.155     10.267
 Number of Units
 Outstanding at End of      --       --         --         --     14,438     76,415
 Year
Van Kampen UIF U.S.
Mid Cap Value (6)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --         --         --
 Accumulation Unit
 Value Ending               --       --         --         --         --         --
 Number of Units
 Outstanding at End of      --       --         --         --         --         --
 Year

(1)  Accumulation unit value: unit of measure used to calculate the value or a
     Contract Owner's interest in a Subaccount for any Valuation Period. An
     Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the
     Contract Administration Charge, and Administrative Expense Charge. The
     beginning value for 1998 reflects the Accumulation Unit Value as of August
     17, 1998, the effective date of the Registration statement for this
     Contract.

(2)  Effective 4/30/04, the LSA Balanced Fund, LSA Basic Value Fund, LSA
     Emerging Growth Equity Fund and LSA Value Equity Fund were merged into the
     PAVIT OpCap Balanced Portfolio, AIM V.I. Basic Value Fund - Series I, Van
     Kampen LIT Aggressive Growth Portfolio, Class II and Salomon Brothers
     Variable Investors Fund - Class I, respectively. Accordingly, on 4/30/04, we transferred the value of the LSA Balance Variable Sub-Account, LSA Basic
     Value Variable Sub-Account, LSA Emerging Growth Equity Variable Sub-Account
     and LSA Value Equity Variable Sub-Account to the PAVIT OpCap Balanced
     Variable Sub-Account, AIM V.I. Basic Value Variable Sub-Account, Van Kampen
     LIT Aggressive Growth Variable Sub-Account and Salomon Brothers Variable
     Investors Variable Sub-Account, respectively.

(3)  Effective 5/1/04 the Janus Aspen Series International Value Portfolio -
     Service Shares changed its name to the Janus Aspen Foreign Stock Portfolio
     - Service Shares. We have made a corresponding change in the name of the
     Variable Sub-Account that invests in this Portfolio.

(4)  Effective 9/27/02, STI International Equity Fund is no longer available for new investments.

(5)  Effective 5/1/04, the T. Rowe Price Mid-Cap Growth Portfolio is no longer available for new investments. If you are currently invested in the T. Rowe
     Price Mid-Cap Growth Sub-Account you may continue your investment. If you are currently enrolled in one of our automatic transaction programs, such as Portfolio Rebalancing or Dollar Cost Averaging, we will continue to effect automatic transactions to the Sub-Account in accordance with that program.

(6)  Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap
     Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value
     Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Diversified Mid-Cap Growth Variable Sub-Account to the Van Kampen
     UIF U.S. Mid Cap Value Sub-Account.

(7)  Effective 5/1/04, the PIMCO VIT Foreign Bond Portfolio - Administrative
     Shares changed its name to PIMCO VIT Foreign Bond Portfolio (U.S.
     Dollar-Hedged) - Administrative Shares. We have made a corresponding change in the name of the Variable Sub-Account that invests in this Portfolio.

A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.

                                  45 PROSPECTUS

APPENDIX B

                    ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:      $ 40,000.00
Guarantee Period:      5 Years
Guaranteed Interest
Rate:                  5% Annual Effective Rate
5-year Treasury Rate
at Time of Purchase
Payment:               6%

The following examples illustrate how the Market Value Adjustment affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the "Summary of Expenses." In these examples, the withdrawal occurs one year after the Issue Date. The Market Value Adjustment operates in a similar manner for transfers.

Assuming that the entire $40,000.00 Purchase Payment is allocated to the
Guaranteed Maturity Fixed Account for the Guarantee Period specified above, at the end of the five-year Guarantee Period the Contract Value would be
$51,051.26. After one year, when the withdrawals occur in these examples, the
Contract Value would be $42,000.00. We have assumed that no prior partial withdrawals or transfers have occurred.

The formula that we use to determine the amount of the Market Value Adjustment is:

..9 x (I - J) x N

where: I = the Treasury Rate for a maturity equal to the relevant Guarantee
Period for the week preceding the beginning of the Guarantee Period;

J = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding our receipt of your withdrawal request, death benefit request, transfer request, or annuity option request; and

N = the number of whole and partial years from the date we receive your request until the end of the relevant Guarantee Period.

We will base the Market Value Adjustment on the current Treasury Rate for a maturity corresponding in length to the relevant Guarantee Period.

EXAMPLE OF A DOWNWARD MARKET VALUE ADJUSTMENT

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment, such that the five-year Treasury
Rate is now 6.5%. Upon a withdrawal, the market value adjustment factor would be:

..9 x (.06 - .065) x 4 = -.0180

The Market Value Adjustment is a reduction of $756.00 from the amount withdrawn:

$ - 756.00 = -.0180 x $42,000.00

As a result, the net amount payable to you would be:

$41,244.00 = $42,000.00 - $756.00

EXAMPLE OF AN UPWARD MARKET VALUE ADJUSTMENT

An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year after the Purchase Payment, such that the five-year Treasury Rate is now 5.5%.
Upon a withdrawal, the market value adjustment factor would be:

..9 x (.06 - .055) x 4 = .0180 /(1)/

The Market Value Adjustment would increase the amount withdrawn by $756.00, as follows:

$756.00 = .0180 x $42,000.00

As a result, the net amount payable to you would be:

$42,756.00 = $42,000.00 + $756.00

(1)  Actual calculation utilizes ten decimal places.

EXAMPLE OF A PARTIAL WITHDRAWAL

If you request a partial withdrawal from a Guarantee Period, we can either (1)
withdraw the specified amount of Contract Value and pay you that amount as adjusted by any applicable Market Value Adjustment or (2) pay you the amount requested, and subtract an amount from your Contract Value that equals the requested amount after application of the Market Value Adjustment. Unless you instruct us otherwise, when you request a partial withdrawal we will assume that you wish to receive the amount requested. We will make the necessary calculations and on your request provide you with a statement showing our calculations.

                                  46 PROSPECTUS

For example, if in the first example you wished to receive $20,000 as a partial withdrawal, we would perform the following calculations

let:     A = the amount to be withdrawn from your Contract Value; and

         B = the amount of the applicable Market Value Adjustment

Then   A+B = $20,000 - .0180 x A = B

         A = $20,000/(1-.0180) = $20,366.60

:
Accordingly, we would pay you $20,000 and subtract $20,366.60 from your Contract
Value. The Market Value Adjustment would be a subtractiion of $366.60

If, however, in the same example, you wished to withdraw $20,000 from your
Contract Value and receive the adjusted amount, we would perform the following calculations:

let:           A = the amount to be paid to you; and

               B = the amount of the applicable Market Value Adjustment

Then $20,000 + B = A - .0180 x $20,000 = -$360.00 = B

and            A = $20,000 - $360.00 = $19,640.00

Accordingly, we would pay you $19,640.00 and subtract $20,000 from your Contract
Value. The Market Value Adjustment would be a subtraction of $360.00

                                  47 PROSPECTUS

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees                $0
Cost of printing and engraving   $1,740.00
Legal fees                       $0
Accounting fees                  $6,600.00
Mailing fees                     $2,375.00

Item 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Articles of Incorporation of Lincoln Benefit Life Company (Registrant)
provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company.  This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.

In connection with its acquisition of Lincoln Benefit Life Company, Resolution
Life Inc. may acquire directors and officers insurance, which may include indemnification for liability arising under the Securities Act of 1933.

Insofar as indemnification for liability arising under the Securities Act of
1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the even that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Not Applicable

Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

16(a)

Exh. No.   Description

1          Form of Principal Underwriting Agreement. Incorporated herein by reference to Post-Effective Amendment to Form N-4 for Lincoln
           Benefit Life Variable Annuity Account (File No. 333-50545,
           811-07924) filed January 28, 1999
1(a)       Amended and Restated Principal Underwriting Agreement by and between
           Lincoln Benefit Life Company and Allstate Distributors, LLC,
           effective April 1, 2014.  Filed herewith.
3(i)       Amended and Restated Articles of Incorporation of Lincoln Benefit
           Life Company dated September 26, 2000. Incorporated herein by reference to Exhibit 3(i) to Lincoln Benefit Life Company's Quarterly
           Report on Form 10-Q for quarter ended March 31, 2002. (SEC File
           No. 333-111553)
3(ii)      Amended and Restated By-Laws of Lincoln Benefit Life Company
           effective March 10, 2006. Incorporated herein by reference to
           Exhibit 3.2 to Lincoln Benefit Life Company's Quarterly Report on
           Form 10-Q for the quarter ended March 31, 2006. (SEC File
           No. 333-111553)
4(a)       Form of Variable Annuity Contract. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life
           Variable Annuity Account (File No. 333-82427, 811-07924)filed
           July 8, 1999
4(b)       Form of Application. Incorporated herein by reference to
           Registration Statement on Form N-4 for Lincoln Benefit Life Variable
           Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999
5(a)       Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Post-Effective Amendment to Form S-3 on
           Form S-1 for Lincoln Benefit Life Variable Annuity Account (File
           No. 333-88045) filed April 6,2000.
5(b)       Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Registrant's Form S-3 Registration
           Statement (File No. 333-158181) dated March 24, 2009.
5(c)       Opinion and Consent of Counsel regarding legality. (Incorporated by reference to Registrant's Form S-1 Registration Statement
           (File No. 333-180371) dated March 27, 2012)
8          None
9          None
10         Material Contracts
10.1       Form of Investment Management Agreement among Allstate
           Investments, LLC, Allstate Insurance Company, The Allstate
           Corporation and certain affiliates effective January 1, 2007.
           Incorporated herein by reference to Exhibit 10.12 to Allstate
           Life Insurance Company's Annual Report on Form 10-K for 2007.
           (SEC File No. 000-31248)
10.2       Form of Tax Sharing Agreement by and among The Allstate
           Corporation and certain affiliates dated as of November 12, 1996.
           Incorporated herein by reference to Exhibit 10.24 to Allstate
           Life Insurance Company's Annual Report on Form 10-K for 2007.
           (SEC File No. 000-31248)
10.3       Supplemental Intercompany Tax Sharing Agreement between Allstate
           Life Insurance Company and Lincoln Benefit Life Company effective
           December 21, 2000. Incorporated herein by reference to Exhibit 10.3 to Lincoln Benefit Life Company's Annual Report on Form 10-K
           for the year ended December 31, 2008. (SEC File No. 333-111553)
10.4       Form of Amended and Restated Service and Expense Agreement
           between Allstate Insurance Company, The Allstate Corporation and
           certain affiliates effective January 1, 2004. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company's
           Annual Report on Form 10-K for 2007. (SEC File No. 000-31248)
10.5       Form of Amendment No. 1 effective January 1, 2009 to Amended and
           Restated Service and Expense Agreement between Allstate Insurance
           Company, The Allstate Corporation and certain affiliates dated as of January 1, 2004. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company's Current Report on Form 8-K
           filed February 17, 2010. (SEC File No. 000-31248)
10.6       Letter Agreement among Allstate Insurance Company, The Allstate
           Corporation and certain affiliates, including Lincoln
           Benefit Life Company, effective December 1, 2007. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance
           Company's Current Report on Form 8-K filed May 23, 2008.
           (SEC File No. 000-31248)
10.7       Administrative Services Agreement between Lincoln Benefit Life
           Company and Allstate Life Insurance Company effective June 1, 2006.
           Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit
           Life Company's Quarterly Report on Form 10-Q for the quarter ended
           June 30, 2006. (SEC File No. 333-111553)
10.8       Principal Underwriting Agreement by and among Lincoln Benefit Life
           Company and Allstate Distributors, LLC (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011)
           effective November 25, 1998. (Variable Universal Life Account).
           Incorporated herein by reference to Exhibit 10.6 to Lincoln Benefit
           Life Company's Quarterly Report on Form 10-Q for quarter ended
           June 30, 2002. (SEC File No. 333-66452)
10.9       Amended and Restated Principal Underwriting Agreement between
           Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS,
           Inc. merged with and into Allstate Distributors, LLC effective
           September 1, 2011) effective June 1, 2006. Incorporated
           herein by reference to Exhibit 10.1 to Lincoln Benefit Life
           Company's Current Report on Form 8-K filed December 20, 2007.
           (SEC File No. 333-111553)
10.10      Selling Agreement between Lincoln Benefit Life Company, Allstate
           Distributors, LLC (ALFS, Inc., f/k/a Allstate Financial Services,
           Inc., merged with and into Allstate Distributors, LLC effective
           September 1, 2011) and Allstate Financial Services, LLC (f/k/a LSA
           Securities, Inc.) effective August 2, 1999. Incorporated herein by reference to Exhibit 10.8 to Allstate Life Insurance Company's Annual
           Report on Form 10-K for 2003. (SEC File No. 000-31248)
10.11      Coinsurance Agreement between Allstate Life Insurance Company and
           Lincoln Benefit Life Company, effective December 31, 2001.
           Incorporated herein by reference to Exhibit 10.11 to Lincoln Benefit
           Life Company's Quarterly Report on Form 10-Q for quarter ended
           June 30, 2002. (SEC File No. 333-66452)
10.12      Modified Coinsurance Agreement between Allstate Life Insurance
           Company and Lincoln Benefit Life Company, effective December 31,
           2001. Incorporated herein by reference to Exhibit 10.12 to Lincoln
           Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-111553)
10.13      Modified Coinsurance Agreement between Allstate Life Insurance
           Company and Lincoln Benefit Life Company, effective December 31,
           2001. Incorporated herein by reference to Exhibit 10.13 to Lincoln
           Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-66452)
10.14      Intercompany Loan Agreement between The Allstate Corporation,
           Allstate Life Insurance Company, Lincoln Benefit Life Company and
           other certain subsidiaries of The Allstate Corporation dated
           February 1, 1996. Incorporated herein by reference to Exhibit 10.24 of Allstate Life Insurance Company's Annual Report on Form 10-K for
           2006. (SEC File No. 000-31248)
10.15      Form of Service Agreement between Lincoln Benefit Life Company and
           Allstate Assignment Company effective June 25, 2001. Incorporated herein by reference to Exhibit 10.22 of Lincoln Benefit Life
           Company's Annual Report on Form 10-K for 2007. (SEC File
           No. 333-111553)
10.16      First Amendment dated December 1, 2007 to Service Agreement between
           Lincoln Benefit Life Company and Allstate Assignment Company dated as of June 25, 2001. Incorporated herein by reference to Exhibit 10.23 of Lincoln Benefit Life Company's Annual Report on Form 10-K for
           2007. (SEC File No.333-111553)
10.17      Agreement for the Settlement of State and Local Tax Credits among
           Allstate Insurance Company and certain affiliates effective
           January 1, 2007. Incorporated herein by reference to Exhibit 10.1 to
           Lincoln Benefit Life Company's Current Report on Form 8-K filed
           February 21, 2008. (SEC File No. 333-111553)
10.18      Administrative Services Agreement between Allstate Distributors, LLC,
           (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) Allstate Life Insurance Company, Lincoln
           Benefit Life Company and Charter National Life Insurance Company
           effective January 1, 2000. Incorporated herein by reference to
           Exhibit 10.22 to Lincoln Benefit Life Company's Annual Report on
           Form 10-K for the year ended December 31, 2008. (SEC File
           No. 333-111553)
10.19      Assignment & Delegation of Administrative Services Agreements,
           Underwriting Agreements, and Selling Agreements entered into as of
           September 1, 2011 between ALFS, Inc., Allstate Life Insurance
           Company, Allstate Life Insurance Company of New York, Allstate
           Distributors, LLC, Charter National Life Insurance Company,
           Intramerica Life Insurance Company, Allstate Financial Services, LLC,
           and Lincoln Benefit Life Company. Incorporated herein by reference to
           Exhibit 10.1 to Allstate Life Insurance Company's Current Report on
           Form 8-K filed September 1, 2011. (SEC File No. 000-31248)
10.20      Reinsurance Agreement between Lincoln Benefit Life Company and
           Lincoln Benefit Reinsurance Company effective September 30, 2012,
           Incorporated herein by reference to Exhibit 10.1 to Allstate Life
           Insurance Company's Current Report on Form 8-K filed October 3, 2012.
           (SEC File No. 000-31248)
10.21      Recapture Agreement between Allstate Life Insurance Company
           ("ALIC") and Lincoln Benefit Life Company ("LBL"),
           effective September 30, 2012. Incorporated herein by reference to
           Lincoln Benefit Life Company's Form S-1 Post-Effective Amendment
           No. 1 to Registration Statement filed on April 3, 2013.(SEC File
           No. 333-180373)
10.22      Voluntary Separation Agreement and Release by and between Allstate
           Insurance Company and Anurag Chandra, dated October 17, 2013. Filed herewith.
10.23      Voluntary Separation Agreement and Release by and between Allstate
           Insurance Company and Lawrence W. Dahl, dated August 1, 2013. Filed herewith.
10.24      Administrative Services Agreement by and between Lincoln Benefit
           Life Company and Allstate Life Insurance Company, effective April 1,
           2014.  Filed herewith.
10.25      Amended and Restated Reinsurance Agreement by and between Lincoln
           Benefit Life Company and Allstate Life Insurance Company, effective
           April 1, 2014.  Filed herewith.
10.26      Partial Commutation Agreement by and between Allstate Life Insurance
           Company and Lincoln Benefit Life Company, effective April 1, 2014.
           Filed herewith.
11         None
12         None
15         Not applicable.
16         Letter re: change in certifying accountant.  Not applicable.
21         Subsidiaries of the registrant.  Not applicable.
23         Consent of Independent Registered Public Accounting Firm. Filed
           herewith.
24         Powers of Attorney for Richard Carbone, Clive Cowdery, Ann Frohman,
           Jon Hack, Robert Stein and Grace Vandecruze. Filed herewith.
25         None
26         None
99         Experts. Filed herewith.

Exhibit List for XBRL Docs:

101.INS    XBRL Instance Document

101.SCH    XBRL Taxonomy Extension Schema

101.CAL    XBRL Taxonomy Extension Calculation Linkbase

101.DEF    XBRL Taxonomy Extension Definition Linkbase

101.LAB    XBRL Taxonomy Extension Label Linkbase

101.PRE    XBRL Taxonomy Extension Presentation Linkbase

16(b)      Financial statement schedules required by Regulation S-X (17 CFR Part
           210) and Item 11(e) of Form S-1 are included in Part I.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee"
table in the effective registration statement.

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of
1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on
Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the
Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted in directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has
duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York in the State of
New York on April 4, 2014.

                                             LINCOLN BENEFIT LIFE COMPANY
                                             (Registrant)

                                             By:  /s/ W. Weldon Wilson
                                                  ------------------------------
                                                  W. Weldon Wilson
                                                  Director, Chief Executive
                                                  Officer and Secretary

Pursuant to the Securities Act of 1933, this Registration Statement has been signed below by the following directors and principal officers of Lincoln
Benefit Life Company in the capacities indicated on the 4th day of April, 2014.

(Signature)            (Title)
-----------            -------

*/ Richard Carbone     Director
--------------------
Richard Carbone

*/ Clive Cowdery       Director
--------------------
Clive Cowdery

*/ Ann Frohman         Director
--------------------
Ann Frohman

*/ Jon Hack            Director
--------------------
Jon Hack

*/ Robert Stein        Director
--------------------
Robert Stein

*/ Grace Vandecruze    Director
--------------------
Grace Vandecruze

/s/ W. Weldon Wilson   Director, Chief Executive Officer and Secretary
--------------------   (principal executive officer)
W. Weldon Wilson

/s/ Robyn Wyatt        Chief Financial Officer, Treasurer and Executive
--------------------   Vice President (principal financial officer and
Robyn Wyatt            principal accounting officer)

* By Robyn Wyatt, pursuant to Power of Attorney

                                    EXHIBITS

Exhibit No.   Description
-----------   -----------
1(a)          Amended and Restated Principal Underwriting Agreement by and
              between Lincoln Benefit Life Company and Allstate Distributors,
              LLC, effective April 1, 2014.

10.22         Voluntary Separation Agreement and Release by and between Allstate
              Insurance Company and Anurag Chandra, dated October 17, 2013.

10.23         Voluntary Separation Agreement and Release by and between Allstate
              Insurance Company and Lawrence W. Dahl, dated August 1, 2013.

10.24         Administrative Services Agreement by and between Lincoln Benefit
              Life Company and Allstate Life Insurance Company, effective
              April 1, 2014.

10.25         Amended and Restated Reinsurance Agreement by and between Lincoln
              Benefit Life Company and Allstate Life Insurance Company,
              effective April 1, 2014.

10.26         Partial Commutation Agreement by and between Allstate Life
              Insurance Company and Lincoln Benefit Life Company, effective
              April 1, 2014.

23            Consent of Independent Registered Public Accounting Firm

24            Powers of Attorney for Richard Carbone, Clive Cowdery,
              Ann Frohman, Jon Hack, Robert Stein and Grace Vandecruze.

99            Experts

101.INS XBRL Instance Document

101.SCH XBRL Taxonomy Extension Schema

101.CAL XBRL Taxonomy Extension Calculation Linkbase

101.DEF XBRL Taxonomy Extension Definition Linkbase

101.LAB XBRL Taxonomy Extension Label Linkbase

101.PRE XBRL Taxonomy Extension Presentation Linkbase